Exhibit 4.5

EXECUTION VERSION

BANC OF AMERICA MERRILL LYNCH LARGE LOAN, INC.

as Depositor,

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Servicer,

AEGON USA REALTY ADVISORS, LLC

as Special Servicer

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Certificate Administrator and Custodian

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

TRUST AND SERVICING AGREEMENT

Dated as of August 17, 2016

Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR

EXECUTION VERSION

EXHIBITS

Exhibit A-1	Form of Class A Certificates

Exhibit A-2	Form of Class B Certificates

Exhibit A-3	Form of Class C Certificates

Exhibit A-4	Form of Class D Certificates

Exhibit A-5	Form of Class E Certificates

v

Exhibit A-6	[Reserved]

Exhibit A-7	Form of Class X-A Certificates

Exhibit A-8	Form of Class X-B Certificates

Exhibit A-9	Form of Class R Certificates

Exhibit B	Form of Request for Release

Exhibit C	Form of Transfer Certificate for Rule 144A Global Certificate to Temporary Regulation S Global Certificate

Exhibit D	Form of Transfer Certificate for Rule 144A Global Certificate to Regulation S Global Certificate

Exhibit E	Form of Transfer Certificate for Temporary Regulation S Global Certificate to Rule 144A Global Certificate during Restricted Period

Exhibit F	Form of Certification to be given by Beneficial Owner of Temporary Regulation S Global Certificate

Exhibit G	Form of Transfer Certificate for Non-Book Entry Certificate to Temporary Regulation S Global Certificate

Exhibit H	Form of Transfer Certificate for Non-Book Entry Certificate to Regulation S Global Certificate

Exhibit I	Form of Transfer Certificate for Non-Book Entry Certificate to Rule 144A Global Certificate

Exhibit J-1	Form of Investor Certification - Access to Information

Exhibit J-2	Form of Investor Certification - Access Solely to Distribution Date Statements

Exhibit J-3	Form of Investor Certification -Voting Rights

Exhibit J-4	Online Market Data Provider Certification

Exhibit K	Applicable Servicing Criteria

Exhibit L	Form of Certification for NRSROs

Exhibit M-1	Form of Transferee Affidavit

Exhibit M-2	Form of Transferor Letter

Exhibit M-3	Form of Certification (Relating to Securities Law and ERISA Matters) for Transfers of Class R Certificates

Exhibit M-4	Form of Investment Representation Letter

Exhibit N	Form of Distribution Date Statement

Exhibit O	Additional Form 10-D Disclosure

Exhibit P	Additional Form 10-K Disclosure

Exhibit Q	Form 8-K Disclosure Information

Exhibit R	Additional Disclosure Notification

Exhibit S	Initial Sub-Servicers
Exhibit T-1	Form of Certification to be Provided to Depositor by Servicer
Exhibit T-2	Form of Certification to be Provided to Depositor by Special Servicer
Exhibit T-3	Form of Certification to be Provided to Depositor by Certificate Administrator
Exhibit T-4	Form of Certification to be Provided to Depositor by Trustee

EXECUTION VERSION

THIS TRUST AND SERVICING AGREEMENT (“Agreement”) is dated as of August 17, 2016 among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee.

INTRODUCTORY STATEMENT

Terms not defined in this Introductory Statement shall have the meanings specified in Article I hereof.

Reference is made to that certain 10-year interest-only loan in the original amount of $450,000,000 (the “Mortgage Loan”) that was originated by Bank of America, N.A. (“BANA” or the “Lender”), pursuant to that certain Loan Agreement, dated as of July 11, 2016 (as the same may hereafter be amended, restated, supplemented or otherwise modified, the “Loan Agreement”), by and between International Square, L.P. (together with its successors and/or assigns under the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), the “Borrower”) and the Lender.

The Mortgage Loan is evidenced by four promissory notes in the name of BANA including (a) promissory note A-1 in the original amount of $166,700,000 (the “Trust A Note”), (b)  promissory note A-2 in the original amount of $60,000,000 (as the same may be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, the “Companion A-2 Note”), (c) promissory note A-3 in the original amount of $20,000,000 (as the same may be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, the “Companion A-3 Note”, together with the Companion A-2 Note, the “Companion Loan Notes” and together with the Trust A Note and the Companion A-2 Note, the “A Notes”) and (d) promissory note B in the original amount of $203,300,000 (the “Trust B Note”, and together with the Trust A Note, the “Trust Notes”).The Trust Notes and the Companion Loan Notes are collectively referred to herein as the “Notes” and, each, as a “Note”.

As of the Closing Date, the aggregate outstanding principal balance of the Trust Notes is $370,000,000 (the “Trust Loan”). The Trust Loan was sold and assigned by the Lender to the Depositor pursuant to a trust loan purchase and sale agreement, dated as of August 17, 2016 (the “Trust Loan Purchase Agreement”), between BANA and the Depositor. As of the Closing Date, the Companion Loan Notes are held by BANA. The rights of the Lender in respect of the Mortgage Loan are set forth in a co-lender agreement dated as of August 17, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Co-Lender Agreement”), between the holder of the Trust Notes and the holder of the Companion Loan Notes. From and after the Closing Date, the entire Mortgage Loan is to be serviced and administered in accordance with this Agreement.

As provided for herein, the Certificate Administrator shall elect or shall cause elections to be made to treat designated portions of the Trust Fund for federal income tax purposes as two separate real estate mortgage investment conduits (the “Upper-Tier REMIC” and the “Lower-Tier REMIC”, respectively). The Class A, Class X-A, Class X-B, Class B,

Class C, Class D and Class E Certificates will represent “regular interests” in the Upper-Tier REMIC. The Class LA, Class LB, Class LC, Class LD and Class LE Uncertificated Interests will represent “regular interests” in the Lower-Tier REMIC. The Class R Certificates will evidence the sole class of “residual interests” in each of the Upper-Tier REMIC and Lower-Tier REMIC for purposes of the REMIC Provisions under federal income tax law.

In exchange for the Trust Loan, the Trust will issue to or at the direction of the Depositor the Certificates, which in the aggregate will evidence the entire beneficial interest in the Trust Fund. The Trust Fund consists principally of the Trust Loan, the Loan Documents (exclusive of the rights of the Companion Loan Holders thereunder) and all payments under, and proceeds of, the Trust Loan following the Cut-off Date.

The Depositor intends to sell the Certificates in an offering exempt from the registration requirements of the federal securities laws.

UPPER-TIER REMIC

The Class A, Class X-A, Class X-B, Class B, Class C, Class D and Class E Certificates will evidence “regular interests” in the Upper-Tier REMIC created hereunder. The Class UT-R Interest will constitute the sole Class of “residual interests” in the Upper-Tier REMIC created hereunder, and will be evidenced by the Class R Certificates. The following table sets forth the class designation, the pass-through rate (the “Pass-Through Rate”) and the aggregate initial Certificate Balance (the “Initial Certificate Balance”) or aggregate initial Notional Amount (the “Initial Notional Amount”), as applicable, for each Class of Certificates (other than the Class R Certificates) and the Class UT-R Interest:

Class Designation	Initial Pass-Through Rate (per annum)	Initial Certificate Balance or Initial Notional Amount
Class A	2.8480%(1)	$166,700,000
Class X-A	0.8785%(2)	$166,700,000(3)
Class X-B	0.3265%(2)	$84,700,000(3)
Class B	3.1820%(1)	$50,800,000
Class C	3.7265%(4)	$33,900,000
Class D	3.7265%(4)	$53,600,000
Class E	3.7265%(4)	$65,000,000
Class UT-R	None(5)	None(5)

(1)	The Pass-Through Rate applicable to each of the Class A and Class B Certificates for each Distribution Date will be fixed at the related “Initial Pass-Through Rate” set forth in the table above.
(2)	The Pass-Through Rate for the Class X-A Certificates (the “Class X-A Pass-Through Rate”) for each Distribution Date will be a per annum rate equal to the Class X-A Strip Rate for such Distribution Date. The Pass-Through Rate for the Class X-B Certificates (the “Class X-B Pass-Through Rate”) for each Distribution Date will be a per annum rate equal to the weighted average of the respective Class X-B Strip Rates with respect to the Class X-B Components for (and weighted on the basis of the respective Notional Amounts of the Class X-B Components immediately prior to) such Distribution Date.

(3)

The Class X-A and Class X-B Certificates will not have Certificate Balances and will not be entitled to receive distributions of principal. Interest will accrue with respect to each such Class at the applicable Pass-Through Rate thereof on the applicable notional amount thereof. The notional amount of the Class X-A Certificates (the “Class X-A Notional Amount”) as of any date of determination will be equal to the then Certificate Balance of the Class A Certificates. The notional amount of the Class X-B Certificates (the “Class X-B Notional Amount”) as of any date of determination will be equal to the then aggregate of the Certificate Balances of the Class B and Class C Certificates. For purposes of this Agreement, the notional principal balance of the Class B Component will correspond to the principal balance of the Class B Certificates and the notional principal balance of the Class C Component will correspond to the principal balance of the Class C Certificates.

(4)	The Pass-Through Rate applicable to each of the Class C, Class D and Class E Certificates for each Distribution Date will be a per annum rate equal to the Adjusted Net Trust Note Rate for such Distribution Date.

(5)	The Class UT-R Interest (evidenced by the Class R Certificates) will not have a Certificate Balance or Notional Amount, will not bear interest and will not be entitled to distributions of Yield Maintenance Default Premiums. On each Distribution Date, any Available Funds remaining in the Upper-Tier Distribution Account, after all required distributions under this Agreement have been made to each other Class of Certificates and the Class LT-R Interest, will be distributed to the Holders of the Class R Certificates in respect of the Class UT-R Interest.

LOWER-TIER REMIC

The Class LA, Class LB, Class LC, Class LD and Class LE Uncertificated Interests will evidence “regular interests” in the Lower-Tier REMIC created hereunder. The Class LT-R Interest will constitute the sole Class of “residual interests” in the Lower-Tier REMIC created hereunder and will be evidenced by the Class R Certificates. The following table sets forth the initial Lower-Tier Principal Amounts and Pass-Through Rates for the Uncertificated Lower-Tier Interests and the Class LT-R Interest:

Class Designation	Pass-Through Rate	Initial Lower-Tier Principal Amount
Class LA	(1)	$ 166,700,000
Class LB	(1)	$ 50,800,000
Class LC	(1)	$ 33,900,000
Class LD	(1)	$ 53,600,000
Class LE	(1)	$ 65,000,000
Class LT-R	None(2)	None(2)

(1)	The Pass-Through Rate applicable to each of the Class LA, Class LB, Class LC, Class LD and Class LE Uncertificated Interests for each Distribution Date will be a per annum rate equal to the Adjusted Net Trust Note Rate for such Distribution Date.

(2)	The Class LT-R Interest (evidenced by the Class R Certificates) will not have a Certificate Balance or Notional Amount and will not bear interest and will not be entitled to distributions of Yield Maintenance Default Premiums. On each Distribution Date, any Available Funds remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Distribution Amount shall be distributed to the Holders of the Class R Certificates in respect of the Class LT-R Interest.

All covenants and agreements made by the Depositor herein are for the benefit and security of the Certificateholders and the Trustee as Holder of the Uncertificated Lower-Tier Interests. The Depositor, the Servicer, the Special Servicer, the Certificate Administrator and the Trustee are entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

W I T N E S S E T H  T H A T:

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1     Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings and such meanings shall be equally applicable to the singular and plural forms of such terms, as the context may require.

“17g-5 Information Provider”: The Certificate Administrator.

“17g-5 Information Provider’s Website”: The internet website of the 17g-5 Information Provider that will initially be located within the Certificate Administrator’s Website (www.ctslink.com), under the “NRSRO” tab or other applicable tab on the page relating to this transaction, access to which shall be limited to (i) the Rating Agencies and (ii) other NRSROs who have provided an NRSRO Certification. A link to the 17g-5 Information Provider’s Website shall be provided on the Depositor’s website at http://www.structuredfn.com or such other website as the Depositor may notify the parties hereto in writing.

“Acceptable Insurance Default”: Any default arising when the Loan Documents require that the Borrower shall maintain all risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Accepted Servicing Practices, that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates) or (ii) such insurance is not available at any rate. In making this determination, the Special Servicer, to the extent consistent with the Accepted Servicing Practices, may rely on the opinion of an insurance consultant.

“A Notes”: As defined in the Introductory Statement hereto.

“Accepted Servicing Practices”: As defined in Section 3.1.

“Acquisition Date”: The date upon which, under the Code (and in particular the REMIC Provisions and Section 856(e) of the Code), the Trust Fund is deemed to have acquired the Property.

“Act”: The Securities Act of 1933, as it may be amended from time to time.

“Additional Disclosure Notification”: The form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information which is attached to this Agreement as Exhibit R.

“Additional Form 10-D Disclosure” The information described in the Form 10-D items set forth under the “Item on Form 10-D” column on Exhibit O hereto.

“Additional Form 10-K Disclosure” The information described in the Form 10-K items set forth under the “Item on Form 10-K” column on Exhibit P hereto.

“Additional Servicer”: Each Affiliate of the Servicer or the Special Servicer that Services the Mortgage Loan and each Person who is not an Affiliate of the Servicer, other than the Special Servicer, who Services the Mortgage Loan as of any date of determination.

“Additional Servicing Compensation”: As defined in Section 3.17.

“Additional Special Servicing Compensation”: As defined in Section 3.17.

“Adjusted Net Trust Note Rate”: With respect to the Trust Loan (even if the Property becomes an REO Property) for any Distribution Date, the annualized rate at which interest would have to accrue in respect of the Trust Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest) in respect of the Trust Loan at a per annum rate equal to the Net Trust Note Rate during the Loan Interest Accrual Period that ends in the calendar month in which such Distribution Date occurs; provided that: (i) the Adjusted Net Trust Note Rate for the Distribution Dates in January and February in any year which is not a leap year and in February in any year which is a leap year (unless, in any such case, such Distribution Date is the final Distribution Date) shall be determined based on the “aggregate amount of interest actually accrued,” as referred to above in this sentence, being net of the related Withheld Amounts; (ii) the Adjusted Net Trust Note Rate for the Distribution Date in March (or, if it is the final Distribution Date, the Distribution Date in February) of any year shall be determined based on the “aggregate amount of interest actually accrued,” as referred to above in this sentence, including any such Withheld Amounts; and (iii) in all cases, the Adjusted Net Trust Note Rate shall be determined without regard to any modification, waiver or amendment of the terms of the Trust Loan, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Borrower or otherwise, and without regard to the Property becoming an REO Property.

“Administrative Advances”: As defined in Section 3.23(b).

“Administrative Fee Rate”: A per annum rate equal to the sum of the Servicing Fee Rate, the Trustee/Certificate Administrator Fee Rate and the CREFC® Licensing Fee Rate.

“Advance”: Any Administrative Advance, Monthly Payment Advance or any Property Protection Advance.

“Advance Rate”: As defined in Section 3.23(d).

“Adverse REMIC Event”: As defined in Section 12.1(j).

“Affiliate”: With respect to any specified Person, any other Person, directly or indirectly, controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing. The Trustee and the Certificate Administrator, each may obtain and rely upon an Officer’s Certificate of the Servicer, the Special Servicer, the Trustee (in the case of the Certificate Administrator), the Certificate Administrator (in the case of the Trustee) or the Depositor, as applicable, to determine whether any Person is an Affiliate of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Depositor.

“Affiliate Ethical Wall”: Reasonable policies and procedures to be maintained by an Affiliate of the Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, taking into account the nature of its business, to ensure (1) that such Affiliate will not obtain Confidential Information from the Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, and (2) that the Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, will not obtain information regarding Investments in the Certificates from such Affiliate. Under such policies and procedures maintained by such Affiliate, (i) policies and procedures restricting the flow of information exist, and shall be maintained by such Affiliate, between such Affiliate, on the one hand and the Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, on the other; (ii) such policies and procedures restricting the flow of information operate in both directions so as to include (a) policies and procedures against the disclosure of Confidential Information from the Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, to such Affiliate and (b) policies and procedures against the disclosure of information regarding Investments in Certificates from such Affiliate to the Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable; (iii) the senior management personnel of such Affiliate who have obtained Confidential Information in the course of their exercise of general managerial responsibilities may not participate in or use that information to influence Investment Decisions with respect to the Certificates, nor may they pass that information to others for use in such activities; and (iv) such senior management personnel who have obtained information regarding Investments in the course of their exercise of general managerial responsibilities may not use that information to influence servicing recommendations.

“Agreement”: This Trust and Servicing Agreement (including all exhibits hereto) and all amendments and supplements hereto.

“Annual Budget”: As defined in the Loan Agreement.

“Applicable Law”: As defined in Section 8.2(d).

“Applicable S&P Permitted Investment Rating”: (a) In the case of such investments with maturities of sixty (60) days or less, the short-term debt obligations of which are rated at least “A-1” by S&P and (b) in the case of such investments with maturities of 365 days or less, but more than sixty (60) days, the debt obligations of which are rated at least “A-1+”, “AA-” or “AAAm” by S&P, as applicable.

“Applicable Servicing Criteria”: With respect to the Servicer, the Special Servicer or any Servicing Function Participant, the Servicing Criteria applicable to it, as set forth on Exhibit K attached hereto. For clarification purposes, multiple parties can have responsibility for the same Applicable Servicing Criteria and with respect to a Servicing Function Participant engaged by the Servicer or the Special Servicer, the term “Applicable Servicing Criteria” may refer to a portion of the Applicable Servicing Criteria applicable to the Servicer or the Special Servicer, as the case may be.

“Applied Realized Loss Amount”: All amounts applied to reduce the Certificate Balance of a Class of Sequential Pay Certificates or the Lower-Tier Principal Balance of an Uncertificated Lower-Tier Interest, as applicable, in respect of Realized Losses pursuant to Section 4.1(g).

“Appraisal”: With respect to the Property or any REO Property, an appraisal of the Property or REO Property, conducted by an Independent Appraiser in accordance with the standards of the Appraisal Institute by an Independent Appraiser and certified by such Independent Appraiser as having been prepared in accordance with the requirements of the Standards of Professional Practice of the Appraisal Institute with an “MAI” designation and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, as well as the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended; provided that after an initial “Appraisal” has been obtained pursuant to the terms of this Agreement, an update of such initial Appraisal shall be considered an “Appraisal” hereunder for all purposes if such original appraisal was performed within the previous 18 months. All Appraisals (and updates thereof) obtained pursuant to the terms of this Agreement shall include a valuation using the “income capitalization – discounted cash flow approach” and set forth the discount rate and terminal capitalization rate utilized by the Independent Appraiser. All calculations under this Agreement requiring that a “value” or “appraised value” be used with respect to the Property or any REO Property (as applicable) shall use the most recently determined appraised value set forth in an Appraisal (or update thereof) unless a different valuation is specifically required (such as the appraised value of the Property at origination). For purposes of determining an Appraisal Reduction Amount, the appraised value (as determined by an updated Appraisal obtained pursuant to Section 3.7) of the Property will be determined on an “as-is” basis.

“Appraisal Reduction Amount”: As of any date of determination, subject to Section 3.7(e) of this Agreement, an amount equal to the excess of (i) the outstanding principal balance of the Mortgage Loan on such date plus the sum of (a) all accrued and unpaid interest on the each Note at the applicable Note Rate, (b) all unreimbursed Administrative Advances and Property Protection Advances and interest on all Advances at the Advance Rate in respect of the Mortgage Loan or Property and interest on all Companion Loan Advances under any Other Pooling and Servicing Agreement, (c) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, leasehold rents, due and unpaid in respect of the Property (which taxes, premiums and other amounts have not been the subject of an Advance) and (d) to the extent not duplicative of amounts in clauses (b) or (c), all unpaid Trust Expenses then due under the Loan Agreement, over (ii) the sum of (x) 90% of the Appraised Value (as determined by an updated Appraisal) of the Property less the amount of any liens (exclusive of Permitted Encumbrances) on the Property senior to the lien of the Loan Documents, and (y) any escrows with respect to the Mortgage Loan, including for taxes and insurance premiums and leasehold rents, if any. The Trust Loan and the Companion Loans shall be treated as a single mortgage loan for purposes of calculating the Appraisal Reduction Amount. Appraisal Reduction Amount with respect to the Mortgage Loan shall be allocated, first, to the Trust B Note, up to the full outstanding principal balance thereof, and then to the A Notes, up to the full outstanding principal balance thereof. Any Appraisal Reduction Amount allocated to the A Notes will be allocated to the Trust A Note, the Companion A-2 Note and the Companion A-3 Note, on a pro rata and pari passu basis (based on their respective outstanding principal balances).

“Appraisal Reduction Event”: With respect to the Mortgage Loan, the earliest of (i) sixty (60) days after an uncured payment delinquency (other than a delinquency in respect of a Balloon Payment) occurs in respect of the Mortgage Loan, (ii) ninety (90) days after an uncured delinquency occurs in respect of the related Balloon Payment for the Mortgage Loan unless reasonable evidence is provided to the Servicer that a refinancing is anticipated within one hundred twenty (120) days after the Maturity Date of the Mortgage Loan, in which case one hundred twenty (120) days after such uncured delinquency, (iii) sixty (60) days after a reduction in the amount of scheduled monthly debt service payments, (iv) sixty (60) days after an extension of the Maturity Date of the Mortgage Loan (except for an extension within the time periods described in clause (ii) above), (v) immediately after a receiver has been appointed in respect of the Property on behalf of the Trust or any other creditor, (vi) immediately after the Borrower declares, or becomes the subject of, bankruptcy, insolvency or similar proceeding, admits in writing the inability to pay its debts as they come due or makes an assignment for the benefit of creditors, or (vii) immediately after the Property becomes a REO Property; provided that with respect to the Appraisal Reduction Event described in clause (i), to the extent that (x) the Borrower becomes current on its payment obligations with respect to the Mortgage Loan (including payment in full of (a) all accrued and unpaid interest (including accrued and unpaid Default Interest, if any, thereon) and (b) all Advances made by the Servicer and/or the Trustee and accrued interest thereon) and remains current for a period of twelve consecutive months and (y) an updated Appraisal shows that no Appraisal Reduction Amount exists, such Appraisal Reduction Event shall cease to exist.

“Asset Status Report”: As defined in Section 3.10(h).

“Assignment of Management Agreement”: As defined in the Loan Agreement.

“Assignment of TRS Agreement”: As defined in the Loan Agreement.

“Assignment of Mortgage”: An assignment of the Mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the Property is located to reflect of record the assignment of the Mortgage to the Trustee on behalf of the Trust Fund; provided, however, that the Trustee, the Certificate Administrator, the Servicer and the Special Servicer shall not be responsible for determining whether any such assignment is legally sufficient or in recordable form.

“Assumed Monthly Payment”: With respect to the Trust Loan or REO Trust Loan for the Maturity Date (if the Balloon Payment has not been received as of the immediately following Determination Date) and for any Assumed Payment Date (including during any period following a delinquency in the payment of the related Balloon Payment or the foreclosure of the Trust Loan or acceptance on behalf of the Trust Fund of a deed in lieu of foreclosure or comparable conversion of the Trust Loan), the aggregate interest deemed due on the Trust Loan for such Maturity Date or the Assumed Payment Date, as the case may be, equal to the Monthly Payment calculated by the Servicer for the Maturity Date or the Assumed Payment Date, as the case may be (excluding the related Balloon Payment and Default Interest), based on the Note Rate and the same interest accrual basis, if any, used to determine the Monthly Payment, in each case as such terms may have been modified, and such Maturity Date may have been extended, in connection with a bankruptcy or similar proceeding involving the Borrower or a modification, waiver or amendment granted or agreed to by the Servicer or the Special Servicer, as if the Trust Loan had not become due on the related Maturity Date and/or the Property had not become due on the Maturity Date or such foreclosure or acceptance of a deed-in-lieu of foreclosure or comparable conversion of the Trust Loan had not occurred.

“Assumed Payment Date”: With respect to the Trust Loan for any calendar month following a delinquency in the payment of a Balloon Payment or the foreclosure of the Mortgage Loan or acceptance on behalf of the Trust Fund and the Companion Loan Holders of a deed in lieu of foreclosure or comparable conversion of the Mortgage Loan, the date that would have been the Loan Payment Date in such calendar month if the Maturity Date or the foreclosure of the Mortgage Loan or acceptance on behalf of the Trust Fund and the Companion Loan Holders of a deed in lieu of foreclosure or comparable conversion of such Mortgage Loan had not occurred.

“Authenticating Agent”: As defined in Section 8.11(a).

“Available Funds”: On each Distribution Date, with respect to the Trust Loan (including without limitation any REO Trust Loan), will be equal to (i) all amounts allocable to interest on or principal, if any, of, and any other amounts required to be deposited into the Collection Account with respect to, the Mortgage Loan (other than Yield Maintenance Default Premiums) that were received during the Collection Period relating to such Distribution Date (including, without limitation, in the form of any Repurchase Price for the Trust Loan or Mortgage Loan Purchase Price for the Mortgage Loan, Net Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and Net Foreclosure Proceeds received by the Trust Fund), but not including any portion of such amounts distributed with respect to the Certificates on a prior Distribution Date and not including any Monthly Payments due on the Mortgage Loan after the end of the Collection Period relating to such Distribution Date, plus (ii) the Monthly Payment (other than any Balloon Payment) due on the Mortgage Loan, or any Assumed Monthly Payment deemed due on the Trust Loan, during the Collection Period relating to such Distribution Date, to the extent received after the end of such Collection Period but prior to the Remittance Date relating to such Distribution Date, plus (iii) any Monthly Payment due on the Mortgage Loan during the Collection Period relating to such Distribution Date, to the extent received prior to the commencement of such Collection Period, plus (iv) any Monthly Payment Advance or Compensating Interest Payment made with respect to the Trust Loan for such Distribution Date, plus (v) if such Distribution Date is the Distribution Date occurring in March of each year (or February, if such Distribution Date is the final Distribution Date), Withheld Amounts to be withdrawn from the Interest Reserve Account for such Distribution Date, minus (a) an amount equal to the applicable Withheld Amount in the case of any January Distribution Date occurring in a year that is not a leap year and each February Distribution Date (unless, in either case, such Distribution Date is the final Distribution Date), (b) the Available Funds Reduction Amount for such Distribution Date allocable to the Trust Loan and (c) any portion of such amounts that are required to be distributed to the Companion Loan Holders pursuant to the terms of the Co-Lender Agreement.

“Available Funds Reduction Amount”: As of each Distribution Date, all amounts withdrawn on the related Remittance Date or during the related Collection Period from the Collection Account pursuant to clauses (i) through (xi) of Section 3.4(c) of this Agreement or withdrawn on the related Remittance Date or Distribution Date from the Distribution Account pursuant to Section 3.5(b)(i) of this Agreement, and any CREFC® Licensing Fee paid out of any Monthly Payment Advance for the related Distribution Date,

“Balloon Payment”: With respect to the Mortgage Loan, the Trust Loan or the Companion Loans, the payment as applicable of the outstanding principal balance of the Mortgage Loan, Trust Loan or the Companion Loans, as applicable, together with all unpaid interest, due and payable on the Maturity Date or such other date on which the outstanding principal balance of the Mortgage Loan becomes due and payable, whether by declaration of acceleration, or otherwise.

“BANA”: As defined in the Introductory Statement hereto.

“Base Interest Fraction”: With respect to any principal prepayment on the Trust Loan as to which a Yield Maintenance Default Premium is collected and applied to the Trust Loan and with respect to any Class of Class A, Class B, Class C, Class D and Class E Certificates, a fraction calculated by the Certificate Administrator (a) whose numerator is the excess, if any, of (i) the Pass-Through Rate on such Class of Certificates, over (ii) the Discount Rate (as defined as “Period Treasury Yield” in the Loan Agreement and provided by the Servicer) used in calculating the Yield Maintenance Default Premium with respect to such principal prepayment and (b) whose denominator is the excess, if any, of (i) the Note Rate on the Trust Loan over (ii) the Discount Rate used in calculating the Yield Maintenance Default Premium with respect to such principal prepayment; provided, however, that (1) under no circumstances shall the Base Interest Fraction be greater than one or less than zero, (2) if the Discount Rate is greater than or equal to the Note Rate on the Trust Loan and is also greater than or equal to the Pass-Through Rate on such Class of Certificates, then the Base Interest Fraction shall be equal to zero, and (3) if the Discount Rate is greater than or equal to the Note Rate on the Trust Loan and is less than the Pass-Through Rate on such Class of Certificates, then the Base Interest Fraction shall equal one.

“Beneficial Owner”: With respect to a Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository). Each of the Depositor, the Trustee, the Certificate Administrator, the Special Servicer and the Servicer, as applicable, shall have the right to require, as a condition to acknowledging the status of any Person as a Beneficial Owner under this Agreement, that such Person provide an Investor Certification.

“Borrower”: As defined in the Introductory Statement hereto.

“Borrower Reimbursable Trust Expenses”: With respect to the Mortgage Loan, any and all costs, claims, liabilities and expenses in respect of which the Borrower is responsible for payment, either directly or through the indemnification of the Trust or another third party, pursuant to Section 17.6 of the Loan Agreement.

“Borrower Related Party”: Collectively, the Borrower, the Sponsor, and other Affiliate of the Borrower that is a party to the Loan Documents.

“Business Day”: Any day other than a Saturday, a Sunday and any other day on which (a) national banks in New York, New York, or (b) national banks in any city in which is located any of the places of business of the Certificate Administrator or the Trustee primarily responsible for the duties thereof under this Agreement, or (c) national banks in any city in which is located any of the places of business of the Servicer or the Special Servicer primarily responsible for the servicing duties thereof under this Agreement, or (d) the financial institution maintaining the Collection Account or any reserve account for or on behalf of the Servicer, or (e) the New York Stock Exchange or the Federal Reserve Bank of New York, is not open for business.

“Carryforward Principal Distribution Amount”: (i) For the initial Distribution Date, zero; and (ii) for any subsequent Distribution Date, the excess, if any, of (a) the sum of the Regular Principal Distribution Amounts for all Distribution Dates prior to the subject Distribution Date, over (b) the sum of all payments of principal made with respect to the Sequential Pay Certificates on all Distribution Dates prior to the subject Distribution Date.

“Cash Management Account”: As defined in the Loan Agreement.

“Cash Management Agreement”: As defined in the Loan Agreement.

“Casualty”: As defined in the Loan Agreement.

“CERCLA”: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Certificate”: Any of the BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR, issued and outstanding under this Agreement from time to time.

“Certificate Administrator”: Wells Fargo Bank, National Association, in its capacity as certificate administrator, or its successor in interest, or any successor certificate administrator appointed as herein provided.

“Certificate Administrator Personnel”: The divisions and individuals of the Certificate Administrator who are involved in the performance of the duties of the Certificate Administrator under this Agreement.

“Certificate Administrator’s Website”: The internet website of the Certificate Administrator, initially located at www.ctslink.com.

“Certificate Balance”: With respect to any outstanding Class of Sequential Pay Certificates at any date, an amount equal to the aggregate initial principal balance of such Class less the sum of (a) all amounts distributed to Holders of Certificates of such Class on all previous Distribution Dates and treated under this Agreement as allocable to principal and (b) the aggregate amount of Realized Losses allocated to such Class of Certificates, if any, pursuant to Section 4.1(g). With respect to any individual Certificate in any Class, the product of (x) the Percentage Interest represented by such Certificate multiplied by (y) the Certificate Balance of such Class.

“Certificate Interest Accrual Period”: With respect to each Class of Certificates (other than the Class R Certificates) for any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

“Certificate Register” and “Certificate Registrar”: The register maintained and the registrar appointed pursuant to Section 5.3(a).

“Certificateholder” or “Holder”: With respect to any Certificate, the person in whose name a Certificate is registered in the Certificate Register (provided that, solely for the purposes of providing, distributing or otherwise making available any reports, statements or other information pursuant to this Agreement, a Certificateholder shall include a Beneficial Owner of Certificates to the extent the Person providing, distributing or making such information available has received from such Beneficial Owner a written certification in the form provided for in this Agreement that such Person is a Beneficial Owner), except that solely for the purpose of giving any consent or taking any action pursuant to this Agreement, any Certificate held or beneficially owned by the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any Borrower Related Party, the Manager or any of their respective agents or sub-servicers (engaged with respect to the Trust) or respective Affiliates, or any affiliate or agent of the foregoing individuals or entities, will be deemed not to be outstanding and the Voting Rights to which they are entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, if an Affiliate of the Trustee, the Certificate Administrator, the Servicer or the Special Servicer has provided an Investor Certification (in the form included hereto as Exhibit J-3) in which it has certified as to the existence of an Affiliate Ethical Wall, then the foregoing restrictions shall not apply based solely on such affiliation; and provided, further, however, any Holder or Beneficial Owner of Controlling Class Certificates that is solely an affiliate of the Special Servicer (and is not, and is not an affiliate of, the Servicer, the Trustee, the Certificate Administrator, any Borrower Related Party, the Manager or any of their respective agents or sub-servicers (engaged with respect to the Trust) or respective Affiliates) shall not be required to provide, with respect to its Controlling Class Certificates, an Investor Certification certifying as to the existence of an Affiliate Ethical Wall solely based on such affiliation and the foregoing restrictions will not apply based solely on such affiliation. Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of this Agreement, any Certificate held or beneficially owned by the Servicer, the Special Servicer, the Trustee, the Certificate Administrator or any of their Affiliates will be deemed to be outstanding, provided that such amendment does not relate to the compensation of the Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable, or benefit the Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable, in its capacity as such or any of its Affiliates (other than solely in its capacity as a Certificateholder) in any material respect, in which case such Certificate will be deemed not to be outstanding. Further notwithstanding the foregoing, a Holder or Beneficial Owner of Controlling Class Certificates or the Controlling Class Representative will not be subject to the restrictions contained above in this definition of Certificateholder when exercising, and will not be prohibited from exercising, any appointment rights, consent rights, consultation rights, Voting Rights or any other rights it may have, solely in its capacity as a Holder or Beneficial Owner of Controlling Class Certificates or as Controlling Class Representative, under this Agreement, unless such Holder or Beneficial Owner of Controlling Class Certificates or the Controlling Class Representative is also the Servicer, the Trustee, the Certificate Administrator, any Borrower Related Party or the Manager, or any of their respective agents or sub-servicers (engaged with respect to the Trust) or respective Affiliates.

“Certifying Parties”: As defined in Section 13.11.

“Certifying Person”: As defined in Section 13.11.

 “Certifying Servicer”: As defined in Section 13.7.

“Class”: With respect to the Certificates, all of the Certificates bearing the same alphabetical designation, and each Uncertificated Lower-Tier Interest.

“Class A Certificate”: A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-1 hereto and designated as a Class A Certificate.

“Class A Component”: The component of the Class X-A Certificates corresponding to the Class A Certificates.

“Class A Pass-Through Rate”: The per annum rate set forth in the Introductory Statement hereto as the Pass-Through Rate with respect to the Class A Certificates.

“Class B Certificate”: A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-2 hereto and designated as a Class B Certificate.

“Class B Component”: The component of the Class X-B Certificates corresponding to the Class B Certificates.

“Class B Pass-Through Rate”: The per annum rate set forth in the Introductory Statement hereto as the Pass-Through Rate with respect to the Class B Certificates.

“Class C Certificate”: A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-3 hereto and designated as a Class C Certificate.

“Class C Component”: The component of the Class X-B Certificates corresponding to the Class C Certificates.

“Class C Pass-Through Rate”: The per annum rate set forth in the Introductory Statement hereto as the Pass-Through Rate with respect to the Class C Certificates.

“Class D Certificate”: A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-4 hereto and designated as a Class D Certificate.

“Class D Pass-Through Rate”: The per annum rate set forth in the Introductory Statement hereto as the Pass-Through Rate with respect to the Class D Certificates.

“Class E Certificate”: A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-5 hereto and designated as a Class E Certificate.

“Class E Pass-Through Rate”: The per annum rate set forth in the Introductory Statement hereto as the Pass-Through Rate with respect to the Class E Certificates.

“Class LA Uncertificated Interest”: A regular interest in the Lower-Tier REMIC, which has the designation “Class LA”, is held as an asset of the Upper-Tier REMIC and has the Initial Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Class LB Uncertificated Interest”: A regular interest in the Lower-Tier REMIC, which has the designation “Class LB”, is held as an asset of the Upper-Tier REMIC and has the Initial Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Class LC Uncertificated Interest”: A regular interest in the Lower-Tier REMIC, which has the designation “Class LC”, is held as an asset of the Upper-Tier REMIC and has the Initial Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Class LD Uncertificated Interest”: A regular interest in the Lower-Tier REMIC, which has the designation “Class LD”, is held as an asset of the Upper-Tier REMIC and has the Initial Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Class LE Uncertificated Interest”: A regular interest in the Lower-Tier REMIC, which has the designation “Class LE”, is held as an asset of the Upper-Tier REMIC and has the Initial Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Class LT-R Interest”: The residual interest in the Lower-Tier REMIC. The Class LT-R Interest will be represented by the Class R Certificates.

“Class R Certificates”: A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-9 hereto and designated as a Class R Certificate. The Class R Certificates have neither a Certificate Balance nor a Pass-Through Rate. The Class R Certificates will evidence the sole class of “residual interests” in the Upper-Tier REMIC and the Lower-Tier REMIC.

“Class UT-R Interest”: The residual interest in the Upper-Tier REMIC. The Class UT-R Interest will be represented by the Class R Certificates.

“Class X-A Certificates”: Each of the Certificates executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-7 and designated as a Class X-A Certificate.

“Class X-A Component”: The Class A Component.

“Class X-A Notional Amount”: As set forth in the Introductory Statement hereto.

“Class X-A Pass-Through Rate”: As set forth in the Introductory Statement hereto.

“Class X-A Strip Rate”: With respect to the Class X-A Component and any Distribution Date, a per annum rate equal to the excess, if any, of (i) the Adjusted Net Trust Note Rate for such Distribution Date over (ii) the Pass-Through Rate of the Class A Certificates.

“Class X-B Certificates”: Each of the Certificates executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-8 and designated as a Class X-B Certificate.

“Class X-B Component”: Each of the Class B Component and the Class C Component.

“Class X-B Notional Amount”: As set forth in the Introductory Statement hereto.

“Class X-B Pass-Through Rate”: As set forth in the Introductory Statement hereto.

“Class X-B Strip Rate”: With respect to each Class X-B Component and any Distribution Date, a per annum rate equal to the excess, if any, of (i) the Adjusted Net Trust Note Rate for such Distribution Date over (ii) the Pass-Through Rate of (a) the Class B Certificates, in the case of the Class B Component or (b) the Class C Certificates, in the case of the Class C Component.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be The Depository Trust Company.

“Clearstream”: As defined in Section 5.2(a).

“Closing Date”: August 17, 2016.

“Code”: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto in temporary or final form and any proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the Trust Fund.

“Collateral”: Collectively, whether now or hereafter acquired, (a) the Property and (b) any other asset subject to the security interests and liens of the Collateral Security Documents.

“Collateral Security Documents”: Any document or instrument given to secure or guaranty the Mortgage Loan, including without limitation, the Mortgage, as amended, supplemented, assigned, extended or otherwise modified from time to time.

“Collection Account”: As defined in Section 3.4(a).

“Collection Period”: With respect to any Distribution Date, the period commencing on the day immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs; provided that the first Collection Period will commence on the Closing Date and end on and include the Determination Date in September 2016.

“Companion Loan”: Each loan evidenced by a Companion Loan Note.

“Companion Loan Distribution Account”: As defined in Section 3.4(a).

“Companion Loan Note A-2”:  As defined in the Introductory Statement.

“Companion Loan Note A-3”:  As defined in the Introductory Statement.

“Companion Loan Notes”:  As defined in the Introductory Statement.

“Companion Loan Advance”: With respect to any Companion Loan when part of an Other Securitization Trust, any advance of delinquent scheduled payments with respect to such Companion Loan made by the master servicer or trustee, as applicable, with respect to such Other Securitization Trust.

“Companion Loan Holder”: The holder of any Companion Loan.

“Companion Loan Rating Agency”: With respect to any Companion Loan, any rating agency that was engaged by a participant in the securitization of any Companion Loan to assign a rating to the related Companion Loan Securities.

“Companion Loan Rating Agency Confirmation”: With respect to any matter involving the servicing and administration of any Companion Loan as to which any Companion

Loan Securities exist, confirmation in writing (which may be in electronic form) by each applicable Companion Loan Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then current rating assigned to any class of such Companion Loan Securities (if then rated by such Companion Loan Rating Agency); provided that upon receipt of a written waiver or other acknowledgment from a Companion Loan Rating Agency indicating its decision not to review or declining to review the matter for which the Companion Loan Rating Agency Confirmation is sought (such written notice, a “Companion Loan Rating Agency Declination”), or as otherwise provided in Section 3.27(c) of this Agreement, the requirement for the Companion Loan Rating Agency Confirmation from the applicable Companion Loan Rating Agency with respect to such matter shall not apply.

“Companion Loan Securities”: Any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an Other Securitization Trust, which assets include any Companion Loan (or a portion thereof or interest therein).

“Commission”: The Securities and Exchange Commission.

“Compensating Interest Payment”: Any payment required to be made by the Servicer pursuant to Section 3.26 of this Agreement to cover Prepayment Interest Shortfalls.

“Condemnation”: As defined in the Loan Agreement.

“Condemnation Proceeds”: The portion of the Net Proceeds relating to a Condemnation.

“Confidential Information”: With respect to the Trustee, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, all material non-public information obtained in the course of and as a result of such Person’s performance of its duties as the Trustee, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, with respect to the Mortgage Loan, the Borrower, the Sponsor and the Property, unless such information (i) was already in the possession of such Person prior to being disclosed to such Person, (ii) is or becomes available to such Person from a source other than its activities as the Trustee, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, or (iii) is or becomes generally available to the public other than as a result of a disclosure by Trustee Personnel, Certificate Administrator Personnel, Servicer Servicing Personnel or Special Servicer Servicing Personnel, as applicable.

“Consent Fees”: Any fees payable in connection with any request by the Borrower for lender consent pursuant to the express terms of the Loan Documents; provided that Consent Fees shall not include fees payable in connection with a consent to a modification, extension, waiver or amendment of any term of the Loan Documents.

“Controlling Class”: As of any time of determination, the Class E Certificates. No other Class of Certificates shall be eligible to act as the Controlling Class or appoint a Controlling Class Representative.

“Controlling Class Representative”: The Holder of the Controlling Class (or other representative) selected or designated, as applicable, in accordance with Section 9.1.

“Controlling Persons”: As defined in Section 6.3(a).

“Corporate Trust Office”: (a) With respect to the Certificate Administrator, the corporate trust office of the Certificate Administrator (i) for Certificate transfer purposes and presentment of the Certificates for final payment thereon, which office at the date of the execution of this Agreement is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services BAMLL 2016-ISQR and (ii) for all other purposes, which office at the date of the execution of this Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services–BAMLL 2016-ISQR, and (b) with respect to the Trustee, the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CMBS Trustee BAMLL 2016-ISQR.

“CREFC®”: The Commercial Real Estate Finance Council, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, “CREFC®” will be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, “CREFC®” will be deemed to refer to such other association or organization as will be reasonably acceptable to the Servicer, the Special Servicer, the Trustee and the Certificate Administrator.

“CREFC® Advance Recovery Report”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Advance Recovery Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the “Advance Recovery Report” available as of the Closing Date on the CREFC® Website, is reasonably acceptable to the Servicer.

“CREFC® Bond Level File”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Bond Level File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Certificate Administrator.

“CREFC® Collateral Summary File”: The report substantially in the form of, and containing the information called for in, the downloadable form of the “Collateral Summary File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Certificate Administrator.

“CREFC® Comparative Financial Status Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Comparative Financial Status Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Delinquent Loan Status Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Delinquent Loan Status Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Financial File”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Financial File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer.

“CREFC® Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Licensing Fee”: The “CREFC® Intellectual Property Royalty License Fee” payable to CREFC® in connection with the usage of CREFC® trademarks, which shall be equal to, with respect to the Trust Loan and any Loan Interest Accrual Period, the amount of interest accrued during such Loan Interest Accrual Period at the related CREFC® Licensing Fee Rate on the same principal balance, in the same manner, and for the same number of days as any related interest payment with respect to the Trust Loan (or REO Trust Loan) during such Loan Interest Accrual Period is computed. Any payments of the CREFC® Licensing Fee shall be made to “CRE Finance Council” and delivered by wire transfer pursuant to the following instructions

(or such other instructions as may hereafter be furnished by CREFC® to the Servicer in writing at least two (2) Business Days prior to the Remittance Date):

Account Name: Commercial Real Estate Finance Council (CREFC®)
Bank Name: JPMorgan Chase Bank, National Association
Bank Address: 80 Broadway, New York, NY 10005
Routing Number: 021000021
Account Number: 213597397

For the avoidance of doubt, the CREFC® Licensing Fee will be deemed payable from the Lower-Tier REMIC.

“CREFC® Licensing Fee Rate”: 0.00050% per annum.

“CREFC® Loan Level Reserve-LOC Report”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Level Reserve LOC Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer.

“CREFC® Loan Periodic Update File”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Periodic Update File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer, the Special Servicer and the Certificate Administrator.

“CREFC® Loan Setup File”: The report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Setup File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer, the Special Servicer and the Certificate Administrator.

“CREFC® NOI Adjustment Worksheet”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “NOI Adjustment Worksheet” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is acceptable to the Servicer or the Special Servicer, as applicable, and in any event, will present the computations made in accordance with the methodology described in such form to “normalize” the full year and year to date net operating income and debt service coverage numbers used in the other reports required by this Agreement.

“CREFC® Operating Statement Analysis Report”: A report prepared with respect to the Property, substantially in the form of, and containing the information called for in, the downloadable form of the “Operating Statement Analysis Report” available as of the Closing Date on the CREFC® Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer.

“CREFC® Property File”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Property File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Reports”: Collectively refers to the following reports as may be amended, updated or supplemented from time to time as part of the CREFC® “IRP” and any additional reports that become part of the CREFC® “IRP” from time to time:

(a)          the following seven electronic files: (i) CREFC® Bond Level File, (ii) CREFC® Collateral Summary File, (iii) CREFC® Property File, (iv) CREFC® Loan Periodic Update File, (v) CREFC® Loan Setup File, (vi) CREFC® Financial File, and (vii) CREFC® Special Servicer Loan File; and

(b)          the following nine supplemental reports: (i) CREFC® Comparative Financial Status Report, (ii) CREFC® Delinquent Loan Status Report, (iii) CREFC® Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report, (iv) CREFC® Operating Statement Analysis Report, (v) CREFC® NOI Adjustment Worksheet, (vi) CREFC® REO Status Report, (vii) CREFC® Servicer Watch List, (viii) CREFC® Loan Level Reserve – LOC Report, and (ix) CREFC® Advance Recovery Report.

“CREFC® REO Status Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “REO Status Report” available as of the Closing Date on the CREFC® Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer.

“CREFC® Servicer Watch List”: For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the “Servicer Watch List” available as of the Closing Date on the CREFC® Website, or in such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CREFC® for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the “Servicer Watch List” available as of the Closing Date on the CREFC® Website, is reasonably acceptable to the Servicer.

“CREFC® Special Servicer Loan File”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Special

Servicer Loan File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Website”: The CREFC®’s Internet website located at “www.crefc.org” or such other primary website as the CREFC® may establish for dissemination of its report forms.

“Current Interest Determination Amount”: With respect to any Distribution Date for any Class of Certificates (other than the Class R Certificates) or any Uncertificated Lower-Tier Interest, the interest accrued during the related Certificate Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates or such Uncertificated Lower-Tier Interest, as the case may be, for such Distribution Date on the Certificate Balance, Notional Amount or Lower-Tier Principal Amount, as applicable, of such Class of Certificates and such Uncertificated Lower-Tier Interests, as the case may be, as of the prior Distribution Date (after giving effect to distributions of principal and allocations of Realized Losses on such prior Distribution Date) or, in the case of the first Distribution Date, as of the Closing Date.

“Custodial Agreement”: The custodial agreement, if any, from time to time in effect between the Custodian named therein and the Certificate Administrator, as the same may be amended or modified from time to time in accordance with the terms thereof. For avoidance of doubt, as of the Closing Date, the Custodian is the Certificate Administrator.

“Custodian”: Any Custodian appointed pursuant to Section 8.15 of this Agreement and, unless the Certificate Administrator is Custodian, named pursuant to any Custodial Agreement. The Custodian may (but need not) be the Trustee, the Certificate Administrator or the Servicer or any Affiliate or agent of the Trustee, the Certificate Administrator or the Servicer, but may not be (i) the Depositor or any Affiliate thereof or (ii) the Borrower or any Affiliate thereof.

“Cut-off Date”: August 10, 2016.

“Default Interest”: With respect to the Mortgage Loan and any Loan Payment Date, for so long as any Mortgage Loan Event of Default has occurred and is continuing, interest accrued on the Mortgage Loan at the excess of the applicable Default Rate over the applicable Note Rate during the applicable Loan Interest Accrual Period on the outstanding principal balance of the Mortgage Loan as of the first day of such Loan Interest Accrual Period.

“Default Rate”: As defined in the Loan Agreement.

“Defaulted Loan”: As defined in Section 1.3(c).

“Defect”: As defined in the Trust Loan Purchase Agreement.

“Definitive Certificate”: Any Certificate in fully registered certificated form without interest coupons.

“Depositor”: Banc of America Merrill Lynch Large Loan, Inc., a Delaware corporation, together with its successors and assigns.

“Depository”: The Depository Trust Company or a successor appointed by the Certificate Registrar (which appointment shall be at the direction of the Depositor if the Depositor is legally able to do so).

“Depository Participant”: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: With respect to each Distribution Date, the tenth (10th) day of the calendar month in which such Distribution Date occurs or, if such date is not a Business Day, the immediately succeeding Business Day.

“Directly Operate”: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, that are not customarily provided to tenants in connection with the rental of space “for occupancy only” within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the use of such REO Property in a trade or business conducted by the Trust Fund or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where more than 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that an REO Property shall not be considered to be Directly Operated solely because the Trustee on behalf of the Trust (or the Special Servicer on behalf of the Trustee on behalf of the Trust) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

“Disclosable Special Servicer Fees”: With respect to the Mortgage Loan or an REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its Affiliates that is paid by any Person (including, without limitation, the Trust, the Borrower, the Manager, the Sponsor or indemnitor in respect of the Mortgage Loan and any purchaser of the Trust Loan, the Companion Loans or any REO Property) in connection with the disposition, workout or foreclosure of the Mortgage Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such Affiliate of any other special servicing duties under this Agreement, other than (i) Permitted Special Servicer/Affiliate Fees and (ii) any special servicing compensation and fees to which the Special Servicer is entitled under this Agreement.

“Disclosure Parties”: As defined in Section 8.14(c).

“Disqualified Non-U.S. Tax Person”: With respect to the Class R Certificates, (a) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Tax Person; (b) any Non-U.S. Tax Person or its agent other than (i) a

Non-U.S. Tax Person that holds the Class R Certificates in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Administrator with an effective IRS Form W-8ECI or (ii) a Non-U.S. Tax Person that has delivered to both the transferor and the Certificate Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R Certificates to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R Certificates will not be disregarded for federal income tax purposes; or (c) a U.S. Tax Person with respect to which income from a Class R Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Tax Person.

“Disqualified Organization”: Either (a) the United States, a State, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1)) of the Code with respect to the Class R Certificates (except certain farmers’ cooperatives described in Section 521 of the Code), (d) rural electric and telephone cooperatives described in Section 1381(a)(2) of the Code or (e) any other person so designated by the Certificate Administrator based upon an Opinion of Counsel to the effect that any transfer of a Class R Certificate to such person may cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States,” “State” and “International Organization” have the meanings set forth in Section 7701 of the Code or successor provisions.

“Distribution Account”: The account established and maintained by the Certificate Administrator pursuant to Section 3.5.

“Distribution Date”: The fourth (4th) Business Day after each Determination Date, beginning in September 2016. The first Distribution Date shall be September 16, 2016.

“Distribution Date Statement”: As defined in Section 4.4(a).

“Due Diligence Service Provider”: As defined in Section 8.14(b).

“Eligible Account”: A separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution, (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity that has an S&P rating of at least “BBB-”, and which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000.00 and subject to supervision or examination by federal or state authority, as applicable, or (c) such other account otherwise approved by the Rating Agencies from time to time (as evidenced by a Rating Confirmation received from each Rating Agency). An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution”: Either (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short-term unsecured debt obligations or commercial paper of which are rated at least “A-1” by S&P (or “A-2” by S&P so long as, the long-term unsecured debt obligations of which are rated at least “BBB” by S&P), in the case of letters of credit or accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least “BBB+” by S&P) or (b) Wells Fargo Bank, National Association, provided that the rating by the Rating Agencies for the short-term unsecured debt obligations or commercial paper and long-term unsecured debt obligations of Wells Fargo Bank, National Association does not decrease below the ratings set forth in clause (a) above.

“Environmental Indemnity”: As defined in the Loan Agreement.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“Euroclear”: As defined in Section 5.2(a).

“Exchange Act”: The Securities Exchange Act of 1934, as amended from time to time.

“FHLMC”: The Federal Home Loan Mortgage Corporation or any successor thereto.

“Final Asset Status Report”: An Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Controlling Class Representative, which does not include any communications (other than the Final Asset Status Report) between the Special Servicer and the Controlling Class Representative with respect to the Mortgage Loan; provided, that no Asset Status Report shall be considered a Final Asset Status Report unless (i) the Controlling Class Representative (during any Subordinate Control Period) has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action or (ii) the Asset Status Report is otherwise implemented by the Special Servicer in accordance with the terms of this Agreement.

“FNMA”: The Federal National Mortgage Association or any successor thereto.

“Foreclosure Proceeds”: The proceeds, net of any related expenses of the Servicer, the Special Servicer, the Certificate Administrator and/or the Trustee, received in respect of the REO Property (including, without limitation, proceeds from the operation or rental of the REO Property) prior to the final liquidation of the REO Property.

“Form 8-K Disclosure” The information described in the Form 8-K items set forth under the “Item on Form 8-K” column on Exhibit Q hereto.

“Global Certificates”: As defined in Section 5.2(b).

“Independent”: When used with respect to any specified Person, such a Person who (i) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Borrower, the Trustee, the Companion Loan Holders, the Certificate Administrator, the Servicer or the Special Servicer or in any of their respective Affiliates and (ii) is not connected with the Depositor, the Borrower, the Trustee, the Companion Loan Holders, the Certificate Administrator, the Servicer or the Special Servicer or any of their respective Affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Appraiser”: An Independent professional real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the Property or REO Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five (5) years’ experience in the appraisal of comparable properties in the geographic area in which the Property is located.

“Independent Contractor”: Either (i) any Person (other than the Special Servicer or Servicer) that would be an “independent contractor” with respect to the Lower-Tier REMIC or the Upper-Tier REMIC within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership test set forth in that Section of the Code shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates or 35% or more of the aggregate value of all Classes of Certificates or such other interest in the Certificates as is set forth in an Opinion of Counsel, which shall, at no expense to the Trustee, the Certificate Administrator, the Special Servicer, the Servicer, or the Trust Fund, be delivered to the Trustee, the Certificate Administrator, the Special Servicer or the Servicer on behalf of the Trustee); provided that neither the Lower-Tier REMIC nor the Upper-Tier REMIC receives or derives any income from such Person and the relationship between such Person and such REMIC is at arm’s length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or (ii) any other Person (including the Special Servicer or the Servicer) if the Certificate Administrator and the Trustee (or the Servicer or the Special Servicer on behalf of the Certificate Administrator and the Trustee) have received an Opinion of Counsel which shall, at no expense to the Trustee, the Certificate Administrator, the Special Servicer, the Servicer (unless the Special Servicer or the Servicer is providing the Opinion of Counsel with respect to itself) or the Trust Fund, be to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Initial Lower-Tier Principal Amount”: With respect to any Uncertificated Lower-Tier Interest, the initial Lower-Tier Principal Amount thereof as of the Closing Date, in each case as specified in the Introductory Statement.

“Initial Purchaser”: Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Inquiry” and “Inquiries”: As defined in Section 4.5(a).

“Institutional Accredited Investor”: An institution that is an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Act.

“Insurance Proceeds”: With respect to the Mortgage Loan, (a) the portion of Net Proceeds paid as a result of a Casualty (as defined in the Loan Agreement) other than amounts to be applied to the restoration, preservation or repair of the Property or to be released to the Borrower each in accordance with the terms of the Loan Agreement, or if not required to be so applied or so released under the terms of the Loan Agreement and Accepted Servicing Practices, (b) amounts paid by any insurer pursuant to any insurance policy required to be maintained by the Servicer pursuant to Section 3.11, to the extent related to this Agreement only and/or (c) any other amounts paid by an insurer pursuant to any insurance policy required to be maintained by the Borrower, to the extent allocable to the Mortgage Loan under the Loan Documents.

“Interest Distribution Amount”: With respect to any Distribution Date for any Class of Certificates (other than the Class R Certificates) or any Uncertificated Lower-Tier Interest, the sum of the Current Interest Determination Amount for such Distribution Date and such Class of Certificates or such Uncertificated Lower-Tier Interest, as the case may be, plus the aggregate unpaid Interest Shortfalls in respect of prior Distribution Dates for such Class of Certificates or such Uncertificated Lower-Tier Interest, as the case may be.

“Interest Reserve Account”: As defined in Section 3.4(d).

“Interest Shortfall”: With respect to any Distribution Date for any Class of Certificates (other than the Class R Certificates) or any Uncertificated Lower-Tier Interest, the amount by which the Current Interest Determination Amount for such Distribution Date and such Class of Certificates or such Uncertificated Lower-Tier Interest, as the case may be, exceeds the portion thereof actually paid or deemed paid, as applicable, with respect to such Class of Certificates or such Uncertificated Lower-Tier Interest, as the case may be, in respect of interest on such Distribution Date.

“Interest Shortfall Payment”: The amount of interest which would have accrued on a principal prepayment made by the Borrower from the date of such prepayment to the next Loan Payment Date, as described in the Loan Agreement.

“Interested Person”: As defined in Section 3.16(a)(ii).

“Investment”: Any direct or indirect ownership interest in any security, note or other financial instrument related to the Certificates or issued or executed by the Borrower or any Affiliate thereof, a loan directly or indirectly secured by any of the foregoing or a hedging transaction (however structured) that references or relates to any of the foregoing.

“Investment Account”: As defined in Section 3.8(a).

“Investment Decisions”: Investment, trading, lending or other financial decisions, strategies or recommendations with respect to Investments, whether on behalf of the Servicer or any Affiliate thereof, the Special Servicer or any Affiliate thereof, the Certificate Administrator or any Affiliate thereof, as applicable, or any Person on whose behalf the Servicer or any Affiliate thereof or the Special Servicer or any Affiliate thereof has discretion in connection with Investments.

“Investor Certification”: A certificate representing that:

(i)           for purposes of access to information, such Person executing the certificate is a Certificateholder, a Beneficial Owner of a Certificate or a prospective purchaser of a Certificate, the Companion Loan Holders, any holder of a Repurchased Trust Note if the Trust Loan Seller has repurchased a portion of the Trust Loan in accordance with this Agreement and the Trust Loan Purchase Agreement, or the Controlling Class Representative if the Controlling Class Representative is not a Certificateholder (and only during any Subordinate Control Period and any Subordinate Consultation Period), and that either (a) such Person is not a Borrower Related Party or a Manager or an Affiliate or agent of a Borrower Related Party or a Manager, in which case such person will be required to execute and deliver an Investor Certification substantially in the form included hereto as Exhibit J-1, and will have access to all the reports and information made available to such Privileged Persons under this Agreement, or (b) such Person is a Borrower Related Party, a Manager or an Affiliate or agent of a Borrower Related Party or a Manager, in which case such person will be required to execute and deliver an Investor Certification substantially in the form included hereto as Exhibit J-2, and will only receive access to the Distribution Date Statements prepared by the Certificate Administrator; and/or

(ii)          for purposes of exercising Voting Rights, such Person executing the certificate is a Certificateholder or a Beneficial Owner of a Certificate, and that such Person (A) either (1) is not the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, a Borrower Related Party, a Manager or any of their sub-servicers (engaged with respect to the Trust), or any Affiliate or agent of the foregoing individuals or entities, or (2) is exercising such Voting Rights in connection with an amendment to this Agreement regarding which its Certificates are deemed outstanding in connection with the definition of “Certificateholder”, or (B) is an Affiliate of the Trustee, the Certificate Administrator, the Servicer or the Special Servicer and certifies to the existence of an Affiliate Ethical Wall between it and the Trustee, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, such certificate in the case of this clause (ii) to be substantially in the form included hereto as Exhibit J-3; provided, however, any Holder or Beneficial Owner of Controlling Class Certificates that is solely an affiliate of the Special Servicer (and is not, and is not an affiliate of, the Servicer, the Trustee, the Certificate Administrator, any Borrower Related Party or the Manager, or any of their sub-servicers (engaged with respect to the Trust) or respective Affiliates) shall not be required to provide, with respect to its Controlling Class Certificates, an Investor Certification certifying as to the existence of an Affiliate Ethical Wall solely based on such affiliation, in order to exercise its Voting Rights with respect to its Controlling Class Certificates.

The Certificate Administrator may conclusively rely on any Investor Certification provided to it by an unrelated Person and may require that Investor Certifications are resubmitted from time to time in accordance with its policies and procedures.

For purposes of obtaining access to information in the possession of the Certificate Administrator and/or receiving any information or report from the Certificate Administrator’s Website (including accessing the Investor Q&A Forum), other than Distribution Date Statements only, the Borrower Related Parties, the Manager, or any of their respective agents or Affiliates (as evidenced by its submission of an Investor Certification in the form of Exhibit J-2 hereto) shall be deemed to not be a “Privileged Person” as defined herein.

“Investor Q&A Forum”: As defined in Section 4.5(a).

“Investor Registry”: As defined in Section 4.5(b).

“IRS”: The Internal Revenue Service.

“Lease”: As defined in the Loan Agreement.

“Lender”: As defined in the Introductory Statement hereto.

“Liquidated Property”: The Property, if it has been liquidated and the Special Servicer has determined that all amounts which it expects to recover from or on account of the Property have been recovered.

“Liquidation Expenses”: Reasonable and customary expenses (other than expenses covered by any insurance policy) incurred by the Servicer, the Special Servicer, the Certificate Administrator or the Trustee in connection with the liquidation of the Mortgage Loan, or the Property, such expenses including, without limitation, legal fees and expenses, appraisal fees, brokerage fees and commissions, conveyance taxes and trustee and co-trustee fees, if any. Liquidation Expenses shall not include any previously incurred expenses which have been previously reimbursed to the party incurring the same or which were netted against income from any REO Property and were considered in the calculation of the amount of Foreclosure Proceeds pursuant to the definition thereof.

“Liquidation Fee”: A fee payable to the Special Servicer in connection with any liquidation of the Mortgage Loan or the Property as to which the Special Servicer receives any Liquidation Proceeds, equal to the product of the Liquidation Fee Rate and such Liquidation Proceeds; provided that the Liquidation Fee shall be reduced by the amount of any Modification Fees paid by or on behalf of the Borrower with respect to the Trust Loan, the Companion Loans, the Notes or the Property and retained by the Special Servicer as and to the extent described in the definition of “Modification Fees” in this Agreement and in the last sentence of the third paragraph of Section 3.17(a), but only to the extent those fees have not previously been deducted from a Work-out Fee or Liquidation Fee; and provided, further that the Special Servicer shall not be entitled to receive a Liquidation Fee in connection with (i) a repurchase of the Trust Loan by the Trust Loan Seller pursuant to the Trust Loan Purchase Agreement (so long as such repurchase occurs within the time period required by the Trust Loan Purchase Agreement for the Trust Loan Seller to cure or repurchase the Trust Loan (including any applicable extended cure periods), which period is not to exceed one hundred eighty (180) days), (ii) a sale of the Mortgage Loan to an Interested Person in accordance with Section 3.16, or (iii) a purchase of the Trust Loan or REO Property by the Controlling Class Representative or any affiliate thereof, if such purchase occurs within ninety (90) days after the later of (x) the date on which the Special

Servicer first delivers to the Controlling Class Representative for its approval the initial Asset Status Report and (y) the date on which a Mortgage Loan Event of Default occurs with respect to the Mortgage Loan. Further notwithstanding the above, all Liquidation Fees and Work-out Fees payable with respect to the Mortgage Loan, the Trust Loan or the Property will be required to be offset by any Modification Fees earned and received by the Special Servicer within the prior 24 months (determined as of the closing date of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) in connection with any modification, restructure, extension, waiver, amendment or workout of the Mortgage Loan, but only to the extent those fees have not previously been deducted from a Work-out Fee or Liquidation Fee.

“Liquidation Fee Rate”: A rate equal to 0.50%.

“Liquidation Proceeds”: Amounts (other than Insurance Proceeds and Condemnation Proceeds) received by the Special Servicer, the Certificate Administrator or Trustee in connection with the liquidation of the Trust Loan, the Companion Loans, any Note or the Property, whether through judicial foreclosure, sale or otherwise, or in connection with the sale, discounted payoff or other liquidation of the Trust Loan, the Companion Loans or any Note (other than amounts required to be paid to the Borrower pursuant to law or the terms of the Loan Agreement) including the proceeds of any full, partial or discounted payoff of the Trust Loan, the Companion Loans or any Note (exclusive of any portion of such payoff or proceeds that represents Default Interest or late payment charges).

“Loan Agreement”: As defined in the Introductory Statement.

“Loan Documents”: All documents executed or delivered by the Borrower evidencing or securing the Mortgage Loan or subsequently added to the Loan File, in each case as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance therewith, including without limitation the Loan Agreement.

“Loan File”: As defined in Section 2.1(b) and any additional documents required to be added to the Loan File pursuant to this Agreement.

“Loan Interest Accrual Period”: With respect to the Mortgage Loan and any Loan Payment Date, the period commencing on and including the tenth (10th) calendar day of the month immediately preceding the month in which such Loan Payment Date occurs and ending on and including the ninth (9th) calendar day of the month in which such Loan Payment Date occurs. No Loan Interest Accrual Period shall be shortened by reason of any payment of the Mortgage Loan prior to the expiration of such Loan Interest Accrual Period, except a payment made in connection with a Casualty or Condemnation.

“Loan Payment Date”: The tenth (10th) day of each calendar month (or if such date is not a Business Day (as such term is defined the Loan Agreement), the immediately succeeding Business Day (as such term is defined the Loan Agreement).

“Lower-Tier Distribution Account”: A subaccount of the Distribution Account, which shall be an asset of the Trust Fund and the Lower-Tier REMIC.

“Lower-Tier Distribution Amount”: As defined in Section 4.1(b).

“Lower-Tier Principal Amount”: With respect to any Uncertificated Lower-Tier Interest, a principal amount that initially will equal the Initial Lower-Tier Principal Amount of such Uncertificated Lower-Tier Interest set forth in the Preliminary Statement herein, and from time to time will equal such amount reduced by the amount of any distributions of the Lower-Tier Distribution Amount allocable to principal made, and any Realized Losses allocated, with respect to such Uncertificated Lower-Tier Interest on any Distribution Date as provided in Section 4.1 of this Agreement.

“Lower-Tier REMIC”: A segregated asset pool within the Trust Fund consisting of the Mortgage Loan, collections thereon, any REO Property acquired in respect thereof, amounts related thereto held from time to time in the Collection Account, the Lower-Tier Distribution Account, the REO Account, the Interest Reserve Account and all other property included in the Trust Fund that is not in the Upper-Tier REMIC.

“MAI”: Standards of Professional Appraisal Practice established for Members of the Appraisal Institute.

“Major Decision”: Any of the following:

(i)           any substitution or release of real property collateral for the Mortgage Loan (other than substitutions or releases of immaterial and non-income producing real property collateral or in connection with a condemnation action) except as expressly permitted by the Loan Documents;

(ii)          any waiver of or determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the Borrower);

(iii)          any transfer of the Property or any portion of the Property, or any transfer of any direct or indirect ownership interest in the Borrower to the extent the lender’s consent under the Loan Documents is required, except in each case as expressly permitted by the Loan Documents, or in connection with a pending or threatened condemnation;

(iv)          any consent to incurrence of additional debt by the Borrower or mezzanine debt by a direct or indirect parent of the Borrower, (other than an Approved Mezzanine Loan as described in Section 17.16 of the Loan Agreement) including modification of the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement, in each case to the extent the mortgagee’s approval is required by the Loan Documents;

(v)          approval of the termination or replacement of the Manager and/or modification, waiver or amendment of any Management Agreement, subordination, non-disturbance and attornment agreement or recognition agreement, in each case, to the extent the lender’s approval is required by the Loan Documents;

(vi)          any proposed or actual foreclosure upon or comparable conversion (which shall include acquisitions of REO Property) of the ownership of the Property;

(vii)        any amendment, modification or waiver, or any consent to an amendment, modification or waiver, of any monetary term (other than late fees and Default Interest but including, without limitation, the timing of payments and the acceptance of discounted pay-offs) or material non-monetary term of the Mortgage Loan or any extension of the Maturity Date of the Mortgage Loan;

(viii)       (a) any material modification, waiver or amendment of any intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Mortgage Loan, or (b) an action to enforce rights with respect thereto;

(ix)          following a default with respect to the Mortgage Loan or a Mortgage Loan Event of Default, any exercise of remedies, including the acceleration of the Mortgage Loan or initiation of judicial, bankruptcy or similar proceedings under the Loan Documents or with respect to the Borrower or the Property;

(x)           any sale of the Trust Loan for less than the Repurchase Price or any REO Property or the Mortgage Loan for less than the Mortgage Loan Purchase Price at the time of the foreclosure;

(xi)          any determination to bring the Property or any REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the Property or any REO Property;

(xii)         releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the Mortgage Loan and for which there is no material lender discretion;

(xiii)        any acceptance of an assumption agreement releasing the Borrower or other obligor from liability under the Mortgage Loan or the Mortgage Loan Documents other than pursuant to the specific terms of such Mortgage Loan Documents and for which there is no lender discretion;

(xiv)        any proposed modification or waiver of any provision of the Loan Documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the Borrower;

(xv)         any determination of an Acceptable Insurance Default under the Loan Documents;

(xvi)         the execution, termination or renewal of any lease, to the extent lender approval is required under the Loan Documents and to the extent such lease constitutes a Major Lease under the Loan Documents, including entering into or amending, modifying or waiving any terms of any subordination, non-disturbance and attornment agreement;

(xvii)      approval of casualty or condemnation settlements, any determination to apply casualty or condemnation proceeds or awards to the reduction of the Mortgage Loan debt rather than to Property restoration;

(xviii)     any adoption or implementation of the Annual Budget;

(xix)        the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the Borrower;

(xx)         any determination by the Special Servicer to transfer the Mortgage Loan to the Special Servicer with respect to any default or Mortgage Loan Event of Default which is anticipated but has not yet occurred;

(xxi)        the exercise of the rights and powers granted under any intercreditor agreement referenced in clause (viii) above to the “Senior Lender” or such other similar term as may be set forth therein and/or the “Servicer” referred to therein, if and to the extent such rights or powers affect the priority, payments, consent rights or security interest with respect to the “Senior Lender” or such other similar term; and

(xxii)       any enforcement of any cure right or the exercise of any remedies under any management agreement, subordination and non-disturbance, comfort letter, recognition agreement or similar agreement related thereto.

“Major Lease”: As defined in the Loan Agreement.

“Majority Controlling Class Certificateholders”: The Holder(s) of Certificates representing more than 50% of the Certificate Balance of the Controlling Class.

“Manager”: As defined in the Loan Agreement.

“Management Agreement”: As defined in the Loan Agreement.

“Material Breach”: As defined in the Trust Loan Purchase Agreement.

“Material Document Defect”: As defined in the Trust Loan Purchase Agreement.

“Maturity Date”: The Loan Payment Date occurring in August 2026 (subject to extension pursuant to any modification, waiver or amendment of the Loan Documents).

“Modification Fees”: With respect to the Mortgage Loan, any and all fees collected from the Borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Loan Documents (as evidenced by a signed writing) agreed to by the Servicer or the Special Servicer, other than (a) any Consent Fees, assumption fees or assumption application fees, (b) any fee in connection with a defeasance of all or a portion of the Mortgage Loan, or (c) any Liquidation Fee, Work-out Fee or Special Servicing Fee. All Modification Fees earned and received by the Special Servicer within the prior 24 months (determined as of the closing date of the workout or liquidation as to which the subject Work-out Fee or Liquidation Fee became payable) in connection with any modification, restructure, extension, waiver, amendment or workout of the Mortgage Loan shall offset any Work-out Fees or Liquidation Fees payable with respect to the Mortgage Loan or the Property.

“Monthly Payment”: With respect to the Trust Loan or the Mortgage Loan and any Loan Payment Date, the scheduled payment of interest (other than Default Interest) and principal, if any, pursuant to the Loan Agreement and the Notes, including any related Balloon Payment, that is due and payable with respect to the Trust Loan or the Mortgage Loan on such Loan Payment Date.

“Monthly Payment Advance”: Any advance made by the Servicer pursuant to Section 3.23(a) or, if the Servicer fails to make such Advance, by the Trustee pursuant to Section 3.23(c), as applicable. Each reference to the reimbursement or payment of a Monthly Payment Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate through the date preceding the date of payment or reimbursement.

“Mortgage”: The “Security Instrument” as defined in the Loan Agreement.

“Mortgage Loan Principal Balance”: As of the date of any determination, with respect to the Mortgage Loan or REO Property, the outstanding principal balance of the Mortgage Loan or, as determined in accordance with Section 3.12(g), the REO Property, as the case may be.

“Morningstar”: Morningstar Credit Ratings, LLC, or any of its successors in interest. If neither Morningstar nor any successor remains in existence, “Morningstar” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Morningstar herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Mortgage Loan”: As defined in the Introductory Statement hereto. The Mortgage Loan will be deemed to remain outstanding even if and while the Property is an REO Property.

“Mortgage Loan Event of Default”: An “Event of Default” as defined in the Loan Documents.

“Mortgage Loan Purchase Price”: An amount (without duplication) generally equal to the sum of (i) the unpaid principal balance of the Mortgage Loan, (ii) accrued and unpaid interest on each Note at the related Note Rate through and including the last day of the related Mortgage Loan Interest Accrual Period in which the repurchase is to occur, (iii) unreimbursed Property Protection Advances and Administrative Advances and fees and amounts owed to the Servicer, the Special Servicer, the Certificate Administrator and the Trustee together with interest on Advances, (iv) an amount equal to the sum of (a) all interest on outstanding Monthly Payment Advances and (b) all interest on and all unreimbursed Companion Loan Advances, (v) any unpaid Trust Fund Expenses and any amounts owed to the parties to any Other Pooling and Servicing Agreement with respect to the Companion Loans and (vi) any other amounts reasonably incurred or expected to be incurred by the Servicer, the Trustee, the Special Servicer or Certificate Administrator arising out of the repurchase.

“Net Foreclosure Proceeds”: With respect to any REO Property, the Foreclosure Proceeds with respect to such REO Property net of any insurance premiums, taxes, assessments, ground rents and other costs permitted to be paid therefrom pursuant to Section 3.14.

“Net Investment Earnings”: With respect to any Investment Account for any period from any Distribution Date to the immediately succeeding Remittance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.8.

“Net Liquidation Proceeds”: The excess of Liquidation Proceeds received with respect to the Property or the Mortgage Loan, as the case may be, over the amount of Liquidation Expenses incurred with respect thereto.

“Net Proceeds”: As defined in the Loan Agreement.

“Net Trust Note Rate”: With respect to the Trust Loan (including, without limitation, as an REO Trust Loan), a per annum rate equal to the applicable Note Rate minus the Administrative Fee Rate.

“Nondisqualification Opinion”: An Opinion of Counsel, prepared at the Trust Fund’s expense and payable from the Collection Account, that a contemplated action will not cause (i) either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) a “prohibited transaction” or “prohibited contributions” tax to be imposed on either the Lower-Tier REMIC or the Upper-Tier REMIC at any time that any Certificates are outstanding.

“Nonrecoverable Administrative Advance”: With respect to the Mortgage Loan or any REO Loan, any portion of an Administrative Advance previously made and not previously reimbursed, or proposed to be made, including interest thereon, which, in accordance with Accepted Servicing Practices (in the case of the Servicer) or good faith judgment (in the case of the Trustee), would not be ultimately recoverable from subsequent payments or collections (including Condemnation Proceeds and Insurance Proceeds not otherwise required to be distributed in connection with a restoration of the Property pursuant to this Agreement or the Loan Agreement or Liquidation Proceeds) in respect of the Mortgage Loan or any REO Loan or from funds related to the Mortgage Loan or any REO Loan on deposit in the Collection Account pursuant to Section 3.4(c). The Trustee may rely conclusively upon a determination of non-recoverability made by the Servicer. In making such non-recoverability determination, the Servicer or the Trustee, as applicable, shall be entitled to consider (among other things) the obligations of the Borrower under the terms of the Mortgage Loan as it may have been modified, to consider (among other things) the Property in its “as-is” or then-current condition and occupancy, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to the Property, to estimate and consider (among other things)

future expenses and to estimate and consider (among other things) the timing of recoveries and shall be entitled to give due regard to the existence of any Nonrecoverable Advances that, at the time of such consideration, the recovery of which are being deferred or delayed by the Servicer, in light of the fact that amounts collected in respect of the Mortgage Loan or any REO Loan, whether in the form of late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise from the Mortgage Loan or any REO Loan, are a source of recovery not only for the Administrative Advance under consideration but also a potential source of recovery for such delayed or deferred Advance.

“Nonrecoverable Advance”: A Nonrecoverable Monthly Payment Advance, a Nonrecoverable Administrative Advance or a Nonrecoverable Property Protection Advance, as applicable.

“Nonrecoverable Monthly Payment Advance”: With respect to the Trust Loan, any portion of a Monthly Payment Advance previously made and not previously reimbursed, or proposed to be made, including interest thereon, which, in accordance with Accepted Servicing Practices (in the case of the Servicer) or good faith judgment (in the case of the Trustee), would not be ultimately recoverable from subsequent payments or collections (including Condemnation Proceeds and Insurance Proceeds not otherwise required to be distributed in connection with a restoration of the Property pursuant to this Agreement or the Loan Agreement or Liquidation Proceeds) in respect of the Mortgage Loan or any REO Property or from funds related to the Mortgage Loan or any REO Loan on deposit in the Collection Account pursuant to Section 3.4(c) (and in each case allocable to the Trust Loan pursuant to the Co-Lender Agreement). The Trustee may rely conclusively upon a determination of non-recoverability made by the Servicer. In making such non-recoverability determination, the Servicer or the Trustee, as applicable, shall be entitled to consider (among other things) the obligations of the Borrower under the terms of the Trust Loan as it may have been modified, to consider (among other things) the Property in its “as-is” or then-current condition and occupancy, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to the Property, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries and shall be entitled to give due regard to the existence of any Nonrecoverable Advances that, at the time of such consideration, the recovery of which are being deferred or delayed by the Servicer, in light of the fact that amounts collected in respect of the Trust Loan or any REO Property allocable to the Trust Loan, whether in the form of late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise from the Mortgage Loan or any REO Property allocable to the Trust Loan, are a source of recovery not only for the Monthly Payment Advance under consideration but also a potential source of recovery for such delayed or deferred Advance.

“Nonrecoverable Property Protection Advance”: With respect to the Mortgage Loan or the Property, any portion of a Property Protection Advance previously made and not previously reimbursed, or proposed to be made, including interest thereon, which, in accordance with Accepted Servicing Practices (in the case of the Servicer) or good faith judgment (in the case of the Trustee) would not be ultimately recoverable from subsequent payments or collections (including Condemnation Proceeds and Insurance Proceeds not otherwise required to be distributed in connection with a restoration of the Property pursuant to this Agreement or the Loan Agreement or Liquidation Proceeds) in respect of the Mortgage Loan or the Property or from funds related to the Mortgage Loan or the Property on deposit in the Collection Account pursuant to Section 3.4(c). The Trustee may rely conclusively upon a determination of non-recoverability made by the Servicer. In making such non-recoverability determination, the Servicer or the Trustee, as applicable, shall be entitled to consider (among other things) the obligations of the Borrower under the terms of the Mortgage Loan as it may have been modified, to consider (among other things) the Property in its “as-is” or then-current condition and occupancy, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to the Property, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries and shall be entitled to give due regard to the existence of any Nonrecoverable Advances that, at the time of such consideration, the recovery of which are being deferred or delayed by the Servicer, in light of the fact that amounts collected in respect of the Mortgage Loan or the Property, whether in the form of late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise from the Mortgage Loan or the Property are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance.

“Non-Book Entry Certificates”: As defined in Section 5.2(c).

“Non-U.S. Beneficial Ownership Certification”: As defined in Section 5.3(f).

“Non-U.S. Person”: A Person that is not a U.S. Person within the meaning of Regulation S.

“Non-U.S. Tax Person”: A person other than a U.S. Tax Person.

“Note”: As defined in the Introductory Statement.

“Note Rate”: As of the date of any determination, with respect to: (i) the Trust A Note, 3.6150% per annum; (ii) the Trust B Note, 3.6150% per annum, (iii) the Companion A-2 Note, 3.6150% per annum and (iv)  the Companion A-3 Note, 3.6150% per annum.

“Notional Amount”: In the case of (i) the Class X-A Certificates, the Class X-A Notional Amount and (ii) the Class X-B Certificates, the Class X-B Notional Amount. In the case of (a) the Class A Component, the Certificate Balance of the Class A Certificates, (b) the Class B Component, the Certificate Balance of the Class B Certificates and (c) the Class C Component, the Certificate Balance of the Class C Certificates.

“NRSRO”: Any nationally recognized statistical ratings organization, including the Rating Agencies.

“NRSRO Certification”: A certification in the form of Exhibit L executed by a NRSRO or provided electronically by means of a “click-through” confirmation on the 17g-5 Information Provider’s Website, in either case, in favor of the 17g-5 Information Provider that states that such NRSRO is either a Rating Agency or has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e), that such NRSRO has access to the Depositor’s 17g-5 website and that any confidentiality provisions applicable to information on the Depositor’s 17g-5 website apply equally to information on the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website.

“Offering Circular”: That certain Confidential Offering Circular, dated July 27, 2016, relating to the offering of the Certificates.

“Officer’s Certificate”: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President (however denominated), the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries, any Servicing Officer, Responsible Officer or other officer of the Servicer, the Special Servicer, the Depositor, the Lender or any other entity referred to herein (including the Trustee and the Certificate Administrator), as the case may be, customarily performing functions similar to those performed by any of the above designated officers and also with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Servicer or the Special Servicer, reasonably acceptable to the Trustee and the Certificate Administrator.

“Other Depositor”: With respect to any Other Securitization Trust, the related “depositor” (within the meaning of Item 1101(e) of Regulation AB).

“Other Exchange Act Reporting Party”: With respect to any Other Securitization Trust that is subject to the reporting requirements of the Exchange Act, the trustee, certificate administrator, master servicer, special servicer or depositor under the related Other Pooling and Servicing Agreement that is responsible for the preparation and/or filing of Form 8-K, Form 10-D and Form 10-K with respect to such Other Securitization Trust, as identified in writing to the parties to this Agreement; and, with respect to any Other Securitization Trust that is not subject to the reporting requirements of the Exchange Act and for the purposes of Sections 13.7, 13.8, 13.9 and 13.16 only, the trustee, certificate administrator, master servicer, special servicer or depositor under the related Other Pooling and Servicing Agreement that is responsible for the preparation and/or dissemination of periodic distribution date statements or similar reports, as identified in writing to the parties to this Agreement.

“Other Pooling and Servicing Agreement”: The applicable pooling and servicing agreement or other comparable agreement governing the creation of any Other Securitization Trust and the issuance of Companion Loan Securities with respect to any Companion Loan.

“Other Securitization Trust”: Any “issuing entity” (within the meaning of Item 1101(f) of Regulation AB) that holds any Companion Loan (or any portion thereof or interest therein), as identified in writing to the parties to this Agreement.

“Pass-Through Rate”: With respect to (i) the Class A Certificates, the Class A Pass-Through Rate; (ii) the Class X-A Certificates, the Class X-A Pass-Through Rate; (iii) the Class X-B Certificates, the Class X-B Pass-Through Rate; (iv) the Class B Certificates, the Class B Pass-Through Rate; (v) the Class C Certificates, the Class C Pass-Through Rate; (vi)  the Class D Certificates, the Class D Pass-Through Rate; (vii) the Class E Certificates, the Class E

Pass-Through Rate and (viii) each Uncertificated Lower-Tier Interest, the Adjusted Net Trust Note Rate, which, in each case, is the per annum rate at which interest accrues on the Certificate Balance, Notional Amount or Lower-Tier Principal Amount, as applicable, of such Class of Certificates or such Uncertificated Lower-Tier Interest, as the case may be.

“Percentage Interest”: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Certificate (other than a Class R Certificate), the percentage interest is equal to the initial principal balance or notional amount of such Certificate divided by the initial Certificate Balance or Notional Amount of all of the Certificates of the related Class. With respect to the Class R Certificates, the percentage specified on the Certificate held by the Holder of such Certificate.

“Performing Party”: As defined in Section 13.12.

“Permitted Encumbrances”: As defined in the Loan Agreement.

“Permitted Investments”: Any one or more of the following obligations or securities acquired at a purchase price not greater than par, including those issued by the Servicer, the Trustee, the Certificate Administrator or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Loan Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

(i)            obligations of, or obligations directly and unconditionally guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America and have maturities not in excess of one year; provided that any obligation of, or guarantee by, any agency or instrumentality of the U.S. government shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as evidenced in writing, other than (a) unsecured senior debt obligations of the U.S. Treasury (direct or fully funded obligations), U.S. Department of Housing and Urban Development public housing agency bonds, Federal Housing Administration debentures, Government National Mortgage Association guaranteed mortgage-backed securities or participation certificates, RefCorp debt obligations and SBA-guaranteed participation certificates and guaranteed pool certificates and (b) Farm Credit System consolidated systemwide bonds and notes, Federal Home Loan Banks’ consolidated debt obligations, FHLMC debt obligations, and FNMA debt obligations that are rated at least the Applicable S&P Permitted Investment Rating by S&P;

(ii)          federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, and repurchase agreements having maturities of not more than ninety (90) days of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, the short-term obligations of which at all times are rated no less than the Applicable S&P Permitted Investment Rating by S&P (or, if not rated by such Rating Agency, otherwise acceptable to each Rating Agency as confirmed by receipt of a Rating Agency Confirmation from each Rating Agency);

(iii)         deposits that are fully insured by the Federal Deposit Insurance Corp. (“FDIC”) issued by any bank or trust company, savings and loan association or savings bank, the short-term obligations of which at all times are rated no less than the Applicable S&P Permitted Investment Rating by S&P (or, if not rated by such Rating Agency, otherwise acceptable to each Rating Agency as confirmed by receipt of a Rating Agency Confirmation from each Rating Agency);

(iv)         commercial paper (including both non-interest bearing discount obligations and interest bearing obligations) of any corporation or other entity organized under the laws of the United States or any state thereof payable on demand or on a specified date maturing in one (1) year or less from the date of acquisition thereof and which at all times are rated no less than the Applicable S&P Permitted Investment Rating by S&P (or, if not rated by such Rating Agency, otherwise acceptable to each Rating Agency as confirmed by receipt of a Rating Agency Confirmation from each Rating Agency);

(v)          any money market fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clause (i) above, (b) has net assets of not less than $5,000,000,000, and (c)  is rated at least “AAAm” by S&P); and

(vi)          such other investments as to which each Rating Agency shall have delivered a Rating Agency Confirmation.

Notwithstanding the foregoing, “Permitted Investments” (i) shall exclude any security with the “r” highlighter or other comparable qualifier attached to its rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (ii) shall exclude any security that has an S&P rating that is qualified (i.e. one with a qualifying suffix), with the exception of ratings with regulatory indicators, such as the (sf) subscript and unsolicited ratings; (iii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; (iv) shall only include instruments that qualify as “cash flow investments” (within the meaning of Section 860G(a)(6) of the Code); and (v) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. Interest may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase and (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.

“Permitted Special Servicer/Affiliate Fees”: Any commercially reasonable treasury management fees, banking fees, insurance commissions and fees, and appraisal fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to the Mortgage Loan or any REO Property, subject to the terms and provisions of this Agreement (including Section 3.17).

“Permitted Transferee”: Any Person or agent of such Person other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Administrator based upon an Opinion of Counsel (provided at the expense of such Person or the Person requesting the transfer) to the effect that the transfer of an ownership interest in any Class R Certificate to such Person may cause the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Disqualified Non-U.S. Tax Person, (d) any partnership if any of its interests are (or under the partnership agreement are permitted to be) owned, directly or indirectly (other than through a U.S. corporation), by a Disqualified Non-U.S. Tax Person or (e) a U.S. Tax Person with respect to whom income from the Class R Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Tax Person.

“Person”: Any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Plan”: As defined in Section 5.3(m).

“Pre-close Information”: As defined in Section 3.13.

“Prepayment Interest Excess”: With respect to any Distribution Date, if the Trust Loan was subject to a prepayment in full or in part, or as to which Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds, as applicable, were received by the Servicer or the Special Servicer on the Mortgage Loan for application to the Trust Loan, in each case after the Payment Date during the related Collection Period and on or prior to the related Determination Date, the amount of interest accrued at the Note Rate on the amount of such prepayment, Insurance Proceeds, Liquidation Proceeds and Condemnation Proceeds after the Payment Date relating to such Collection Period, allocable to the Trust Loan, and accruing in the manner set forth in the Loan Documents, to the extent such interest is collected by the Servicer or the Special Servicer (without regard to any Yield Maintenance Default Premium actually collected).

“Prepayment Interest Shortfall”: With respect to any Distribution Date, if the Trust Loan was subject to a Principal Prepayment in full or in part during the related Collection Period, which Principal Prepayment was applied to the Trust Loan prior to the Loan Payment Date in such Collection Period, the amount of interest, net of the Servicing Fee and any Default Interest, to the extent not collected from the Borrower, that would have accrued on the Trust Loan on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to the unpaid principal balance of the Trust Loan and ending on the day immediately preceding such Loan Payment Date, inclusive.

“Prime Rate”: The “prime rate” published in the “Money Rates” Section of The Wall Street Journal; if The Wall Street Journal ceases to publish the “prime rate”, then the Servicer shall select an equivalent publication that publishes such “prime rate”, and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Servicer shall reasonably select a comparable interest rate index.

“Principal Distribution Amount”: With respect to any Class of Sequential Pay Certificates for any Distribution Date, the aggregate portion of the Regular Principal Distribution Amount and any Carryforward Principal Distribution Amount for such Distribution Date that would be allocated to such Class of Certificates if the total of such amounts was distributed to the Holders of the respective Classes of Sequential Pay Certificates in Sequential Order to reduce the outstanding Certificate Balance of each Class of Sequential Pay Certificates to zero.

“Principal Prepayment”: Any payment of principal made by the Borrower on the Mortgage Loan or the Trust Loan, as applicable, that is received in advance of the Loan Payment Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment other than any amount paid in connection with the release of the Property through defeasance.

“Privileged Information”: Any (i) correspondence or other communications between the Controlling Class Representative, on the one hand, and the Special Servicer (or the Servicer, Trustee and/or Certificate Administrator), on the other hand, related to the Mortgage Loan following a Special Servicing Loan Event or the exercise of the consent or consultation rights of the Controlling Class Representative under this Agreement, (ii) strategically sensitive information that the Special Servicer has reasonably determined could compromise the Trust’s position in any ongoing or future negotiations with the Borrower or other interested party, and (iii) legally privileged information; provided that the summary of any Final Asset Status Report prepared pursuant to Section 3.10(h) is deemed not to be Privileged Information (although no such summary shall be made available to any Borrower Related Party, the Borrower, any Manager, any Affiliate of the Borrower or any Manager or any agent of any of the foregoing).

“Privileged Person”: The Depositor and its designee, the Trust Loan Seller, the Initial Purchaser, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any Companion Loan Holder, any person who provides the Certificate Administrator with an Investor Certification in the form of Exhibit J-1 (for persons other than a Borrower Related Party, the Manager, or an affiliate of a Borrower Related Party, the Manager, or an agent of any of the foregoing) or Exhibit J-2 (for a Borrower Related Party, the Manager, an affiliate of a Borrower Related Party, or the Manager, or an agent of one or more of the foregoing), any Rating Agency and any NRSRO that delivers an NRSRO Certification to the Certificate Administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the Certificate Administrator’s Website. For purposes of obtaining access to information in the possession of the Certificate Administrator and/or receiving any information or report from the Certificate Administrator’s Website (including accessing the Investor Q&A Forum), other than Distribution Date Statements only, the Borrower Related Parties and the Manager, or any of their respective agents or Affiliates (as evidenced by its submission of an Investor Certification in the form of Exhibit J-2 hereto) shall be deemed to not be a “Privileged Person” as defined herein, provided however, nothing herein shall limit the Servicer’s ability to make accessible certain information regarding the Trust Loan at a website maintained by the Servicer.

“Property”: As defined in the Loan Agreement.

“Property Protection Advances”: As defined in Section 3.23(b).

“QIB”: A “qualified institutional buyer” within the meaning of Rule 144A.

“Qualified Bidder”: As defined in Section 7.2(b).

“Rated Final Distribution Date”: The Distribution Date occurring in August 2034.

“Rating Agencies”: S&P and Morningstar.

“Rating Agency Confirmation”: With respect to any matter, obtaining confirmation in writing (which may be in electronic form) by the Rating Agency that a proposed action, failure to act or other specified event specified in this Agreement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment (which may be in electronic form) from the Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. With respect to any matter affecting a Companion Loan, so long as such Companion Loan has been securitized in a future transaction, any Rating Agency Confirmation shall also refer to the Companion Loan Rating Agency Confirmation from a Companion Loan Rating Agency, or as set forth in Section 3.27(c).

“Rating Agency Inquiry”: As defined in Section 4.5(d).

“Rating Agency Q&A Forum and Document Request Tool”: As defined in Section 4.5(d).

“Realized Loss”: With respect to any Distribution Date, the amount, if any, by which (i) the aggregate of the Certificate Balances of the Sequential Pay Certificates after giving effect to distributions made on such Distribution Date exceeds (ii) the Stated Principal Balance of the Trust Loan (including, without limitation, as an REO Trust Loan) that will be outstanding immediately following such Distribution Date.

“Record Date”: With respect to any Distribution Date, the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs, or, if such last day is not a Business Day, the Business Day preceding such last day.

“Registered Rating Agency”: (a) Any Rating Agency that has registered as a user of the 17g-5 Information Provider’s Website; or (b) any NRSRO other than the Rating Agencies (i) that has registered as a user of the 17g-5 Information Provider’s Website and (ii) with respect to which the 17g-5 Information Provider has received an NRSRO Certification pursuant to Section 8.14(b) of this Agreement.

“Regular Certificates”: The Class A, Class X-A, Class X-B, Class B, Class C, Class D and Class E Certificates.

“Regular Principal Distribution Amount”: For any Distribution Date, will equal the sum of all payments and other collections of, or otherwise allocable to, principal received with respect to the Trust Loan (including, without limitation, as an REO Trust Loan) during the related Collection Period, including in the form of any Repurchase Price, Net Liquidation Proceeds, Condemnation Proceeds, Net Foreclosure Proceeds, Insurance Proceeds, principal prepayments, scheduled principal payments, late payments and amounts derived from the operation of the Property if it has become an REO Property and in each case allocable to the Trust Loan.

“Regulation AB”: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time. Each of the parties hereto acknowledge that the Regulation AB provisions herein shall be construed as if the Certificates were publicly registered and reporting were required at all times.

“Regulation S”: Regulation S under the Act.

“Regulation S Global Certificate”: As defined in Section 5.2(a).

“Related Certificates” and “Related Uncertificated Lower-Tier Interest”: For each of the following Uncertificated Lower-Tier Interests, the related Class of Certificates set forth below, and for each of the following Classes of Certificates, the related Uncertificated Lower-Tier Interest set forth below:

Related Certificates	Related Uncertificated Lower-Tier Interest
Class A Certificates	Class LA Uncertificated Interest
Class B Certificates	Class LB Uncertificated Interest
Class C Certificates	Class LC Uncertificated Interest
Class D Certificates	Class LD Uncertificated Interest
Class E Certificates	Class LE Uncertificated Interest

“Relevant Distribution Date” means with respect to any “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) with respect to an Other Securitization Trust holding a Companion Loan, the “Distribution Date” (or analogous concept) under the related Other Pooling and Servicing Agreement.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC Provisions”: Provisions of the Code relating to “real estate mortgage investment conduits,” including Sections 860A through 860G of the Code.

“Remittance Date”: With respect to each Distribution Date, the Business Day immediately preceding such Distribution Date.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Account”: As defined in Section 3.6.

“REO Loan”: The Mortgage Loan while the Property is an REO Property.

“REO Trust Loan”: The Trust Loan while the Property is an REO Property.

“REO Management Fee”: As to the Property when it is an REO Property, a fee payable out of the REO Account to the Successor Manager for managing such property while it is owned by the Trust Fund, which shall be reasonable and customary in the market in which such Property is located.

“REO Property”: The Property or other Collateral securing the Mortgage Loan, in the event that title to the Property or such other Collateral has been acquired by the Special Servicer on behalf of the Trust and the Companion Loan Holders through foreclosure, deed in lieu of foreclosure or otherwise in the name of the Trustee or its nominee.

“Reporting Servicer”: As defined in Section 13.8.

“Repurchase Price”: An amount (without duplication) generally equal to (a) respect to the Trust Loan, the sum of (i) the unpaid principal balance of the Trust Loan, (ii) accrued and unpaid interest on the Trust Loan at the applicable Note Rate (exclusive of the Default Rate) to and including the last day of the Mortgage Loan Interest Accrual Period in which the repurchase is to occur, (iii) unreimbursed Property Protection Advances and Administrative Advances together with interest on such Advances, (iv) an amount equal to all interest on outstanding Monthly Payment Advances, (v) any unpaid Trust Expenses, and (vi) any other out-of-pocket expenses reasonably incurred or expected to be incurred by the Servicer, the Special Servicer, the Certificate Administrator or the Trustee arising out of the enforcement of the repurchase obligation, or (b) with respect to any repurchase by the Trust Loan Seller of any single Trust Note, the sum of (i) the unpaid principal balance of such Trust Note, (ii) accrued and unpaid interest on such Trust Note at the related Note Rate (exclusive of the Default Rate) to and including the last day of the related Mortgage Loan Interest Accrual Period in which the repurchase is to occur, (iii) unreimbursed Property Protection Advances and Administrative Advances (in each case, allocable to such Trust Note pursuant to the Co-Lender Agreement) together with interest on Advances, (iv) an amount equal to all interest on outstanding Monthly Payment Advances (allocable to such Trust Note pursuant to the Co-Lender Agreement), (v) any unpaid Trust Expenses (allocable to such Trust Note pursuant to the Co-Lender Agreement) and (vi) any other out-of-pocket expenses reasonably incurred or expected to be incurred by the Servicer, Special Servicer, Certificate Administrator or Trustee arising out of the enforcement of the repurchase obligation (allocable to such Trust Note pursuant to the Co-Lender Agreement).

No Liquidation Fee will be payable by the Trust Loan Seller in connection with a repurchase of the Trust Loan due to a Material Breach or Material Document Defect pursuant to the Trust Loan Purchase Agreement (so long as such repurchase occurs within the time period required by the Trust Loan Purchase Agreement).

“Repurchase Request”: Any request or demand whether oral or written that the Mortgage Loan be repurchased or replaced, whether arising from a Material Breach or Material Document Defect or other breach of a representation or warranty.

“Repurchase Request Recipient”: As defined in Section 2.2(d).

“Repurchased Trust Note”: As defined in Section 3.29.

“Requesting Party”: As defined in Section 3.27(a).

“Required Advance Amount”: With respect to any Distribution Date, an amount equal to (a) the amount of the Monthly Payment Advance (taking into account any Trust Appraisal Reduction Amount as of such Distribution Date) that would be required with respect to the Trust Loan to be made on the related Remittance Date by the Servicer pursuant to this Agreement had the Borrower not made any portion of the Monthly Payment (or Assumed Monthly Payment) for the related Loan Payment Date (or Assumed Payment Date) less (b) the aggregate compensation payable on such Remittance Date to the Trustee and the Certificate Administrator in respect of the aggregate Trustee/Certificate Administrator Fee and to CREFC® in respect of the CREFC® Licensing Fee.

“Reserve Account”: Any reserve account required to be maintained under the Loan Agreement.

“Residual Ownership Interest”: Any record or beneficial interest in the Class R Certificates.

“Responsible Officer”: When used with respect to (i) the Trustee, any director, vice president, assistant vice president, assistant secretary, treasurer, assistant treasurer, trust officer or any other officer of the Corporate Trust Office of the Trustee (and, in the event that the Trustee is the Certificate Registrar, of the Certificate Registrar) assigned to the Corporate Trust Office with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred by the Trustee because of such officer’s knowledge of and familiarity with the particular subject and (ii) the Certificate Administrator, any director, vice president, assistant vice president, assistant secretary, treasurer, assistant treasurer, trust officer or any other officer of the Corporate Trust Office of the Certificate Administrator (and, in the event that the Certificate Administrator is the Certificate Registrar, of the Certificate Registrar) assigned to the Corporate Trust Office, with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom a particular matter is referred by the Certificate Administrator because of such officer’s knowledge of and familiarity with the particular subject. When used with respect to any Certificate Registrar (other than the Trustee or the Certificate Administrator), any officer or assistant officer thereof.

“Restricted Account”: As defined in the Loan Agreement.

“Restricted Account Agreement”: means the “Deposit Account Control Agreement” as defined in the Loan Agreement.

“Restricted Period”: As defined in Section 5.2(a).

“Retained Fee Rate”: Subject to Section 7.2(c), an amount equal to 0.00125% per annum.

“Rule 15Ga-1”: Rule 15Ga-1 under the Exchange Act.

“Rule 15Ga-1 Notice”: As defined in Section 2.2(d).

“Rule 144A”: As defined in Section 5.2(b).

“Rule 144A Global Certificate”: As defined in Section 5.2(b).

“Sarbanes Oxley Act” means the Sarbanes Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes-Oxley Certification”: With respect to an Other Securitization Trust, the certification required to be filed together with such Other Securitization Trust’s Exchange Act report on Form 10-K pursuant to Rule 13a-14 and Rule 15d-14 of the Exchange Act.

“S&P”: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors in interest. If neither S&P nor any successor remains in existence, “S&P” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Servicer, the Special Servicer, the Trustee and the Certificate Administrator and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Sequential Order”: (i) With respect to payments in respect of principal of the Sequential Pay Certificates on any Distribution Date, to the Class A, Class B, Class C, Class D and Class E Certificates, in that order; and (ii) with respect to payments in respect of interest on the Certificates (other than the Class R Certificates) on any Distribution Date, to the Class A, Class X-A and Class X-B Certificates, on a pro rata basis, in accordance with each such Class’s respective Interest Distribution Amount for such Distribution Date, and then sequentially to the Class B, Class C, Class D and Class E Certificates, in that order; in each case, such payments shall be made under clauses (i) and (ii) until the principal or interest, as applicable, to which each such Class is entitled is paid in full.

“Sequential Pay Certificates”: The Certificates other than the Class X-A, Class X-B and Class R Certificates.

“Servicer”: Wells Fargo Bank, National Association, in its capacity as servicer, or its successor in interest, or if any successor servicer is appointed as herein provided, such successor servicer.

“Servicer Customary Expenses”: As defined in Section 3.17(a).

“Servicer Servicing Personnel”: The divisions and individuals of the Servicer who are involved in the performance of the duties of the Servicer under this Agreement.

“Servicer Termination Event”: As defined in Section 7.1(a).

“Service(s)” or “Servicing”: In accordance with Regulation AB, the act of servicing and administering the Mortgage Loan or any other assets of the Trust by an entity (other than the Trustee and the Certificate Administrator) that meets the definition of “servicer” set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in Item 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities industry.

“Servicing Criteria”: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB as such may be amended from time to time and which as of the Closing Date are listed on Exhibit K hereto.

“Servicing Fee”: With respect to the Trust Loan and the Companion Loans and any REO Property, a fee payable monthly to the Servicer pursuant to Section 3.17 which will accrue at the related Servicing Fee Rate, computed on the basis of the same principal amount, on the same interest accrual basis, and for the same period respecting which any related interest payment on the Trust Loan or the Companion Loans, as the case may be, is (or would have been) computed. For the avoidance of doubt, the Servicing Fee shall be deemed to be payable from the Lower-Tier REMIC.

“Servicing Fee Rate”: With respect to the Trust Loan, 0.00250% per annum, and with respect to the Companion Loans, 0.00125% per annum.

“Servicing Function Participant”: Any Additional Servicer, Sub-Servicer, Subcontractor or any other Person, other than the Trustee, the Certificate Administrator, the Servicer and the Special Servicer (or their respective employees), that is performing activities that address the Applicable Servicing Criteria as of any date of determination.

“Servicing Party”: As defined in Section 13.2(b).

“Servicing Officer”: Any officer of the Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loan whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Certificate Administrator on the Closing Date by the Servicer or the Special Servicer, as applicable, in the form of an Officer’s Certificate, as such list may from time to time be amended.

“Servicing-Released Bid”: As defined in Section 7.2(b).

“Servicing-Retained Bid”: As defined in Section 7.2(b).

“Significant Obligor NOI Quarterly Filing Deadline”: With respect to each calendar quarter (other than the fourth calendar quarter of any calendar year), the date that is fifteen (15) days after the Relevant Distribution Date occurring on or immediately following the date on which financial statements for such calendar quarter are required to be delivered to the related lender under the Loan Documents. The parties to this Agreement acknowledge that in the event the Property securing any Companion Loan is a “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) with respect to an Other Securitization Trust that includes a Companion Loan, the date on which quarterly financial statements are required to be delivered to the related lender under the Loan Documents is, with respect to net operating income information, forty-five (45) days following the end of each fiscal quarter, subject to the terms of the Loan Agreement.

“Significant Obligor NOI Yearly Filing Deadline”: With respect to each calendar year, the date that is the ninetieth (90th) day after the end of such calendar year.

“Similar Law”: As defined in Section 5.3(m).

“Special Notice”: As defined in Section 5.6.

“Special Servicer”: AEGON USA Realty Advisors, LLC, as special servicer, or its successor in interest, or if any successor Special Servicer is appointed as herein provided, such successor Special Servicer.

“Special Servicer Customary Expenses”: As defined in Section 3.17(a).

“Special Servicer Servicing Personnel”: The divisions and individuals of the Special Servicer who are involved in the performance of the duties of the Special Servicer under this Agreement.

“Special Servicer Termination Event”: As defined in Section 7.1(a).

“Special Servicing Fee”: If the Mortgage Loan becomes a Specially Serviced Loan or any REO Property, a fee payable monthly to the Special Servicer equal to an amount computed on the basis of the same principal amount, on the same interest accrual basis, and for the same period respecting which any related interest payment on the Specially Serviced Loan is (or would have been) computed, at a rate of 0.125% per annum until the Special Servicing Loan Event with respect to the Specially Serviced Loan no longer exists. Such fee shall be in addition to, and not in lieu of, any other fee or other sum payable to the Special Servicer under this Agreement. For the avoidance of doubt, the Special Servicing Fee shall be deemed payable from the Lower-Tier REMIC.

“Special Servicing Loan Event”: With respect to the Trust Loan or the Mortgage Loan, (i) the Borrower has not made two (2) consecutive scheduled monthly debt service payments (and has not cured at least one such delinquency by the next Loan Payment Date under the Loan Documents) in respect of the Trust Loan or the Mortgage Loan; (ii) the Servicer and/or the Trustee has made two consecutive Monthly Payment Advances with respect to the Trust Loan or the Mortgage Loan (regardless of whether such Monthly Payment Advances have been reimbursed); (iii) the Borrower fails to make the related Balloon Payment when due, and on or before the Payment Date of such Balloon Payment, reasonable evidence is not provided to the Servicer that a refinancing is anticipated within one hundred twenty (120) days after the date on which such Balloon Payment will become due (provided that a Special Servicing Loan Event will occur if either (x) such refinancing does not occur before the expiration of the time period for refinancing specified in such binding commitment or (y) the Servicer is required to make a Monthly Payment Advance at any time prior to such refinancing); (iv) the Servicer has received notice that the Borrower has become the subject as debtor of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (v) the Servicer has received notice of a foreclosure of any lien on the Property; (vi) the Borrower has expressed in writing to the Servicer an inability to pay the amounts owed under the Mortgage Loan in a timely manner, (vii) in the judgment of the Servicer (consistent with Accepted Servicing Practices and during a Subordinate Control Period, with consent of the Controlling Class Representative unless the Servicer determines that the Controlling Class Representative’s withholding of consent is contrary to Accepted Servicing Practices), a default in the payment of principal or interest under the Mortgage Loan is reasonably foreseeable; or (viii) a default under the Mortgage Loan of which the Servicer has notice (other than a failure by the Borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders or the Companion Loan Holders has occurred and remains unremedied beyond the expiration of the applicable grace period specified in the Loan Documents (or, if no grace period is specified, 60 days); provided that, a Special Servicing Loan Event shall cease (a) with respect to the circumstances described in clauses (i) and (ii) above, when the Borrower has brought the Mortgage Loan current and thereafter made three consecutive full and timely monthly debt service payments on the Mortgage Loan, including pursuant to the workout of the Mortgage Loan, (b) with respect to the circumstances described in clauses (iv), (v), (vi), (vii) and (viii) above, when such circumstances cease to exist in the judgment of the Special Servicer (consistent with Accepted Servicing Practices), or (c) with respect to the circumstances described in clause (iii) above, when such default is cured by or on behalf of the Borrower or waived by the Special Servicer (whether by modification of the Loan Documents or otherwise); provided, in any case, that at that time no other circumstance exists (as described above) that would constitute a Special Servicing Loan Event.

“Specially Serviced Loan”: The Trust Loan or the Mortgage Loan, as applicable, during the occurrence of a Special Servicing Loan Event.

“Sponsor”: D.C. Area Portfolio Upper Tier JV, L.P., a Delaware limited partnership.

“Startup Day”: As defined in Section 12.1(c).

“Stated Principal Balance”: With respect to the Mortgage Loan (including, without limitation, as an REO Loan), the outstanding principal balance of the Mortgage Loan on the Cut-off Date, after application of all scheduled payments due on or before such date, whether or not received, as reduced on each Distribution Date by (a) the Regular Principal Distribution

Amount for such Distribution Date, and (b) any reduction of the principal balance of the Mortgage Loan that has been permanently made as a result of a bankruptcy proceeding, modification or otherwise during the related Collection Period.

“Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities industry) of the Mortgage Loan but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loan under the direction or authority of the Servicer (or a Sub-Servicer of the Servicer), the Special Servicer (or a Sub-Servicer of the Special Servicer) or an Additional Servicer (or a Sub-Servicer of an Additional Servicer).

“Subordinate Consultation Period”: Any period when both (i) the Certificate Balance of the Class E Certificates (taking into account the application of any Trust Appraisal Reduction Amount to notionally reduce the Certificate Balance of such Class of Certificates) is less than 25% of the initial Certificate Balance of such Class of Certificates and (ii) the Certificate Balance of the Class E Certificates (without regard to the application of any Trust Appraisal Reduction Amount allocable to such Class of Certificates) is at least equal to 25% of the initial Certificate Balance of such Class of Certificates.

“Subordinate Consultation Termination Period”: Any period when the Certificate Balance of the Class E Certificates (without regard to the application of any Trust Appraisal Reduction Amount to notionally reduce the Certificate Balance of such Class of Certificates) is less than 25% of the initial Certificate Balance of such Class of Certificates.

“Subordinate Control Period”: Any period when the Certificate Balance of the Class E Certificates (taking into account the application of any Trust Appraisal Reduction Amount to notionally reduce the Certificate Balance of such Class of Certificates) is at least equal to 25% of the initial Certificate Balance of such Class of Certificates.

“Sub-Servicer”: Any Person that (i) Services the Mortgage Loan on behalf of the Servicer, the Special Servicer or any Sub-Servicer and (ii) is responsible for the performance (whether directly or through Sub-Servicers or Subcontractors) of a substantial portion of the servicing functions required to be performed by the Servicer, the Special Servicer, any Servicing Function Participant or an Additional Servicer, under this Agreement, with respect to the Mortgage Loan, that are identified in Item 1122(d) of Regulation AB.

“Sub-Servicing Agreement”: The written contract between the Servicer, an Additional Servicer, the Trustee or the Certificate Administrator, as the case may be, and any Sub-Servicer relating to servicing and administration of the Mortgage Loan.

“Sub-Servicing Entity”: As defined in Section 7.1(a).

“Successful Bidder”: As defined in Section 7.2(b).

“Successor Manager”: Any Independent Contractor as selected or retained by the Special Servicer, on behalf of the Trust Fund, to serve as manager of a REO Property, which designation, as evidenced by written confirmation from each Rating Agency, will not result in the downgrade, withdrawal or qualification of the ratings assigned to the Certificates by such Rating Agency.

“Tax Matters Person”: The Person designated as the “tax matters person” of the Upper-Tier REMIC and the Lower-Tier REMIC, pursuant to Treasury Regulations Section 1.860F-4(d).

“Temporary Regulation S Global Certificate”: As defined in Section 5.2(a).

“Terminated Party”: As defined in Section 7.1(e).

“Terminating Party”: As defined in Section 7.1(e).

“Transferee Affidavit”: As defined in Section 5.3(n)(ii).

“Transferor Letter”: As defined in Section 5.3(n)(ii).

“Trust”: The trust formed pursuant to this Agreement.

“Trust A Note”: As defined in the Introductory Statement hereto.

“Trust Appraisal Reduction Amount”: means, any portion of an Appraisal Reduction Amount allocated to the Trust Notes.

“Trust B Note”: As defined in the Introductory Statement hereto.

“Trust Collection Account”: As defined in Section 3.4(a).

“Trust Loan Purchase Agreement”: As defined in the Introductory Statement hereto.

“Trust Notes”: As defined in the Introductory Statement hereto.

“Trust Expenses”: Any unanticipated and certain other default related expenses incurred by the Trust Fund (including, without limitation, all interest on Advances, all Special Servicing Fees, Work-out Fees and Liquidation Fees and all other Borrower Reimbursable Trust Expenses, in each case to the extent not reimbursed by the Borrower) and all other amounts (such as indemnification payments), in each case, permitted to be retained, reimbursed or withdrawn and remitted by or to, as applicable, the Servicer, the Special Servicer or the Certificate Administrator (on behalf of itself or the Trustee, as applicable), from the Collection Account pursuant to this Agreement.

“Trust Fund”: The corpus of the Trust created by this Agreement, consisting of (i) the Trust Loan, including the Trust Notes, together with all other documents comprising the Loan File (exclusive of the original Companion Loan Notes); (ii) all scheduled and Unscheduled Payments on or collections in respect of the Trust Notes; (iii) any REO Property (to the extent of the Trust’s interest in such REO Property) and REO Account (to the extent of the Trust’s interest in such REO Property); (iv) all revenues received in respect of any REO Property (to the extent of the Trust’s interest in such REO Property); (v) the Servicer’s, Special Servicer’s and the Trustee’s rights under the insurance policies with respect to the Property required to be maintained pursuant to this Agreement and any proceeds thereof (to the extent of the Trust’s interest therein); (vi) any Collateral Security Documents; (vii) any indemnities or guaranties given as additional security for the Trust Notes; (viii) all funds deposited in the Collection Account allocable to the Trust Notes, the Interest Reserve Account and the Distribution Account, including reinvestment income thereon (except as otherwise provided herein); (ix) any Environmental Indemnity and any other environmental indemnity agreements relating to the Property (to the extent of the Trust’s interest therein); (x) the rights and remedies of the Depositor under the Trust Loan Purchase Agreement, other than Sections 7(e) and 7(g) thereof; (xi) the security interest in the Reserve Accounts granted pursuant to Section 2.1; (xii) all of the lender’s right, title and interest in the Reserve Accounts, the Restricted Account and the Cash Management Account, (xiii) all other assets included or to be included in the Lower-Tier REMIC for the benefit of the Upper-Tier REMIC; (xiv) the Uncertificated Lower-Tier Interests; and (xv) the proceeds of any of the foregoing.

“Trust Loan Seller”: BANA.

“Trustee”: Wilmington Trust, National Association, in its capacity as trustee, or its successor in interest, or any successor trustee appointed as herein provided.

“Trustee Personnel”: The divisions and individuals of the Trustee who are involved in the performance of the duties of the Trustee under this Agreement.

“Trustee/Certificate Administrator Fee”: With respect to the Trust Loan and any REO Trust Loan, a fee payable monthly to the Trustee and the Certificate Administrator pursuant to Section 8.5 which will accrue at the Trustee/Certificate Administrator Fee Rate, computed on the basis of the same principal amount, on the same interest accrual basis, and for the same Loan Interest Accrual Period respecting which any related interest payment on the Trust Loan or REO Trust Loan is (or would have been) computed. For the avoidance of doubt, the Trustee/Certificate Administrator Fee shall be deemed to be payable from the Lower-Tier REMIC.

“Trustee/Certificate Administrator Fee Rate”: 0.00570% per annum, computed on the basis of the same principal amount in the same manner and for the same Loan Interest Accrual Period respecting which any related interest payment on the Trust Loan is computed, a portion of which will be paid to the Trustee on a monthly basis, in the amount of $250 a month.

“Uncertificated Lower-Tier Interests”: Any of the Class LA, Class LB, Class LC, Class LD and Class LE Uncertificated Interests.

“Underwriter Exemption”: With respect to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Prohibited Transaction Exemption 91-31, 58 Fed Reg. 28, 620 (May 14, 1993), as most recently amended by Prohibited Transaction Exemption 2013-08 (July 9, 2013) and as further amended by the Department of Labor from time to time.

“Uninsured Cause”: With respect to the Mortgage Loan, any cause of damage to property of the Borrower subject to the Mortgage such that the complete restoration of such property is not fully reimbursable (but without regard to any applicable deductible provisions) by any insurance policy required to be maintained with respect thereto pursuant to the terms of the Loan Documents or this Agreement.

“Unscheduled Payments”: With respect to any Distribution Date, all payments and collections received with respect to the Mortgage Loan or upon foreclosure or liquidation of the Property (net of related foreclosure expenses and Liquidation Expenses) during the related Collection Period, including, but not limited to, prepayments due to acceleration of the Mortgage Loan, Net Liquidation Proceeds, Net Foreclosure Proceeds, Condemnation Proceeds, Insurance Proceeds, voluntary prepayments and other payments and collections on the Mortgage Loan not scheduled to be received, other than Monthly Payments or any Balloon Payment.

“Upper-Tier Distribution Account”: A subaccount of the Distribution Account, which shall be an asset of the Trust Fund and the Upper-Tier REMIC.

“Upper-Tier REMIC”: One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

“U.S. Tax Person”: A Person that is (i) a citizen or resident alien of the United States, (ii) a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, (iii) an estate whose income is subject to United States federal income tax regardless of its source (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided by applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as a U.S. Tax Person) or (v) any other Person that is disregarded as separate from its owner for U.S. federal income tax purposes and whose owner is described in clauses (i) through (iv) above.

“Voting Rights”: The portion of the voting rights of all of the Certificates that is allocated to any Certificate or Class of Certificates. At any time that any Certificates are outstanding, the Voting Rights shall be allocated among the respective Classes of Certificateholders as follows: (1) (x) except as described in clause (y) of this clause (1), 4% in the aggregate to the Class X-A and Class X-B Certificates (for so long as the Notional Amounts of such Classes have not been reduced to zero) allocated to such Classes, pro rata, based on their respective Notional Amounts and (y) 0% to the Class X-A and Class X-B Certificates in the case of votes pertaining to terminating and replacing the Special Servicer as described in Section 7.1; and (2) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of (x) the percentage of Voting Rights remaining after allocations in clause (1) above, and (y) a percentage, the numerator of which is equal to the aggregate Certificate Balance (and in connection with any vote to terminate or replace the Special Servicer under this Agreement following the termination of a Subordinate Control Period, taking account of any notional reduction in such Certificate Balance for any Trust Appraisal Reduction Amount allocated to the Sequential Pay Certificates) of such Class of Sequential Pay Certificates, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and in connection with any vote to terminate or replace the Special Servicer under this Agreement following the termination of a Subordinate Control Period, taking account of any notional reduction in such aggregate Certificate Balance for any Trust Appraisal Reduction Amount allocated to the Sequential Pay Certificates) of all Classes of Sequential Pay Certificates, in each case determined as of the prior Distribution Date. The Class R Certificates shall not be entitled to any Voting Rights.

“Withheld Amounts”: As defined in Section 3.4(d).

“Work-out Fee”: A fee payable to the Special Servicer pursuant to Section 3.17 equal to 0.50% of each payment of principal and interest made on the Mortgage Loan following resolution of all existing Special Servicing Loan Events by a written agreement with the Borrower negotiated by the Special Servicer for so long as another Special Servicing Loan Event with respect to the Mortgage Loan does not occur; provided that any such Work-out Fee payable to the Special Servicer shall be reduced by any Modification Fees paid by or on behalf of the Borrower and retained by the Special Servicer as and to the extent described in the definition of “Modification Fees” in this Agreement and in the last sentence of the third paragraph of Section 3.17(a), but only to the extent those fees have not previously been deducted from a Work-out Fee or Liquidation Fee. No Workout Fee will be payable to the Special Servicer if the Trust Loan Seller repurchases the Mortgage Loan pursuant to the Trust Loan Purchase Agreement.

“Yield Maintenance Default Premium”: As the term “Yield Maintenance Premium” is defined in Loan Agreement.

Section 1.2     Interpretation.  (a)  Whenever this Agreement refers to a Distribution Date and a “related” Collection Period, Certificate Interest Accrual Period, Remittance Date or Loan Payment Date, such reference shall be to the Collection Period, Certificate Interest Accrual Period, Remittance Date or Loan Payment Date, as applicable, immediately preceding such Distribution Date.

(b)           Whenever this Agreement refers to a Distribution Date and an “applicable” Pass-Through Rate, such reference shall be to the Pass-Through Rate for the applicable Class for the related Certificate Interest Accrual Period.

(c)           The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified.

(d)           Interest on the Certificates shall be computed on the basis of a 360-day year consisting of twelve 30 day months.

Section 1.3     Certain Calculations in Respect of the Trust Loan and the Mortgage Loan.  (a)  All amounts collected by or on behalf of the Trust in respect of the Mortgage Loan in the form of payments from the Borrower, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds (other than amounts necessary to be applied to the restoration, preservation or repair of the Property or to be released to the Borrower in accordance with the Loan Documents and other than payment of a Repurchase Price or the Mortgage Loan Purchase Price) shall, subject to Section 1.3(c), be applied to amounts due and owing under the Loan Documents and the Co-Lender Agreement (including for principal and accrued and unpaid interest) in accordance with the express provisions of such Loan Documents and the Co-Lender Agreement; provided, however, in the absence of such express provisions or if and to the extent that such terms authorize the mortgagee to use its discretion, and in any event for purposes of calculating distributions hereunder after a Mortgage Loan Event of Default, all such amounts collected that are not required to be distributed to the Companion Loan Holders pursuant to the Co-Lender Agreement shall be deemed to be applied: first, as a recovery of any related and unreimbursed Advances plus interest accrued thereon and, if applicable, unreimbursed Trust Expenses; second, as a recovery of Nonrecoverable Advances or interest thereon to the extent previously reimbursed from principal collections with respect to the Trust Loan or the Mortgage Loan, as applicable, to the extent previously allocated from principal allocations with respect to the Trust Loan or Mortgage Loan, as applicable; third, as a recovery of accrued and unpaid interest on each outstanding Trust Note to the extent of the excess of (i) accrued and unpaid interest at the applicable Net Trust Note Rate (without giving effect to any increase in such Net Trust Note Rate required under the Loan Agreement as a result of a default under the Trust Loan) to, but not including, the date of receipt by or on behalf of the Trust (or, in the case of a full Monthly Payment from the Borrower, for the related Loan Interest Accrual Period), over (ii) the cumulative amount of the reductions (if any) in the amount of the interest portion of the related Monthly Payment Advances for the Trust Loan that have theretofore occurred under Section 3.23(a) in connection with Trust Appraisal Reduction Amounts (to the extent that collections have not been applied as a recovery of accrued and unpaid interest pursuant to clause fifth below on earlier dates) (such accrued and unpaid interest to be applied sequentially to accrued and unpaid interest on the Trust A Note and Trust B Note in that order); fourth, as a recovery of principal of the Trust Loan then due and owing, including by reason of acceleration of the Trust Loan following a default thereunder (or, if the Trust Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance), first, to the Trust A Note (to reduce the outstanding principal balance of the Trust A Note) and then to the Trust B Note (to reduce the outstanding principal balance of the Trust B Note), in each case until their respective principal balances have been reduced to zero; fifth, as a recovery of accrued and unpaid interest on the Trust Loan to the extent of the cumulative amount of the reductions (if any) in the amount of the interest portion of the related Monthly Payment Advances for the Trust Loan that have theretofore occurred under Section 3.23(a) in connection with related Trust Appraisal Reduction Amounts (to the extent collections have not been applied as recovery of accrued and unpaid interest pursuant to this clause fifth on earlier dates) (such accrued and unpaid interest to be applied sequentially to accrued and unpaid interest on the Trust A Note and Trust B Note in that order); sixth, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, ground rent and insurance premiums and similar items; seventh, as a recovery of any other reserves to the extent then required to be held in escrow; eighth, as a recovery of any Yield Maintenance Default Premium then due and owing under the Trust Loan; ninth, as a recovery of any assumption fees and Modification Fees then due and owing under the Mortgage Loan; tenth, as a recovery of any Default Interest or late charges then due and owing under the Mortgage Loan; eleventh, as a recovery of any other amounts then due and owing under the Trust Loan other than remaining unpaid principal; and twelfth, as a recovery of any remaining principal of the Trust Loan to the extent of its entire remaining unpaid principal balance first to the Trust A Note (to reduce the outstanding principal balance of the Trust A Note to zero) and then to the Trust B Notes (to reduce the outstanding principal balance of the Trust B Notes to zero); provided, that, to the extent required under the REMIC Provisions to preserve the Trust’s status as a REMIC or otherwise prevent the imposition of any tax thereon, payment or proceeds received with respect to any partial release of any portion of the Property (including following a condemnation) at a time when the loan to value ratio of the Mortgage Loan exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value) must be applied to reduce the principal balance of the Mortgage Loan in the manner permitted by the REMIC Provisions.

(b)           Collections by or on behalf of the Trust and the Companion Loan Holders in respect of any REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and other than payments of a Mortgage Loan Purchase Price) that are not required to be distributed to Companion Loan Holders pursuant to the Co-Lender Agreement, subject to Section 1.3(c), shall be deemed to be applied in the following order of priority: first, as a recovery of any related and unreimbursed Advances, plus interest accrued thereon and, if applicable, unreimbursed Trust Expenses; second, as a recovery of Nonrecoverable Advances or interest thereon to the extent previously reimbursed from principal collections with respect to the Mortgage Loan, to the extent previously allocated from principal allocations with respect to r the Mortgage Loan; third, as a recovery of accrued and unpaid interest on the Trust Notes, to the extent of the excess of (i) accrued and unpaid interest on each outstanding Trust Note at the applicable Net Trust Note Rate of each Trust Note (without giving effect to any increase in such Net Trust Note Rate required under the Loan Agreement as a result of a Mortgage Loan Event of Default) through the end of the related Loan Interest Accrual Period corresponding to the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of the interest portion of the related Monthly Payment Advances for the Trust Loan that have theretofore occurred under Section 3.23(a) in connection with Trust Appraisal Reduction Amounts (to the extent that collections have not been applied as a recovery of accrued and unpaid interest pursuant to clause fifth below or clause fifth of the waterfall in Section 1.3(a) on earlier dates) (such accrued and unpaid interest to be applied sequentially to accrued and unpaid interest on the Trust A Note and the Trust B Note in that order); fourth, as a recovery of principal due and payable on the Trust Loan, including by reason of acceleration of the Trust Loan following a Mortgage Loan Event of Default (or, if the Trust Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance), first, to the Trust A Note (to reduce the outstanding principal balance of the Trust A Note) and then to the Trust B Note (to reduce the outstanding principal balance of the Trust B Note) in each case until their respective principal balances have been reduced to zero; fifth, as a recovery of accrued and unpaid interest on the Trust Loan to the extent of the cumulative amount of the reductions (if any) in the amount of the interest portion of the related Monthly Payment Advances for the Trust Loan that have theretofore occurred under Section 3.23(a) in connection with related Trust Appraisal Reduction Amounts (to the extent that collections have not theretofore been applied as a recovery of accrued and unpaid interest pursuant to this clause fifth or clause fifth of the waterfall in Section 1.3(a) on earlier dates) (such accrued and unpaid interest to be applied sequentially to accrued and unpaid interest on the Trust A Note and Trust B Note in that order);

sixth, as a recovery of any Yield Maintenance Default Premium then due and owing under the Trust Loan; seventh, as a recovery of any assumption fees and Modification Fees then due and owing under the Mortgage Loan; eighth, as a recovery of any Default Interest then deemed to be due and owing under the Mortgage Loan; and ninth, as a recovery of any other amounts deemed to be due and owing in respect of the Trust Loan.

(c)            Upon liquidation of the Trust Notes, notwithstanding anything to the contrary in the Co-Lender Agreement, but without changing any allocations under the Co-Lender Agreement between the Trust Loan and the Companion Loans, the Notes or any REO Property, all Net Liquidation Proceeds received with respect to the Trust Loan, the Trust Notes or any REO Trust Loan, as the case may be, will be applied so that amounts allocated as a recovery of accrued and unpaid interest on the Trust Loan, the Trust Notes or any REO Trust Loan, as applicable, will not, for purposes of making distributions on the Certificates, include accrued and unpaid interest on the Trust Loan (or any REO Trust Loan) that has not been advanced by the Servicer as a result of Trust Appraisal Reductions Amounts with respect to the Trust Loan, the Trust Notes or any REO Trust Loan, as applicable (“Appraisal Reduced Interest”). After the adjusted interest amount is so allocated, any remaining Net Liquidation Proceeds received with respect to the Trust Loan, the Trust Notes or any REO Trust Loan, as applicable, will be allocated to pay principal on the Trust Loan, the Trust Notes or any REO Trust Loan, as applicable, until the unpaid principal amount thereof has been reduced to zero. Any remaining Net Liquidation Proceeds received with respect to the Trust Loan, the Trust Notes or any REO Trust Loan, as applicable, would then be allocated to pay Appraisal Reduced Interest.

(d)           All net present value calculations and determinations made under this Agreement with respect to the Mortgage Loan, the Property or any REO Property (including for purposes of the definition of “Accepted Servicing Practices”) shall be made using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan the Trust Loan or the Companion Loans, or sale of the Mortgage Loan, the Trust Loan or the Companion Loans, if it is in default (in such case, the “Defaulted Loan”), the higher of (1) the rate determined by the Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the Borrower on similar debt of the Borrower as of such date of determination and (2) the Note Rates on the Mortgage Loan, the Trust Loan or the Companion Loans, as the case may be, based on its outstanding principal balance and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent Appraisal (or update of such Appraisal).

ARTICLE II

DECLARATION OF TRUST; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.1     Creation and Declaration of Trust; Conveyance of the Trust Loan.  (a)  The Depositor, concurrently with the execution and delivery hereof, hereby establishes a trust to be designated as BAMLL Commercial Mortgage Securities Trust 2016-ISQR, appoints the Trustee to serve as trustee of such trust and sells, transfers, assigns, delivers, sets over, and otherwise conveys or causes to be conveyed in trust to the Trustee (on behalf of the Lower-Tier REMIC) for the benefit of the Upper-Tier REMIC and the Certificateholders, without recourse (except to the extent otherwise provided herein and in the Loan Documents), the Depositor’s right, title and interest, whether now owned or hereafter acquired, now existing or hereafter arising, wherever located, in and to all of the items referred to in the definition of “Trust Fund”, including without limitation (i) all rights and remedies of the Depositor under the Trust Loan Purchase Agreement (other than Sections 7(e) and 7(g) thereof), (ii) all right, title and interest of the Depositor in, to and under the Reserve Accounts, the Restricted Account and the Cash Management Account, (iii) all right, title and interest of the Depositor in and to the Trust Loan as of the Closing Date and (iv) all other assets included or to be included in the Lower-Tier REMIC for the benefit of the Upper-Tier REMIC. Such sale, transfer and assignment include any related escrow accounts and any security interest under the Trust Loan (whether in real or personal property and whether tangible or intangible) and all related rights to payments made or required to be made to the Depositor by the Borrower or any other party under the Loan Documents relating to the Trust Loan. Such sale, transfer and assignment further include all Loan Documents relating to the Mortgage Loan (other than the Companion Loan Notes).

(b)           In connection with such sale, transfer and assignment, the Depositor shall direct the Trust Loan Seller (pursuant to the Trust Loan Purchase Agreement) to deliver to and deposit with (or cause to be delivered and deposited with) the Custodian (with copies to the Servicer) on or prior to the tenth (10th) day following the Closing Date (or, in the case of the documents and/or instruments referenced in clause (A) below, on or prior to the Closing Date), the following documents or instruments with respect to the Mortgage Loan (collectively, the “Loan File”; capitalized terms used in this Section 2.1(b) not defined in this Agreement shall have the meanings ascribed to them in the Loan Agreement), in each case executed by the parties thereto:

 (A)            the original Trust Notes, endorsed without recourse to the order of the Trustee in the following form: “Pay to the order of Wilmington Trust, National Association, solely in its capacity as Trustee on behalf of the registered Holders of BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR, without recourse, representation or warranty, express or implied, except as set forth in the Trust Loan Purchase and Sale Agreement, dated as of August 17, 2016, between Banc of America Merrill Lynch Large Loan, Inc., as Purchaser, and Bank of America, N.A., as Seller”, which Trust Notes and all endorsements thereon shall show a complete chain of endorsement from the original payee(s) to the Trustee;

 (B)            the original Loan Agreement, including all amendments thereto;

 (C)            the original recorded Mortgage or a certified copy of the recorded Mortgage;

 (D)            the original recorded Assignment of Mortgage, in favor of the Trustee, executed by the Trust Loan Seller, and in a form that is complete and suitable for recording in the jurisdiction in which the Property is located, to “Wilmington Trust, National Association, solely in its capacity as Trustee on behalf of the registered Holders of BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR and any holder of a Companion Loan, as their interests may appear”;

 (E)            an original of the Restricted Account Agreement;

 (F)            an original of the Cash Management Agreement;

 (G)            an original of the Assignment of Management Agreement;

 (H)           an original of the Assignment of TSR Agreement;

 (I)             an original of the Environmental Indemnity;

 (J)            where applicable, a copy of each UCC-1 financing statement (and an original thereof shall have been sent for filing), together with a UCC-3 financing statement, in a form that is complete and suitable for filing, disclosing the assignment from the secured party named in such UCC-1 financing statement to the Trustee of the security interest in the personal property and other UCC collateral constituting security for repayment of the Mortgage Loan;

 (K)           the lender’s title insurance policy (which may be in electronic form) obtained in connection with the origination of the Mortgage Loan (or an executed irrevocable agreement by the title insurance company to issue a title insurance policy pursuant to and in conformity with (1) a marked, signed commitment to insure and (2) a pro forma title insurance policy), together with any endorsements thereto;

 (L)            any other documents related to the Trust Loan set forth in the Trust Loan Purchase Agreement;

 (M)          an original of the Co-Lender Agreement; and

 (N)            any and all amendments, modifications and supplements to, and waivers related to, any of the foregoing;

provided that if the Trust Loan Seller cannot deliver, or cause to be delivered, any of the documents and/or instruments referred to in clauses (C), (D) and (J) above with evidence of filing or recording thereon (if intended to be recorded or filed), because of a delay caused by the public filing or recording office where such document or instrument has been delivered for filing or recordation, or because the timing of the tenth (10th) day following the Closing Date is such that it would not be feasible to obtain such documents from such public filing or recording office in sufficient time to meet the delivery requirements of this Section 2.1(b), the delivery requirements of this Section 2.1(b) shall be deemed to have been satisfied on a provisional basis as of the 10th day following the Closing Date as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Loan File, if a duplicate original or a photocopy of such non-delivered document or instrument (certified by the applicable public filing or recording office, the applicable title insurance company or the Trust Loan Seller, as applicable, to be a true and complete copy of the original thereof submitted for filing or recording) is delivered to Custodian (with copies to the Servicer) on or before the 10th day following the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the applicable public filing or recording office, the applicable title insurance company or the Trust Loan Seller, as applicable, in the case of the documents and/or instruments referred to in clauses (C), (D) and (J) above, to be a true and complete copy of the original thereof submitted for filing or recording), with evidence of filing or recording thereon, is delivered to the Custodian within one hundred and eighty (180) days of the Closing Date (or within such longer period as permitted pursuant to the Trust Loan Purchase Agreement); provided, further, that in the event that any of the documents and/or instruments referred to in clauses (C), (D) and (J) above is determined to be defective or not in compliance with the requirements of the applicable filing office or recording depositary, or if any such document is lost or returned unrecorded because of a defect therein, the Trust Loan Seller is required to promptly prepare a substitute document, and cause each such document to be duly submitted for filing or recording, as applicable; provided, further, that in those instances where the public filing or recording office retains an original Mortgage, an original Assignment of Mortgage or any other Collateral Security Document, if applicable, after any has been recorded, the delivery requirements of the Trust Loan Seller under the Trust Loan Purchase Agreement shall be deemed to have been satisfied upon delivery to Custodian of a copy of such Mortgage, Assignment of Mortgage or other Collateral Security Document, if applicable, with evidence of filing or recording thereon and certified by the applicable public filing or recording office, the applicable title insurance company or the Trust Loan Seller, as applicable, to be a true and complete copy of the recorded original thereof.

The Depositor hereby represents and warrants that the Trust Loan Seller has covenanted in the Trust Loan Purchase Agreement to deliver or cause to be delivered to the Servicer for its review all required insurance policies or certificates issued by the insurers showing such insurance to be in effect on the Closing Date, together with proof of payment of premiums relating thereto then due and payable (which may consist of such policies or certificates).

In the event that any letter of credit is delivered by the Borrower under the Loan Documents after the Closing Date, the Servicer shall hold the original of such letter of credit on behalf of the Trust and deliver a copy of such letter of credit to the Trustee.

The parties hereto acknowledge that the Trust Loan Purchase Agreement requires the Trust Loan Seller to record or file, as applicable, or cause a third party to record or file, as applicable, in the appropriate public recording or filing office the documents and/or instruments referred to in clauses (C), (D) and (J) above.

The ownership of the Trust Notes, the Mortgage, the Collateral Security Documents and all other contents of the Loan Files shall be vested in the Trust or the Trustee in trust for the benefit of the Certificateholders and (other than the Trust Notes) the Companion Loan Holders. The Depositor, the Servicer and the Special Servicer agree to take no action inconsistent with the Trustee’s ownership of the Trust Loan and to promptly indicate to all inquiring parties that the Trust Loan has been sold and to claim no ownership interest in the Trust Loan. All original documents relating to the Mortgage Loan that are not delivered to the Custodian are and shall be held by the Depositor, the Servicer or the Special Servicer, as the case may be, in trust for the benefit of the Certificateholders and (other than the Trust Notes) the Companion Loan Holders. In the event that any such original document is required pursuant to the terms of this Section 2.1(b) to be a part of the Loan File, such document shall be delivered promptly to Custodian.

The conveyance of the Trust Loan and the related rights and property accomplished hereby is absolute and is intended by the parties hereto to constitute an absolute sale and transfer of the Trust Loan and such other related rights and property by the Depositor to the Trustee in trust for the benefit of the Certificateholders and (other than the Trust Notes) the Companion Loan Holders, in exchange for the Certificates being sold by the Depositor. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in all of the Depositor’s right, title and interest in and to the assets constituting the Trust Fund, including the Trust Loan, all amounts received on or with respect to the Trust Loan after the Closing Date, all amounts held from time to time in the Collection Account, the Distribution Account, and, if established, the REO Account, and all of the Depositor’s right, title and interest under the Trust Loan Purchase Agreement (other than Sections 7(e) and 7(g) thereof), (iii) the possession by the Trustee (or its agent) of the Trust Notes with respect to the Trust Loan and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

Section 2.2     Acceptance by the Trustee, the Certificate Administrator and the Custodian. (a) By execution and delivery of this Agreement, (i) the Trustee acknowledges the assignment to it of the Trust Loan in good faith without notice of adverse claims and (ii) the Custodian declares that it holds and will hold or will cause to be held such documents as are delivered to it constituting the Loan File (to the extent the documents constituting the Loan File are actually delivered to the Custodian), upon the conditions herein set forth, for the use and benefit of all present and future Certificateholders and (other than the Trust Notes) the Companion Loan Holders.

(b)           The execution and delivery of this Agreement by the Custodian shall constitute certification by the Custodian that (i) the original Trust Notes specified in clause (A) of the definition of “Loan File” and all allonges thereto, if any, have been received by the Custodian; and (ii) such original Trust Notes have been reviewed by the Custodian and (1) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (2) appears to have been executed and (3) purports to relate to the Trust Loan. The Custodian agrees to review or cause to be reviewed the Loan File within thirty (30) days after the Closing Date, and to deliver to the Depositor, the Trustee, the Certificate Administrator, the Trust Loan Seller, the Servicer and the Special Servicer a report certifying, subject to any exceptions found by it in such review, that (A) all documents referred to in Section 2.1(b) have been received, and (B) all documents appear to have been executed, appear on their face to be what they purport to be, purport to be recorded or filed (if and as applicable) and have not been torn, mutilated or otherwise defaced, and appear on their faces to relate to the Trust Loan. The Custodian shall have no responsibility for reviewing the Loan File except as expressly set forth in this Section 2.2(b). The Custodian shall be under no duty or obligation to inspect, review, or examine any such documents, instruments or certificates to independently determine that they are valid, genuine, enforceable, legally sufficient, duly authorized, or appropriate for the represented purpose, whether the text of any assignment or endorsement is in proper or recordable form (except to determine if the endorsement conforms to the requirements of Section 2.1(b)), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, to independently determine that any document has actually been filed or recorded in the appropriate office, that any document is other than what it purports to be on its face, or whether the title insurance policies relate to the Property.

(c)            Upon the first anniversary of the Closing Date, the Custodian shall deliver to the Depositor, the Certificate Administrator, the Trust Loan Seller, the Servicer and the Special Servicer a final exception report as to any remaining documents that are not in the Loan File, whereupon, within ninety (90) days, the Depositor shall either: (i) cause such document deficiency to be cured; or (ii) use commercially reasonable efforts to cause the Trust Loan Seller to repurchase the Trust Loan pursuant to the Trust Loan Purchase Agreement if such exception is a Material Document Defect. Notwithstanding anything to the contrary herein, no Defect (except for a Defect with respect to the documents described in clauses (A) through (D), (J) and (K) of Section 2.1(b)) shall be considered to be a Material Document Defect unless the document with respect to which a Defect exists is required in connection with (i) an imminent enforcement of the mortgagee’s rights or remedies under the Trust Loan; (ii) defending any claim asserted by the Borrower or any third party with respect to the Trust Loan; (iii) establishing the validity or priority of any lien on any collateral securing the Trust Loan; or (iv) any immediate significant servicing obligations, the failure of which to perform would have a material and adverse effect on the value of the Trust Loan or the interest of the Trust, including without limitation, making a claim under a title policy. The Trust’s sole remedy against the Trust Loan Seller in connection with a Material Document Defect is to enforce the repurchase claim in accordance with the provisions of the Trust Loan Purchase Agreement and as contemplated by Section 2.6 of this Agreement.

(d)           If the Servicer or the Special Servicer (i) receives a Repurchase Request (the receiving Servicer or Special Servicer, as applicable, the “Repurchase Request Recipient” with respect to such Repurchase Request); or (ii) receives any withdrawal of a Repurchase Request by the Person making such Repurchase Request (or such a Repurchase Request is forwarded to the Servicer or the Special Servicer by another party hereto), then the Repurchase Request Recipient shall deliver notice of such Repurchase Request or withdrawal of a Repurchase Request (each, a “Rule 15Ga-1 Notice”) to the Depositor, the Companion Loan Holders and the Trust Loan Seller, in each case within ten (10) Business Days from such party’s receipt thereof. Each Rule 15Ga-1 Notice may be delivered by electronic means.

Each Rule 15Ga-1 Notice shall include (i) the identity of the Trust Loan, (ii) the date the Repurchase Request is received or the date any withdrawal of the Repurchase Request is received, as applicable and (iii) in the case of a Repurchase Request, (A) the identity of the Person making such Repurchase Request, (B) if known, the basis for the Repurchase Request (as asserted in the Repurchase Request) and (C) a statement from the Repurchase Request Recipient as to whether it currently plans to comply with such Repurchase Request.

A Repurchase Request Recipient shall not be required to provide any information in a Rule 15Ga-1 Notice protected by the attorney-client privilege or attorney work product doctrines. The Trust Loan Purchase Agreement will provide that (i) any Rule 15Ga-1 Notice provided pursuant to this Section 2.2(d) is so provided only to assist the Trust Loan Seller and Depositor or their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided pursuant to this Section 2.2(d) by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to the Trust Loan Purchase Agreement, including with respect to any Repurchase Request that is the subject of a Rule 15Ga-1 Notice.

In the event that the Depositor, the Certificate Administrator or the Trustee receives a Repurchase Request or a withdrawal of a Repurchase Request, such party shall promptly forward or otherwise provide written notice of such Repurchase Request or withdrawal of a Repurchase Request, as the case may be, to the Servicer or, if relating to the Trust Loan while a Special Servicing Loan Event has occurred and is continuing, to the Special Servicer, and include the following statement in the related correspondence: “This is a “[Repurchase Request]/[withdrawal of a Repurchase Request]” under Section 2.2 of the Trust and Servicing Agreement relating to the BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR requiring action by you as the “Repurchase Request Recipient” thereunder.” Upon receipt of such Repurchase Request or withdrawal of a Repurchase Request by the Servicer or the Special Servicer, as applicable pursuant to the prior sentence, such party shall be deemed to be the Repurchase Request Recipient in respect of such Repurchase Request or withdrawal of a Repurchase Request, as the case may be, and such party shall comply with the procedures set forth in this Section 2.2(d) with respect to such Repurchase Request.

If the Depositor, the Certificate Administrator or the Trustee receives notice or has knowledge (or a Responsible Officer has actual knowledge in the case of the Certificate Administrator or the Trustee) of a withdrawal of a Repurchase Request of which notice has been previously received or given, and such notice was not received from or copied to the Servicer or the Special Servicer, then such party shall promptly give notice of such withdrawal to the Servicer or the Special Servicer, as applicable.

Section 2.3     Representations and Warranties of the Trustee and the Certificate Administrator.  (a)  The Trustee hereby represents and warrants, for the benefit of the Certificateholders, and to the other parties hereto that as of the Closing Date:

(i)           the Trustee is a national banking association, duly organized, validly existing, and is in good standing under the laws of the United States; the Trustee possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise and approvals to conduct its business and to execute, deliver and comply with its obligations under this Agreement;

(ii)           the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement will not violate the Trustee’s articles of association or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or to the best of the Trustee’s knowledge, result in the breach of, any material contract, agreement or other instrument to which the Trustee is a party or which may be applicable to the Trustee or any of its assets, which default or breach of such material contract, agreement or other instrument would have a material adverse effect on the Trustee’s performance of its obligations hereunder;

(iii)          except to the extent that the laws of any jurisdiction in which a part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to enter into and consummate the transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)          this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, conservatorship, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding, in equity or at law);

(v)           the Trustee is not in violation of, and the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order, law or regulation of any federal, state, municipal or governmental agency of or in the United States of America having jurisdiction, which violation would have consequences that would materially and adversely affect the condition (financial or other) or operations of the Trustee or that would materially affect the performance of its duties hereunder or thereunder;

(vi)          no consent, approval, authorization or order of, or registration of filing with, or notice to any court, governmental or regulatory agency or body, is required for the execution, delivery and performance by the Trustee of this Agreement or, if required, such approval has been obtained prior to the Closing Date;

(vii)         no litigation is pending or, to the best of the Trustee’s knowledge, threatened against the Trustee which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement; and

(viii)       the Trustee is covered by errors and omissions insurance and fidelity bond coverage which is in full force and effect or otherwise complies with the requirements of Section 8.6(b) hereof.

(b)          The representations and warranties of the Trustee set forth in Section 2.3(a) shall survive until the termination of this Agreement, and shall inure to the benefit of the other parties hereto.

(c)          The Certificate Administrator and the Custodian hereby represents and warrants to the Trustee, for its own benefit and for the benefit of the Certificateholders, and to the Depositor, the Servicer and the Special Servicer, as of the Closing Date, that:

(i)           each of the Certificate Administrator and the Custodian is a national banking association, duly organized, validly existing, and is in good standing under the laws of the United States; each of the Certificate Administrator and the Custodian possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise and approvals to conduct its business and to execute, deliver and comply with its obligations under this Agreement;

(ii)          the execution and delivery of this Agreement by each of the Certificate Administrator and the Custodian and its respective performance and compliance with the terms of this Agreement will not violate the Certificate Administrator’s or the Custodian’s articles of association or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Certificate Administrator or the Custodian is a party or which may be applicable to the Certificate Administrator or the Custodian or any of its respective assets, which default or breach of such material contract, agreement or other instrument would have a material adverse effect on the Certificate Administrator’s or the Custodian’s performance of its obligations hereunder;

(iii)          each of the Certificate Administrator and the Custodian has the full power and authority to enter into and consummate the transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)          this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of each of the Certificate Administrator and the Custodian, as applicable, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, conservatorship, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(v)          neither the Certificate Administrator nor the Custodian is in violation of, and the execution and delivery of this Agreement by the Certificate Administrator or the Custodian, as applicable, and its respective performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order, law or regulation of any federal, state, municipal or governmental agency of or in the United States of America having jurisdiction, which violation would have consequences that would materially and adversely affect the condition (financial or other) or operations of the Certificate Administrator or the Custodian, as applicable, or that would materially affect the performance of its respective duties hereunder or thereunder;

(vi)          no consent, approval, authorization or order of, or registration of filing with, or notice to any court, governmental or regulatory agency or body, is required for the execution, delivery and performance by either the Certificate Administrator or the Custodian of this Agreement or, if required, such approval has been obtained prior to the Closing Date;

(vii)         no litigation is pending or, to the best of the each of the Certificate Administrator’s and the Custodian’s knowledge, threatened against either the Certificate Administrator or the Custodian, as applicable, which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement; and

(viii)       each of the Certificate Administrator and the Custodian is covered by errors and omissions insurance and fidelity bond coverage which is in full force and effect or otherwise complies with the requirements of Section 8.6(b) hereof.

(d)           The representations and warranties of each of the Certificate Administrator and the Custodian set forth in Section 2.3(c) shall survive until the termination of this Agreement, and shall inure to the benefit of the other parties hereto.

Section 2.4     Representations and Warranties of the Servicer and the Special Servicer. (a)  The Servicer hereby represents and warrants to the Trustee, for its own benefit and for the benefit of the Certificateholders, and to the Depositor, the Special Servicer and the Certificate Administrator, as of the Closing Date, that:

(i)           it is a national banking association; it is, and throughout the term of this Agreement shall remain, duly authorized and qualified to transact business in the jurisdiction where the Property is located to the extent required by applicable law and necessary to ensure the enforceability of the Trust Loan and the Companion Loans in accordance with the terms thereof and hereof; it possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise, and approvals to conduct its business and to execute, deliver, and comply with its obligations under this Agreement;

(ii)          the execution and delivery of this Agreement and its performance of and compliance with the terms hereof in the manner contemplated by this Agreement will not violate its articles of incorporation or by-laws, or any other material instrument governing its operations, or any laws, regulations, orders or decrees of any governmental authority applicable to it and will not constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under any material contract, agreement, or other instrument to which it is a party or which may be applicable to any of its assets, which violation or default would have consequences that would materially and adversely affect its financial condition or operations or its properties taken as a whole or its ability to perform its obligations hereunder, or materially impair the ability of the Trust Fund to realize on the Collateral;

(iii)          this Agreement constitutes its valid, legal, and binding obligation enforceable against it in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

(iv)          it has the full power and authority to enter into and consummate the transactions contemplated by this Agreement; this Agreement has been duly executed and delivered by it;

(v)           all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by it have been obtained or made;

(vi)          there is no pending action, suit or proceeding, arbitration or governmental investigation against it, the outcome of which, in its reasonable judgment, could reasonably be expected to prohibit it from entering into this Agreement or materially and adversely affect its ability to perform its obligations under this Agreement; and

(vii)         it has errors and omissions insurance and fidelity bond coverage which is in full force and effect and complies with the requirements of Section 3.11(d) hereof.

(b)           The representations and warranties of the Servicer set forth in Section 2.4(a) shall survive until termination of this Agreement, and shall inure to the benefit of the parties hereto.

(c)           The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and for the benefit of the Certificateholders, and to the Depositor, the Servicer and the Certificate Administrator, as of the Closing Date, that:

(i)           it is a limited liability company; it is, and throughout the term of this Agreement shall remain, duly authorized and qualified to transact business in the jurisdiction where the Property is located to the extent required by applicable law and necessary to ensure the enforceability of the Trust Loan and the Companion Loans in accordance with the terms thereof and hereof; it possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise, and approvals to conduct its business and to execute, deliver, and comply with its obligations under this Agreement;

(ii)          the execution and delivery of this Agreement and its performance of and compliance with the terms hereof in the manner contemplated by this Agreement will not violate its articles of incorporation or by-laws, or any other material instrument governing its operations, or any laws, regulations, orders or decrees of any governmental authority applicable to it and will not constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under any material contract, agreement, or other instrument to which it is a party or which may be applicable to any of its assets, which violation or default would have consequences that would materially and adversely affect its financial condition or operations or its properties taken as a whole or its ability to perform its obligations hereunder, or materially impair the ability of the Trust Fund to realize on the Collateral;

(iii)          this Agreement constitutes its valid, legal, and binding obligation enforceable against it in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

(iv)          it has the full power and authority to enter into and consummate the transactions contemplated by this Agreement; this Agreement has been duly executed and delivered by it;

(v)           all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by it have been obtained or made;

(vi)          there is no pending action, suit or proceeding, arbitration or governmental investigation against it, the outcome of which, in its reasonable judgment, could reasonably be expected to prohibit it from entering into this Agreement or materially and adversely affect its ability to perform its obligations under this Agreement; and

(vii)         it has errors and omissions insurance and fidelity bond coverage which is in full force and effect and complies with the requirements of Section 3.11(d) hereof.

(d)           The representations and warranties of the Special Servicer set forth in Section 2.4(c) shall survive until termination of this Agreement, and shall inure to the benefit of the parties hereto.

Section 2.5     Representations and Warranties of the Depositor. (a)  The Depositor hereby represents and warrants to the Trustee, for its own benefit and for the benefit of the Certificateholders, and to the Servicer, the Special Servicer and the Certificate Administrator, as of the Closing Date, that:

(i)           the Depositor is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

(ii)           the execution, delivery and performance of this Agreement by the Depositor have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions herein contemplated, nor the compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under (A) any of the provisions of any law, rule, regulation, judgment, decree or order binding on the Depositor, (B) the organizational documents of the Depositor, or (C) the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound or any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it;

(iii)          the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby and thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv)          this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(v)           there are no actions, suits or proceedings pending or, to the best of the Depositor’s knowledge, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will, if determined adversely to the Depositor, materially and adversely affect its ability to perform its obligations under this Agreement;

(vi)          the Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the ability of the Depositor to perform its obligations hereunder;

(vii)         other than the actions taken pursuant to this Agreement, the Depositor has taken no action to impair or encumber the title to the Trust Loan or to subject it to any offsets, defenses or counterclaims during the Depositor’s ownership thereof;

(viii)        the Depositor is not accounting for the transfer of the Trust Loan as a financing of the Trust Loan under generally accepted accounting principles, and the Depositor will not treat the Trust Loan as asset of the Depositor for federal income tax purposes;

(ix)          the Depositor is not, and, after giving effect to the transfers contemplated under this Agreement, will not be, insolvent; and

(x)           the Depositor has not transferred the Trust Loan with an intent to hinder, delay or defraud its creditors.

(b)           The representations and warranties of the Depositor set forth in this Section 2.5 shall survive until termination of this Agreement, and shall inure to the benefit of the Certificateholders, the Trustee, the Servicer and the Special Servicer.

(c)           Neither the Depositor nor any of its Affiliates shall insure or guarantee distributions on the Certificates. Subject to Section 2.5(a) and (b), neither the Certificateholders nor the Trustee on their behalf shall have any rights or remedies against the Depositor for any losses or other claims in connection with the Certificates or the Trust Loan except as expressly set forth herein.

Section 2.6     Representations and Warranties Contained in the Trust Loan Purchase Agreement. (a)  Upon discovery by any party hereto of (i) a Material Breach of any representation and warranty set forth in Exhibit A to the Trust Loan Purchase Agreement, which representation and warranty was made by the Trust Loan Seller in the Trust Loan Purchase Agreement and has been assigned to the Trustee pursuant to Section 2.1 hereof, or (ii) a Material Document Defect, such Person shall give prompt notice thereof to the other parties hereto and the Companion Loan Holders, and upon receipt or delivery, as applicable, of such notice the Special Servicer shall use commercially reasonable efforts to cause the Trust Loan Seller, to the extent obligated to do so under the Trust Loan Purchase Agreement, to cure such default or defect or repurchase the Trust Loan under the terms of and within the time period specified by the Trust Loan Purchase Agreement, it being understood and agreed that none of such Persons has an obligation to conduct any investigation with respect to such matters. It is understood and agreed that the obligations of the Trust Loan Seller referred to in this Section 2.6(a) shall be the sole remedies available to the Certificateholders or the Trustee respecting a Material Breach of any representation and warranty made by the Trust Loan Seller or a Material Document Defect.

(b)           Upon receipt by the Servicer from the Trust Loan Seller of the Repurchase Price for the Trust Loan, the Servicer shall deposit such amount in the Collection Account, and the Trustee, the Certificate Administrator and the Custodian shall, upon receipt of a certificate of a Servicing Officer certifying as to the receipt by the Servicer of such Repurchase Price and the deposit of such Repurchase Price into the Collection Account pursuant to this Section 2.6(b), (i) release or cause to be released to the designee of the Trust Loan Seller (which designee may be the Trust Loan Seller itself) the Trust Notes and release or cause to be released to the designee of the Trust Loan Seller the Loan File (exclusive of the Trust Notes), and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty (except that the Trust Loan is owned by the Trust and is being sold free and clear of liens and encumbrances), as shall be prepared by such designee or the appropriate designee, as applicable, to vest in such designee the Trust Loan, and the Trustee, the Certificate Administrator, the Servicer and the Special Servicer shall have no further responsibility with regard to the portion of the Loan File so released, and (ii) release or cause to be released to the designee of the Trust Loan Seller any escrow payments and reserve funds held by the Servicer, the Special Servicer, the Certificate Administrator or the Trustee, on the behalf of the Trust, in respect of the Trust Loan.

(c)            To the extent all of the Trust Notes are not repurchased pursuant to the terms of the Trust Loan Purchase Agreement, (i) the Mortgage Loan shall continue to be serviced by the Servicer and, if applicable, the Special Servicer, in accordance with the terms of this Agreement on behalf of the Trust Loan Seller, the Certificateholders and the Companion Note Holders as a collective whole (taking into account the interests of each of the holders of the Notes and the subordination of the Trust B Note to the A Notes), and the Servicer or the Special Servicer, as applicable, shall be the sole representative thereof in connection with any enforcement, bankruptcy or other proceeding, (ii) the Trustee shall remain the mortgagee of record with respect to the Mortgage, (iii) the Certificate Administrator Fee Rate, Servicing Fee, Special Servicing Fee and/or the CREFC® Intellectual Property Royalty License Fee and any Liquidation Fee or Work-out Fee with respect to the Trust Loan shall continue to be calculated based on the entire outstanding principal amount of the Trust Loan or Mortgage Loan, as applicable, (iv) the Trustee shall retain all portions of the Loan File other than any Repurchased Trust Note, (v) the holder of the Repurchased Trust Note shall be entitled to remittances on the Distribution Date of its pro rata share, based upon the Repurchased Trust Note, of all amounts that would otherwise be available for distribution on or before such Distribution Date pursuant to Section 3.29(b) hereof to Certificateholders (other than any amounts in respect of any Monthly Payment Advance) with respect to the Trust Loan and such amounts shall be wired in accordance with the directions provided to the Servicer by the holder of the Repurchased Trust Note at least ten (10) Business Days prior to the related Distribution Date, (vi) the holder of the Repurchased Trust Note shall be entitled to receive any and all reports and have access to any and all information that a Certificateholder would otherwise have under the terms of this Agreement upon its submission of an Investor Certification to the Certificate Administrator, (vii) no amendment may be made to this Agreement that would materially and adversely affect the rights of the holder of the Repurchased Trust Note in respect of the Repurchased Trust Note without the consent of such holder, (viii) if (in accordance with this Agreement) the Special Servicer elects to sell the Trust’s share of the Trust Loan following a default thereunder, the Special Servicer must sell the entire Mortgage Loan on behalf of the holder of the Repurchased Trust Note repurchasing its interest therein, the Certificateholder and the Companion Loan Holders as a collective whole (taking into account the interests of each of the holders of the Notes and the subordination of the Trust B Note to the A Notes), (ix) to the extent the Trustee holds record or legal title to any Loan File document that relates to the Repurchased Trust Note, the Trustee shall hold such title in trust for the use and benefit of the Trust and the holder of the Repurchased Trust Note collectively, and (x) to the extent this Agreement refers to the “Loan File,” such “Loan File” shall be construed to mean the Loan File for the entire Trust Loan (except that references to any Repurchased Trust Note shall be construed to instead refer to a photocopy of such Trust Note). Neither the Servicer nor the Trustee shall make any Monthly Payment Advance with respect to the Repurchased Trust Note as described herein.

Section 2.7     Issuance of Uncertificated Lower-Tier Interests; Execution and Delivery of Certificates. The Trustee acknowledges the assignment in trust by the Depositor to the Trustee of the Trust Notes and other assets comprising the Trust Fund. Concurrently with such assignment and delivery and in exchange therefor, the Certificate Administrator acknowledges the issuance of (i) the Uncertificated Lower-Tier Interests to the Depositor and (ii) the Class LT-R Interest, in exchange for the Trust Loan, receipt of which is hereby acknowledged, and immediately thereafter, and the Certificate Administrator acknowledges that it (i) has executed and has authenticated and delivered to or upon the order of the Depositor, the

Regular Certificates and the Class UT-R Interest in exchange for the Uncertificated Lower-Tier Interests, and (ii) has executed and has authenticated and delivered to or upon the order of the Depositor, the Class R Certificates, representing the Class LT-R and Class UT-R Interests, and the Depositor hereby acknowledges the receipt by it or its designees, of the Regular Certificates and the Class R Certificates in authorized denominations, evidencing the entire beneficial ownership of the Upper-Tier REMIC.

Section 2.8     Miscellaneous REMIC Provisions. (a)  The Class A, Class X-A, Class X-B, Class B, Class C, Class D and Class E Certificates are hereby designated as the “regular interests” in the Upper-Tier REMIC within the meaning of Section 860G(a)(1) of the Code, and the Class UT-R Interest, represented by the Class R Certificates, is hereby designated as the sole class of “residual interests” in the Upper-Tier REMIC within the meaning of Section 860G(a)(2) of the Code. The Class LA, Class LB, Class LC, Class LD and Class LE Uncertificated Interests are hereby designated as the “regular interests” in the Lower-Tier REMIC within the meaning of Section 860G(a)(1) of the Code, and the Class LT-R Interest, represented by the Class R Certificates, is hereby designated as the sole class of “residual interests” in the Lower-Tier REMIC within the meaning of Section 860G(a)(2) of the Code.

ARTICLE III

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOAN

Section 3.1     Servicer to Act as the Servicer; Special Servicer to Act as the Special Servicer. The Servicer and the Special Servicer, each as an independent contractor, shall service and administer the Mortgage Loan and administer any REO Property solely on behalf of the Trust Fund and the Companion Loan Holders, in the best interest of, and for the benefit of, all the Certificateholders and the Companion Loan Holders as a collective whole (taking into account the subordination of the Trust B Note to the A Notes) (as determined by the Servicer or the Special Servicer, as applicable, in the exercise of its good faith and reasonable judgment), in accordance with applicable law (including the REMIC Provisions), the terms of this Agreement, the Loan Documents, the Co-Lender Agreement and, to the extent consistent with the foregoing, the following standards: (i) (a) in the same manner in which and with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as applicable, services and administers similar loans and manages foreclosed or other similarly situated properties for third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders in servicing their own loans, or (b) with the same care, skill, prudence and diligence the Servicer or the Special Servicer, as applicable, uses for loans which it owns or for foreclosed or other similarly situated properties which it owns and manages, whichever is higher; (ii) with a view to the timely collection of (a) all scheduled payments of principal and interest under the Mortgage Loan or, if the Mortgage Loan comes into and continues in default and if no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on the Mortgage Loan to the Certificateholders and the Companion Loan Holders as a collective whole (taking into account the subordination of the Trust B Note to the A Notes) on a net present value basis and (b) the Borrower Reimbursable Trust Expenses and other amounts due under the Trust Loan and (iii) without regard to:

(A)           any relationship that the Servicer or the Special Servicer or any affiliate thereof may have with the Borrower, the Trust Loan Seller, the Depositor, the Companion Loan Holders or any of their respective affiliates;

(B)           the ownership of any Certificate (or any Companion Loan or any interest in a Companion Loan (including without limitation any Companion Loan Securitization) or other indebtedness secured by the Property or any certificate backed by a Companion Loan) by the Servicer or the Special Servicer or by any affiliate thereof;

(C)            in the case of the Servicer, its obligation to make Advances;

(D)           the right of the Servicer or the Special Servicer or any affiliate thereof to receive reimbursement of costs, compensation or other fees (other than Advances), or the sufficiency of any compensation payable to it under this Agreement or with respect to any particular transaction; or

(E)            the ownership, servicing or management for others of any other mortgage loans or mortgaged property by the Servicer or the Special Servicer.

Subject to the above-described servicing standards (hereinafter referred to as “Accepted Servicing Practices”) and the terms of this Agreement and of the Loan Documents, the Servicer and the Special Servicer each shall have full power and authority, acting alone and/or through one or more sub-servicers as provided in Section 3.2, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. The Servicer and the Special Servicer shall service and administer the Trust Loan and the Companion Loans in accordance with applicable state and federal law. At the written request of the Servicer or the Special Servicer, as applicable, accompanied by the form of power of attorney or other documents being requested, the Trustee shall furnish to the Servicer or the Special Servicer any powers of attorney and other documents necessary or appropriate to enable such Servicer or the Special Servicer to carry out its servicing and administrative duties hereunder, and the Trustee shall not be held responsible (and shall be indemnified by the Servicer or the Special Servicer) for any negligence or misuse by the Servicer or the Special Servicer in its uses of any such powers of attorney or other document. Notwithstanding anything contained herein to the contrary, the Servicer and the Special Servicer shall not without the Trustee’s prior written consent: (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the representative capacity of the Servicer or the Special Servicer, as applicable, or (ii) take any action with the intent to, and which actually does cause, the Trustee to be registered to do business in any state.

The liability of each of the Servicer and the Special Servicer, as applicable, for actions and omissions in its capacity as Servicer and the Special Servicer, respectively, hereunder is limited as provided herein (including, without limitation, pursuant to Section 6.3). Nothing contained in this Agreement shall be construed as an express or implied guarantee by the Servicer or the Special Servicer of the collectability of the Trust Loan and the Companion Loans.

The parties hereto acknowledge and agree that the Servicer and the Special Servicer are each acting as independent contractor, and not as agent, for the Trustee and the Certificate Administrator.

Section 3.2     Sub-Servicing Agreements. (a)  The Special Servicer shall not engage any Sub-Servicer or enter into any sub-servicing agreement. The Servicer, at its own expense without a right of reimbursement under this Agreement or otherwise, may enter into sub-servicing agreements with sub-servicers for the servicing and administration of the Trust Loan and the Companion Loans, provided that (i) any such sub-servicing agreement shall be upon such terms and conditions as are not inconsistent with this Agreement and as the Servicer and the sub-servicer have agreed, and (ii) no sub-servicer retained by the Servicer shall grant any modification, waiver, or amendment to the Loan Documents without the approval of the Servicer. References in this Agreement to actions taken or to be taken, and limitations on actions permitted to be taken, by the Servicer in servicing the Mortgage Loan include actions taken or to be taken by a sub-servicer on behalf of the Servicer. Each sub-servicer shall be (i) authorized to transact business and licensed in the applicable state(s), if, and to the extent, required by applicable law to enable the sub-servicer to perform its obligations under the applicable sub-servicing agreement, and (ii) qualified to perform its obligations under the applicable sub-servicing agreement. For purposes of this Agreement, the Servicer shall be deemed to have received any amount when the sub-servicer receives such amount, irrespective of whether such amount is remitted to the Servicer for deposit in the Collection Account, any Cash Management Account, any Reserve Account or the Distribution Account, and actions taken by the sub-servicer shall be deemed to be actions of the Servicer. The Servicer shall notify the Trustee, the Borrower, the Companion Loan Holders and the Depositor in writing promptly upon the appointment of any sub-servicer and promptly furnish the Trustee, upon its request, with a copy of the sub-servicing agreement. No sub-servicer shall be permitted to enter into any sub-servicing agreement with other sub-servicers without the prior written consent of the Servicer.

(b)           Notwithstanding any sub-servicing agreement, the Servicer shall remain obligated and liable to the Trustee the Certificateholders and the Companion Loan Holders for the servicing and administering of the Trust Loan and the Companion Loans, as applicable, in accordance with the provisions of Section 3.1 without diminution of such obligation or liability by virtue of such sub-servicing agreement, or by virtue of indemnification from a sub-servicer, and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loan.

(c)           Any sub-servicing agreement entered into by the Servicer shall provide that it may be assumed or terminated by (i) the Trustee if the Trustee has assumed the duties of the Servicer or if the Servicer is otherwise terminated pursuant to the terms of this Agreement, or (ii) a successor Servicer if such successor Servicer has assumed the duties of the Servicer, without cost or obligation to the Trustee, the successor Servicer, the Trust or the Trust Fund.

(d)           Any sub-servicing agreement, and any other transactions or services relating to the Trust Loan or the Companion Loans involving a sub-servicer, shall be deemed to be between the Servicer and such sub-servicer alone, and the Trustee, the Depositor, the Certificate Administrator, the Trust and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the sub-servicer, and no provision herein shall be construed so as to require the Trust, the Trustee, the Certificate Administrator or the Depositor to indemnify any such sub-servicer.

(e)            Subject to the other provisions of this Agreement, each of the Servicer and the Special Servicer is be permitted to (i) at its own expense, or to the extent that a particular expense is provided herein to be an Advance or an expense of the Trust, or any Other Securitization Trust at the expense of the Trust or such Other Securitization Trust, utilize other agents or attorneys typically used by servicers or special servicers of mortgage loans underlying commercial mortgage-backed securities in performing its obligations under this Agreement, and (ii) contract with third party vendors or sub-contractors for the performance of limited functions such as the performance of inspections or conducting appraisals. Such arrangement shall not be considered a sub-servicing agreement hereunder, and the requirements and obligations set forth herein applicable to sub-servicing agreements and sub-servicers shall not be applicable to such arrangement; provided that the Servicer and the Special Servicer shall remain obligated and liable for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were performing such functions as required hereby; provided further that any engagement of a party that performs any activity that addresses the Applicable Servicing Criteria shall be considered a Servicing Function Participant and the requirements and obligations set forth herein applicable to Servicing Function Participants shall apply.

(f)            The parties hereto acknowledge that the Trust Loan and the Companion Loans are subject to the terms and conditions of the Co-Lender Agreement and recognize the respective rights and obligations of the Trust, as holder of the Trust Loan, and of the Companion Loan Holders as holders of the Companion Loans under the Co-Lender Agreement, including: (i) with respect to the allocation of collections on or in respect of the Mortgage Loan, and the making of remittances, to the Trust, as holder of the Trust Loan, and to the Companion Loan Holders as holders of the Companion Loans (ii) with respect to the allocation of expenses and losses relating to the Mortgage Loan to the Trust, as holder of the Trust Loan, and to the Companion Loan Holders as holders of the Companion Loans and (iii) to the extent provided for under the Co-Lender Agreement, the consultation rights of the Companion Loan Holders. With respect to the Mortgage Loan, the Servicer (if the Mortgage Loan is not a Specially Serviced Loan) or the Special Servicer (if the Mortgage Loan has become a Specially Serviced Loan or the REO Property) shall prepare and provide to each Companion Loan Holder all notices, reports, statements and communications to be delivered by the holder of the Trust Loan under the Co-Lender Agreement, and shall perform all duties and obligations to be performed by a servicer and perform all servicing related duties and obligations to be performed by the holder of the Trust Loan pursuant to the Co-Lender Agreement. In the event of any conflict between this Agreement and the Co-Lender Agreement, the terms of the Co-Lender Agreement shall control with respect to the Mortgage Loan.

(g)           Notwithstanding anything to the contrary herein, at no time shall the Servicer or the Trustee be required to make any advance of delinquent scheduled monthly payments of principal or interest with respect to any Companion Loan.

(h)           To the extent required under the Loan Documents or the Co-Lender Agreement, the Servicer shall, on behalf of the lender, maintain a note register for the Trust Loan and the Companion Loans in accordance with the Loan Documents or the Co-Lender Agreement.

Section 3.3     Cash Management Account. A Cash Management Account has been or may be established pursuant to the terms of the Loan Agreement. The Servicer shall exercise and enforce the rights of the Trust Fund with respect to the Cash Management Account under the Loan Agreement in accordance with Accepted Servicing Practices.

Section 3.4     Collection Account, Companion Loan Distribution Account and Interest Reserve Account. (a) The Servicer shall establish and maintain (i) in the name of “Wells Fargo Bank, National Association, as Servicer for Wilmington Trust, National Association, as Trustee, for the benefit of the registered Holders of BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR, as their interests may appear” one or more deposit accounts (the “Trust Collection Account”) for the benefit of the Certificateholders and (ii) in the name of “Wells Fargo Bank, National Association, as Servicer for Wilmington Trust, National Association, as Trustee, for the benefit of the Companion Loan Holders with respect to BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR, Companion Loan Distribution Account” one or more deposit accounts for the benefit of the Companion Loan Holders, which may be a subaccount of the Trust Collection Account, and funds in such account shall be remitted to the Companion Loan Holders (the “Companion Loan Distribution Account” and collectively with the Trust Collection Account, the “Collection Account”). The Collection Account must be an Eligible Account maintained with an Eligible Institution. The Servicer shall deposit into the Collection Account within two (2) Business Days after receipt of properly identified and available funds the following amounts representing payments and collections received or made during each Collection Period on or with respect to the Mortgage Loan (and not otherwise required to be deposited in the Reserve Accounts):

(i)            all payments on account of principal on the Mortgage Loan;

(ii)           all payments on account of interest on the Mortgage Loan, including Default Interest;

(iii)          any amount representing reimbursements by the Borrower of Advances, interest thereon, other Borrower Reimbursable Trust Expenses, and any other expenses of the Depositor, the Trustee, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, as required by the Loan Documents or hereunder;

(iv)          any other amounts payable for the benefit of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Certificateholders under the Mortgage Loan;

(v)           any Yield Maintenance Default Premiums;

(vi)          any amounts required to be deposited pursuant to Section 3.8(b) in connection with net losses realized on Permitted Investments with respect to funds held in the Collection Account;

(vii)         any amounts representing Condemnation Proceeds or Insurance Proceeds (other than amounts necessary to be applied to the restoration, preservation or repair of the Property or to be released to the Borrower in accordance with the Loan Documents);

(viii)        all Net Foreclosure Proceeds received from the Special Servicer pursuant to Section 3.14 and all Net Liquidation Proceeds; and

(ix)          any other amounts required by the provisions of this Agreement to be deposited into the Collection Account by the Servicer, including, without limitation, any (1) proceeds of any repurchase of the Trust Loan pursuant to Section 2.6(b) hereof and the Trust Loan Purchase Agreement, (2) proceeds of a sale of the Defaulted Loan pursuant to Section 3.16 hereof, (3) amounts payable under the Loan Documents by any Person to the extent not specifically excluded and (5) amounts transferred from any REO Account.

The foregoing requirements for deposits in the Collection Account by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments (if any) in the nature of late payment fees (to the extent not applied pursuant to Section 3.4(c)), Default Interest (to the extent not applied pursuant to Section 3.4(c)), assumption fees, assumption application fees, substitution fees, Modification Fees, defeasance fees, loan service transaction fees, release fees, similar fees and expenses and any other Additional Servicing Compensation or Additional Special Servicing Compensation to which the Servicer or the Special Servicer, as applicable are entitled pursuant to Section 3.17 and any reimbursement made by the Borrower of expenses of the Servicer or the Special Servicer need not be deposited in the Collection Account by the Servicer or the Special Servicer and, to the extent permitted by applicable law, the Servicer or the Special Servicer, as applicable, shall be entitled to retain any such fees and expense reimbursements received with respect to the Mortgage Loan.

(b)           Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions of Section 3.8. The Servicer shall on the Closing Date give written notice to the Certificate Administrator of the location and account number of the Collection Account and shall notify the Certificate Administrator in writing prior to any subsequent change thereof.

(c)           On or prior to each Remittance Date (or following the securitization of any Companion Loan, in the case of clause (xi) below, the earlier of (x) the Remittance Date or (y) the Business Day immediately succeeding the “Determination Date” or equivalent term set forth in the Other Pooling and Servicing Agreement), prior to the remittance of funds to the Certificate Administrator for deposit in the Distribution Account pursuant to Section 3.5, the Servicer shall make withdrawals from the Collection Account (which withdrawals shall be the only permitted withdrawals from the Collection Account by the Servicer) as described below (the order set forth below not constituting an order of priority for such withdrawals unless otherwise indicated):

(i)            to withdraw funds deposited therein in error;

(ii)          to reimburse the Trustee and the Servicer, in that order, for any Nonrecoverable Advances made by each together with unpaid interest thereon at the Advance Rate;

(iii)         concurrently, to pay the Servicing Fee to the Servicer and the Trustee/Certificate Administrator Fee to the Certificate Administrator (who shall pay the Trustee the Trustee’s portion of the Trustee/Certificate Administrator Fee pursuant to Section 8.5 hereof), as applicable;

(iv)         (a) to pay to the Servicer, as additional compensation, any income earned (net of losses (subject to Section 3.8(b)) on the investment of funds deposited in the Collection Account; and (b) to pay to the Special Servicer, the Special Servicing Fee, if any, the Work-out Fee, if any, and the Liquidation Fee, if any (with respect to clauses (a) and (b), in that order);

(v)          to reimburse the Trustee and the Servicer, in that order, for (a) unreimbursed Advances made by each from amounts received during the applicable Collection Period on the Mortgage Loan in the form of late payments, Liquidation Proceeds, Foreclosure Proceeds and other collections on the Mortgage Loan (provided that any Advance which has been determined to be a Nonrecoverable Advance shall be reimbursed pursuant to clause (ii) above) and (b) unpaid interest on such Advances at the Advance Rate;

(vi)         to reimburse the Trustee, the Certificate Administrator, the Servicer and the Special Servicer, in that order, for expenses incurred by them in connection with the liquidation of the Mortgage Loan or the Property, and not otherwise covered and paid by an insurance policy or deducted from the proceeds of liquidation;

(vii)        to pay to the Servicer, as Additional Servicing Compensation, and to pay the Special Servicer, as Additional Special Servicing Compensation, to the extent actually received from the Borrower and to the extent payable to each such party in accordance with Section 3.17, any payments in the nature of Default Interest, late payment fees, and assumption fees, assumption application fees, substitution fees, Modification Fees, defeasance fees, loan service transaction fees, consent fees and similar fees and expenses to which the Servicer or the Special Servicer, as applicable, is entitled pursuant to Section 3.17; provided, however, that such amounts received during each Collection Period shall be deemed to have been deposited in the Collection Account and withdrawn pursuant to this clause (x) solely for the purpose of determining the Available Funds Reduction Amount in connection with the calculation of Available Funds for the related Distribution Date;

(viii)       to pay or reimburse the Trustee, the Certificate Administrator, the Depositor, the Servicer and the Special Servicer, in that order, for any expenses, indemnities and other amounts (including Trust Expenses) then due and payable or reimbursable to each pursuant to the terms of this Agreement, in each case, to the extent not previously paid or reimbursed pursuant to the preceding clauses;

(ix)          to the extent not previously paid or advanced, to pay (or set aside for eventual payment) any and all taxes imposed on the Trust Fund (or any portion thereof) by federal or state governmental authorities; provided, that if such taxes are the result of the Depositor’s, Servicer’s, Special Servicer’s, the Certificate Administrator’s or Trustee’s, as applicable, negligence, bad faith, fraud or willful misconduct, such amounts may not be withdrawn from the Collection Account, but will be paid by such party that was negligent, acted in bad faith or fraudulently or engaged in willful misconduct pursuant to Sections 6.3, 6.6, 8.1, 8.3 and 8.12;

(x)           to pay the CREFC® Licensing Fee to CREFC®, to the extent of funds available in the Collection Account;

(xi)          to pay the Companion Loan Holders any portion of such collections that are required to be distributed to the Companion Loan Holders in respect of the Companion Loans pursuant to the terms of the Co-Lender Agreement, exclusive of any amounts reimbursable to the Servicer, the Special Servicer, the Trustee or the Trust and allocable to the Companion Loans in accordance with the Co-Lender Agreement and this Agreement; and

(xii)         in general, to remit all remaining funds after the withdrawals specified in clauses (i) through (xi) above to the Certificate Administrator for deposit in the Distribution Account pursuant to Section 3.5.

Notwithstanding the foregoing, (A) Monthly Payment Advances and interest on such advances are reimbursable solely out of collections allocable to the Trust Loan pursuant to the Co-Lender Agreement, (B) Companion Loan Advances and interest on such advances are reimbursable solely out of collections allocable to any Companion Loan pursuant to the Co-Lender Agreement and (C) amounts allocable to any Companion Loan under the Co-Lender Agreement will not otherwise be available to the Trust for purposes of making distributions on the Certificates, paying or reimbursing any CREFC® Licensing Fee, the Trustee/Certificate Administrator Fee, any Monthly Payment Advance on the Trust Loan that is not a Nonrecoverable Advance (or interest accrued and payable on such Monthly Payment Advance) or any Trust Expenses that are not related to the servicing and administration of the Mortgage Loan or the Property. Following a Mortgage Loan Event of Default, Nonrecoverable Advances will be reimbursed to the Servicer or Trustee, as applicable, as described in and pursuant to the Co-Lender Agreement.

Notwithstanding the foregoing, with respect to any Remittance Date, in no event shall the Servicer be permitted to make a withdrawal pursuant to clauses 3.4(c)(iii), (iv)(b), (v), (vi), (vii), (viii) or (x) above if, (1) the item proposed to be withdrawn, if not withdrawn, would be required to be advanced by the Servicer as an Administrative Advance or covered by a Monthly Payment Advance with respect to such Remittance Date and (2) as a result of such withdrawal, the amount on deposit in the Collection Account after giving effect to such withdrawal would be less than the Required Advance Amount; provided that the Servicer shall be permitted to make withdrawals pursuant to clauses 3.4(c)(iii), (iv)(b), (v), (vi), (vii), (viii) and (x), in that order, and taking into account all other withdrawals from the Collection Account, up to an amount that would result in funds equaling or exceeding the Required Advance Amount remaining in the Collection Account. Further notwithstanding the foregoing, such withdrawal limitations shall not apply upon (A) the final liquidation of the Mortgage Loan or the Property, (B) the final payment of the Mortgage Loan and release of the Mortgage or (C) the determination that any Advance that would increase the currently unreimbursed Advances in the aggregate would be a Nonrecoverable Advance. The Servicer shall advance with respect to the Mortgage Loan to the extent that (i) it determines that such advances are recoverable from collections on the Mortgage Loan, (ii) the items for which such advances are made would not otherwise be advanced by the Servicer as a Property Protection Advance pursuant to Section 3.23, and (iii) the items for which such advances are to be made constitute unpaid Borrower Reimbursable Trust Expenses, the costs of Rating Agency Confirmations and amounts payable or reimbursable to itself, the Special Servicer, the Trustee and/or the Certificate Administrator pursuant to clauses (viii) (other than indemnification payments) or (ix) above, which advances shall constitute Administrative Advances and shall accrue interest, and be subject to the determination of non-recoverability, in accordance with Section 3.23; provided that, for the avoidance of doubt, nothing in this sentence shall be construed to limit or modify the Servicer’s obligation to make Property Protection Advances under Section 3.23.

The Servicer shall pay to the Certificate Administrator and the Trustee and advance or pay to the Special Servicer, if applicable, from the Collection Account as provided above amounts permitted to be paid to the Special Servicer, the Certificate Administrator and the Trustee, as applicable, therefrom, promptly upon receipt of certificates of a Servicing Officer of the Special Servicer or a Responsible Officer of the Certificate Administrator or the Trustee, as applicable, describing the item and amount to which the Special Servicer, the Certificate Administrator and the Trustee, respectively, are entitled. The Servicer may rely conclusively on any such certificate, shall have no duty to recalculate the amounts stated therein and shall have no liability if the amount paid in reliance thereon is an amount to which the Special Servicer, the Certificate Administrator or the Trustee, as applicable, is not entitled.

(d)           The Certificate Administrator shall establish and maintain a reserve account (which may be a subaccount of the Distribution Account) (the “Interest Reserve Account”) in the name of the Trustee for the benefit of the holders of the Certificates. Funds on deposit in the Interest Reserve Account shall be uninvested. On each Distribution Date occurring in any February and on any Distribution Date occurring in any January which occurs in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the Certificate Administrator shall deposit into the Interest Reserve Account an amount equal to one day’s interest at the Net Trust Note Rate on the principal balance of the Trust Loan as of the Loan Payment Date occurring in the month preceding the month in which such Distribution Date occurs to the extent a full Monthly Payment or Monthly Payment Advance is made in respect of the Trust Loan (all amounts so deposited in any consecutive January and February, “Withheld Amounts”). On each Remittance Date occurring in March (or February, if the related Distribution Date is the final Distribution Date), the Certificate Administrator shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January and February, if any, and transfer such amounts into the Distribution Account.

Section 3.5     Distribution Account. (a)  The Certificate Administrator shall establish and maintain in the name of the Certificate Administrator, on behalf of the Trustee for the benefit of the Certificateholders a segregated non-interest bearing trust account (the “Distribution Account”), which shall be deemed to include the Lower-Tier Distribution Account and the Upper-Tier Distribution Account, which shall be subaccounts of the Distribution Account for the benefit of the Certificateholders and the Trustee, as holder of the Uncertificated Lower-Tier Interests. The Distribution Account must be an Eligible Account. On each Remittance Date, the Servicer shall remit to the Certificate Administrator for deposit into the Distribution Account all Available Funds on deposit in the Collection Account pursuant to clause (xi) of Section 3.4(c), together with any applicable Monthly Payment Advance or Compensating Interest Payment for the related Distribution Date and/or any Monthly Payment (other than a Balloon Payment) due, or Assumed Monthly Payment deemed due, during the related Collection Period that was received after the end of the related Collection Period but prior to the related Remittance Date. The Certificate Administrator shall credit the funds remitted by the Servicer from the Collection Account, and actually received by the Certificate Administrator, to the Distribution Account.

Amounts held in the Distribution Account shall be uninvested.

The Certificate Administrator shall make withdrawals from the Distribution Account (i) to withdraw any amounts deposited therein in error, (ii) to deposit any required Withheld Amounts into the Interest Reserve Account pursuant to Section 3.4(d) and (iii) to make distributions to the Holders of the Certificates pursuant to Section 4.1.

(b)           The Certificate Administrator shall make or be deemed to have made withdrawals from the Lower-Tier Distribution Account in the following order of priority and only for the following purposes:

(i)           to pay to itself from any Monthly Payment Advance any unpaid Trustee/Certificate Administrator Fee (and from such payment, to pay the Trustee the Trustee’s portion thereof pursuant to Section 8.5 of this Agreement);

(ii)           to make deposits of the Lower-Tier Distribution Amount pursuant to Section 4.1(b) and Section 4.3(b) into the Upper-Tier Distribution Account and to make distributions to the Holder of the Class R Certificates (in respect of the Class LT-R Interest) pursuant to Section 4.1(b);

(iii)          to withdraw amounts deposited into the Lower-Tier Distribution Account in error and pay such amounts to the Persons entitled thereto; and

(iv)          to clear and terminate the Lower-Tier Distribution Account pursuant to Section 10.2.

(c)           The Certificate Administrator shall make withdrawals from the Upper-Tier Distribution Account in the following order of priority and only for the following purposes:

(i)            to withdraw amounts deposited in error;

(ii)           to make distributions to Holders of the Regular Certificates and the Class R Certificates (in respect of the Class UT-R Interest) on each Distribution Date pursuant to Section 4.1 or Sections 9.1 and 9.2 as applicable; and

(iii)          to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 10.2.

Section 3.6     REO Account. The Special Servicer shall establish and maintain one or more deposit accounts (the “REO Account”) for the benefit of the Certificateholders and the Companion Loan Holders and shall be entitled either (i) “AEGON USA Realty Advisors, LLC, as Special Servicer for Wilmington Trust, National Association, as Trustee, for the benefit of the registered Holders of BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR, as their interests may appear” or (ii) in the name of the limited liability company formed to hold title to the REO Property in accordance with Section 3.14 hereof on behalf of the Trustee, for the benefit of the registered Holders of BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR, and for the Companion Loan Holders, in each case related to the REO Property; provided, that notwithstanding that the Special Servicer may establish and maintain the REO Account in accordance with sub-clause (ii) above, nothing in this Agreement shall relieve the Special Servicer of its duties and obligations under this Agreement with respect to such REO Account, and the Special Servicer shall remain responsible for, and shall perform its duties and responsibilities hereunder with respect to, such REO Account to the same extent as if such REO Account were established and maintained in accordance with sub-clause (i) above. The REO Account must be an Eligible Account maintained with an Eligible Institution. The Special Servicer shall deposit into the REO Account within one Business Day of receipt all funds collected and received in connection with the operation or ownership of such REO Property. On or before the last day of each Collection Period, the Special Servicer shall withdraw the funds in the REO Account, net of certain expenses and/or reserves (to the extent not inconsistent with the express terms hereof, the amount of such reserves to be determined in accordance with the Special Servicer’s reasonable discretion and in accordance with Accepted Servicing Practices), and deposit them into the Collection Account in accordance with Section 3.4(a). The Special Servicer shall notify the Trustee in writing of the location and account number of the REO Account and shall notify the Trustee in writing prior to any subsequent change thereof.

Section 3.7     Appraisal Reductions. (a)  Within sixty (60) days after the occurrence of an Appraisal Reduction Event with respect to the Mortgage Loan, the Special Servicer shall (i) notify the Trustee, the Certificate Administrator, the Servicer and, during any Subordinate Control Period and any Subordinate Consultation Period, the Controlling Class Representative, of such occurrence of an Appraisal Reduction Event, (ii) use reasonable efforts to obtain an Appraisal of the Property (provided that the Special Servicer will not be required to obtain an Appraisal of the Property with respect to which there exists an Appraisal which is less than twelve months old, unless it has actual knowledge of a material adverse change in the market or condition or value of the Property), and (iii) determine on the basis of such Appraisal whether there exists any Appraisal Reduction Amount and, if so, allocate the Appraisal Reduction Amount to the Trust Loan and the Companion Loans and give reasonably prompt notice of such Appraisal Reduction Amount, the Trust Appraisal Reduction Amount and the

portion of the Appraisal Reduction Amount allocated to the Companion Loans to the Trustee, the Companion Loan Holders (or, in the case of a Companion Loan that is part of an Other Securitization Trust, the master servicer, special servicer and trustee with respect to such Other Securitization Trust). The cost of obtaining any such Appraisal shall be paid by the Servicer as a Property Protection Advance or an Administrative Advance unless it would constitute a Nonrecoverable Advance, in which case it shall be a Trust Expense. Updates of any such Appraisal shall be obtained by the Special Servicer every twelve months for so long as an Appraisal Reduction Event exists and paid for by the Servicer as a Property Protection Advance or an Administrative Advance, and the Appraisal Reduction Amount and the Trust Appraisal Reduction Amount shall be adjusted accordingly, and if required in accordance with any such adjustment, each Class of Certificates that has been notionally reduced as a result of Trust Appraisal Reduction Amounts shall have its related Certificate Balance notionally restored to the extent required by such adjustment of the Trust Appraisal Reduction Amount, and there shall be a redetermination of whether a Subordinate Control Period, a Subordinate Consultation Period or a Subordinate Consultation Termination Period is then in effect. Any such Appraisal obtained pursuant to this Section 3.7(a) will be delivered by the Special Servicer to the Trustee, the Certificate Administrator, the 17g-5 Information Provider and, during any Subordinate Control Period and any Subordinate Consultation Period, the Controlling Class Representative, in electronic format. The Certificate Administrator shall make such Appraisal available to Privileged Persons pursuant to Section 8.14(b) and the 17g-5 Information Provider shall post such Appraisal on the 17g-5 Information Provider’s Website pursuant to Section 8.14(b).

(b)           While an Trust Appraisal Reduction Amount exists with respect to the Trust Loan, the amount of any Monthly Payment Advances with respect to the Trust Loan shall be reduced as provided in Section 3.23(a).

(c)            In addition, the respective Certificate Balances of the various Classes of the Sequential Pay Certificates shall be notionally reduced (solely for purposes of determining (x) the Voting Rights of the related Classes in certain limited circumstances as described in this Agreement and (y) whether a Subordinate Control Period, Subordinate Consultation Period or Subordinate Consultation Termination Period is then in effect) on any Distribution Date to the extent of the Trust Appraisal Reduction Amount allocated to such Class on such Distribution Date. The Trust Appraisal Reduction Amount for any Distribution Date shall be applied to notionally reduce the Certificate Balances of the Certificates in the following order of priority: first, to the Class E Certificates, second, to the Class D Certificates, third, to the Class C Certificates, and fourth, to the Class B Certificates, (provided in each case that no Certificate Balance in respect of any such Class may be notionally reduced below zero). Trust Appraisal Reduction Amounts shall not be applied to notionally reduce the Certificate Balance of the Class A Certificates.

(d)           In the event that a portion(s) of one or more Monthly Payment Advances with respect to the Trust Loan or the Trust Notes was reduced as a result of a Trust Appraisal Reduction Amount, the amount of the Net Liquidation Proceeds to be applied to interest shall be reduced by the aggregate amount of such reductions and the portion of such Net Liquidation Proceeds to be applied to principal of the Trust Loan shall be increased by such amount, and if the amounts of the Net Liquidation Proceeds to be applied to principal of the Trust Loan have been applied to pay the principal of the Trust Loan in full, any remaining Net Liquidation

Proceeds shall then be applied to pay any remaining accrued and unpaid interest on the Trust Loan in accordance with Section 1.3.

(e)            If (i) an Appraisal Reduction Event has occurred, (ii) either (A) no Appraisal or update of the Appraisal has been obtained or conducted with respect to the Property or REO Property, as the case may be, during the 12-month period prior to the date of such Appraisal Reduction Event or (B) a material change in the circumstances surrounding the Property or REO Property, as the case may be, has occurred since the date of the most recent Appraisal that would materially and adversely affect the value of the Property or REO Property, as the case may be, and (iii) no new Appraisal has been obtained or conducted for the Property or REO Property, as the case may be, within sixty (60) days after the Appraisal Reduction Event has occurred, then (x) until the new Appraisal is conducted, the Appraisal Reduction Amount for the Mortgage Loan shall be equal to 25% of the Mortgage Loan Principal Balance for the Mortgage Loan, and (y) upon receipt or performance of the new Appraisal by the Special Servicer, the Appraisal Reduction Amount for the Property or REO Property, as the case may be, shall be recalculated in accordance with the definition of Appraisal Reduction Amount. Notwithstanding the foregoing, deemed Trust Appraisal Reduction Amounts imposed pursuant to clause (x) of the preceding sentence shall not be allocated to any Class of Certificates for purposes of determining whether the Controlling Class is an Appraisal-Reduced Class, whether a Subordinate Control Period, a Subordinate Consultation Period or a Subordinate Consultation Termination Period is then in effect, or the allocation of Voting Rights for any purpose.

(f)            With respect to any Appraisal used for purposes of determining an Appraisal Reduction Amount, the appraised value of the Property or REO Property, as applicable, will be determined on an “as is” basis.

(g)          During any Subordinate Control Period and during any Subordinate Consultation Period, the Special Servicer shall consult with the Controlling Class Representative in respect of the determination of any Appraisal Reduction Amount. The determination by the Special Servicer following such consultation will be binding until such time as a new determination is made based on a new Appraisal obtained as a result of the exercise of the rights of an Appraisal-Reduced Class discussed below or otherwise in accordance with this Agreement. The Controlling Class, if and when they are reduced to less than 25% of its initial Certificate Balance (taking into account the application of any Trust Appraisal Reduction Amount to notionally reduce the Certificate Balance of such Class) is referred to as an “Appraisal-Reduced Class”. The holders of the majority (by Certificate Balance) of the Appraisal-Reduced Class (such holders, the “Requesting Holders”) shall have the right, at their sole expense, to require the Special Servicer to order a second Appraisal in respect of the related Appraisal Reduction Event that has occurred with respect to the Mortgage Loan, and use reasonable efforts to ensure that such second Appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and shall ensure that such second Appraisal is prepared by an Independent Appraiser. Upon receipt of such second Appraisal, the Special Servicer shall be required to recalculate such Appraisal Reduction Amount based upon such second Appraisal. If required by such recalculation, the applicable Trust Appraisal-Reduced Class shall be reinstated as the Controlling Class.

(h)           In addition, the holders of the majority (by Certificate Balance) of the Appraisal-Reduced Class will have the right, from time to time, in their sole and absolute discretion and at their sole expense, to present to the Special Servicer a new Appraisal (prepared by an Independent Appraiser) of the Property following an Appraisal Reduction Event; provided, that such holders of such Appraisal-Reduced Class may not present more than 5 Appraisals of the Property in a calendar year; provided, further, that such holders of such Appraisal-Reduced Class may present an Appraisal of the Property at any time without regard to the limitation in the preceding proviso upon the occurrence of any material change in the Property or with respect to the Mortgage Loan; and, provided, further, however, that any such Appraisal must be acceptable to the Special Servicer in accordance with Accepted Servicing Practices. Upon receipt of each such additional Appraisal, the Special Servicer shall be required, in accordance with the Accepted Servicing Practices, to recalculate such Appraisal Reduction Amount based upon such other Appraisal. If required by such recalculation, the applicable Appraisal-Reduced Class shall be reinstated as the Controlling Class. In each case, Appraisals that are delivered by any Appraisal-Reduced Class shall be in addition to any Appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Accepted Servicing Practices upon the occurrence of a material change at the Property or that the Special Servicer is otherwise required or permitted to order under this Agreement without regard to any Appraisal requests made by any other party. Absent manifest error in the appraised value contained in an Appraisal (including a failure to reflect material adverse changes in circumstances affecting Property valuations occurring since the date of such Appraisal), the Special Servicer shall not be permitted to adjust downward the appraised value of the Property contained in any Appraisal (provided such Appraisal satisfies customary standards for qualified appraisals in such commercial mortgage backed transactions) delivered to the Special Servicer (including any Appraisal delivered by any holder of a certificate of an Appraisal-Reduced Class) in making an Appraisal Reduction calculation, to the extent that such downward adjustment would cause the subject the Controlling Class to become an Appraisal-Reduced Class.

(i)           Upon becoming an Appraisal-Reduced Class and thereafter (including during any period that the Appraisal-Reduced Class is challenging the determination of the Appraisal Reduction Amount and Trust Appraisal Reduction Amount with a second Appraisal or otherwise presenting a new Appraisal as described above), the Controlling Class may not exercise any rights of the Controlling Class until such time, if any, it is reinstated as the Controlling Class.

Section 3.8     Investment of Funds in the Collection Account and the REO Account. (a)  The Servicer (and, with respect to the REO Account, the Special Servicer) may direct any depository institution maintaining the Collection Account, the REO Account and any Reserve Account (to the extent interest is not payable to the Borrower), respectively (each, for purposes of this Section 3.8, an “Investment Account”), to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement. Any direction by the Servicer or the Special Servicer, as applicable, to invest funds on deposit in an Investment Account shall be in writing and shall certify that the requested investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee (including, without limitation, the Certificate Administrator on behalf of the Trustee). The Servicer (or Special Servicer with respect to any REO Account), acting on behalf of the Trustee, shall have sole control (as an independent contractor to the Trust Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Certificate Administrator on behalf of the Trustee or its agent, together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee. Neither the Certificate Administrator nor the Trustee shall have any responsibility or liability with respect to the investment directions of the Servicer or the Special Servicer, as applicable, or any losses resulting therefrom, whether from Permitted Investments or otherwise. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer and the Special Servicer, as applicable, shall:

(i)            consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(ii)          demand payment of all amounts due thereunder promptly upon determination by the Servicer or the Special Servicer, as applicable, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.

(b)          All net income and gain realized from investment of funds deposited in the Collection Account and the Reserve Accounts (to the extent not payable to the Borrower) shall be for the benefit of the Servicer in accordance with the terms and priorities of this Agreement. All net income and gain realized from investment of funds deposited in the REO Account shall be for the benefit of the Special Servicer. Any net losses on funds in the Collection Account, the Reserve Accounts (except in the case of any such loss with respect to a Reserve Account, to the extent such losses are incurred on amounts invested for the benefit of the Borrower pursuant to and in accordance with the terms of the Loan Documents) or the REO Account shall be reimbursed by the Servicer or the Special Servicer, as applicable, from its own funds promptly, but in any event on or prior to the Remittance Date following the realization of such loss. Notwithstanding the above, none of the Servicer or the Special Servicer shall be required to cover or deposit any loss on an investment or deposit of funds in an Investment Account if such loss was incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account so long as (i) such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Institution at the time such investment or deposit was made and 30 days prior to the date of such loss; (ii) such depository institution or trust company was not an Affiliate of the Servicer or the Special Servicer, as applicable, and (iii) such loss is not the result of fraud, negligence, bad faith or willful misconduct of the Servicer or the Special Servicer, as applicable.

(c)           Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Servicer shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. In the event the Servicer takes any such action, the Trust Fund shall pay or reimburse the Servicer, pursuant to Section 3.4(c), for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Servicer in connection therewith.

(d)           Notwithstanding the foregoing, none of the Certificate Administrator or the Trustee (in its capacity as the Certificate Administrator or the Trustee, as the case may be) shall cover any losses from the bankruptcy or insolvency of a depository institution holding an account described in this Section 3.8, if immediately prior to such bankruptcy or insolvency such institution was an Eligible Institution at the time of such deposit and such institution was not an Affiliate of the Certificate Administrator or the Trustee, as applicable.

Section 3.9     Payment of Taxes, Assessments, etc. The Servicer (other than with respect to a REO Property) and the Special Servicer (with respect to any REO Property) shall maintain accurate records with respect to the Property (or REO Property, as the case may be) reflecting the status of taxes, assessments, charges and other similar items that are or may become a lien on the Property (or REO Property, as the case may be) and the status of insurance premiums payable in respect of insurance policies required to be maintained pursuant to Section 3.11 hereof. The Servicer shall obtain, from time to time, all bills for the payment of such items (including renewal premiums). The Servicer shall pay real estate taxes, insurance premiums and other similar items from funds in the applicable Reserve Account in accordance with the Loan Agreement at such time as may be required by the Loan Documents. If the Borrower does not make the necessary payments and/or a Mortgage Loan Event of Default has occurred and amounts in the applicable Reserve Account are insufficient to make such payments, the Servicer shall make a Property Protection Advance, subject to the determination of non-recoverability provided in Section 3.23, from its own funds for amounts payable with respect to all such items related to the Property when and as the same shall become due and payable. The Servicer shall ensure that the amount of funds in the applicable Reserve Account is increased when and if applicable taxes, assessments, charges and other similar items, ground rents or insurance premiums are increased, in accordance with the terms of the Loan Agreement.

Section 3.10   Appointment of Special Servicer. (a)  AEGON USA Realty Advisors, LLC is hereby appointed as the initial Special Servicer to service the Mortgage Loan while a Special Servicing Loan Event has occurred and is continuing and perform the other obligations of the Special Servicer hereunder.

(b)           If there is a Special Servicer Termination Event with respect to the Special Servicer, the Special Servicer may be removed and replaced pursuant to Sections 7.1 and 7.2. The Certificate Administrator shall, promptly after receiving notice of any such Special Servicer Termination Event, (i) notify the Servicer, the Companion Loan Holders and the 17g-5 Information Provider (which shall post such notice on the 17g-5 Information Provider’s Website in accordance with Section 8.14(b)); (ii) post such notice on the Certificate Administrator’s Website in accordance with Section 8.14(b); and (iii) provide notice of such Special Servicer Termination Event to the Certificateholders by mail to the addresses set forth on the Certificate Register, unless such event shall have been cured. The appointment of any such successor Special Servicer shall not relieve the Servicer or the Trustee of their respective obligations to make Advances as set forth herein; provided, however, the initial Special Servicer specified above shall not be liable for any actions or any inaction of such successor Special Servicer. No termination fee shall be payable to the terminated Special Servicer. No termination of the Special Servicer and appointment of a successor Special Servicer shall be effective until the successor Special Servicer has assumed all of its responsibilities, duties and liabilities hereunder in writing and a Rating Agency Confirmation with respect to such appointment has been delivered to the Trustee and the Certificate Administrator. Any successor Special Servicer shall be deemed to make the representations and warranties provided for in Section 2.4(c) mutatis mutandis as of the date of its succession. The terminated Special Servicer shall retain all rights accruing to it under this Agreement, including the right to receive fees accrued prior to its termination and other amounts payable to it (including indemnification payments).

(c)            Upon determining that a Special Servicing Loan Event has occurred and is continuing with respect to the Mortgage Loan, the Servicer shall immediately give notice thereof to the Special Servicer, the Certificate Administrator, the Companion Loan Holders and the Trustee and the Servicer shall use its reasonable efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Loan File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto. The Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the date that a Special Servicing Loan Event has occurred. The Servicer, in any event, shall continue to act as Servicer and administrator of the Mortgage Loan until the Special Servicer has commenced the servicing of the Mortgage Loan, upon the occurrence and during the continuation of a Special Servicing Loan Event, which commencement shall occur, in the case of a Special Servicing Loan Event, upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence. The Special Servicer shall instruct the Borrower to continue to remit all payments in respect of the Mortgage Loan to the Servicer. The Servicer shall forward any notices it would otherwise send to the Borrower under the Mortgage Loan to the Special Servicer who shall send such notice to the Borrower while a Special Servicing Loan Event has occurred and is continuing.

(d)           Upon determining that a Special Servicing Loan Event is no longer continuing with respect to the Mortgage Loan, the Special Servicer shall immediately give notice thereof to the Servicer, the Certificate Administrator, the Companion Loan Holders and the Trustee, and upon giving such notice such Special Servicing Loan Event shall cease, the Special Servicer’s obligation to service the Mortgage Loan shall terminate and the obligations of the Servicer to service and administer the Mortgage Loan shall resume and the Special Servicer shall return all of the information and materials furnished to the Special Servicer pursuant to Section 3.10(c) to the Servicer.

(e)            In making a Major Decision or in servicing the Mortgage Loan during the continuance of a related Special Servicing Loan Event, the Special Servicer shall provide to the Certificate Administrator originals of documents entered into in connection therewith that are required to be included within the definition of “Loan File” for inclusion in the Loan File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Mortgage Loan information, including correspondence with the Borrower, and the

Special Servicer shall promptly provide copies of all of the foregoing to the Servicer as well as copies of any related analysis or internal review prepared by or for the benefit of the Special Servicer.

(f)            During any period in which a Special Servicing Loan Event is continuing with respect to the Mortgage Loan, no later than the Business Day preceding each date on which the Servicer is required to furnish a report under Section 3.18(a) to the Certificate Administrator, the Special Servicer shall deliver to the Servicer a written statement describing (i) the amount of all payments on account of interest received on the Mortgage Loan, the amount of all payments on account of principal received on the Mortgage Loan, the amount of Insurance Proceeds, Condemnation Proceeds and Net Liquidation Proceeds received, the amount of any Foreclosure Proceeds received with respect to the Property, and the amount of net income or net loss, as determined from management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any rental income that does not constitute rents from real property with respect to, the REO Property, in each case in accordance with Section 3.15 and (ii) such additional information relating to the Mortgage Loan as the Servicer, the Certificate Administrator or the Trustee reasonably requests to enable it to perform its duties under this Agreement.

(g)           Notwithstanding the provisions of the preceding subsection (c), the Servicer shall maintain ongoing payment records with respect to the Mortgage Loan and shall provide the Special Servicer with any information reasonably required by the Special Servicer to perform its duties under this Agreement.

(h)           Within sixty (60) days after a Special Servicing Loan Event occurs with respect to the Mortgage Loan, the Special Servicer shall prepare a report (the “Asset Status Report”) for the Mortgage Loan and deliver such report to the Controlling Class Representative (during any Subordinate Control Period and any Subordinate Consultation Period), to the Servicer, to the Certificate Administrator, the Companion Loan Holders and to the 17g-5 Information Provider in electronic format reasonably acceptable to such parties accordance with Section 8.14(b) (and the 17g-5 Information Provider shall promptly post it to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)). Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

(i)            summary of the status of the Mortgage Loan and any negotiations with the Borrower;

(ii)           a discussion of the legal and environmental considerations reasonably known at such time to the Special Servicer, consistent with Accepted Servicing Practices, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the Mortgage Loan and whether outside legal counsel has been retained;

(iii)          the most current rent roll and income or operating statement available for the Property;

(iv)         the Special Servicer’s recommendations on how the Mortgage Loan might be returned to performing status or otherwise realized upon;

(v)          the appraised value of the Property together with the Appraisal or assumptions used in the calculation thereof;

(vi)         the status of any foreclosure actions or other proceedings undertaken with respect thereto, any proposed workouts with respect thereto and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional Mortgage Loan Events of Default;

(vii)        a description of any proposed amendment, modification or waiver of a material term of any ground lease;

(viii)       a description of any actions taken or proposed to be taken;

(ix)         the alternative courses of action considered by the Special Servicer in connection with any actions taken or proposed to be taken;

(x)          the decision that the Special Servicer made or intends or proposes to make, including a narrative analysis setting forth the Special Servicer’s rationale for its proposed decision, including its rejection of the alternatives; and an analysis of whether or not taking such action is reasonably likely to produce a greater recovery on a net present value basis than not taking such action, setting forth (x) the basis on which the Special Servicer made such determination and (y) the net present value calculation (including the applicable discount rate used) and all related assumptions;

(xi)         a summary of the status of any action that was described in the most recent prior Asset Status Report and subsequently effected by the Special Servicer; and

(xii)        such other information as the Special Servicer deems relevant in light of the proposed action and Accepted Servicing Practices.

The Special Servicer shall: (x) deliver to the Certificate Administrator, in an electronic format reasonably acceptable to the Certificate Administrator, a proposed notice to Certificateholders that shall include a summary of any Final Asset Status Report (which shall be a brief summary of the current status of the Property and strategy with respect to the resolution and workout of the Mortgage Loan), and the Certificate Administrator shall post such summary (but not the Asset Status Report) on the Certificate Administrator’s Website pursuant to Section 8.14(b); (y) deliver such summary of any Final Asset Status Reports to the 17g-5 Information Provider (who shall post such summary to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)) and the Companion Loan Holders; and (z) implement the applicable Final Asset Status Report in the form delivered to the 17g-5 Information Provider pursuant to the first paragraph of this Section 3.10(h).

The Special Servicer may, from time to time, subject to the procedures provided for in this Section 3.10(h), modify any Asset Status Report it has previously delivered and, following the prompt delivery of such modified Asset Status Report to the 17g-5 Information

Provider in an electronic format reasonably acceptable to the 17g-5 Information Provider, which the 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website pursuant to Section 8.14(b), implement such report.

If during any Subordinate Control Period (i) the Controlling Class Representative affirmatively approves in writing an Asset Status Report or (ii) after ten Business Days from receipt of an Asset Status Report, together with all information in the possession of the Special Servicer that is reasonably necessary for the Controlling Class Representative to make a decision regarding the Asset Status Report, the Controlling Class Representative does not object to such Asset Status Report, then the Special Servicer shall take the recommended actions described in the Asset Status Report. Within ten Business Days after receipt of an Asset Status Report, together with all information reasonably requested by the Controlling Class Representative in the possession of the Special Servicer that is reasonably necessary to make a decision regarding the Asset Status Report, the Controlling Class Representative may object to such Asset Status Report.

During any Subordinate Control Period, if the Controlling Class Representative objects to an Asset Status Report within the above-referenced ten (10) Business Day period, then the Special Servicer shall revise such Asset Status Report as soon as practicable thereafter, but in no event later than thirty (30) days after the objection to the Asset Status Report by the Controlling Class Representative. During any Subordinate Control Period, the Special Servicer shall revise such Asset Status Report as provided in the prior paragraph until the earlier of (a) the delivery by the Controlling Class Representative of an affirmative approval in writing of such revised Asset Status Report, and (b) the failure of the Controlling Class Representative to disapprove such revised Asset Status Report in writing within ten Business Days of its receipt thereof; provided that the Special Servicer may take actions with respect to such Property before the expiration of such ten (10) Business Day period if the Special Servicer reasonably determines that failure to take such action before the expiration of such ten (10) Business Day period would violate the Accepted Servicing Practices.

During any Subordinate Control Period, if the Controlling Class Representative has timely objected as required hereunder, but has not approved or been deemed to approve any revised Asset Status Report within ninety (90) days from the submission of the initial Asset Status Report, then the Special Servicer and the Controlling Class Representative will use reasonable efforts to negotiate a mutually agreeable Asset Status Report during the next thirty (30) days, and if they are unable to reach an agreement within such thirty (30)-day period, the Special Servicer will take the action recommended in its most recently submitted Asset Status Report, provided, that such action does not violate Accepted Servicing Practices. The Asset Status Report and all modifications thereto shall be prepared in accordance with the Accepted Servicing Practices.

The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement the new action in such revised report so long as such revised report has been prepared, reviewed and either approved or not rejected as provided above. The Controlling Class Representative (during any Subordinate Consultation Period) shall be entitled to consult (on a non-binding basis) with the Special Servicer and propose alternative courses of action in respect of any Asset Status Report. During any Subordinate Consultation

Period, the Special Servicer shall consider such alternative courses of action and any other feedback provided by the Controlling Class Representative. The Special Servicer may revise the Asset Status Reports as it deems reasonably necessary in accordance with Accepted Servicing Practices to take into account any input and/or recommendations of the Controlling Class Representative during a Subordinate Consultation Period but prior to a Subordinate Consultation Termination Period.

The Special Servicer may not take any action inconsistent with an Asset Status Report that has been adopted as provided above, unless such action would be required in order to act in accordance with the Accepted Servicing Practices. During any Subordinate Control Period or any Subordinate Consultation Period, if the Special Servicer takes any action inconsistent with an Asset Status Report that has been adopted as provided above, the Special Servicer shall promptly notify the Controlling Class Representative of such inconsistent action and provide a reasonably detailed explanation of the reasons therefor.

The Special Servicer shall deliver to the Servicer, the Controlling Class Representative (during any Subordinate Control Period and any Subordinate Consultation Period), the 17g-5 Information Provider (which shall promptly post the same to the 17g-5 Information Provider’s Website) and, subject to Section 4.5, each Rating Agency a copy of each Final Asset Status Report, in each case with reasonable promptness following the adoption thereof and in an electronic format reasonably acceptable to the parties.

Notwithstanding anything herein to the contrary: (i) the Special Servicer shall have no right or obligation to consult with or to seek and/or obtain consent or approval from any Controlling Class Representative prior to acting (and provisions of this Agreement requiring such consultation, consent or approval shall be of no effect) during the period following any resignation or removal of a Controlling Class Representative and before a replacement is selected and/or identified; and (ii) no advice, direction or objection from or by the Controlling Class Representative, as contemplated by Section 9.3 or this Section 3.10(h) or pursuant to or as contemplated by any other provision of this Agreement or the Co-Lender Agreement, may (and the applicable Special Servicer shall ignore and act without regard to any such advice, direction or objection that such Special Servicer has determined, in its reasonable, good faith judgment, would): (A) require or cause such Special Servicer to violate applicable law, the terms of the Loan Documents or any Section of this Agreement or the Co-Lender Agreement, including the Special Servicer’s obligation to act in accordance with the Accepted Servicing Practices, (B) result in the imposition of federal income tax on the Trust, cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC, (C) expose the Trust, any Certificateholder, the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator or any of their respective Affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability or (D) materially expand the scope of the Servicer’s or the Special Servicer’s responsibilities under this Agreement.

(i)           During the continuance of a Special Servicing Loan Event, the Special Servicer shall have the authority to meet with the Borrower Related Parties and, subject to the rights of the Controlling Class Representative (during any Subordinate Control Period and any Subordinate Consultation Period), take any actions consistent with Section 3.24, Accepted Servicing Practices and the most recent Asset Status Report.

(j)           Upon request of any Certificateholder (or any Beneficial Owner, if applicable), which constitutes a Privileged Person and which shall have provided the Certificate Administrator with an Investor Certification in the form of Exhibit J-1, the Certificate Administrator shall email to the email address specified in such request an electronic copy of the most current Asset Status Report. Notwithstanding anything to the contrary in this Agreement, a Certificateholder (or any Beneficial Owner, if applicable), which shall have provided the Certificate Administrator with an Investor Certification in the form of Exhibit J-2, shall only be entitled to receive a copy of the most current Distribution Date Statements and no other reports, materials or information from the Certificate Administrator’s Website.

(k)           In addition, during the continuance of a Special Servicing Loan Event, on the last day of each Collection Period the Special Servicer shall prepare and deliver to the Servicer the CREFC® Special Servicer Loan File with respect to the Mortgage Loan.

Section 3.11     Maintenance of Insurance and Errors and Omissions and Fidelity Coverage. (a)  The Servicer, consistent with Accepted Servicing Practices and the Loan Documents, shall cause to be maintained by the Borrower (or if the Borrower fails to maintain such insurance in accordance with the Loan Agreement, the Servicer shall cause to be maintained to the extent such insurance is available at commercially reasonable rates, and to the extent the Trustee on behalf of the Trust Fund, as mortgagee, has an insurable interest) insurance with respect to the Property of the types and in the amounts required to be maintained by the Borrower under the Loan Documents. The cost of any such insurance maintained by the Servicer shall be advanced by the Servicer, as a Property Protection Advance unless it would be a Nonrecoverable Advance. Neither the Servicer nor the Special Servicer shall be required to maintain, and shall not cause the Borrower to be in default with respect to the failure of the Borrower to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if and only if (i) the Special Servicer (subject to the consent of the Controlling Class Representative during any Subordinate Control Period) has determined that such insurance is not required pursuant to the terms of the Loan Documents as in effect on the date thereof, (ii) such insurance is not available, or (iii) such insurance is not available at commercially reasonable rates and such hazard is not at that time commonly insured against by owners of similar properties in the vicinity of the Property. Neither the Servicer nor the Special Servicer shall be required to obtain terrorism insurance pursuant to this Agreement to the extent the Borrower would not be obligated to maintain terrorism insurance under the Loan Documents as in effect on the date thereof; and, accordingly, prior to the Property becoming a REO Property, neither the Servicer nor the Special Servicer shall spend more for terrorism insurance premiums than the Borrower shall be obligated to spend. Notwithstanding anything in this Agreement, neither the Servicer nor the Special Servicer shall be required to maintain or cause to be maintained any insurance if such insurance would require a Property Protection Advance that would be a Nonrecoverable Advance (provided, that nothing shall prohibit the Servicer or the Special Servicer, as applicable, from maintaining such insurance if the costs of doing so are paid as an expense of the Trust).

(b)           The Special Servicer, consistent with Accepted Servicing Practices and the Loan Documents, shall cause to be maintained such insurance with respect to any REO Property as the Borrower is required to maintain with respect to the Property referred to in subsection (a) of this Section 3.11 or, at the Special Servicer’s election, coverage satisfying insurance requirements consistent with Accepted Servicing Practices. The cost of any such insurance with respect to any REO Property shall be payable out of amounts on deposit in the REO Account or shall be advanced by the Servicer as a Property Protection Advance unless such Advance would be a Nonrecoverable Advance. Any such insurance (other than terrorism insurance, which shall be maintained to the extent required under subsection (a)) that is required to be maintained with respect to any REO Property shall only be so required to the extent such insurance is available at commercially reasonable rates. If the Special Servicer requests the Servicer to make a Property Protection Advance in respect of the premiums due in respect of such insurance, the Servicer shall, as soon as practicable after receipt of such request, make Property Protection Advance unless such Advance would be a Nonrecoverable Advance, and if the Servicer does not make such Advance, the Trustee (within five (5) Business Days of its receipt of notice of the Servicer’s failure to make such Advance) shall make an Advance of the premiums to maintain such insurance, provided that, in each such case, such obligations shall be subject to the provisions of this Agreement concerning Nonrecoverable Advances, the Trustee as mortgagee of record having an insurable interest and the availability of such insurance at commercially reasonable rates.

(c)           The Servicer or the Special Servicer, as applicable, may satisfy its obligations to cause insurance policies to be maintained by maintaining a master force placed or blanket insurance policy insuring against losses on the Property or the REO Property, as the case may be for which coverage is otherwise required to be maintained as set forth in the preceding subsections of this Section 3.11. The incremental cost of such insurance allocable to the Property or REO Property, if not borne by the Borrower, shall be paid by the Servicer as a Property Protection Advance unless it would be a Nonrecoverable Advance. If such master force placed or blanket insurance policy contains a deductible clause, the Servicer or the Special Servicer, as applicable, shall deposit into the Collection Account out of its own funds all sums that would have been deposited into the Collection Account but for such clause to the extent any such deductible exceeds the deductible limitation that pertains to the Mortgage Loan, or in the absence of any such deductible limitation, the deductible limitation that is consistent with Accepted Servicing Practices.

(d)           Each of the Servicer and the Special Servicer shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Agreement, a blanket fidelity bond and an errors and omissions insurance policy (from (i) an insurance company whose claims paying ability is rated at least (a) “A-” by S&P and (b) an equivalent rating by (1) at least two other NRSROs (which may include S&P) or (2) one other NRSRO (which may include S&P) and “A:X” from A.M. Best Company, Inc.), or (ii) any other insurance company which does not result in the downgrade, qualification (if applicable) or withdrawal of the ratings then assigned by either of the Rating Agencies to any Class of Certificates, as evidenced by a Rating Agency Confirmation provided to each of the Trustee and the Certificate Administrator), covering the directors, officers and employees of the Servicer or the Special Servicer, as applicable, in connection with its activities under this Agreement. Each such insurance policy shall protect the Servicer or the Special Servicer, as applicable, against losses resulting directly from forgery, theft, embezzlement, fraud, errors and omissions of such covered persons. Coverage of the Servicer or the Special Servicer under a policy or bond obtained by an Affiliate thereof and providing the coverage required by this Section 3.11(d) shall satisfy the requirements of this Section 3.11(d). The amount of coverage shall be at least equal to the coverage that is required by applicable governmental authorities having regulatory power over the Servicer and the Special Servicer. If no such coverage amounts are imposed by such regulatory authorities, the amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC with respect to the Servicer and the Special Servicer if each were servicing and administering the Mortgage Loan for FNMA or FHLMC or as otherwise approved by FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the Servicer or the Special Servicer, as applicable, shall obtain a comparable replacement bond or policy. Each of the Servicer and the Special Servicer shall use reasonable efforts to cause each and every sub-servicer, if any, to maintain a blanket fidelity bond and an errors and omissions insurance policy meeting the requirements as described above. In lieu of the foregoing, but subject to this Section 3.11, the Servicer and the Special Servicer shall be entitled to self-insure with respect to such risks so long as its (or its immediate or remote parent’s) long-term unsecured debt rating is rated at least “A-” by S&P (or, if not rated by S&P, rated at least an equivalent rating by another NRSRO, or rated no lower than “A-:VIII” by A.M. Best Company, Inc.).

(e)           No provision of this Section 3.11 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer or the Special Servicer from its duties and obligations as set forth in this Agreement. The Certificate Administrator shall be entitled to request, upon receipt of a written request from any Certificateholder, and the Servicer and the Special Servicer shall each deliver or cause to be delivered to the Certificate Administrator, a certificate of insurance from the surety and insurer certifying that such insurance is in full force and effect. The Certificate Administrator will make any such certificate of insurance available to the requesting Certificateholder on a confidential basis.

Section 3.12     Procedures with Respect to Defaulted Loan; Realization upon the Property. (a)  Upon a Mortgage Loan Event of Default, the Special Servicer on behalf of the Trust (subject to consent of the Controlling Class Representative during any Subordinate Control Period and consultation with the Controlling Class Representative during any Subordinate Consultation Period) and the Companion Loan Holders, subject to the terms of the Loan Documents and the Co-Lender Agreement and consistent with Accepted Servicing Practices, shall promptly pursue the remedies set forth therein or otherwise available in accordance with Accepted Servicing Practices, including foreclosure or otherwise realization on the Property and the other collateral for the Mortgage Loan. In connection with any foreclosure, enforcement of the Loan Documents or other realization on the Collateral, the Special Servicer shall direct the Servicer to, and the Servicer shall, pay the costs and expenses in any such proceedings as a Property Protection Advance unless the Servicer determines, in accordance with Accepted Servicing Practices, that such Advance would constitute a Nonrecoverable Advance. If such Advance is determined to constitute a Nonrecoverable Advance, then such expenses will be paid from the Collection Account.

(b)           Such proposed acceleration of the Mortgage Loan and/or foreclosure on the Property shall be taken unless the Special Servicer waives such Mortgage Loan Event of Default (or modifies or amends the Mortgage Loan to cure the Mortgage Loan Event of Default), which the Special Servicer may do if such modification, waiver or amendment is consistent with Accepted Servicing Practices and does not cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the REMIC Provisions or constitute a

“significant modification” of the Mortgage Loan under Treasury Regulations Section 1.860G-2(b).

(c)           In connection with such foreclosure as described in Section 3.12(a) or other realization on the Property, the Special Servicer shall follow Accepted Servicing Practices; provided, however, that the Special Servicer shall not be permitted to direct the Servicer, and neither the Special Servicer nor the Servicer shall be required, to expend its own funds to restore damage done to the Property by an Uninsured Cause unless the Servicer or the Special Servicer, as applicable, permitted the related insurance policy to lapse in violation of its respective obligations hereunder. If the Servicer does expend its own funds to restore the Property damaged by an Uninsured Cause (which insurance policy did not lapse in violation of the Servicer’s obligations), such expense shall be a Property Protection Advance. In connection with any foreclosure, enforcement of the Loan Documents or other realization on the Collateral, the Special Servicer shall direct the Servicer to, and the Servicer shall, pay the costs and expenses in any such proceedings as a Property Protection Advance unless the Servicer determines, in accordance with Accepted Servicing Practices, that such Advance would constitute a Nonrecoverable Advance.

(d)           Notwithstanding the foregoing, the Special Servicer may not foreclose on the Property on behalf of the Trust Fund and the Companion Loan Holders, thereby be the beneficial owner of such Property, or take any other action with respect to the Property that would cause the Certificate Administrator or the Trustee, on behalf of the Trust Fund and the Companion Loan Holders, to be considered to hold title to, to be a “lender-in-possession” of, or to be an “owner” or “operator” of the Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, based on a report prepared at the expense of the Trust Fund by an independent person who regularly conducts site assessments for purchasers of comparable properties (a copy of such report to be provided to the Certificate Administrator, the Companion Loan Holders and the Trustee by the Special Servicer), that (i) the Property is in compliance with applicable environmental laws or that taking the remedial actions necessary to comply with such laws is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions and (ii) there are no circumstances known to the Special Servicer relating to the use of hazardous substances or petroleum-based materials which require investigation or remediation, or that if such circumstances exist taking such remedial actions is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions. The Special Servicer shall deliver a copy of any such report to the 17g-5 Information Provider in electronic format (and the 17g-5 Information Provider shall make such report available to the Rating Agencies and NRSROs pursuant to Section 8.14(b)).

If the Special Servicer has so determined based on satisfaction of the criteria in this Section 3.12(d) that it would be in the best economic interest (as determined in accordance with Accepted Servicing Practices) of the Trust Fund and the Companion Loan Holders as a collective whole (taking into account the subordination of the Trust B Note to the A Notes) to institute a foreclosure or take any other actions described in the immediately preceding paragraph, then subject to the rights of the Controlling Class Representative to consent to and/or consult in respect of such action, as applicable, pursuant to the terms hereof, the Special Servicer shall take such proposed action.

The Special Servicer shall direct the Servicer to, and the Servicer shall, advance the cost of any such compliance, containment, clean up or remediation as a Property Protection Advance unless the Servicer determines, in accordance with Accepted Servicing Practices, that such Advance would constitute a Nonrecoverable Advance. If such Advance is determined to constitute a Nonrecoverable Advance, then such expenses will be paid from the Collection Account.

(e)           The environmental site assessments contemplated by Section 3.12(d) shall be prepared by any Independent Person who regularly conducts environmental site assessments for purchasers of comparable properties, as determined by the Servicer in a manner consistent with Accepted Servicing Practices. The cost of each such environmental site assessment shall qualify as a Property Protection Advance and shall be advanced by the Servicer unless the Servicer determines that such Advance would constitute a Nonrecoverable Advance.

(f)           Notwithstanding any provision herein to the contrary, the Special Servicer shall not hold for the benefit of the Trust Fund any personal property pursuant to this Section 3.12 unless:

(i)           such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

(ii)           the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer as a Property Protection Advance unless the Servicer determines that such Property Protection Advance would constitute a Nonrecoverable Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions or cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest or Certificate is outstanding.

(g)           Notwithstanding any acquisition of title to the Property following a Mortgage Loan Event of Default under the Mortgage Loan and cancellation of the Mortgage Loan, the Trust Loan and the Companion Loans shall be deemed to remain outstanding in the case of the Trust Loan held in the Trust Fund, and in the case of the Companion Loans, held by the Companion Loan Holders, for purposes of the application of collections and shall be reduced only by collections net of expenses. For purposes of all calculations hereunder, so long as the Trust Loan and the Companion Loans shall be deemed to remain outstanding in accordance with the preceding sentence, (i) it shall be assumed that the unpaid principal balance of the Trust Loan and any Companion Loan immediately after any discharge is equal to the unpaid principal balance of the Trust Loan and Companion Loans immediately prior to such discharge and (ii) proceeds from the REO Property shall be applied as provided in Section 1.3(b) and the Co-Lender Agreement.

Section 3.13     Custodian to Cooperate; Release of Items in the Loan File. From time to time and as appropriate for the servicing of the Mortgage Loan or foreclosure of or realization on the Property, the Custodian shall, upon request of the Servicer or the Special Servicer and delivery to the Custodian of a request for release in the form of Exhibit B hereto, release any items from the Loan File to the Servicer or the Special Servicer, as the case may be, within the lesser of (i) seven calendar days and (ii) five (5) Business Days of its receipt of the related request for release and shall execute such documents furnished to it as shall be necessary to the prosecution of any such proceedings. Such request for release shall obligate the Servicer or the Special Servicer to return such items to the Custodian when the need therefor by the Servicer or the Special Servicer no longer exists.

Section 3.14     Title and Management of REO Property. (a)  In the event that title to the Property is acquired for the benefit of the Certificateholders and the Companion Loan Holders, in foreclosure or by deed in lieu of foreclosure or otherwise, the deed, certificate of sale or other comparable document shall be taken in the name of the Trustee, as trustee for the Holders of the BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR, or their nominee (which shall not include the Special Servicer), on behalf of the Trust Fund and the Companion Loan Holders, or as otherwise contemplated pursuant to Section 8.10. Title may be taken in the name of a limited liability company wholly owned by the Trust and which is managed by the Special Servicer (the costs of which shall be advanced by the Servicer; provided that such Advance would not be a Nonrecoverable Advance). Promptly after such acquisition of title, the Special Servicer shall consult with counsel to determine when an Acquisition Date shall be deemed to occur under the REMIC Provisions with respect to the Property, the expense of such consultation shall be advanced by the Servicer as a Property Protection Advance unless the Servicer determines, in accordance with Accepted Servicing Practices, that such Advance would constitute a Nonrecoverable Advance, in which case such expense shall be treated as a reimbursable expense of the Special Servicer related to foreclosure. The Special Servicer, on behalf of the Trust Fund and the Companion Loan Holders, shall dispose of any REO Property held by the Trust Fund as expeditiously as appropriate in accordance with Accepted Servicing Practices, but in any event within the time period, and subject to the conditions, set forth in Sections 3.15 and 11.2. Subject to Sections 11.2 and 3.14(d), the Special Servicer shall hire on behalf of the Trust Fund a Successor Manager to manage, conserve, protect and operate such REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale. In connection with such management and subject to Section 3.4(c)(xi), the Successor Manager shall be entitled to the REO Management Fee solely from the REO Account or the Collection Account pursuant to Section 3.4(c)(xi).

(b)           The Special Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to a REO Property a REO Account pursuant to Section 3.6.

(c)           The Special Servicer shall have full power and authority, subject to Accepted Servicing Practices and the specific requirements and prohibitions of this Agreement, to do any and all things in connection with a REO Property for the benefit of the Trust Fund and the Companion Loan Holders as a collective whole (taking into account the subordination of the Trust B Note to the A Notes) on such terms as are appropriate and necessary for the efficient liquidation of such REO Property, so long as the Special Servicer deems such actions to be consistent with Accepted Servicing Practices. The Special Servicer shall ensure that any REO Property acquired by the Trust is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times and that the sale of the REO Property does not result in the receipt by the Trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B).

The Special Servicer shall deposit or cause to be deposited on a daily basis in the related REO Account all revenues received with respect to the related REO Property, and the Special Servicer shall cause to be withdrawn therefrom funds necessary for the proper operation, management and maintenance of such REO Property and for other expenses related to the preservation and protection of such REO Property, including, but not limited to:

(i)            all insurance premiums due and payable in respect of such REO Property;

(ii)           all taxes, assessments, charges or other similar items in respect of such REO Property that could result or have resulted in the imposition of a lien thereon; and

(iii)          all costs and expenses necessary to preserve such REO Property, including the payment of ground rent, if any.

To the extent that amounts on deposit in the REO Account are insufficient for the purposes set forth in clauses (i) through (iii) above (and all similar amounts or expenses), the Special Servicer shall direct the Servicer to, and the Servicer shall, make a Property Protection Advance unless the Servicer determines, in accordance with Accepted Servicing Practices, that such Advance would constitute a Nonrecoverable Advance.

(d)           The Special Servicer, in the name of the Trust Fund, shall (subject to Section 3.14(a)) contract with any Successor Manager for the operation and management of any REO Property; provided that no such contract shall impose individual liability on the Trustee, the Certificate Administrator or the Trust; provided, further, that:

(i)            the terms and conditions of any such contract shall not be inconsistent herewith;

(ii)           any such contract shall require, or shall be administered to require, that the Successor Manager (A) request that the Special Servicer pay from the REO Account all costs and expenses incurred in connection with the operation and management of any REO Property, and (B) remit all related revenues (net of such costs and expenses) to the Special Servicer, for deposit into the REO Account, as soon as practicable but in no event later than the Business Day immediately following receipt; and

(iii)          none of the provisions of this Section 3.14 relating to any such contract or to actions taken through any such Successor Manager shall be deemed to relieve the Special Servicer of any of its ordinary and regularly recurring duties and obligations to the Trust Fund on behalf of the Certificateholders and the Companion Loan Holders with respect to the operation and management of any REO Property.

The Special Servicer shall be entitled, and to the extent required by the REMIC Provisions, shall be required, to enter into an agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. All REO Management Fees shall be an expense of the Trust Fund payable from the REO Account or subject to reimbursement pursuant to Section 3.4(c)(xi). The Special Servicer agrees to monitor the performance of the Successor Manager and to enforce the obligations of the Successor Manager on behalf of the Trust Fund. Expenses incurred by the Special Servicer in connection herewith shall qualify as Property Protection Advances.

(e)           On or before the last day of each Collection Period, the Special Servicer shall withdraw from any REO Account and deposit into the Collection Account the proceeds and collections received or collected since the preceding Remittance Date through the Business Day prior to the Remittance Date on or with respect to each REO Property (including any funds no longer needed in any reserves established as provided below), net of expenses paid therefrom and amounts reasonably expected to be needed to fund any reserves deemed necessary for the operation, preservation and protection of such REO Property, including without limitation, the creation of reasonable reserves for working capital, repairs, replacements and necessary capital improvements and other related expenses.

Section 3.15     Sale of REO Property. (a)  In the event that title to the Property is acquired by the Special Servicer for the benefit of the Certificateholders and the Companion Loan Holders in foreclosure or by deed in lieu of foreclosure or otherwise, the deed, certificate of sale or other comparable document shall be taken in the name of the Trustee, or its nominee (which shall not include the Special Servicer), on behalf of the Trust Fund or as otherwise contemplated pursuant to Section 8.10. The Special Servicer, on behalf of the Trust Fund and the Companion Loan Holders, shall sell any REO Property as expeditiously as appropriate in accordance with Accepted Servicing Practices in a manner designed to preserve the capital of the Certificateholders and the Companion Loan Holders as a collective whole (taking into account the subordination of the Trust B Note to the A Notes) and not with a view to the maximization of profit, but in no event later than the Rated Final Distribution Date in a manner provided under this Section 3.15.

(b)           If the Special Servicer acquires any REO Property in the name of and on behalf of the Trust Fund and the Companion Loan Holders, the Special Servicer shall be empowered, subject to the Code and to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with the management and operation thereof in accordance with Accepted Servicing Practices, all on such terms and for such period as the Special Servicer deems to be in the best interest of the Certificateholders and the Companion Loan Holders as a collective whole (taking into account the subordination of the Trust B Note to the A Notes) and consistent with the REMIC Provisions.

(c)           Subject to the consent or consultation rights of the Controlling Class Representative, the Special Servicer shall accept the highest cash bid for any REO Property received from any person. However, in no event may such bid be less than an amount at least equal to the Mortgage Loan Purchase Price. In the absence of any such bid, the Special Servicer shall accept the highest cash bid which (subject to the next sentence) it determines is a fair price based on Appraisals obtained within the last nine (9) months. If the highest bidder is an Interested Person, the Trustee shall determine the fairness of the highest bid based upon an independent Appraisal; provided that if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may designate an independent third party expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuation of or investment in properties similar to the REO Property, which such expert shall be selected with reasonable care by the Trustee for the sole purpose of determining whether any such cash offer constitutes a fair price for the REO Property; provided, further, that if the Trustee so designates any such third party to make such determination, the Trustee shall be entitled to rely conclusively upon such third party’s determination and the reasonable costs of all Appraisals, inspection reports and broker opinions of value incurred by the Trustee in making such determination shall be reimbursable to it first, by the Servicer as an Advance, subject to the Servicer’s determination that such amounts are not Nonrecoverable Advances, and then as an expense of the Trust Fund. Notwithstanding the foregoing and subject to the rights of the Controlling Class Representative, the Special Servicer shall not be obligated to accept the higher cash offer if the Special Servicer determines, in accordance with Accepted Servicing Practices, that rejection of such offer would be in the best interests of the Certificateholders and the Companion Loan Holders as a collective whole (taking into account the subordination of the Trust B Note to the A Notes), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in accordance with Accepted Servicing Practices, that acceptance of such offer would be in the best interests of the Certificateholders and the Companion Loan Holders as a collective whole (taking into account the subordination of the Trust B Note to the A Notes).

(d)           Subject to the provisions of Sections 3.14 and 11.2, the Special Servicer shall act on behalf of the Trust Fund and the Companion Loan Holders, in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, including the collection of all amounts payable in connection therewith. Any sale of any REO Property shall be without recourse to the Trustee, the Depositor, the Certificate Administrator, the Special Servicer, the Trust Fund and the Certificateholders and the Companion Loan Holders (except such recourse to the Trust Fund imposed by representations and warranties typically given in such transactions, any appropriations applied thereto and any customary closing matters) and if consummated in accordance with the terms of this Agreement, none of the Trustee, the Certificate Administrator, the Depositor or the Special Servicer shall have any liability to any Certificateholder with respect to the purchase price thereof accepted by the Special Servicer or the Trustee.

(e)           The proceeds of any sale effected pursuant to this Section 3.15, after deduction of the expenses incurred in connection therewith, shall be deposited in the Collection Account in accordance with Section 3.4(a).

(f)           Within thirty (30) days of the sale of any REO Property, the Special Servicer shall provide to the Trustee, the Companion Loan Holders and the Certificate Administrator a statement of accounting for such REO Property, including, without limitation, (i) the date such REO Property was acquired in foreclosure or by deed in lieu of foreclosure or otherwise, (ii) the date of disposition of such REO Property, (iii) the gross sale price and related selling and other expenses, (iv) accrued interest with respect to the outstanding balance of the Trust Loan and the Companion Loans immediately prior to the acquisition of the REO Property, calculated from the date of acquisition to the disposition date, and (v) such other information as the Trustee or the Certificate Administrator or any Companion Loan Holder may reasonably request.

(g)           The Special Servicer shall prepare and file on a timely basis the reports of foreclosures and abandonments of the Property required by Section 6050J of the Code and the reports of discharges of indebtedness income in respect of the Mortgage Loan required by Section 6050P of the Code.

Section 3.16    Sale of Defaulted Loan. (a)  (i)  Within sixty (60) days after the occurrence of a Special Servicing Loan Event with respect to the Mortgage Loan, the Special Servicer shall, in accordance with Accepted Servicing Practices, order (but shall not be required to have received within that sixty (60)-day period) an Appraisal for the Property. The Special Servicer shall promptly notify in writing the Servicer, the Certificate Administrator, the Trustee, the Companion Loan Holders and the Controlling Class Representative (during any Subordinate Control Period and any Subordinate Consultation Period) of the occurrence of such Special Servicing Loan Event. Thereafter, upon delivery by the Special Servicer of the notice described in the preceding sentence, the Special Servicer may offer to sell to any Person the Mortgage Loan or may offer to purchase the Mortgage Loan, if and when the Special Servicer determines, consistent with Accepted Servicing Practices, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust and the Companion Loan Holders as a collective whole (taking into account the subordination of the Trust B Note to the A Notes) on a net present value basis. The Special Servicer shall provide the Trustee, the Certificate Administrator, the Companion Loan Holders and the Controlling Class Representative (during any Subordinate Control Period and any Subordinate Consultation Period) not less than five (5) Business Days’ prior written notice of its intention to sell the Mortgage Loan, in which case the Special Servicer is required to accept the highest cash offer received from any Person (other than any Interested Person) for the Mortgage Loan in an amount at least equal to the Mortgage Loan Purchase Price or, at its option, if it has received no offer at least equal to the Mortgage Loan Purchase Price therefor, purchase the Mortgage Loan at the Mortgage Loan Purchase Price. Any Appraisal obtained pursuant to this Section 3.16 will be delivered by the Special Servicer to the Certificate Administrator in electronic format, and the Certificate Administrator shall make such Appraisal available to Privileged Persons pursuant to Section 8.14(b) and shall forward a copy thereof to the Trustee. The Companion Loans are to be sold together with the Trust Loan, subject to this Section 3.16 and any additional requirements set forth in the Co-Lender Agreement (including without limitation, Section 5 of the Co-Lender Agreement).

(ii)           In the absence of any offer at least equal to the Mortgage Loan Purchase Price (or purchase by the Special Servicer for such price), the Special Servicer shall accept the highest cash offer received from any Person that is determined by the Special Servicer to be a fair price for the Mortgage Loan, if the highest cash offeror is a Person other than the Depositor, the Certificate Administrator, the Servicer, the Special Servicer, a holder of any mezzanine loan related to the Mortgage Loan, a holder of 50% or more of the Controlling Class, the Controlling Class Representative (or any of its affiliates), any Borrower Related Party, the Manager, the Tenant Services Provider, any independent contractor engaged by the Special Servicer, or the Other Depositor or the trustee for an Other Securitization Trust, the Companion Loan Holders or any known affiliate of any of the preceding entities (any such person, an “Interested Person”). The Trustee (based upon, among other things, the Appraisal ordered pursuant to the preceding paragraph (the cost of which shall be paid by the Servicer as a Property Protection Advance) and copied or otherwise delivered to the Trustee) shall determine if the highest cash offer is a fair price if the highest offeror is an Interested Person, and such determination shall be binding upon all parties; provided that if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may designate an independent third party expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuation of or investment in loans similar to the Mortgage Loan, which such expert shall be selected with reasonable care by the Trustee for the sole purpose of determining whether any such cash offer constitutes a fair price for the Mortgage Loan; provided, further, that if the Trustee so designates any such third party to make such determination, the Trustee shall be entitled to rely conclusively upon such third party’s determination and the reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by the Trustee in making such determination shall be reimbursable to it first, by the Servicer as an Advance, subject to the Servicer’s determination that such amounts are not Nonrecoverable Advances, and then as an expense of the Trust. Neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase the Mortgage Loan.

(iii)          The Special Servicer shall not be obligated to accept the highest cash offer if the Special Servicer determines, in accordance with Accepted Servicing Practices, that the rejection of such offer would be in the best interests of the Holders of the Certificates and the Companion Loan Holders as a collective whole (taking into account the subordination of the Trust B Note to the A Notes). In addition, the Special Servicer may accept a lower cash offer if it determines, in accordance with Accepted Servicing Practices, that the acceptance of such offer would be in the best interests of the Holders of the Certificates and the Companion Loan Holders as a collective whole (taking into account the subordination of the Trust B Note to the A Notes); provided that the offeror is not the Special Servicer or a Person that is an Affiliate of the Special Servicer. The Special Servicer shall use reasonable efforts to sell the Mortgage Loan prior to the Rated Final Distribution Date.

(iv)          Unless and until the Mortgage Loan is sold pursuant to this Section 3.16(a), the Special Servicer shall pursue such other resolution strategies with respect to the Mortgage Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate, consistent with the Asset Status Report, Accepted Servicing Practices and the REMIC Provisions.

(b)           The right of the Special Servicer to purchase or sell the Mortgage Loan after the occurrence of a related Special Servicing Loan Event shall terminate, and shall not be exercisable as set forth in clause (a) above (or if exercised but the purchase of the Mortgage Loan has not yet occurred, the Special Servicer’s right shall terminate and such exercise shall be of no further force or effect) if the Mortgage Loan is no longer delinquent as a result of any of the following: (i) the Special Servicing Loan Event has ceased pursuant to the terms of this Agreement, (ii) the Mortgage Loan has become subject to a fully executed agreement reflecting the terms of a workout arrangement or (iii) the Mortgage Loan has otherwise been resolved (including by a full or discounted pay-off).

(c)           Any sale of the Mortgage Loan pursuant to Section 3.16(a) shall be for cash only and shall be in accordance with and subject to the provisions of the Co-Lender Agreement.

(d)           Notwithstanding anything to the contrary herein, the Special Servicer shall not sell the Mortgage Loan pursuant to Section 3.16(a) without the written consent of the Companion Loan Holders (provided that such consent is not required from a Companion Loan Holder if such Companion Loan Holder is the Borrower or an Affiliate of the Borrower) unless the Special Servicer has delivered to the Companion Loan Holders: (i) at least fifteen (15) Business Days prior written notice of any decision to attempt to sell the Mortgage Loan; (ii) at least ten (10) days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (iii) at least ten (10) days prior to the proposed sale date, a copy of the most recent appraisal for the Mortgage Loan, and any documents in the Loan File reasonably requested by any Companion Loan Holder that are material to the price of the Mortgage Loan; and (iv) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Servicer or the Special Servicer in connection with the proposed sale; provided, that any Companion Loan Holder may waive any of the delivery or timing requirements set forth in this sentence. The Companion Loan Holders will be permitted to make offers to purchase, and to be the purchaser at any sale of, the Mortgage Loan unless such Companion Loan Holder is the Borrower, or an Affiliate of the Borrower.

Section 3.17     Servicing Compensation. (a)  The Servicer shall be entitled to receive the Servicing Fee with respect to the Trust Loan, the Companion Loans and any REO Property payable monthly out of the Collection Account from payments of interest on the Trust Loan and the Companion Loans or Foreclosure Proceeds allocable as interest on such REO Property, as the case may be, in accordance with and subject to Section 3.4(c)(iii); provided that if such collections on the Trust Loan, the Companion Loans, or REO Property are not sufficient to pay all accrued and unpaid Servicing Fees on the Trust Loan, the Companion Loans or REO Property upon the final liquidation of the Mortgage Loan or REO Property, any accrued but unpaid Servicing Fees will be payable out of other amounts on deposit with respect to the Mortgage Loan or REO Property in accordance with Section 3.4(c)(xi). The Servicer shall be entitled to retain as compensation any late payment charges and certain other customary charges and fees to the extent described below, as well as reimbursement for all other costs or expenses incurred by it in performing its duties hereunder other than: (i) fees of any sub-servicer and the expenses of any sub-servicer that would not be reimbursable to Servicer if such expenses were incurred by the Servicer; (ii) the cost of any fidelity bond or errors and omissions policy required by Section 3.11(d); (iii) overhead expenses of the Servicer including but not limited to those which may properly be allocable under the Servicer’s accounting system or otherwise to the Servicer’s activities under this Agreement or the income derived by it hereunder including the costs to the Servicer associated with employees of the Servicer performing services in connection with the obligations of the Servicer hereunder; and (iv) costs and expenses arising from the negligence, bad faith or willful misconduct of the Servicer (the “Servicer Customary Expenses”). So long as no Special Servicing Loan Event has occurred and is continuing, the Servicer shall also be entitled to retain certain other customary charges and fees including any late payment charges (including any late payment fees collected after the occurrence of a Special Servicing Loan Event but accrued prior to such Special Servicing Loan Event)(to the extent not applied pursuant to Section 3.4(c)), Default Interest (to the extent not applied pursuant to Section 3.4(c)), assumption fees, assumption application fees, defeasance fees, substitution fees, Modification Fees, insufficient funds fees, loan service transaction fees, consent fees and similar fees and expenses to the extent, with respect to any such amounts, collected and allocated to such amounts as permitted by (or not otherwise prohibited by) the terms of the Loan Documents and this Agreement (in each case, to the extent actually received from the Borrower), release fees and any income earned (net of losses to the extent provided in this Agreement) on the investment of funds deposited in the Collection Account and any Reserve Accounts (to the extent not payable to the Borrower) to the extent provided for in this Agreement (“Additional Servicing Compensation”); provided, however, that if consent of the Special Servicer is required, the Special Servicer shall be entitled to 50% of Modification Fees, assumption fees (but not assumption application fees), consent fees or similar fees; and provided further, however, that the Servicer shall not be entitled to apply or retain any Default Interest or any late payment charges, with respect to the Mortgage Loan, with respect to which a default thereunder or Mortgage Loan Event of Default is continuing unless and until such default or Mortgage Loan Event of Default has been cured and all delinquent amounts (including any Default Interest) due with respect to the Mortgage Loan have been paid and all interest on Advances have been paid. The Servicer shall be entitled to retain as Additional Servicing Compensation, any Prepayment Interest Excess (to the extent not offset by any Prepayment Interest Shortfalls).

If a Special Servicing Loan Event occurs and is continuing with respect to the Trust Loan and Companion Loans, the Special Servicer shall be entitled to receive a Special Servicing Fee with respect to the Mortgage Loan for so long as such Special Servicing Loan Event continues as well as reimbursement for all other costs or expenses incurred by it in performing its duties hereunder other than: (i) the cost of any fidelity bond or errors and omissions policy required by Section 3.11(d); (ii) overhead expenses of the Special Servicer including but not limited to those which may properly be allocable under the Special Servicer’s accounting system or otherwise to the Special Servicer’s activities under this Agreement or the income derived by it hereunder including the costs to the Special Servicer associated with employees of the Special Servicer performing services in connection with the obligations of the Special Servicer hereunder; and (iii) costs and expenses arising from the negligence, bad faith or willful misconduct of the Special Servicer (the “Special Servicer Customary Expenses”). If all existing Special Servicing Loan Events are terminated following resolution of such Special Servicing Loan Events by a written agreement with the Borrower negotiated by the Special Servicer, the Special Servicer shall be entitled to receive the Work-out Fee on all payments of principal and interest (other than Default Interest) made on the Mortgage Loan following such written agreement for so long as another Special Servicing Loan Event does not occur with respect to the Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns after such written agreement is entered into and before or after the Special Servicing Loan Event is terminated, it shall retain the right to receive any and all Work-out Fees on all payments of principal and interest (other than at the Default Rate) made on the Mortgage Loan following such written agreement (negotiated by such Special Servicer prior to its termination or resignation) for so long as another Special Servicing Loan Event does not occur with respect to the Mortgage Loan and the successor Special Servicer shall have no rights with respect to such Work-out Fee. In addition, the Special Servicer shall be entitled to receive a Liquidation Fee with respect to the Liquidated Property or the liquidation of the Mortgage Loan (whether through sale, discounted payoff or other liquidation) as to which the Special Servicer receives Liquidation Proceeds, except that no Liquidation Fee shall be payable in connection with (A) a repurchase of the Trust Loan (or one of the Trust Notes) by the Trust Loan Seller pursuant to the Trust Loan Purchase Agreement (so long as such repurchase occurs within the time period required by the Trust Loan Purchase Agreement), (B) the sale of the Mortgage Loan by the Special Servicer to an Interested Person pursuant to Section 3.16 hereof or (C) a purchase of the Mortgage Loan or REO Property by the Controlling Class Representative or any affiliate thereof, if such purchase occurs within ninety (90) days after the later of (x) the date on which the Special Servicer first delivers to the Controlling Class Representative for its approval the initial Asset Status Report and (y) the date on which a Mortgage Loan Event of Default occurs with respect to the Mortgage Loan. The Liquidation Fee shall be payable from, and shall be calculated using, the Liquidation Proceeds. Each of the foregoing fees shall be payable from funds on deposit in the Collection Account as provided in Section 3.4(c). If a Special Servicing Loan Event occurs and is continuing with respect to the Mortgage Loan, the Special Servicer shall also be entitled to retain as additional servicing compensation any late payment fees (to the extent not applied pursuant to Section 3.4(c)), Default Interest (to the extent not applied pursuant to Section 3.4(c)), assumption fees, assumption application fees, defeasance fees, Modification Fees, insufficient funds fees, loan service transaction fees and similar fees and expenses to the extent, with respect to any such amounts, actually collected from the Borrower (to the extent permitted by (or not otherwise prohibited by) and allocated to such amounts in accordance with the terms of the Loan Documents or this Agreement, and any income earned (net of losses to the extent provided in this Agreement) on the investment of funds deposited in the REO Account to the extent provided in this Agreement (“Additional Special Servicing Compensation”). Notwithstanding the foregoing, in the event that the Mortgage Loan has become a Specially Serviced Loan solely due to the failure to pay a Balloon Payment and the Mortgage Loan is refinanced on or before the date that is nine (9) months after the Maturity Date, the Special Servicer shall be entitled to collect a Liquidation Fee or Work-out Fee only from the Borrower and not otherwise from the proceeds of the Mortgage Loan or REO Property.

Notwithstanding anything herein to the contrary, with respect to the Mortgage Loan and any Collection Period, the Special Servicer shall only be entitled to receive a Work-out Fee or a Liquidation Fee, but not both. Further notwithstanding anything herein to the contrary, all Liquidation Fees and Work-out Fees payable with respect to the Mortgage Loan or the Property shall be offset by any Modification Fees earned and received by the Special Servicer within the prior twenty four (24) months (determined as of the closing date of the workout or liquidation as to which the subject Work-out Fee or Liquidation Fee became payable) in connection with any modification, restructure, extension, waiver, amendment or workout of the Mortgage Loan, but only to the extent those fees have not previously been deducted from a Work-out Fee or Liquidation Fee.

The Special Servicer shall use reasonable efforts to collect the amount of any Borrower Reimbursable Trust Expenses from the Borrower pursuant to the Loan Documents,

including exercising all remedies available under the Loan Documents that would be in accordance with the Accepted Servicing Practices.

Notwithstanding any other provision in this Agreement, neither the Servicer nor the Special Servicer, as applicable, shall be entitled to reimbursement for an expense incurred under this Agreement or in connection with the performance of its duties hereunder unless (i) the amount of such payment to the Servicer or the Special Servicer, as the case may be, is reimbursed to the Trust Fund by the Borrower (to the extent the Borrower is required to do so under the Loan Agreement); (ii) failure of the Borrower to reimburse for such payment constitutes a Mortgage Loan Event of Default; (iii) such expense would qualify as an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii) or is otherwise an unanticipated expense (it being understood that the Servicer Customary Expenses and the Special Servicer Customary Expenses are not unanticipated); or (iv) such reimbursement is expressly provided for herein or such expense is expressly described herein as an expense of the Trust Fund or as an Advance.

Except as otherwise expressly provided herein, no transfer, sale, pledge or other disposition of the Servicer’s right to receive all or any portion of the Servicing Fee (or the Special Servicer’s right to receive all or any portion of the Special Servicing Fee) or other servicing compensation provided for herein shall be made, and any such attempted transfer, sale, pledge or other disposition shall be void, unless such transfer is made to a successor Servicer or successor Special Servicer, as applicable, in connection with the assumption by such successor of the duties hereunder pursuant to Section 7.2.

The Special Servicer and its Affiliates shall be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any Person (including, without limitation, the Trust, the Borrower, the Manager, the Sponsor or indemnitor in respect of the Mortgage Loan and any purchaser of the Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of the Mortgage Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under this Agreement, other than as expressly provided in this Section 3.17; provided that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees.

Section 3.18    Reports to the Certificate Administrator; Account Statements. (a)  The Servicer shall prepare, or cause to be prepared, and deliver to the Certificate Administrator, in an electronic format reasonably acceptable to the Certificate Administrator, consistent with Accepted Servicing Practices, not later than (i) 5:00 p.m. (New York time) two (2) Business Days prior to each Distribution Date, the CREFC® Loan Periodic Update File and (ii) 2:00 p.m. (New York time) on the Remittance Date, the remaining CREFC® Reports (except the CREFC® Bond Level File, the CREFC® Collateral Summary File and the CREFC® Special Servicer Loan File). Additionally, the Servicer shall make the CREFC Reports (except the CREFC® Bond Level File, the CREFC® Collateral Summary File and the CREFC® Special Servicer Loan File), the CREFC® Operating Statement Analysis Report and the CREFC® NOI Adjustment Worksheet) available (1) prior to the securitization of a Companion Loan, to the related Companion Loan Holder on each Distribution Date; and (2) following securitization of a

Companion Loan, to the master servicer of the related Other Securitization Trust no later than two (2) Business Days after the Determination Date.

The CREFC® Operating Statement Analysis Report and the CREFC® NOI Adjustment Worksheet shall be delivered to the Certificate Administrator by the Servicer or the Special Servicer (with respect to a Specially Serviced Loan or REO Property), as applicable, on a calendar quarterly basis within thirty (30) days after the Servicer’s or the Special Servicer’s, as applicable, receipt of the Borrower’s quarterly financials (commencing within 30 days of the receipt of the Borrower’s financials for the quarter ending March 31, 2017) and annually within 30 days after receipt of the Borrower’s annual financials (commencing within thirty (30) days of receipt of the Borrower’s annual financials for the year ending December 31, 2016). Additionally, the Servicer shall deliver the CREFC OSAR Report and CREFC NOI Adjustment Worksheet to the Certificate Administrator on a monthly basis pursuant to clause (ii) of the preceding paragraph; provided, however, the Servicer shall have no obligation to update such reports except as set forth in the immediately preceding sentence and no analysis or update shall be required to the extent such analysis or update is not required to be provided under the then current applicable CREFC® guidelines.

(b)           The Servicer shall furnish the CREFC® Reports produced by it pursuant to this Agreement not later than the time period specified in Section 3.18(a) to (i) the Certificate Administrator and (ii) to the 17g-5 Information Provider if such reports are requested by a Rating Agency, and in such case, the 17g-5 Information Provider shall post such reports to the 17g-5 Information Provider’s Website.

(c)           The Servicer shall produce the reports described in this Section 3.18 solely from information provided to the Servicer by the Borrower pursuant to the Loan Agreement (without modification, interpretation or analysis) or by the Special Servicer, Trust Loan Seller or Depositor pursuant to this Agreement. None of the Trustee, the Certificate Administrator, the Servicer or the Special Servicer shall be responsible for the completeness or accuracy of such information (except that the Servicer shall use efforts consistent with Accepted Servicing Practices to correct patent errors).

(d)           With respect to each Collection Period, the Special Servicer shall deliver or cause to be delivered on the related Determination Date to the Servicer, and the Servicer shall deliver or cause to be delivered to the Certificate Administrator, without charge and within one (1) Business Day prior to the related Distribution Date, an electronic report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates during the related Collection Period.

(e)           [Reserved]

(f)           Upon request (and in any event, not more frequently than once per month), the Servicer shall forward to the Certificate Administrator and, for posting to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b) of this Agreement, the 17g-5 Information Provider a statement, setting forth the status of the Collection Account as of the close of business on such Remittance Date, stating that all remittances to the Certificate Administrator required by this Agreement to be made by the Servicer have been made (or, in the case of any such required remittance that has not been made by the Servicer, specifying the nature and status thereof) and showing, for the period from the preceding Remittance Date (or, in the case of the first Remittance Date, from the Cut-off Date) to such Remittance Date, the aggregate of deposits into and withdrawals from the Collection Account for each category of deposit specified in Section 3.4(a) of this Agreement and each category of withdrawal specified in Section 3.4(c) of this Agreement. The Servicer shall also deliver to the Certificate Administrator, upon reasonable request of the Certificate Administrator, any and all additional information relating to the Trust Loan in the possession of the Servicer (which information shall be based upon reports delivered to the Servicer by the Special Servicer with respect to Specially Serviced Loans and REO Properties).

Section 3.19     [Reserved].

Section 3.20     [Reserved].

Section 3.21    Access to Certain Documentation Regarding the Mortgage Loan and Other Information. (a)  Upon reasonable advance notice, the Certificate Administrator shall provide reasonable access during its normal business hours at its Corporate Trust Office to certain reports and to information and documentation in its possession regarding the Mortgage Loan to any Privileged Person (other than the Borrower Related Parties and the Manager, or any of their respective agents or Affiliates, which shall be provided with Distribution Date Statements only); provided, however, that to the extent such reports, information and documentation is provided to a Rating Agency, the 17g-5 Information Provider shall first post such information to the 17g-5 Information Provider’s Website. Such information shall include, but shall not be limited to, the CREFC® Reports provided to the Certificate Administrator by the Servicer.

(b)           Upon request of the Depositor or the Rating Agencies, the 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website any additional information requested by the Depositor or the Rating Agencies (including without limitation pursuant to clause (a) above) to the extent such information is delivered to the 17g-5 Information Provider electronically in accordance with Section 8.14(b). In no event shall the 17g-5 Information Provider disclose on the 17g-5 Information Provider’s Website the identity of the Rating Agency requested such additional information.

(c)           In order to comply with Applicable Law, the Servicer and the Special Servicer are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Servicer or the Special Servicer. Accordingly, each of the parties agrees to provide to the Servicer or the Special Servicer, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Servicer and the Special Servicer to comply with Applicable Law.

Section 3.22     Inspections. The Servicer shall inspect or cause to be inspected the Property not less frequently than once each year commencing in 2017, so long as a Special Servicing Loan Event is not then continuing. The Special Servicer shall inspect or cause to be inspected the Property as soon as practicable following the occurrence of a Special Servicing

Loan Event and annually for so long as a Special Servicing Loan Event is continuing. The Servicer or the Special Servicer, as applicable, shall further inspect, or cause to be inspected, the Property whenever it receives information that the Property has been materially damaged, left vacant, or abandoned, or if waste is being committed thereto. All such inspections shall be performed in such manner as shall be consistent with Accepted Servicing Practices. The cost of the annual inspections referred to in the first sentence of this paragraph shall be an expense of the Servicer; the cost of all additional inspections referred to in this paragraph shall be a Trust Expense and if paid by the Servicer shall constitute a Property Protection Advance or an Administrative Advance. The Servicer or the Special Servicer, as the case may be, shall prepare a written report of inspection and deliver it to each of the Trustee, the Certificate Administrator, the Companion Loan Holders and the 17g-5 Information Provider to the extent requested by a Rating Agency, in electronic format. The Certificate Administrator and the 17g-5 Information Provider shall each post such report on the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website, as applicable, pursuant to Section 8.14(b).

Section 3.23     Advances. (a)  With respect to the Trust Loan, in the event that a Monthly Payment (other than any Balloon Payment, but including any Assumed Monthly Payment) or any portion of a Monthly Payment (or Assumed Monthly Payment, as applicable) representing interest (adjusted to the applicable Note Rate minus the Servicing Fee Rate) and/or principal, if any, has not been received by the close of business on the Business Day immediately preceding the related Remittance Date, the Servicer, subject to its determination that such amounts are not Nonrecoverable Advances, shall make an advance on the Trust Loan on such Remittance Date to the Distribution Account, in an amount equal to the Monthly Payment (or Assumed Monthly Payment, as applicable) or any such portion of such Monthly Payment (or Assumed Monthly Payment, as applicable) representing interest (net of the Servicing Fee allocable to the Trust Loan) on the Trust Loan that was delinquent as of the close of the Business Day immediately prior to such Remittance Date; provided that neither the Servicer nor any other party shall be entitled to interest accrued on the amount of any Monthly Payment Advance if the related Monthly Payment (or, if applicable, the Assumed Monthly Payment) in respect of the Trust Loan is received by the Servicer or the Certificate Administrator, as applicable, by 2:00 p.m., New York time, on such Remittance Date; and provided, further, that any portion of the Monthly Payment Advance intended to cover the CREFC® Licensing Fee shall be advanced directly to CREFC® on the applicable Remittance Date. The Servicer shall also advance in respect of each Loan Payment Date following a delinquency in the payment of any Balloon Payment of the Trust Loan or a foreclosure (or acceptance of a deed in lieu of foreclosure or comparable conversion) of the Trust Loan, for deposit into the Distribution Account not later than the related Remittance Date, the amount of any Assumed Monthly Payment deemed due with respect to the Trust Loan on such Loan Payment Date (net of the Servicing Fee). For the avoidance of doubt, in the event that the amount of interest and principal, if any, due on the Trust Loan is reduced as a result of any modification to the Trust Loan, any future Monthly Payment Advance made with respect to the modified Trust Loan shall be in such amounts as may be required as a result of such reduction. Notwithstanding anything to the contrary herein and subject to the determination of non-recoverability provided in this Section 3.23, in the event that the Property becomes a REO Property, the Servicer shall continue to make advances as required pursuant to this Section 3.23(a) with respect to each Loan Payment Date following such event in an amount equal to the Monthly Payment or the Assumed Monthly Payment, as applicable, due or deemed due with respect to the Trust Loan on such Loan Payment Date or Assumed Payment

Date, as applicable, as if the Property had not become a REO Property and the Trust Loan continued to be outstanding. If and to the extent such information is not already included in the Distribution Date Statement for the month in which such Monthly Payment Advance is made, the Servicer shall notify the master servicer and trustee with respect to each Other Securitization Trust of the amount of any Monthly Payment Advance made pursuant to this Section 3.23(a) within two (2) Business days of making such advance. The Servicer shall maintain a record of each Monthly Payment Advance it has made pursuant to this Section 3.23(a) on the Trust Loan and shall notify the Certificate Administrator thereof in the appropriate CREFC® Reports in order to permit allocation thereof pursuant to Sections 3.4 and 3.5. In the event that the Servicer does not remit any amounts required to be remitted to the Certificate Administrator on each Remittance Date (including any amounts required to be remitted pursuant to Section 3.5 and any required Monthly Payment Advance) to the Certificate Administrator for deposit in the Distribution Account on the Remittance Date, the Servicer shall pay to the Certificate Administrator interest on such amounts at the federal funds rate for the period from and including the Remittance Date to but excluding the Distribution Date or, if earlier, the actual remittance date.

The Servicer will have no obligation to make Monthly Payment Advances on the Companion Loans.

At any time that a Trust Appraisal Reduction Amount exists with respect to the Trust Loan, the amount that would otherwise be required to be advanced by the Servicer in respect of delinquent payments of interest on the Trust Loan shall be reduced by multiplying such amount by a fraction, the numerator of which is the then Stated Principal Balance of the Trust Loan minus the Trust Appraisal Reduction Amount and the denominator of which is the then Stated Principal Balance of the Trust Loan.

The Certificate Administrator shall notify the Servicer and the Trustee by telephone if as of 3:00 p.m., New York City time, on the Remittance Date, the Certificate Administrator has not received the amount of a Monthly Payment Advance required pursuant to this Section 3.23(a). In addition, the Certificate Administrator shall notify the Trustee by telephone if as of 11:00 a.m., New York City time, on any Distribution Date the Servicer has not made the Monthly Payment Advance required to have been made on the related Remittance Date pursuant to this Section 3.23(a).

(b)           Subject to Section 3.23(e), the Servicer shall advance, for the benefit of the Certificateholders and the Companion Loan Holders, to the extent it determines that such amount is recoverable, all customary and reasonable out-of-pocket costs and expenses incurred by the Servicer or the Special Servicer in the performance of its servicing obligations, including, but not limited, to the costs and expenses incurred in connection with (i) the preservation, restoration, operation and protection of the Property which, in the Servicer’s sole discretion, exercised in accordance with Accepted Servicing Practices, are necessary to prevent an immediate or material loss to the Property, (ii) the payment of (A) real estate taxes, assessments and governmental charges that may be levied or assessed against the Borrower or any of its Affiliates or the Property or revenues therefrom or which become liens on the Property, (B) insurance premiums and (C) the out-of-pocket costs and expenses of the Servicer or the Special Servicer, as applicable (including, without limitation, reasonable attorneys’ fees and expenses) to the extent not paid by the Borrower that are incurred in connection with a sale of the Mortgage Loan, the negotiation of a workout of the Mortgage Loan, an assumption of the Mortgage Loan or a release of the Property from the lien of the Mortgage, (iii) any enforcement or judicial proceedings, including foreclosures and including, but not limited to, court costs, attorneys’ fees and expenses and costs for third party experts, including Independent Appraisers, environmental consultants and engineering consultants, and (iv) the management, operation and liquidation of the Property if the Property becomes an REO Property (collectively, “Property Protection Advances”). In addition, subject to Section 3.23(e), the Servicer shall make, with respect to the Mortgage Loan, the advances contemplated by the last sentence of the penultimate paragraph of Section 3.4(c) of this Agreement (collectively, “Administrative Advances”) on the related Remittance Date. During the continuation of a Special Servicing Loan Event, the Special Servicer shall give the Servicer and the Trustee not less than five (5) Business Days’ written notice before the date on which the Servicer is requested to make any Property Protection Advance with respect to the Mortgage Loan or REO Property; provided, however, that only three Business Days’ written notice shall be required in respect of Property Protection Advances required to be made on an urgent or emergency basis (which may include, without limitation, Property Protection Advances required to make tax or insurance payments). In addition, the Special Servicer shall provide the Servicer with such information in its possession as the Servicer may reasonably request to enable the Servicer to determine whether a requested Property Protection Advance would constitute a Nonrecoverable Advance. Notwithstanding anything herein to the contrary, if the Special Servicer requests that the Servicer make an Advance, the Servicer may conclusively rely on such request as evidence that such advance is not a Nonrecoverable Advance. The Servicer shall notify the Trustee and the Companion Loan Holders in writing promptly upon, and in any event within one (1) Business Day after, becoming aware that it will be unable to make any Property Protection Advance or Administrative Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Advance, the Person to whom it will be paid, and the circumstances and purpose of such Advance, and shall set forth therein information and instructions for the payment of such Advance.

(c)           To the extent the Servicer fails to make an Advance that it is required to make under this Agreement and upon knowledge of a Responsible Officer of the Trustee, the Trustee shall be required to make such Advance pursuant to Section 7.6. It is understood that the obligation of the Servicer and the Trustee (pursuant to Section 7.6) to make such Advances is mandatory, subject to the limitations set forth in this Agreement, and shall continue to apply with respect to the Mortgage Loan after any modification or amendment of the Mortgage Loan pursuant to Section 3.24 hereof, beyond the Maturity Date of the Mortgage Loan if a payment default shall have occurred on such date and through any court appointed stay period or similar payment delay resulting from any insolvency of the Borrower or related bankruptcy, notwithstanding any other provision of this Agreement, other than the requirement of recoverability, and shall continue, subject to the requirement of recoverability, until the earlier of (i) the payment in full of the Mortgage Loan and (ii) the date on which the Property becomes liquidated.

(d)           Interest on each Advance made by the Servicer or the Trustee shall accrue for each day that such Advance is outstanding at a rate of interest equal to the Prime Rate (the “Advance Rate”) for each such day (or the most recent day on which the Prime Rate was reported, if not reported on such day) on the basis of a year of 360 days and the actual number of days elapsed in a month. If the context requires, each reference to the reimbursement or payment of an Advance also includes, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate through but excluding the date of payment or reimbursement. Interest on Advances, if unreimbursed, shall compound annually.

(e)           Notwithstanding any other provision in this Agreement, the Servicer or the Trustee shall be obligated to make an Advance only to the extent that the Servicer or the Trustee, as applicable, has determined that such Advance, together with interest thereon at the Advance Rate, would not constitute a Nonrecoverable Advance if made. The Trustee and the Servicer shall be entitled to reimbursement for any Monthly Payment Advance or Administrative Advance made by it out of its own funds, together with interest accrued on such Advance at the Advance Rate, from funds on deposit in the Collection Account and in accordance with this Agreement and Co-Lender Agreement, and shall obtain such reimbursement in accordance with Section 3.4(c). The Trustee and the Servicer, in that order, shall be entitled to reimbursement for any Property Protection Advances made by it out of its own funds, together with interest thereon at the Advance Rate, from funds related to the Mortgage Loan on deposit in Collection Account and shall obtain such reimbursement in accordance with Section 3.4(c). If the context requires, each reference to the reimbursement or payment of an Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate through but excluding the date of payment or reimbursement.

(f)           The determination by the Servicer or the Trustee that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by the delivery of an Officer’s Certificate to the Trustee (if such determination is made by the Servicer), the Certificate Administrator, the Companion Loan Holders (within two (2) Business Days of such determination) and the Controlling Class Representative (during any Subordinate Control Period and any Subordinate Consultation Period), detailing the reasons for such determination with supporting documents attached. Such Officer’s Certificate shall be made available to any Privileged Person by the Certificate Administrator or the 17g-5 Information Provider by posting such officer’s certificate to the Certificate Administrator’s Website or to the 17g-5 Information Provider’s Website, as applicable, in accordance with Section 8.14(b). The costs of any appraisals, reports or surveys and other information requested by the Servicer or the Trustee establishing an Advance as a Nonrecoverable Advance shall be treated as Trust Expenses, payable from the Collection Account pursuant to Section 3.4(c), and shall constitute a Property Protection Advance or Administrative Advance, as applicable, if paid by the Servicer or the Trustee from its funds. Subject to Section 6.3, the Servicer’s reasonable determination of nonrecoverability in accordance with the above provisions shall be conclusive and binding on the Trustee and the Trustee shall be entitled to rely conclusively thereupon. The Trustee, in determining whether or not a proposed Advance would be a Nonrecoverable Advance, shall make such determination in its good faith judgment.

(g)           The Servicer and the Trustee are not obligated to advance or pay (i) delinquent scheduled payments with respect to any Companion Loan, (ii) any Balloon Payment with respect to the Mortgage Loan (but are obligated to advance the related Assumed Monthly Payment with respect to the Mortgage Loan in accordance with the terms of this Agreement),

(iii) any Default Interest, (iv) amounts required to cure any damages resulting from Uninsured Causes (except as required pursuant to Section 3.12(c)), any failure of the Property to comply with any applicable law, including any environmental law, or (except in connection with the foreclosure or other acquisition of the Property in accordance with Section 3.12 upon the occurrence of a Mortgage Loan Event of Default) to investigate, test, monitor, contain, clean up, or remedy an environmental condition present at the Property, (iv) any losses arising with respect to defects in the title to the Property, (v) any costs of capital improvements to the Property other than those necessary to prevent an immediate or material loss to the Trust’s interest in the Property, (vi) any subordinate obligations or (vii) any Yield Maintenance Default Premiums.

Section 3.24     Modifications of Loan Documents; Due-on-Sale; Due-on-Encumbrance. (a)  The Servicer (if no Special Servicing Loan Event has occurred and is continuing) or the Special Servicer (during a Special Servicing Loan Event), each in accordance with this Section 3.24, may, subject to the rights of the Controlling Class Representative during any Subordinate Control Period and during any Subordinate Consultation Period, and the rights of the Companion Loan Holders under the Co-Lender Agreement, modify, waive or amend any term of the Mortgage Loan if such modification, waiver or amendment (a) is consistent with Accepted Servicing Practices and (b) does not either (i) cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the Code or (ii) constitute a “significant modification” of the Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) (and the Servicer or the Special Servicer, as applicable, may obtain and be entitled to rely upon an Opinion of Counsel in connection with such determination). Notwithstanding anything herein to the contrary, in no event may the Servicer or the Special Servicer permit an extension of the Maturity Date beyond the date that is seven (7) years prior to the Rated Final Distribution Date. With respect to any action as to which the Special Servicer’s consent is required under this Agreement (including any applicable Major Decision), the Servicer must obtain the consent of the Special Servicer who, in turn, shall obtain the consent of the Controlling Class Representative prior to granting its approval to the Servicer to take such action. After obtaining such approval, the Servicer shall be responsible for processing such action (if no Special Servicing Loan Event has occurred and is continuing).

In connection with (i) the release of any portion of the Property from the lien of the Mortgage or (ii) the taking of any portion of the Property by exercise of the power of eminent domain or condemnation, if the Loan Documents require the Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the Borrower of) the loan-to-value ratio of the remaining Property or the fair market value of the real property constituting the remaining Property, for purposes of REMIC qualification of the Trust Loan, then, unless otherwise then permitted by the REMIC Provisions, such calculation shall exclude the value of personal property and going concern value, if any.

(b)               All modifications, waivers or amendments of the Mortgage Loan shall be in writing and shall be effected in a manner consistent with Accepted Servicing Practices, the REMIC Provisions and the provisions of the Co-Lender Agreement. The Servicer or the Special Servicer, as applicable, shall notify the Certificate Administrator, the Trustee, the Depositor, the Companion Loan Holders and the Controlling Class Representative, in writing, of any modification, waiver or amendment of any term of the Mortgage Loan and the date thereof, and shall deliver to the Certificate Administrator an original counterpart of the agreement relating to such modification, waiver or amendment within ten (10) Business Days following the execution thereof. In the event the Servicer or the Special Servicer, or a court of competent jurisdiction in connection with a workout or proposed workout of the Mortgage Loan, modifies the interest rate applicable to the Mortgage Loan, the aggregate adverse economic effect of the modification (if any) required to be borne by the holders of the Trust Notes pursuant to the Co-Lender Agreement shall be applied to the Certificates, in reverse order of seniority. If all or a portion of the Mortgage Loan or Trust Loan is modified, the Net Trust Note Rate shall not change for purposes of distributions on the Certificates.

(c)           Subject to Section 3.27 of this Agreement, any modification of the Loan Documents that requires a Rating Agency Confirmation pursuant to the Loan Documents, or any modification that would eliminate, modify or alter the requirement of obtaining such Rating Agency Confirmation in the Loan Documents, shall not be made without the Servicer’s or the Special Servicer’s, as applicable, first receipt of such Rating Agency Confirmation. Such Rating Agency Confirmation shall be obtained at the Borrower’s expense in accordance with the Loan Agreement or, if not so provided in the Loan Agreement or if the Borrower does not pay, at the expense of the Trust Fund.

(d)           Subject to Section 3.27 of this Agreement, prior to implementing any Major Decision described in clauses (i) through (v), (viii)(A), (xiii) and (xiv) of the definition thereof, the Servicer or the Special Servicer shall obtain a Rating Agency Confirmation with respect to such Major Decision.

(e)           Notwithstanding the foregoing, the Servicer and the Special Servicer (if a Special Servicing Loan Event is continuing) may in accordance with Accepted Servicing Practices (but without any Rating Agency Confirmation or consent of the Controlling Class Representative) grant the Borrower’s request for consent to subject the Property to an easement, right-of-way or similar agreement for utilities, access, parking, public improvements or another similar purpose and may consent to subordination of the Mortgage Loan to such easement, right-of-way or similar agreement.

(f)           Notwithstanding the foregoing, the Servicer shall not permit the substitution of the Property pursuant to the defeasance provisions of the Mortgage Loan unless such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8)(ii) and the Servicer has received (i) replacement collateral consisting of government securities within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), which satisfies the requirements of the Loan Documents, in an amount sufficient to make all scheduled payments under the Mortgage Loan (or defeased portion thereof) when due, (ii) a certificate of an Independent certified public accountant to the effect that such substituted property will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity) on the Mortgage Loan in compliance with the requirements of the terms of the Loan Documents, (iii) one (1) or more Opinions of Counsel (at the expense of the Borrower) to the effect that the Trustee, on behalf of the Trust Fund, will have a first priority perfected security interest in such substituted Property; provided, however, that, to the extent consistent with the Loan Documents, the Borrower shall pay the cost of any such opinion as a condition to granting such defeasance, (iv) to the extent consistent with the Loan Documents, a single purpose entity shall act as a successor mortgagor, if so required by the Rating Agencies, (v) to the extent permissible under the Loan Documents, the Servicer shall use its reasonable efforts to require the Borrower to pay all costs of such defeasance, including but not limited to the cost of maintaining any successor mortgagor, and (vi) to the extent permissible under the Loan Documents, the Servicer shall obtain, at the expense of the Borrower, Rating Agency Confirmation from each Rating Agency. If the Servicer receives notice of a request for defeasance with respect to the Mortgage Loan, the Servicer shall provide upon receipt of such notice, written notice of such defeasance request to the Trust Loan Seller or its respective assignee and (ii) until such time as the Trust Loan Seller provides written notice to the contrary, notice of a defeasance of the Mortgage Loan shall be delivered to the Trust Loan Seller pursuant to the notice provisions of the Trust Loan Purchase Agreement.

(g)           The Servicer shall deposit all payments received by it from defeasance collateral substituted for the Property into the Collection Account and treat any such payments as payments made on the Mortgage Loan in advance of its Loan Payment Date, and not as a prepayment of the Mortgage Loan. Notwithstanding anything herein to the contrary, in no event shall the Servicer permit such amounts to be maintained in the Collection Account for a period in excess of 365 days (or 366 days in the case of a leap year).

(h)           As the Mortgage Loan contains provisions in the nature of a “due-on-sale” clause, which by its terms: (i) provides that the Mortgage Loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the Property or equity interests in the Borrower or principals of the Borrower except when certain conditions are met; or (ii) provides that the Mortgage Loan may be assumed, upon satisfaction of certain conditions, with the consent of the mortgagee in accordance with the loan documents in connection with any such sale or other transfer, neither the Servicer nor the Special Servicer, on behalf of the Trustee as the mortgagee of record on behalf of the Trust, shall (A) fail to exercise any right it may have with respect to the Mortgage Loan (1) to accelerate the payments thereon or (2) to withhold its consent to any sale or transfer, consistent with the Accepted Servicing Practices or (B) waive any right to exercise such rights, unless, (x) with respect to the Mortgage Loan (if no Special Servicing Loan Event has occurred and is continuing), the Servicer has obtained the prior written consent (or deemed consent) of the Special Servicer, which consent shall be deemed given five (5) Business Days after the ten Business Day review period of the Controlling Class Representative after receipt (unless earlier objected to) by the Special Servicer from the Servicer of the Servicer’s written analysis and recommendation with respect to such waiver or exercise of such right together with such other information reasonably required by the Special Servicer, or (y) prior to the Special Servicer, with respect to the Mortgage Loan (during the occurrence and continuation of a Special Servicing Loan Event) itself taking such an action, or with respect to the Mortgage Loan (if no Special Servicing Loan Event has occurred and is continuing), consenting to such a proposed action of the Servicer, the Special Servicer has obtained, during a Subordinate Control Period, the prior written consent (or deemed consent) of the Controlling Class Representative, which consent shall be deemed given ten Business Days after receipt (unless earlier objected to) by the Controlling Class Representative of the Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably required by the Controlling Class Representative.

(i)           As the Mortgage Loan contains provisions stating that the Mortgage Loan may not be assumed or transferred without the consent of the mortgagee in accordance with the

Loan Documents, unless certain conditions are satisfied, the Special Servicer, with respect to the Mortgage Loan (during the occurrence and continuation of a Special Servicing Loan Event) or the Servicer with respect to the Mortgage Loan (if no Special Servicing Loan Event has occurred and is continuing), as applicable, on behalf of the Trustee as the mortgagee of record on behalf of the Trust, shall determine in accordance with the Accepted Servicing Practices whether such conditions have been satisfied.

(j)            As the Mortgage Loan contains provisions in the nature of a “due-on-encumbrance” clause that by its terms: (i) provides that the Mortgage Loan shall (or may at the mortgagee’s option) become due and payable upon the creation of certain additional liens or other encumbrances on the Property or equity interests in the Borrower or principals of the Borrower; or (ii) requires the consent of the mortgagee to the creation of any such additional liens or other encumbrances on the Property or equity interests in the Borrower or principals of the Borrower, neither the Servicer nor the Special Servicer, on behalf of the Trustee as the mortgagee of record, on behalf of the Trust, shall (A) fail to exercise any right it may have with respect to the Mortgage Loan (1) to accelerate the payments thereon or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Accepted Servicing Practices or (B) waive its right to exercise such rights, unless, (x) with respect to the Mortgage Loan (if no Special Servicing Loan Event has occurred and is continuing), the Servicer has obtained the prior written consent (or deemed consent) of the Special Servicer, which consent shall be deemed given five (5) Business Days after the ten Business Day review period of the Controlling Class Representative after receipt (unless earlier objected to) by the Special Servicer from the Servicer of the Servicer’s written analysis and recommendation with respect to such waiver or exercise of such right together with such other information reasonably required by the Special Servicer, or (y) prior to the Special Servicer, with respect to the Mortgage Loan (during the occurrence and continuation of a Special Servicing Loan Event) itself taking such an action, or with respect to the Mortgage Loan (if no Special Servicing Loan Event has occurred and is continuing), consenting to such a proposed action of the Servicer, the Special Servicer has obtained, during a Subordinate Control Period, the prior written consent (or deemed consent) of the Controlling Class Representative, which consent shall be deemed given ten Business Days after receipt (unless earlier objected to) by the Controlling Class Representative of the Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably required by the Controlling Class Representative.

Section 3.25     Servicer and Special Servicer May Own Certificates. The Servicer, the Special Servicer and any agent thereof in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Servicer or the Special Servicer or such agent except as otherwise provided herein subject to the restrictions on voting set forth in the definition of Certificateholder.

Section 3.26     Compensating Interest Payments. The Servicer shall deliver to the Certificate Administrator for deposit into the Lower-Tier Distribution Account on each Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of (i) the amount of any Prepayment Interest Shortfall allocated to the Trust Loan (other than (x) any Interest Shortfall Payment required to be paid under the Loan Agreement and allocable to the Trust Loan and not received from the Borrower or (y) or to the extent the interest payment the Borrower is required to make pursuant to the Loan Agreement and allocated to the Trust Loan is insufficient to pay all interest allocated to the Trust Loan through the next Loan Payment Date) incurred in connection with a voluntary Principal Prepayment received in respect of the Trust Loan during the related Collection Period prior to the Loan Payment Date in that Collection Period (unless the Trust Loan is subject to a Special Servicing Loan Event or the Special Servicer allowed the prepayment on a date other than the related Loan Payment Date and (ii) the aggregate of (A) its Servicing Fees allocated to the Trust Loan (calculated for this purpose up to a maximum rate of 0.00125% per annum) for the related Distribution Date and (B) all Prepayment Interest Excess received during the related Collection Period (other than while the Trust Loan is a Specially Serviced Mortgage Loan).

Section 3.27     Rating Agency Confirmation. (a)  Notwithstanding the terms of any Loan Documents or other provisions of this Agreement, if any action under the Loan Documents or this Agreement requires a Rating Agency Confirmation or a written confirmation from a Rating Agency that any action will not cause a downgrade, withdrawal or qualification of the then-current ratings on the Certificates as a condition precedent to such action, if the party (the “Requesting Party”) seeking to obtain such Rating Agency Confirmation or written confirmation has made a request to any Rating Agency for such Rating Agency Confirmation or written confirmation, and if, within ten (10) Business Days of such request being posted on the 17g-5 Information Provider’s Website, such Rating Agency has not responded in writing (which may be electronically) to such request in any manner, then (i) such Requesting Party shall promptly request the related Rating Agency Confirmation or written confirmation again, and (ii) if there is no response from the applicable Rating Agency to such second Rating Agency Confirmation or written confirmation request within five (5) Business Days of such second request, then (x) with respect to any condition in any Loan Document or the Co-Lender Agreement requiring such Rating Agency Confirmation or such written confirmation, or any other matter under this Agreement relating to the servicing of the Mortgage Loan (other than as set forth in clause (y) below), such condition shall be deemed not to apply, and (y) with respect to a replacement of the Servicer or the Special Servicer, such condition will be deemed not to apply if (A) in the event Morningstar is the non-responding Rating Agency, if either (x) such master servicer or special servicer has a then current ranking by Morningstar equal to or higher than “MOR CS3” as a master servicer or special servicer or (y)(1) such master servicer or special servicer is acting as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by a Rating Agency within the twelve (12) month period prior to the date of determination and (2) Morningstar has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the then-current rating or ratings of one or more classes of such commercial mortgage backed securities certificates, or (B) in the event S&P is the non-responding Rating Agency, the replacement servicer or special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable.

Any Rating Agency Confirmation request made by the Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, pursuant to this Agreement, shall be made in writing (which may be in electronic form), which writing shall contain a cover page indicating the nature of the Rating Agency Confirmation request, and shall contain all back-

up material the Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, reasonably deems necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation request shall be provided in electronic format to the 17g-5 Information Provider, and the 17g-5 Information Provider shall post such request on the 17g-5 Information Provider’s Website in accordance with Section 8.14(b).

Promptly following the Servicer’s or the Special Servicer’s determination to take any action discussed in this Section 3.27(a) following any requirement to obtain a Rating Agency Confirmation being considered satisfied, the Servicer or the Special Servicer, as applicable, shall provide electronic written notice to the 17g-5 Information Provider of the action taken for the particular item at such time, and the 17g-5 Information Provider shall post such notice on the 17g-5 Information Provider’s Website in accordance with Section 8.14(b).

(b)           For all other matters or actions not specifically discussed in Section 3.27(a) above, the applicable Requesting Party shall obtain and deliver Rating Agency Confirmation from each Rating Agency.

(c)           Notwithstanding the terms of the related Loan Documents, the other provisions of this Agreement or the Co-Lender Agreement, with respect to any Companion Loan as to which there exists Companion Loan Securities, if any action relating to the servicing and administration of the Mortgage Loan or any REO Property (the “Relevant Action”) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to this Agreement, then, except as set forth below in this paragraph, such action will also require delivery of a Companion Loan Rating Agency Confirmation to the master servicer, the special servicer or the certificate administrator to any Other Securitization Trust as a condition precedent to such action from each Companion Loan Rating Agency. Each Companion Loan Rating Agency Confirmation shall be sought by the Servicer or Special Servicer, as applicable, depending on whichever such party is seeking the corresponding Rating Agency Confirmation(s) in connection with the Relevant Action. The requirement to obtain a Companion Loan Rating Agency Confirmation with respect to any Companion Loan Securities will be subject to, will be permitted to be waived by the Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as set forth in this Agreement; provided, that the Servicer or Special Servicer, as applicable, depending on which is seeking the subject Companion Loan Rating Agency Confirmation, shall forward to one (1) or more of its counterparts (i.e., the master servicer or special servicer, as applicable), the 17g-5 Information Provider’s counterparts, or such other party or parties (as are agreed to by the Servicer or the Special Servicer, as applicable, and the applicable parties for the related Other Securitization Trust), at the expense of the Other Securitization Trust to the extent not borne by the Borrower, and in such format as the sender and recipient may reasonably agree, (i) the request for such Companion Loan Rating Agency Confirmation, (ii) all materials forwarded to the 17g-5 Information Provider under this Agreement in connection with seeking the Rating Agency Confirmation(s) for the applicable Relevant Action at approximately the same time that such materials are forwarded to the 17g-5 Information Provider, and (iii) any other materials that the applicable Companion Loan Rating Agency may reasonably request in connection with such Companion Loan Rating Agency Confirmation promptly following such request.

Section 3.28      Companion Loan Intercreditor Matters.

(a)           If, pursuant to Section 2.6, or Section 3.16 of this Agreement, the Trust Loan is, in its entirety, purchased or repurchased from the Trust Fund, the subsequent holder thereof shall be bound by the terms of the Co-Lender Agreement and shall assume the rights and obligations of the holder of the Trust Note under the Co-Lender Agreement. All portions of the Loan File and (to the extent provided under the Trust Loan Purchase Agreement) other documents pertaining to the Trust Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of the Trust Loan in its capacity as the holder of the Trust Notes (as a result of such purchase, repurchase or substitution) and (except for the actual Trust Notes) on behalf of the holders of the Companion Loan Notes. Thereafter, such Loan File shall be held by the holder of the Trust Notes or a custodian appointed thereby for the benefit thereof, on behalf of itself and the Companion Loan Holders as their interests appear under the Co-Lender Agreement. If the related servicing file is not already in the possession of such party, it shall be delivered to the master servicer or special servicer, as the case may be, under any separate servicing agreement for the Mortgage Loan.

(b)           Notwithstanding anything in this Agreement to the contrary, but only to the extent required under the Co-Lender Agreement, the Servicer or Special Servicer, as applicable, shall consult with the Companion Loan Holders with respect to any matters with respect to the servicing of the Companion Loans to the extent required under the Co-Lender Agreement. In addition, notwithstanding anything to the contrary, the Servicer or Special Servicer, as applicable, shall deliver reports and notices to the Companion Loan Holders to the extent required under the Co-Lender Agreement.

(c)           [Reserved].

(d)           At any time after any Companion Loan has become part of an Other Securitization Trust and provided that the applicable parties hereto have received written notice (which may be by email) thereof including contact information for the master servicer and special servicer with respect to such Other Securitization Trust, all notices, reports, information or other deliverables required to be delivered to such Companion Loan Holder pursuant to this Agreement or the Co-Lender Agreement shall be delivered to the master servicer and special servicer with respect to such Other Securitization Trust (who then may forward such items to the party entitled to receive such items as and to the extent provided in the related Other Pooling and Servicing Agreement) and, when so delivered to such master servicer and special servicer, the party hereto that is obligated under this Agreement or the Co-Lender Agreement to deliver such notices, reports, information or other deliverables shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Co-Lender Agreement.

Section 3.29      Additional Matters with Respect to the Trust Loan.

(a)           In the event that the Trust Loan Seller repurchases one but not both of the Trust Notes (a “Repurchased Trust Note”) in accordance with Section 2.6 of this Agreement and Section 8 of the Trust Loan Purchase Agreement, the provisions of Section 2.6(c) and this Section 3.29 shall apply with respect to the servicing and administration of the Trust Loan (and the Trust Loan Seller has agreed to such provisions in the Trust Loan Purchase Agreement) until such time as each related Trust Note is repurchased or otherwise no longer part of the Trust, and the related successor holders and the Companion Loan Holders thereof have entered into a servicing agreement with respect to the Mortgage Loan in accordance with the Co-Lender Agreement.

(b)           Custody of the respective Loan Documents shall be held exclusively by the Custodian, and record title under the respective Loan Documents shall be held exclusively by the Trustee, on behalf of the Certificateholders, as provided under this Agreement, except that the Trust Loan Seller (or other holder of the Repurchased Trust Note as the case may be) shall hold and retain title to its original Repurchased Trust Note and any related endorsements thereof.

(i)            Payments from the Borrower or any other amounts received with respect to, and allocated to, the Trust Loan in accordance with the Co-Lender Agreement and Loan Agreement, shall be collected as provided in this Agreement by the Servicer and shall be applied pro rata to each related Trust Note based on its respective principal balance, subject to Section 3.29(b)(ii). Payments or any other amounts received with respect to the Repurchased Trust Note shall be held in trust by the Servicer for the benefit of the Trust Loan Seller and remitted (net of its pro rata share of any Servicing Fees, Special Servicing Fees, Certificate Administrator Fees (including that portion of the Certificate Administrator Fees that represents the Trustee Fees, which are payable to the Trustee) and any Trust Expenses) to the holder of the Repurchased Trust Note or its designee by the Servicer on or before each Distribution Date pursuant to instructions provided by the Trust Loan Seller and deposited and applied in accordance with this Agreement, subject to Section 3.29(b)(ii). In the event that the Property becomes an REO Property, payments or any other amounts received with respect to, and allocated to, the Trust Loan in accordance with the Co-Lender Agreement and the Loan Agreement, shall be collected and shall be applied pro rata to each related Trust Note (net of its pro rata share of any Servicing Fees, Special Servicing Fees, Certificate Administrator Fees (including that portion of the Certificate Administrator Fees that represents the Trustee Fees, which are payable to the Trustee), CREFC® Intellectual Property Royalty License Fees, and any other Trust Fund Expenses) based on its respective principal balance, subject to Section 3.29(b)(ii).

(ii)           In the event that the Servicer or the Special Servicer, as applicable, receives an aggregate payment of less than the aggregate amount due under the Trust Loan at any particular time, the holder of the Repurchased Trust Note shall be entitled to receive from the Servicer an amount equal to its pro rata share (based upon its respective principal balance) of such payment. All expenses, losses and shortfalls allocated to the Trust Loan in accordance with the Co-Lender Agreement and the Loan Agreement, including, without limitation, losses of principal or interest, Advances that have been declared Nonrecoverable Advances, interest on Advances, Special Servicing Fees, Work-out Fees and Liquidation Fees (including any such fees related to the related Trust Notes) and other Trust Expenses, will be allocated between the holders of such Trust Notes pro rata based on their respective principal balance of such losses and expenses, provided, however, such allocation shall not limit the Trustee’s, Certificate Administrator’s, Servicer’s or Special Servicer’s rights to full reimbursement of such expenses, losses and shortfalls under this Agreement.

(iii)          For so long as the Trust Loan shall be serviced by the Servicer or the Special Servicer in accordance with this Agreement, the Servicer or the Special Servicer, as applicable, on behalf of the holders thereof shall administer the Trust Loan consistent with the terms of this Agreement and the Co-Lender Agreement. The holder of the Repurchased Trust Note shall not be permitted to terminate the Servicer or Special Servicer as servicer or special servicer of the Repurchased Trust Note. All rights of the mortgagee under the Trust Loan will be exercised by the Servicer or Special Servicer, on behalf of the Trust to the extent of its interest therein and on behalf of the Trust Loan Seller to the extent of its interest therein (as a collective whole) in accordance with this Agreement.

(iv)         Funds collected by the Servicer or the Special Servicer, as applicable, and applied to the Trust Notes shall be deposited and disbursed in accordance with the provisions hereof. Compensation shall be paid to the Trustee, Certificate Administrator, Servicer, Special Servicer and CREFC® with respect to the Repurchased Trust Note as provided in this Agreement. None of the Trustee, the Certificate Administrator, the Servicer or the Special Servicer shall have any obligation to make any Monthly Payment Advance with respect to the Repurchased Trust Note. The Servicer, Certificate Administrator and the Special Servicer shall have no reporting requirement with respect to the Repurchased Trust Note other than that the holder of the Repurchased Trust Note, subject to delivery by such holder of an Investor Certification, shall be entitled to receive any and all reports and have access to any and all information that a Certificateholder would otherwise have under the terms of this Agreement.

(c)           If any Note is considered a Specially Serviced Mortgage Loan, then each Trust Note shall be a Specially Serviced Mortgage Loan under this Agreement. The Special Servicer shall cause such Repurchased Trust Note to be specially serviced for the benefit of the holder of the Repurchased Trust Note in accordance with the terms and provisions set forth in this Agreement and shall be entitled to any Special Servicing Fee, Work-out Fee or Liquidation Fee that would be payable to the Special Servicer under this Agreement.

(d)           If (A) the Servicer shall pay any amount to the holder of the Repurchased Trust Note pursuant hereto in the belief or expectation that a related payment has been made or will be received or collected in connection with any or all of the Trust Notes and (B) such related payment is not received or collected by the Servicer, then the holder of the Repurchased Trust Note will promptly on demand by the Servicer return such amount to the Servicer. If the Servicer determines at any time that any amount received or collected by the Servicer in respect of the Mortgage Loan must be returned to the Borrower or paid to any other Person or entity pursuant to any insolvency law or otherwise, notwithstanding any other provision of this Agreement, the Servicer shall not be required to distribute any portion thereof to the holder of the Repurchased Trust Note, and the holder of the Repurchased Trust Note will promptly on demand by the Servicer repay, which obligation shall survive the termination of this Agreement, any portion thereof that the Servicer may have distributed to the Trust Loan Seller, together with interest thereon at such rate, if any, as the Servicer may pay to the Borrower or such other Person or entity with respect thereto.

(e)           Subject to this Agreement, the Servicer, or the Special Servicer, as applicable, on behalf of the holders of the Repurchased Trust Note, shall have the exclusive right and obligation to (i) administer, service and make all decisions and determinations regarding the Mortgage Loan, and (ii) enforce the Loan Documents as provided hereunder. Without limiting the generality of the preceding sentence, the Servicer, or Special Servicer, as applicable, may provide consent to any action or inaction under the Loan Documents, agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Borrower on or any guarantor of the Mortgage Loan without the consent of the holder of the Repurchased Trust Note, subject, however, to Section 3.24.

(f)           In taking or refraining from taking any action permitted hereunder, the Servicer and the Special Servicer shall each be subject to the same degree of care with respect to the administration and servicing of the Trust Loan as is consistent with this Agreement; and shall only be liable to the holder of the Repurchased Trust Note to the same extent as set forth herein as it is liable to the Trust.

(g)           In the event that the Trustee or the Servicer has made a Property Protection Advance or an Administrative Advance with respect to, and allocated to, the Trust Loan that would otherwise be reimbursable to such advancing party under this Agreement, and such Advance is determined to be a Nonrecoverable Advance, the holder of the Repurchased Trust Note shall reimburse the Trustee, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, in an amount equal to its pro rata share (based upon its respective principal balance) of such Nonrecoverable Advance and accrued interest thereon at the Advance Rate. To the extent that the holder of the Repurchased Trust Note reimburses any such Nonrecoverable Advances and such amounts are subsequently recovered by the Trust, the Trust Loan Seller shall receive a reimbursement from such recovery to the same extent. If less than 100% of the Nonrecoverable Advances are reimbursed by or on behalf of the Borrower, the Servicer shall reimburse the Trust and the holder of the Repurchased Trust Note on a pro rata basis. Notwithstanding anything herein to the contrary, including, but not limited to the Trust Loan Seller’s reimbursement obligation described herein, the Trustee or Servicer shall have a right to reimbursement of any amounts advanced under Section 3.4(c) for the full Nonrecoverable Advance and interest thereon at the Advance Rate. Notwithstanding anything to the contrary contained herein, the total liability of the Trust Loan Seller shall not exceed an amount equal to its pro rata share (based upon its respective principal balance) of the aggregate Trust Loan obligations.

(h)           The Trust Loan Seller shall have the right to assign the Repurchased Trust Note; provided that the assignee of the Repurchased Trust Note shall agree in writing to be bound by the terms of this Agreement.

(i)            The Servicer and the Special Servicer shall, in connection with their servicing and administrative duties under this Agreement, exercise efforts consistent with the Accepted Servicing Practices to execute and deliver, on behalf of the holder of the Repurchased Trust Note, any and all documents and instruments necessary to maintain the lien created by the Mortgage or other security document related to the Trust Loan on the Property and related collateral, any and all modifications, waivers, amendments or consents to or with respect to the

Loan Documents, and any and all instruments of satisfaction or cancellation, or of full release or discharge, and all other comparable instruments with respect to the Repurchased Trust Note and the Property all in accordance with, and subject to, the terms of this Agreement. The holder of the Repurchased Trust Note agrees to furnish, or cause to be furnished, to the Servicer and the Special Servicer any powers of attorney or other documents necessary or appropriate to enable the Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties under this Agreement related to the Trust Loan; provided, however, that the holder of the Repurchased Trust Note shall not be liable, and shall be indemnified by the Servicer or the Special Servicer, as applicable, for any negligence with respect to, or misuse of, any such power of attorney by the Servicer or the Special Servicer, as the case may be; and further provided that the Servicer or the Special Servicer, without the written consent of the holder of the Repurchased Trust Note, shall not initiate any action in the name of the holder of the Repurchased Trust Note without indicating its representative capacity that actually causes the holder of the Repurchased Trust Note to be registered to do business in any state.

(j)            The holder of the Repurchased Trust Note agrees to deliver to the Servicer or the Special Servicer, as applicable the Loan Documents related to the Repurchased Trust Note any receipt for release and any court pleadings, requests for trustee’s sale or other documents necessary to the foreclosure or trustee’s sale in respect of the Property or to any legal action or to enforce any other remedies or rights provided by the Trust Note or the Mortgage or otherwise available at law or equity with respect to the Repurchased Trust Note.

(k)           The rights granted to the holder of the Repurchased Trust Note under this Section 3.29 shall in all respects be subject to the general rights, indemnification in favor of the Certificate Administrator, Trustee, Servicer and Special Servicer, protections, limitations on liability and immunities granted to the parties in this Agreement (including, but not limited to, Section 6.3) and this Section 3.29 shall not be construed to limit such indemnification in favor of the Certificate Administrator, Trustee, Servicer and Special Servicer rights, protections, limitations on liability and immunities which shall apply to all the Notes, including the Repurchased Trust Note.

Section 3.30      Approval of Annual Budget and Approval of Leases.

(a)           The Servicer and the Special Servicer each hereby agree and acknowledge that the Servicer and the Special Servicer, as applicable, shall respond to any request by the Borrower under Section 4.12(a) of the Loan Agreement for approval of the Annual Budget, to the extent such approval is required pursuant to the terms of the Loan Agreement.

(b)           The Servicer and the Special Servicer each hereby agree and acknowledge that the Servicer and the Special Servicer, as applicable, shall respond to the Borrower’s request for any consent with respect to leases in accordance with Section 4.14(g) of the Loan Agreement.

ARTICLE IV

PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS

Section 4.1      Distributions. (a)  On each Distribution Date, to the extent of Available Funds, amounts held in the Upper-Tier Distribution Account shall be withdrawn and paid in the following amounts:

first, to the Holders of the Class A, Class X-A and Class X-B Certificates, in respect of interest, up to the Interest Distribution Amount for each such Class and such Distribution Date, on a pro rata basis in accordance with the respective amounts to which those Classes are so entitled;

second, to the Holders of the Class A Certificates, in reduction of the Certificate Balance thereof, up to the Principal Distribution Amount for such Class and such Distribution Date until the Certificate Balance thereof is reduced to zero;

third, to the Holders of the Class A Certificates, up to the amount of all Applied Realized Loss Amounts previously allocated to such Class and not reimbursed on prior Distribution Dates;

fourth, to the Holders of the Class B Certificates, in respect of interest, up to the Interest Distribution Amount for such Class and such Distribution Date;

fifth, to the Holders of the Class B Certificates, in reduction of the Certificate Balance thereof, up to the Principal Distribution Amount for such Class and such Distribution Date until the Certificate Balance thereof is reduced to zero;

sixth, to the Holders of the Class B Certificates, up to the amount of all Applied Realized Loss Amounts previously allocated to such Class and not reimbursed on prior Distribution Dates;

seventh, to the Holders of the Class C Certificates, in respect of interest, up to the Interest Distribution Amount for such Class and such Distribution Date;

eighth, to the Holders of the Class C Certificates, in reduction of the Certificate Balance thereof, up to the Principal Distribution Amount for such Class and such Distribution Date until the Certificate Balance thereof is reduced to zero;

ninth, to the Holders of the Class C Certificates, up to the amount of all Applied Realized Loss Amounts previously allocated to such Class and not reimbursed on prior Distribution Dates;

tenth, to the Holders of the Class D Certificates, in respect of interest, up to the Interest Distribution Amount for such Class and such Distribution Date;

eleventh, to the Holders of the Class D Certificates, in reduction of the Certificate Balance thereof, up to the Principal Distribution Amount for such Class and such Distribution Date until the Certificate Balance thereof is reduced to zero;

twelfth, to the Holders of the Class D Certificates, up to the amount of all Applied Realized Loss Amounts previously allocated to such Class and not reimbursed on prior Distribution Dates;

thirteenth, to the Holders of the Class E Certificates, in respect of interest, up to the Interest Distribution Amount for such Class and such Distribution Date;

fourteenth, to the Holders of the Class E Certificates, in reduction of the Certificate Balance thereof, up to the Principal Distribution Amount for such Class and such Distribution Date until the Certificate Balance thereof is reduced to zero;

fifteenth, to the Holders of the Class E Certificates, up to the amount of all Applied Realized Loss Amounts previously allocated to such Class and not reimbursed on prior Distribution Dates; and

sixteenth, to the Holders of the Class R Certificates (in respect of the Class UT-R Interest), any remaining amounts.

In no event will any Class of Sequential Pay Certificates receive distributions in reduction of its Certificate Balance (i) that in the aggregate exceed the original Certificate Balance of such Class or (ii) prior to the reduction of the Certificate Balance of any other Class of Sequential Pay Certificates with an earlier alphabetical Class designation to such Class to zero.

(b)           On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of principal or reimbursement of Applied Realized Losses in an amount equal to the amount of principal or reimbursement of Applied Realized Losses, as applicable, actually distributed with respect to its Related Certificates as provided in Section 4.1(a) hereof. On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of interest in an amount equal to the amount of interest actually distributed pursuant to Section 4.1(a) hereof in respect of its Related Certificates, plus (i) in the case of the Class LA Uncertificated Interest, the amount of interest actually distributed pursuant to Section 4.1(a) hereof in respect of the Class X-A Certificates in respect of the Class A Component and (ii) in the case of the Class LB Uncertificated Interest and the Class LC Uncertificated Interest, respectively, the amount of interest actually distributed pursuant to Section 4.1(a) hereof to the Class X-B Certificates in respect of the Class B Component and the Class C Component, respectively. Amounts distributable pursuant to this paragraph and any Yield Maintenance Default Premiums distributed pursuant to Section 4.3(b) are referred to herein collectively as the “Lower-Tier Distribution Amount”, and shall be deemed to be made by the Certificate Administrator by being deemed to deposit such Lower-Tier Distribution Amount into the Upper-Tier Distribution Account on each Distribution Date.

As of any date, the principal balance of each Uncertificated Lower-Tier Interest shall equal its Lower-Tier Principal Amount. The Pass-Through Rate with respect to each

Uncertificated Lower-Tier Interest shall be the rate per annum set forth in the Introductory Statement hereto.

Any amount that remains in the Lower-Tier Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount shall be distributed to the Holders of the Class R Certificates (in respect of the Class LT-R Interest, but only to the extent of the amount remaining in the Lower-Tier Distribution Account, if any).

(c)           All amounts distributable to a Class of Certificates pursuant to Section 4.1(a) on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests. Such distributions shall be made on each Distribution Date to each Certificateholder of record at the close of business on the related Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor provided that the Certificate Administrator has received appropriate wire transfer instructions therefrom, or by check by first class mail to the address set forth therefor in the Certificate Register if wiring instructions have not been received at least five (5) Business Days prior to the applicable Distribution Date. Notwithstanding the foregoing, the final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

(d)           The Certificate Administrator shall, as soon as reasonably possible after notice thereof by the Servicer to the Certificate Administrator that the final distribution with respect to any Class of Certificates is expected to be made, post a notice on the Certificate Administrator’s Website pursuant to Section 8.14(b), deliver such notice to the 17g-5 Information Provider (who shall post such notice on the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)) and mail to each Holder of such Class of Certificates on such date a notice to the effect that:

(i)           the Certificate Administrator reasonably expects based upon information previously provided to it that the final distribution with respect to such Class of Certificates shall be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Certificate Administrator therein specified; and

(ii)           if such final distribution is made on such Distribution Date, no interest shall accrue on such Certificate from and after the Interest Accrual Period related to such Distribution Date.

(e)           Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section shall not have been surrendered for cancellation within six (6) months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one (1) year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. All such amounts shall be held by the Certificate Administrator in trust in accordance herewith until the expiration of a two-year period following such second notice, notwithstanding any termination of the Trust Fund. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, subject to applicable escheatment laws, hold all amounts distributable to the Holders thereof for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator hereunder and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund, at which time such amounts shall be distributed to the Depositor. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.1(e). Any such amounts transferred to the Certificate Administrator may, but need not be, invested in Permitted Investments and all income and gain realized from investment of such funds shall be for the benefit of the Certificate Administrator. In the event the Certificate Administrator or the Trustee is permitted or required to invest any amounts in Permitted Investments under this Agreement, it shall invest such amounts in Permitted Investments under clause (i) of the definition of Permitted Investments.

(f)           The Certificate Administrator shall be responsible for the calculations with respect to distributions from the Trust so long as the Trust Fund has not been terminated in accordance with this Agreement. The Certificate Administrator shall have no duty to recompile, recalculate or verify the accuracy of information provided to it by the Servicer pursuant to Section 3.18(a) and, in the absence of manifest error in such information, may conclusively rely upon it.

(g)           On each Distribution Date, any Realized Loss with respect to the Trust Loan shall be allocated to reduce the Certificate Balances of the respective Classes of the Sequential Pay Certificates in the following order:

first, to the Class E Certificates;

second, to the Class D Certificates;

third, to the Class C Certificates;

fourth, to the Class B Certificates; and

fifth, to the Class A Certificates;

in each case until the Certificate Balance of that Class has been reduced to zero.

On any Distribution Date, allocations of Realized Losses to any Class of Sequential Pay Certificates (or portion thereof) that corresponds to (i) the Class X-A Component shall result in a corresponding reduction in the Notional Amount of the Class X-A Certificates and (ii) a Class X-B Component shall result in a corresponding reduction in the Notional Amount of the Class X-B Certificates. Allocations of Realized Losses to any Class of Sequential Pay Certificates shall be deemed to result in a corresponding reduction of the Lower-Tier Principal Amount of the Related Uncertificated Lower-Tier Interest.

Section 4.2      Withholding Tax. Notwithstanding any other provision of this Agreement, the Certificate Administrator shall comply with all federal withholding requirements with respect to payments to Certificateholders that the Certificate Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. In the event the Certificate Administrator withholds any amount from interest payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, amounts so withheld shall be treated as having been entirely distributed to such Certificateholder, and the Certificate Administrator shall indicate the amount withheld to such Certificateholder through a report. Each Beneficial Owner and Certificateholder, by the purchase of a Certificate or its acceptance of a beneficial interest therein, acknowledges that interest on the Certificates will be treated as United States source interest, and, as such, United States withholding tax may apply. Each such Beneficial Owner and Certificateholder further agrees, upon request, to provide any certifications that may be required under applicable law, regulations or procedures to evidence its status for United States withholding tax purposes and understands that if it ceases to satisfy the foregoing requirements or provide requested documentation, payments to it under the Certificates may be subject to United States withholding tax (without any corresponding gross-up). Without limiting the foregoing, if a payment made under this Agreement would be subject to United States federal withholding tax imposed by FATCA if the recipient of such payment were to fail to comply with FATCA (including the requirements of Code Sections 1471(b) or 1472(b), as applicable), such recipient shall deliver to the Certificate Administrator, with a copy to the Trustee, at the time or times prescribed by the Code and at such time or times reasonably requested by the Certificate Administrator or the Trustee, such documentation prescribed by the Code (including as prescribed by Code Section 1471(b)(3)(C)(i)) and such additional documentation reasonably requested by the Certificate Administrator or the Trustee to comply with their respective obligations under FATCA, to determine that such recipient has complied with such recipient’s obligations under FATCA, or to determine the amount to deduct and withhold from such payment. For these purposes, “FATCA” means Section 1471 through 1474 of the Code and any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from taxes under such Sections, regulations and interpretations), any agreements entered into pursuant to Code Section 1471(b)(1), and including any amendments made to FATCA after the date of this Agreement.

Section 4.3       Allocation and Distribution of Yield Maintenance Default Premiums.

(a)           On any Distribution Date, any Yield Maintenance Default Premiums collected in respect of the Trust Loan during the related Collection Period shall be distributed by the Certificate Administrator to the holders of each Class of Certificates (other than the Class R Certificates) in the following manner: (i) the Certificateholders of each Class of Class A, Class

B, Class C, Class D and Class E Certificates shall be entitled to receive on such Distribution Date, an amount of such Yield Maintenance Default Premiums, in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Class A, Class B, Class C, Class D and Class E Certificates representing principal payments in respect of the Mortgage Loan on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (z) the Yield Maintenance Default Premiums collected during the related Collection Period, and (ii) any Yield Maintenance Default Premiums collected during the related Collection Period remaining after such distributions will be distributed to the Class X-A Certificates so long as the Class A Certificates are outstanding, then to the Class X-B Certificates; provided, however, that with respect to any Distribution Date on which the Certificate Balance of the Class A Certificates is reduced to zero, the Yield Maintenance Default Premiums payable under this clause (ii) will be payable to the Class X-A Certificates and the Class X-B Certificates pro rata based on the amount of principal distributions for such Distribution Date made to the Class A Certificates, on the one hand, and the Class B and Class C Certificates, on the other hand. If there is more than one Class of Class A, Class B, Class C, Class D and Class E Certificates entitled to distributions of principal on any particular Distribution Date on which Yield Maintenance Default Premiums are distributable, the aggregate amount of such Yield Maintenance Default Premiums shall be allocated among all such Classes of Class A, Class B, Class C, Class D and Class E Certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph.

(b)           All Yield Maintenance Default Premiums distributable pursuant to Section 4.3(a) shall first be deemed to have been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Uncertificated Lower-Tier Interests then receiving a principal distribution, pro rata, based on the respective amounts of those principal distributions.

Section 4.4       Statements to Certificateholders. (a)  On each Distribution Date, based upon the loan-level information provided by the Servicer and/or the Special Servicer, as applicable, as otherwise required in this Agreement, the Certificate Administrator shall prepare and make available through its internet website, which is located at www.ctslink.com, to any Privileged Person (including a Privileged Person who provides the Certificate Administrator with an Investor Certification substantially in the form of Exhibit J-2 hereto) , a statement in respect of the distributions made on such Distribution Date (a “Distribution Date Statement”) substantially in the form of Exhibit N setting forth, among other things:

(i)            for each Class of Certificates (other than the Class R Certificates) (A) the amount of the distributions made on such Distribution Date allocable to interest at the Pass-Through Rate and the amount allocable to principal (separately identifying the amount of any principal payments (and specifying the source of such payments)), (B) the amount of any Yield Maintenance Default Premiums collected on the Trust Loan allocable to each Class of Certificates and (C) and the amount of interest paid on Advances from Default Interest and allocable to such Class;

(ii)           if the distribution to the Holders of any Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient

Available Funds, the amount of the shortfall allocable to such Class, stating separately amounts allocable to principal and interest;

(iii)          the amount of any Monthly Payment Advance for such Distribution Date;

(iv)          the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates (other than the Class R Certificates) after giving effect to any distribution in reduction of the Certificate Balance or Notional Amount, as the case may be, on such Distribution Date;

(v)           the principal balance of the Trust Loan and each Companion Loan as of the end of the Collection Period for such Distribution Date;

(vi)          the aggregate amount of Unscheduled Payments (and the source of such payments) made with respect to the Mortgage Loan during the related Collection Period, and the amount of such payments allocable to the Trust Loan;

(vii)         identification of any Mortgage Loan Event of Default, any Special Servicing Loan Event, any Servicer Termination Event or Special Servicer Termination Event under this Agreement that in any case has been declared as of the close of business on the second Business Day prior to the end of the immediately preceding calendar month;

(viii)        the amount of the servicing compensation (other than the Servicing Fee) paid to the Servicer and the Special Servicer with respect to such Distribution Date, separately listing any Liquidation Fees or Work-out Fees and any other Borrower Related Party charges retained by the Servicer or the Special Servicer and the amount of compensation paid to the Servicer, the Special Servicer, the Certificate Administrator and the Trustee, separately listing the Trustee/Certificate Administrator Fee and the Special Servicing Fee;

(ix)          the number of days the Borrower is delinquent in the event that the Borrower is delinquent at least thirty (30) days and the date upon which any foreclosure proceedings have been commenced;

(x)            notification if the Property (or any portion thereof) has become a REO Property as of the close of business on the Loan Payment Date immediately preceding such Distribution Date;

(xi)          information with respect to any declared bankruptcy of the Borrower;

(xii)         as to any item of Collateral released, liquidated or disposed of during the preceding Collection Period, the identity of such item and the amount of proceeds of any liquidation or other amounts, if any, received therefrom during the related Collection Period on the Mortgage Loan and the amount of such payments allocable to the Trust Loan;

(xiii)        the aggregate amount of all Advances, if any, not yet reimbursed;

(xiv)        the amount of any reimbursement of Nonrecoverable Advances paid to the Servicer;

(xv)         a listing of any Appraisal Reduction Amount with respect to the Mortgage Loan and Trust Appraisal Reduction Amount with respect to the Trust Loan;

(xvi)        the amount of Default Interest, if any, and late payment charges, if any, paid by the Borrower during the related Collection Period on the Mortgage Loan in the aggregate and the aggregate amount of such payments allocable to the Trust Loan;

(xvii)       the aggregate amount of Borrower Reimbursable Trust Expenses;

(xviii)      the amount of Yield Maintenance Default Premiums, if any, collected during the related Collection Period and distributed on such Distribution Date to the Holders of each Class of Certificates;

(xix)         the information required by Rule 15Ga-1(a), as promulgated under the Exchange Act concerning all assets of the Trust that were subject of a demand to repurchase for breach of the related representations and warranties;

(xx)          the amount of any CREFC® Licensing Fee payable on the related Remittance Date with respect to the related Loan Interest Accrual Period;

(xxi)         the Note Rate and Net Trust Note Rate for each Trust Note and the related Mortgage Loan Interest Accrual Period; and

(xxii)        an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates during the related Collection Period to the extent provided to the Certificate Administrator by the Special Servicer per Section 3.18(d) hereof.

The Certificate Administrator, the Servicer and the Special Servicer may agree to enhance the reporting requirements of the Distribution Date Statement without Certificateholder approval, except that during a Subordinate Control Period, no such enhancement shall, unless required by applicable law, remove any restriction pertaining to the dissemination of Privileged Information (including any Final Asset Status Report and communications between the Special Servicer and the Controlling Class Representative) without the prior written consent of the Controlling Class Representative. Assistance in using the Certificate Administrator’s Website can be obtained by calling the Certificate Administrator’s investor relations desk at (866) 846-4526.

Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate upon written request to the Certificate Administrator, a statement containing the information set forth in clauses (i), (ii) and (iv) above as to the applicable Class, aggregated for such calendar year or applicable portion of such year during which such Person was a Certificateholder, together with such other information as the Trustee deems necessary or desirable, or that a Certificateholder or beneficial owner of a Certificate reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

(b)          The Certificate Administrator shall make available to Privileged Persons on each Distribution Date, pursuant to Section 8.14(b), (i) the CREFC® Reports with respect to such Distribution Date received from the Servicer pursuant to Section 3.18(a) and (ii) when received from the Special Servicer, the summary of the Asset Status Report received from the Special Servicer pursuant to Section 3.10. The Certificate Administrator’s obligation to provide such information to Certificateholders and others shall be contingent on the Certificate Administrator’s receipt of such information from the Servicer and the Special Servicer, as applicable. The Certificate Administrator shall be entitled to rely on such information provided to it by the Servicer or the Special Servicer without independent verification. To the extent that the information required to be furnished by the Servicer is based on information required to be provided by the Borrower or the Special Servicer, the Servicer’s obligation to furnish such information to the Certificate Administrator shall be contingent on its receipt of such information from the Borrower or the Special Servicer, as applicable. To the extent that information required to be furnished by the Special Servicer is based on information required to be provided by the Borrower, the Special Servicer’s obligation to furnish such information shall be contingent upon its receipt of such information from the Borrower. The Certificate Administrator will be entitled to rely on all information provided to it by the Trustee, the Servicer or the Special Servicer for which it is not the original source without independent verification. The Servicer, the Special Servicer and the Certificate Administrator shall be entitled to rely on information supplied by the Borrower without independent verification.

The Certificate Administrator shall, to the extent provided to it by the Servicer in electronic format, make available to Privileged Persons pursuant to Section 8.14(b) reports or analyses of net operating income from the Property. Such net operating income reports or analyses shall be prepared pursuant to Section 3.18 hereof by the Servicer in CREFC® format based on the quarterly, annual and periodic statements and rent rolls with respect to the Property obtained by the Servicer from the Borrower.

If so authorized by the Depositor, the Certificate Administrator may make available on the Certificate Administrator’s Website to the Initial Purchaser, the Servicer, the Special Servicer and each Certificateholder certain other information with respect to the Mortgage Loan (subject to the limitations of Section 3.18) and will provide such information to the 17g-5 Information Provider (who shall post it to the 17g-5 Information Website pursuant to Section 8.14(b)).

The Certificate Administrator shall make available on its website such information as set forth in Section 8.14(b) herein. The Certificate Administrator has not obtained and shall not be deemed to have obtained actual knowledge of any information only by virtue of its receipt and posting of such information to the Certificate Administrator’s Website.

For purposes of obtaining access to information in the possession of the Certificate Administrator and/or receiving any information or report from the Certificate

Administrator’s Website (including accessing the Investor Q&A Forum), other than Distribution Date Statements only, the Borrower Related Parties and the Manager, or any of their respective agents or Affiliates (as evidenced by its submission of an Investor Certification in the form of Exhibit J-2 hereto) shall be deemed to not be a “Privileged Person” as defined herein.

Section 4.5       Investor Q&A Forum; Investor Registry and Rating Agency Q&A Forum. (a)  The Certificate Administrator shall make available, only to Privileged Persons (which, for this paragraph, excludes any Person who provides the Certificate Administrator with an Investor Certification in the form of Exhibit J-2, hereto), the Investor Q&A Forum. The “Investor Q&A Forum” shall be a service available on the Certificate Administrator’s Website, where Privileged Persons who provide the Certificate Administrator an Investor Certification in the form of Exhibit J-1, hereto, may (i) submit questions to the Certificate Administrator relating to the Distribution Date Statement, or submit questions to the Trustee, the Servicer or the Special Servicer, as applicable, relating to the reports being made available pursuant to Section 8.14(b)(ii)(B), the Trust Loan or the Property (each an “Inquiry” and collectively, “Inquiries”), and (ii)  view Inquiries that have been previously submitted and answered, together with the answers thereto. Upon receipt of an Inquiry from a permitted Privileged Person for the Trustee, the Servicer or the Special Servicer, the Certificate Administrator shall forward the Inquiry to the Trustee, the Servicer or the Special Servicer, as applicable, in each case via electronic delivery within a commercially reasonable period of time following receipt thereof. Following receipt of an Inquiry, the Certificate Administrator, the Trustee, the Servicer or the Special Servicer, as applicable, unless it determines not to answer such Inquiry as provided below, shall reply to the Inquiry, which reply of the Trustee, the Servicer or the Special Servicer shall be by electronic delivery to the Certificate Administrator. The Certificate Administrator shall post (within a commercially reasonable period of time following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer to the Certificate Administrator’s Website. If the Certificate Administrator, the Trustee, the Servicer or the Special Servicer determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope of the topics described above, (ii) answering any Inquiry would not be in the best interests of the Trust Fund and/or the Certificateholders, (iii) answering any Inquiry would be in violation of applicable law, the applicable Loan Documents or this Agreement, (iv) answering any Inquiry would, or is reasonably expected to, result in a waiver of attorney client privilege or the disclosure of attorney work product, (v) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, (vi) answering any Inquiry is otherwise, for any reason, not advisable or (vii) answering any Inquiry would violate the applicable confidentiality provisions, it shall not be required to answer such Inquiry and, in the case of the Servicer or the Special Servicer, shall promptly notify the Certificate Administrator of such determination. The Certificate Administrator shall notify the Person who submitted such Inquiry in the event that the Inquiry will not be answered. Any notice by the Certificate Administrator to the Person who submitted an Inquiry that will not be answered shall include the following statement: “Because the Trust and Servicing Agreement provides that the Certificate Administrator, the Servicer and the Special Servicer shall not answer an Inquiry if it determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope of the topics described in the Trust and Servicing Agreement, (ii) answering any Inquiry would not be in the best interests of the Trust and/or the Certificateholders, (iii) answering any Inquiry would be in violation of applicable law or the applicable Loan Documents, (iv) answering any Inquiry would, or is reasonably expected to, result in a waiver of attorney client privilege or the disclosure of attorney work product, (v) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Trustee, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, (vi) answering any Inquiry is otherwise, for any reason, not advisable or (vii) answering any Inquiry would violate the applicable confidentiality provisions, no inference should be drawn from the fact that the Trustee, the Certificate Administrator, the Servicer or the Special Servicer has declined to answer the Inquiry.” Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and shall not be deemed to be answers from any of the Depositor, the Initial Purchaser or any of their respective Affiliates. None of the Initial Purchaser, the Depositor, or any of their respective Affiliates will certify to any of the information posted in the Investor Q&A Forum and no such party shall have any responsibility or liability for the content of any such information. The Certificate Administrator shall not be required to post to the Certificate Administrator’s Website any Inquiry or answer thereto that the Certificate Administrator determines, in its sole discretion, is administrative or ministerial in nature. No party shall post or otherwise disclose direct communications with the Controlling Class Representative as part of its response to any Inquiries; provided, that the Certificate Administrator shall have no obligation to review any inquiry or answer received by it for posting to the Investor Q&A Forum to determine if such inquiry or answer contains any such direct communication with the Controlling Class Representative, or otherwise to consult with the party from whom such Inquiry or answer is received to confirm the same, and the Certificate Administrator shall have no liability in connection with its posting to the Investor Q&A Forum of any Inquiry or answer containing such direct communication. The Investor Q&A Forum will not reflect questions, answers and other communications that are not submitted via the Certificate Administrator’s Website. In addition to the Certificate Administrator’s receipt of the Investor Certification in the form of Exhibit J-1 hereto, to confirm that such Person is a Privileged Person permitted to access the Investor Q&A Forum, the Certificate Administrator may require acceptance of an additional waiver and disclaimer for access to the Investor Q&A Forum.

(b)           The Certificate Administrator shall make available to any Certificateholder and any Beneficial Owner, the Investor Registry. The “Investor Registry” shall be a voluntary service available on the Certificate Administrator’s Website, where Certificateholders and Beneficial Owners can register and thereafter obtain information with respect to any other Certificateholder or Beneficial Owner that has so registered. Any person registering to use the Investor Registry will be required to certify that (a) it is a Certificateholder or a Beneficial Owner and (b) it grants authorization to the Certificate Administrator to make its name and contact information available on the Investor Registry for at least 45 days from the date of such certification to other persons entitled to access the Investor Registry. Such Person shall then be asked to enter certain mandatory fields such as the individual’s name, the company name and email address, as well as certain optional fields such as address, phone, and Class(es) of Certificates owned. If any Certificateholder or Beneficial Owner notifies the Certificate Administrator that it wishes to be removed from the Investor Registry (which notice may not be within 45 days of its registration), the Certificate Administrator shall promptly remove it from the Investor Registry. The Certificate Administrator will not be responsible for verifying or validating any information submitted on the Investor Registry, or for monitoring or otherwise maintaining the accuracy of any information thereon. The Certificate Administrator may require acceptance of a waiver and disclaimer for access to the Investor Registry.

(c)           Certain information concerning the Trust Loan and the Certificates, including the Distribution Date Statements, CREFC® Reports and supplemental notices, shall be provided by the Certificate Administrator to certain market data providers upon the consent of the Depositor, and upon receipt by the Certificate Administrator from such person of a certification in the form of Exhibit J-4 hereto, which certification may be submitted electronically via the Certificate Administrator’s Website. The Depositor hereby directs the Certificate Administrator to provide such information to Bloomberg, L.P., Trepp, LLC, Markit Group Limited, Intex Solutions, Inc., BlackRock Financial Management, Inc., and the provision of such information shall not constitute a breach of this Agreement by the Certificate Administrator.

(d)           The 17g-5 Information Provider shall make available, only to NRSROs, the Rating Agency Q&A Forum and Document Request Tool. The “Rating Agency Q&A Forum and Document Request Tool” shall be a service available on the 17g-5 Information Provider’s Website, where NRSROs may (i) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (ii) submit inquiries to the Servicer or the Special Servicer, as applicable, relating to the reports prepared by such parties, (iii) submit requests for loan-level reports and information about the Trust Loan or the Property (each such submission, a “Rating Agency Inquiry”) or (iv) view Rating Agency Inquiries that have been previously submitted and answered, together with the responses thereto. Upon receipt of a Rating Agency Inquiry for the Servicer, the Special Servicer or the Certificate Administrator, the 17g-5 Information Provider shall forward the Rating Agency Inquiry to the appropriate person, in each case within a commercially reasonable period of time following receipt thereof. Following receipt of a Rating Agency Inquiry from the 17g-5 Information Provider, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, unless it determines not to answer such Rating Agency Inquiry as provided below, shall reply by electronic delivery to the 17g-5 Information Provider. The 17g-5 Information Provider shall post (within a commercially reasonable period of time following of receipt of such response) such Rating Agency Inquiry and the related response (or such reports, as applicable) to the Rating Agency Q&A Forum and Document Request Tool. If the Certificate Administrator, the Servicer or the Special Servicer determines, in its respective sole discretion, that (i) the question is beyond the scope outlined above, (ii) answering any Rating Agency Inquiry would be in violation of applicable law, the Accepted Servicing Practices, this Agreement or the applicable Loan Documents, (iii) answering any Rating Agency Inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or is otherwise not advisable to answer, or (iv)(A) answering any Rating Agency Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, and (B) the Certificate Administrator, the Servicer or the Special Servicer, as applicable, determines in accordance with the Accepted Servicing Practices (or in good faith, in the case of the Certificate Administrator) that the performance of such duties or the payment of such costs and expenses is beyond the scope of its duties in its capacity as Certificate Administrator, Servicer or the Special Servicer, as applicable, under this Agreement, it shall not be required to answer such Rating Agency Inquiry and, in the case of the Certificate Administrator, the Servicer or the Special Servicer, shall promptly notify the 17g-5 Information Provider by electronic delivery of such determination. The 17g-5 Information Provider shall promptly thereafter post the Rating Agency Inquiry together with a statement that such Rating Agency Inquiry was not answered. The 17g-5 Information Provider shall not be liable for the failure by any other such Person to so answer. Questions posted on the Rating Agency Q&A Forum and Document Request Tool shall not be attributed to the submitting NRSRO. Answers posted on the Rating Agency Q&A Forum and Document Request Tool shall be attributable only to the respondent, and shall not be deemed to be answers from any other person. None of the Initial Purchaser, Depositor, or any of their respective Affiliates shall certify to any of the information posted in the Rating Agency Q&A Forum and Document Request Tool and no such party shall have any responsibility or liability for the content of any such information. The 17g-5 Information Provider shall not be required to post to the 17g-5 Information Provider’s Website any Rating Agency Inquiry or answer thereto that the 17g-5 Information Provider determines, in its sole discretion, is administrative or ministerial in nature. The Rating Agency Q&A Forum and Document Request Tool shall not reflect questions, answers and other communications that are not submitted via the 17g-5 Information Provider’s Website. In addition to the Certificate Administrator’s receipt of the Investor Certification in the form of Exhibit J-1 hereto, to confirm that such person is a Privileged Person permitted to access the Rating Agency Q&A Forum and Document Request Tool, the Certificate Administrator may require acceptance of a waiver and disclaimer for access to the Rating Agency Q&A Forum and Document Request Tool.

ARTICLE V

THE CERTIFICATES

Section 5.1      The Certificates. (a)  The Certificates shall be issued in substantially the respective forms set forth as Exhibits A-1 through A-9 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may, in the reasonable judgment of the Certificate Registrar, be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required by law, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

(b)           The Certificates of each Class of Sequential Pay Certificates shall be issued in minimum denominations of $100,000 and in integral multiples of $1 in excess thereof. The Class X-A and Class X-B Certificates shall be issued, maintained and transferred only in minimum denominations of authorized initial notional amount of not less than $1,000,000 and in integral multiples of $1 in excess thereof. The Class R Certificates shall be issued, maintained and transferred in minimum percentage interests of 10% of such Class R Certificates and in integral multiples of 1% in excess thereof.

(c)           One authorized signatory shall sign the Certificates for the Certificate Registrar by manual or facsimile signature. If an authorized signatory whose signature is on a Certificate no longer holds that office at the time the Certificate Registrar countersigns the Certificate, the Certificate shall be valid nevertheless. A Certificate shall not be valid until an authorized signatory of the Certificate Registrar (who may be the same officer who executed the Certificate) manually countersigns the Certificate. The signature shall be conclusive evidence that the Certificate has been executed and countersigned under this Agreement.

Section 5.2       Form and Registration. (a)  Each Class of the Certificates (other than the Class R Certificates) may be sold to Non-U.S. Persons in offshore transactions in reliance on Regulation S under the Act. Such Certificates so sold shall be initially be represented by a temporary global certificate in definitive, fully registered form without interest coupons, substantially in the applicable form set forth as an exhibit hereto (each a “Temporary Regulation S Global Certificate”), which shall be deposited on the Closing Date on behalf of the purchasers of the Certificates represented thereby with the Certificate Registrar, at the applicable Corporate Trust Office, as custodian, for the Depository, and registered in the name of the Depository or the nominee of the Depository for the account of designated agents holding on behalf of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream”). Prior to the expiration of the 40-day period commencing on the later of the commencement of the offering and the Closing Date (the “Restricted Period”), beneficial interests in each Temporary Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the expiration of the Restricted Period, a beneficial interest in a Temporary Regulation S Global Certificate may be exchanged for an interest in the related permanent global certificate of the same Class (a “Regulation S Global Certificate”) in the applicable form set forth as an exhibit hereto in accordance with the procedures set forth in Section 5.3(f). During the Restricted Period, distributions due in respect of a beneficial interest in a Temporary Regulation S Global Certificate shall only be made upon delivery to the Certificate Administrator by Euroclear or Clearstream, as applicable, of a Non-U.S. Beneficial Ownership Certification. After the expiration of the Restricted Period, distributions due in respect of any beneficial interests in a Temporary Regulation S Global Certificate shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the Regulation S Global Certificate of the same Class is improperly withheld or refused. The aggregate Certificate Balance of a Temporary Regulation S Global Certificate or a Regulation S Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.

On the Closing Date, the Certificate Administrator shall execute, the Authenticating Agent shall authenticate, and the Certificate Administrator shall deliver to the Certificate Registrar the Regulation S Global Certificates, which shall be held by the Certificate Registrar for purposes of effecting the exchanges contemplated by the preceding paragraph.

(b)           Certificates of each Class (other than the Class R Certificates) offered and sold to QIBs in reliance on Rule 144A under the Act (“Rule 144A”) shall be represented by a single, global certificate in definitive, fully registered form without interest coupons, substantially in the applicable form set forth as an exhibit hereto (each, a “Rule 144A Global Certificate” and, together with the Temporary Regulation S Global Certificates and the Regulation S Global Certificates, the “Global Certificates”), which shall be deposited with the Certificate Registrar or an agent of the Certificate Registrar, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository. The aggregate Certificate Balance of a Rule 144A Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.

(c)           Class R Certificates, as well as any other Certificates that are initially offered and sold in the United States (for purposes of this Section 5.2(c), as defined in

Regulation S) to investors that are Institutional Accredited Investors that are not QIBs (together with the Class R Certificates, the “Non-Book Entry Certificates”), shall be in the form of Definitive Certificates, substantially in the applicable form set forth as an exhibit hereto, and shall be registered in the name of such investors or their nominees by the Certificate Registrar who shall deliver the certificates for such Non-Book Entry Certificates to the respective beneficial owners or owners.

(d)           Owners of beneficial interests in Global Certificates of any Class shall not be entitled to receive physical delivery of certificated Certificates unless: (i) the Depositor advises the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Global Certificates of such Class or ceases to be a Clearing Agency, and a qualified successor is not appointed by the Depositor and the Certificate Registrar within ninety (90) days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Holders of such Class and the Trustee or the Certificate Administrator has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Certificate Registrar to obtain possession of the Certificates of such Class; provided, however, that under no circumstances will certificated Certificates be issued to beneficial owners of a Temporary Regulation S Global Certificate. Upon notice of the occurrence of any of the events described in clause (i) or (ii) above with respect to any Certificates of a Class that are in the form of Global Certificates and upon surrender by the Depository of any Global Certificate of such Class and receipt from the Depository of instructions for reregistration, the Certificate Registrar shall issue Certificates of such Class in the form of Definitive Certificates (bearing, in the case of a Definitive Certificate issued for a Rule 144A Global Certificate, the same legends regarding transfer restrictions borne by such Global Certificate), and thereafter the Certificate Registrar shall recognize the holders of such Definitive Certificates as Certificateholders under this Agreement.

Section 5.3      Registration of Transfer and Exchange of Certificates. (a)  The Certificate Administrator shall keep or cause to be kept at the Corporate Trust Office books (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Certificate Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided (the Certificate Administrator, in such capacity, being the “Certificate Registrar”). In such capacities, the Certificate Administrator shall be responsible for, among other things, (i) maintaining the Certificate Register and a record of the aggregate holdings of Certificates of each Class represented by a Temporary Regulation S Global Certificate, a Regulation S Global Certificate and a Rule 144A Global Certificate and accepting Certificates for exchange and registration of transfer and (ii) transmitting to the Trustee, the Depositor, the Servicer and the Special Servicer any notices from the Certificateholders.

(b)           Subject to the restrictions on transfer set forth in this Article V, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one (1) or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

(c)           Rule 144A Global Certificate to Temporary Regulation S Global Certificate. If a holder of a beneficial interest in a Rule 144A Global Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time to exchange its interest in such Rule 144A Global Certificate for an interest in the Temporary Regulation S Global Certificate of the same Class, or to transfer its interest in such Rule 144A Global Certificate to a Person who is required to take delivery thereof in the form of an interest in the Temporary Regulation S Global Certificate of the same Class, such holder may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in such Temporary Regulation S Global Certificate. Upon receipt by the Certificate Administrator, as registrar, at its office designated in Section 5.7 hereof, of (1) instructions given in accordance with the Depository’s procedures from a Depository Participant directing the Certificate Registrar to credit, or cause to be credited, a beneficial interest in the Temporary Regulation S Global Certificate in an amount equal to the beneficial interest in the Rule 144A Global Certificate to be exchanged, (2) a written order given in accordance with the Depository’s procedures containing information regarding the Euroclear or Clearstream account to be credited with such increase and the name of such account and (3) a certificate in the form of Exhibit C hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Certificates and pursuant to and in accordance with Regulation S, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Rule 144A Global Certificate and to increase, or cause to be increased, the Certificate Balance of the Temporary Regulation S Global Certificate by the aggregate Certificate Balance of the beneficial interest in the Rule 144A Global Certificate to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Clearstream, or both) a beneficial interest in the Temporary Regulation S Global Certificate equal to the reduction in the Certificate Balance of the Rule 144A Global Certificate, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Certificate that is being exchanged or transferred.

(d)           Rule 144A Global Certificate to Regulation S Global Certificate. If a holder of a beneficial interest in a Rule 144A Global Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time to exchange its interest in such Rule 144A Global Certificate for an interest in the Regulation S Global Certificate of the same Class, or to transfer its interest in such Rule 144A Global Certificate to a Person who is required to take delivery thereof in the form of an interest in a Regulation S Global Certificate, such holder may, subject to the rules and procedures of the Depository, exchange, or cause the exchange of, such interest for an equivalent beneficial interest in such Regulation S Global Certificate. Upon receipt by the Certificate Administrator, as registrar, at its office designated in Section 5.7 hereof, of (1) instructions given in accordance with the Depository’s procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Certificate in an amount equal to the beneficial interest in the Rule 144A Global Certificate to be exchanged, (2) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with such increase and (3) a certificate in the form of Exhibit D hereto given by the holder of such beneficial interest stating (A) that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global

Certificates and pursuant to and in accordance with Regulation S, (B) that the Certificate being transferred is not a “restricted security” as defined in Rule 144 under the Act or (C) that the transferee is otherwise entitled to hold its interest in the applicable Certificates in the form of an interest in the Regulation S Global Certificate, without any registration of such Certificates under the Act (in which case such certificate shall enclose an Opinion of Counsel to such effect and such other documents as the Certificate Registrar may reasonably require), then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Rule 144A Global Certificate and to increase, or cause to be increased, the Certificate Balance of the Regulation S Global Certificate by the aggregate Certificate Balance of the beneficial interest in the Rule 144A Global Certificate to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Certificate equal to the reduction in the Certificate Balance of the Rule 144A Global Certificate, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Certificate that is being exchanged or transferred.

(e)           Temporary Regulation S Global Certificate or Regulation S Global Certificate to Rule 144A Global Certificate. If a holder of a beneficial interest in a Temporary Regulation S Global Certificate or Regulation S Global Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time to exchange its interest in such Temporary Regulation S Global Certificate or Regulation S Global Certificate for an interest in the Rule 144A Global Certificate of the same Class, or to transfer its interest in such Temporary Regulation S Global Certificate or Regulation S Global Certificate to a Person who is required to take delivery thereof in the form of an interest in the Rule 144A Global Certificate, such holder may, subject to the rules and procedures of Euroclear or Clearstream, as the case may be, and the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Rule 144A Global Certificate of the same Class. Upon receipt by the Certificate Administrator, as registrar, at its office designated in Section 5.7 hereof, of (1) instructions from Euroclear or Clearstream, if applicable, and the Depository, directing the Certificate Registrar, as registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Certificate equal to the beneficial interest in the Temporary Regulation S Global Certificate or Regulation S Global Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, (2) with respect to a transfer of an interest in the Regulation S Global Certificate, information regarding the participant account of the Depository to be debited with such decrease and (3) with respect to a transfer of an interest in the Temporary Regulation S Global Certificate (but not the Regulation S Global Certificate) for an interest in the Rule 144A Global Certificate, a certificate substantially in the form of Exhibit E hereto given by the holder of such beneficial interest and stating that the Person transferring such interest in the Temporary Regulation S Global Certificate reasonably believes that the Person acquiring such interest in the Rule 144A Global Certificate is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Temporary Regulation S Global Certificate or Regulation S Global Certificate and to increase, or cause to be increased, the Certificate Balance of the Rule 144A Global Certificate by the aggregate Certificate Balance of the beneficial interest in the Temporary Regulation S Global Certificate or Regulation S Global Certificate to be exchanged, and the Certificate Registrar shall instruct the Depository, concurrently with such reduction, to credit, or cause to be credited, to the account of the Person specified in such instructions, a beneficial interest in the Rule 144A Global Certificate equal to the reduction in the Certificate Balance of the Temporary Regulation S Global Certificate or Regulation S Global Certificate and to debit, or cause to be debited, from the account of the Person making such transfer the beneficial interest in the Temporary Regulation S Global Certificate or Regulation S Global Certificate that is being transferred.

(f)            Temporary Regulation S Global Certificate to Regulation S Global Certificate. Interests in a Temporary Regulation S Global Certificate as to which the Certificate Administrator has received from Euroclear or Clearstream, as the case may be, a certificate (a “Non-U.S. Beneficial Ownership Certification”) to the effect that Euroclear or Clearstream, as applicable, has received a certificate substantially in the form of Exhibit F hereto from the holder of a beneficial interest in such Temporary Regulation S Global Certificate, shall be exchanged after the Restricted Period, for interests in the Regulation S Global Certificate of the same Class. The Certificate Registrar shall effect such exchange by delivering to the Depository for credit to the respective accounts of such holders, a duly executed and authenticated Regulation S Global Certificate, representing the aggregate Certificate Balance of interests in the Temporary Regulation S Global Certificate initially exchanged for interests in the Regulation S Global Certificate. The delivery to the Certificate Administrator by Euroclear or Clearstream of the certificate or certificates referred to above may be relied upon by the Depositor and the Certificate Registrar as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Clearstream pursuant to the terms of this Agreement and the Temporary Regulation S Global Certificate. Upon any exchange of interests in the Temporary Regulation S Global Certificate for interests in the Regulation S Global Certificate, the Certificate Registrar shall endorse the Temporary Regulation S Global Certificate to reflect the reduction in the Certificate Balance represented thereby by the amount so exchanged and shall endorse the Regulation S Global Certificate to reflect the corresponding increase in the amount represented thereby. Until so exchanged in full and except as provided therein, the Temporary Regulation S Global Certificate, and the Certificates evidenced thereby, shall in all respects be entitled to the same benefits under this Agreement as the Regulation S Global Certificate and Rule 144A Global Certificate authenticated and delivered hereunder.

(g)           Non-Book Entry Certificate to Global Certificate. If a Holder of a Non-Book Entry Certificate (other than a Class R Certificate) wishes at any time to exchange its interest in such Non-Book Entry Certificate for an interest in a Global Certificate of the same Class, or to transfer all or part of such Non-Book Entry Certificate to a Person who is entitled to take delivery thereof in the form of an interest in a Global Certificate, such Holder may, subject to the rules and procedures of Euroclear or Clearstream, if applicable, and the Depository, cause the exchange of all or part of such Non-Book Entry Certificate for an equivalent beneficial interest in the appropriate Global Certificate of the same Class. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.7 hereof, of (1) such Non-Book Entry Certificate, duly endorsed as provided herein, (2) instructions from such Holder directing the Certificate Registrar, as registrar, to credit, or cause to be credited, a beneficial interest in the applicable Global Certificate equal to the portion of the Certificate Balance of the Non-Book Entry Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase and (3) a certificate in the form of Exhibit G hereto (in the event that the applicable Global Certificate is the Temporary

Regulation S Global Certificate), in the form of Exhibit H hereto (in the event that the applicable Global Certificate is the Regulation S Global Certificate) or in the form of Exhibit I hereto (in the event that the applicable Global Certificate is the Rule 144A Global Certificate), then the Certificate Registrar, as registrar, shall cancel, or cause to be canceled, all or part of such Non-Book Entry Certificate, shall, if applicable, execute, authenticate and deliver to the transferor a new Non-Book Entry Certificate equal to the aggregate Certificate Balance of the portion retained by such transferor and shall instruct the Depository to increase, or cause to be increased, such Global Certificate by the aggregate Certificate Balance of the portion of the Non-Book Entry Certificate to be exchanged and to credit, or cause to be credited, to the account of the Person specified in such instructions a beneficial interest in the applicable Global Certificate equal to the Certificate Balance of the portion of the Non-Book Entry Certificate so canceled.

(h)          Exchanges of Non-Book Entry Certificates. If a holder of a Rule 144A Global Certificate, Regulation S Global Certificate or Non-Book Entry Certificate wishes at any time to transfer its interest in such Rule 144A Global Certificate, Regulation S Global Certificate or Non-Book Entry Certificate to a Person who is required to take delivery thereof in the form of a Non-Book Entry Certificate, then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon): (i) an investment representation letter from the proposed transferee substantially in the form attached as Exhibit M-4 to this Agreement; and (ii) if required by the Certificate Registrar, an opinion of counsel satisfactory to the Certificate Registrar to the effect that such transfer shall be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or the proposed transferee on which such opinion of counsel is based (such opinion of counsel shall not be an expense of the Trust or of the Depositor, the Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Certificate Registrar in their respective capacities as such).

(i)           Other Exchanges. In the event that a Global Certificate is exchanged for a Definitive Certificate, if and when permitted by Section 5.2(d), such Certificates may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of subsections (c) through (g) of this Section 5.3 (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Act, at the case may be) and such other procedures as may from time to time be adopted by the Certificate Registrar.

(j)           Restricted Period. Prior to the termination of the Restricted Period with respect to the issuance of the Certificates, transfers of interests in the Temporary Regulation S Global Certificate to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of clause (e) above.

(k)           If Certificates are issued upon the transfer, exchange or replacement of Certificates bearing a restrictive legend relating to compliance with the Act, or if a request is made to remove such legend on Certificates, the Certificates so issued shall bear the restrictive legend, or such legend shall not be removed, as the case may be, unless there is delivered to the Certificate Registrar such satisfactory evidence, which may include an Opinion of Counsel that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the

Act or, with respect to Non-Book Entry Certificates, that such Certificates are not “restricted” within the meaning of Rule 144 under the Act. Upon provision of such satisfactory evidence, the Certificate Registrar shall authenticate and deliver Certificates that do not bear such legend.

(l)            All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Certificate Registrar in accordance with the Certificate Registrar’s customary procedures.

(m)          No Class R Certificate may be purchased by or transferred to any prospective purchaser or transferee that is or will be an employee benefit plan or other plan subject to the fiduciary responsibility provisions of Title I of ERISA or Section 4975 of the Code or a governmental plan (as defined in Section 3(32) of ERISA), church plan, Non-U.S. or other plan that is subject to any federal, state, local, Non-U.S. or other law that is, to a material extent, similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) (each, a “Plan”), or any person acting on behalf of any such Plan or using the assets of a Plan to purchase such Class R Certificate. Each prospective transferee of a Class R Certificate shall deliver to the transferor, the Certificate Registrar and the Certificate Administrator a representation letter, substantially in the form of Exhibit M-3, stating, among other things, that the prospective transferee is not a Plan or a person acting on behalf of or using the assets of a Plan. Each beneficial owner of a Certificate (other than a Class R Certificate) or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Certificate or interest therein, that either (i) it is not a Plan or an entity using assets of a Plan, (ii) it has acquired and is holding such Certificate or interest therein in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by a rating agency which meets the requirements or is specified in the Underwriter Exemption and that such Certificate is so rated and that it is an Institutional Accredited Investor or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the Certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied. Each beneficial owner of a Certificate or an interest therein which is a plan subject to Similar Law shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate or interest therein that the acquisition, holding and disposition of such Certificate by the purchaser will not constitute or otherwise result in a non-exempt violation of Similar Law. Any attempted or purported transfer in violation of these transfer restrictions shall be null and void ab initio and shall vest no rights in any purported transferee and shall not relieve the transferor of any obligations with respect to the applicable Certificates.

(n)           Each Person who has or acquires any Residual Ownership Interest shall be deemed by the acceptance or acquisition of such Residual Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Residual Ownership Interest are expressly subject to the following provisions:

(i)            Each Person acquiring or holding any Residual Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Residual Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate

Registrar of any change or impending change in its status (or the status of the beneficial owner of such Residual Ownership Interest) as a Permitted Transferee. Any acquisition of a Residual Ownership Interest by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void ab initio and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Residual Ownership Interest as soon and as fully as possible.

(ii)           No Residual Ownership Interest may be transferred, and no such transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Residual Ownership Interest, other than in connection with the initial Transfer thereof to the Initial Purchaser and any subsequent transfer thereof by the Initial Purchaser to any of its affiliates, the Certificate Registrar shall, as a condition to such consent, (x) require the proposed transferee to deliver, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor, an affidavit in substantially the form attached as Exhibit M-1 (a “Transferee Affidavit”) of the proposed transferee (A) that such proposed transferee is a Permitted Transferee and (B) stating that (1) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (2) the proposed transferee understands that, as the holder of a Residual Ownership Interest, it may incur liabilities in excess of cash flows generated by the residual interest, (3) the proposed transferee intends to pay taxes associated with holding the Residual Ownership Interest as they become due, (4) the proposed transferee will not cause income with respect to the Residual Ownership Interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other U.S. Tax Person, (5) the proposed transferee will not transfer the Residual Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, and (6) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this Section 5.3(n) and (y) other than in connection with the initial issuance of a Class R Certificate, require a statement from the proposed transferor substantially in the form attached as Exhibit M-2 (the “Transferor Letter”), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee’s statements in the preceding clauses (x)(B)(1), (3) or (4) are false.

(iii)          Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, however, that the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee. Upon notice to the Certificate Registrar that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Residual Ownership Interest or such agent, the Certificate Registrar and the Certificate Administrator agree to furnish to the IRS and the transferor of such Residual Ownership Interest or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such Transfer. At the election of the Certificate Registrar, the Certificate Registrar may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, that such Persons shall in no event be excused from furnishing such information.

(iv)          The Class R Certificates may only be issued as Definitive Certificates, and transferred to and owned by QIBs.

Section 5.4       Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it harmless, then, in the absence of actual notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust Fund. In connection with the issuance of any new Certificate under this Section 5.4, the Certificate Registrar may require the payment of a sum sufficient to cover any expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.4 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.5       Persons Deemed Owners. The Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that to the extent that a party to this Agreement responsible for distributing any report, statement or other information required to be distributed to Certificateholders has been provided with an Investor Certification in the form of Exhibit J-1 from a Privileged Person (including a Beneficial Owner or prospective transferee), such party to this Agreement shall distribute such report, statement or other information to such Privileged Person.

Section 5.6       Access to List of Certificateholders’ Names and Addresses; Special Notices. The Certificate Registrar shall maintain in as current form as is reasonably practicable the most recent list available to it of the names and addresses of the Certificateholders. If any Certificateholder that has provided an Investor Certification in the form of Exhibit J-1 (a) requests in writing from the Certificate Registrar a list of the names and addresses of Certificateholders, (b) states that such Certificateholder desires to communicate with other Certificateholders with respect to its rights under this Agreement or under the Certificates and (c) provides a copy of the communication which such Certificateholder proposes to transmit, then the Certificate Registrar shall, within 10 Business Days after the receipt of such request, afford such Certificateholder access during normal business hours to a current list of the Certificateholders. Every Certificateholder, by receiving and holding a Certificate, agrees that the Certificate Registrar shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived. The Servicer, the Special Servicer, the Trustee and the Depositor shall be entitled to a list of the names and addresses of Certificateholders from time to time upon request therefor.

Upon the written request of any Certificateholder or Beneficial Owner that (a) has provided an Investor Certification in the form of Exhibit J-1, (b) states that such Certificateholder or Beneficial Owner desires the Certificate Administrator to transmit a notice to all Certificateholders or Beneficial Owner stating that such Certificateholder wishes to be contacted by other Certificateholders or Beneficial Owners, setting forth the relevant contact information and briefly stating the reason for the requested contact (a “Special Notice”) and (c) provides a copy of the Special Notice which such Certificateholder or Beneficial Owner proposes to transmit, the Certificate Administrator shall post such Special Notice to the Certificate Administrator’s Website pursuant to Section 8.14(b) and shall mail such Special Notice to all Certificateholders (other than any Certificateholder that is a Borrower Related Party, an Affiliate of a Borrower Related Party or the Manager or an agent of one or more of the foregoing) at their respective addresses appearing on the Certificate Register. The costs and expenses of the Certificate Administrator associated with delivering any such Special Notice shall be borne by the party requesting such Special Notice. Every Certificateholder and Beneficial Owner, by receiving and holding or beneficially owning a Certificate, agrees that neither the Certificate Administrator nor the Certificate Registrar shall be held accountable by reason of the disclosure of any such Special Notice to Certificateholders, regardless of the information set forth in such Special Notice.

Section 5.7       Maintenance of Office or Agency. The Certificate Registrar shall maintain or cause to be maintained an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Certificate Registrar initially designates its office at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services BAMLL 2016-ISQR, as its office for such purposes. The Certificate Registrar shall give prompt written notice to the Certificateholders and the Borrower of any change in the location of the Certificate Register or any such office or agency.

ARTICLE VI

THE DEPOSITOR, THE SERVICER AND THE SPECIAL SERVICER

Section 6.1       Respective Liabilities of the Depositor, the Servicer and the Special Servicer. The Depositor, the Servicer and the Special Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

Section 6.2       Merger or Consolidation of the Servicer or the Special Servicer. Each of the Servicer and the Special Servicer shall keep in full effect its existence and rights as an entity under the laws of the jurisdiction of its organization, and shall be in compliance with the laws of all jurisdictions to the extent necessary to perform its duties under this Agreement.

Any Person into which the Servicer or the Special Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Servicer or the Special Servicer, as applicable, shall be the successor of the Servicer or the Special Servicer, as the case may be, hereunder, and shall be deemed to have assumed all of the liabilities and obligations of such Servicer or Special Servicer, as applicable, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such successor or surviving Person would not cause the then current rating on any of the Certificates to be qualified, downgraded or withdrawn by either of the Rating Agencies, as evidenced by a Rating Agency Confirmation delivered to the Trustee and the Certificate Administrator.

Section 6.3       Limitation on Liability of the Depositor, the Servicer, the Special Servicer and Others. (a)  None of the Depositor, the Servicer, the Special Servicer or any of their respective directors, officers, members, managers, partners, employees, Affiliates or agents shall be under any liability to the Trust, the Companion Loan Holders or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, actions taken or not taken at the direction of Certificateholders or the Companion Loan Holders in accordance with this Agreement or the Co-Lender Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer, the Special Servicer or any such other person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties hereunder or by reason of negligent disregard of its obligations and its duties hereunder or for any liability pursuant to Section 6.6 of this Agreement. The Depositor, the Servicer, the Special Servicer and any of their respective directors, officers, employees, members, managers, partners, Affiliates or agents may reasonably rely on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer, the Special Servicer and any of their respective directors, officers, members, managers, partners, employees, agents, Affiliates or other “controlling persons” within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (“Controlling Persons”), shall be indemnified by the Trust (in accordance with the procedures set forth in Section 3.4(c)) and held harmless against any loss, liability, claim, demand or expense incurred in connection with any legal action or other claims, costs, expenses, losses, penalties, fines, foreclosures, judgments or liabilities relating to this Agreement, the Co-Lender Agreement, the Mortgage Loan, the Property, or the Certificates other than any loss, liability, claim, demand or expense (i) incurred by reason of willful misconduct, bad faith or negligence by it in the performance of its duties hereunder, (ii) with respect to any such party, resulting from the breach by such party of any of its representations or warranties contained herein, (iii) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms hereof or (iv) which constitutes an Advance that is otherwise reimbursable hereunder. None of the Depositor, the Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Servicer or the Special Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable in accordance with Accepted Servicing Practices in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Depositor, the Servicer and the Special Servicer shall be entitled to be reimbursed therefor pursuant to Section 3.4(c) from funds on deposit in the Collection Account.

(b)           The Depositor shall not be obligated to monitor or supervise the performance of the Servicer, the Special Servicer, the Certificate Administrator or the Trustee under this Agreement. The Depositor may, but shall not be obligated to, enforce the obligations of the Servicer and the Special Servicer (if the Trustee fails to do so), the Certificate Administrator and the Trustee under this Agreement. In addition, in no event shall the Depositor be obligated to cause any party to perform or comply with the obligations to remit the CREFC® Licensing Fee to CREFC® (as described in Section 3.4(c)), to report any such CREFC® Licensing Fee so paid (as described in Section 4.4(a)) or to make available any Distribution Date Statement to any person (including, without limitation, CREFC®) (as described in Section 3.21)

Section 6.4       Servicer and Special Servicer Not to Resign; Replacement of Servicer or Special Servicer. (a)  Each of the Servicer and the Special Servicer may resign and assign its rights and delegate its duties and obligations under this Agreement to any Person or to an entity, provided that:

(i)            the Person accepting such assignment and delegation (A) shall be an established mortgage finance institution, bank or mortgage servicing institution having a net worth of not less than $25,000,000, organized and doing business under the laws of the United States or of any state of the United States or the District of Columbia, authorized under such laws to perform the duties of the Servicer or the Special Servicer, as the case may be, of the Mortgage Loan, (B) shall execute and deliver to the Trustee and the Certificate Administrator an agreement satisfactory to the Trustee and the Certificate Administrator, which contains an assumption by such Person of the performance and observance of each covenant and condition to be performed or observed by the Servicer or the Special Servicer, as the case may be, under this Agreement from and after the date of such agreement; provided, however that to the extent such agreement modifies in any respect any of the covenants, terms or conditions in this Agreement to be performed by the Servicer or the Special Servicer, as the case may be, such agreement shall be subject to the approval of the Certificate Administrator acting at the direction of Holders of Sequential Pay Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of any Trust Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates, (C) shall make such representations and warranties of the Servicer or the Special Servicer, as the case may be, as provided in Section 2.4; (D)(x) during any Subordinate Control Period, with respect to the Servicer is reasonably acceptable to the Controlling Class Representative or, with respect to the Special Servicer, has been appointed by the Controlling Class Representative, (y) during any Subordinate Consultation Period, is reasonably acceptable to the Controlling Class Representative, the Depositor and the Trustee, and (z) during any Subordinate Consultation Termination Period, is reasonably acceptable to the Depositor and the Trustee; and (E) in the case of the Special Servicer, shall satisfy any representations applicable thereto set forth in the Co-Lender Agreement.

(ii)           Rating Agency Confirmation has been received with respect to the assignee or appointee of the Servicer or the Special Servicer, as applicable;

(iii)          the Servicer or the Special Servicer, as the case may be, shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 6.4(a);

(iv)          the rate at which any servicing compensation (or any component thereof) is calculated shall not exceed the rate specified herein; and

(v)           the Servicer or the Special Servicer, as the case may be, shall reimburse the Trustee and the Certificate Administrator, the Trust, and the Rating Agencies for any reasonable expenses of such resignation, assignment, sale or transfer.

Upon satisfaction of the foregoing requirements and acceptance of such assignment, such Person shall be the successor Servicer or the Special Servicer, as the case may be, hereunder.

(b)           Subject to the provisions of Sections 6.2 and 6.4(a), neither the Servicer nor the Special Servicer shall resign from its obligations and duties hereby imposed on it, except upon determination that performance of its duties hereunder is no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Servicer or the Special Servicer, as the case may be, shall be evidenced by an Opinion of Counsel delivered to the Trustee, the Certificate Administrator, the Companion Loan Holders, the Depositor and, during any Subordinate Control Period and any Subordinate Consultation Period, the Controlling Class Representative. No resignation by the Servicer or the Special Servicer, as applicable, under this Agreement shall become effective until a successor Servicer or the Special Servicer, as applicable, shall have assumed the responsibilities and obligations of the Servicer or the Special Servicer, as applicable, under this Agreement in accordance with Section 7.2 and, in the case of the Special Servicer, the Co-Lender Agreement. In connection with any such resignation, the successor special servicer shall either: (i) during any Subordinate Control Period, be appointed by the Controlling Class Representative in accordance with Section 7.1(d); or (ii) during any

Subordinate Consultation Period or any Subordinate Consultation Termination Period, be appointed by the Trustee and, during any Subordinate Consultation Period, be reasonably acceptable to the Controlling Class Representative, and otherwise satisfy the requirements for a successor special servicer set forth in Section 6.4(a)(i); provided, however, that in no event shall the Trustee have any liability or incur any expense in connection with its appointment or approval of a successor special servicer; and provided, further, that in either case a Rating Agency Confirmation from each Rating Agency shall have been obtained, and, in the case of the Special Servicer, any such successor shall satisfy any representations applicable thereto in the Co-Lender Agreement. Notwithstanding the first sentence of this Section 6.4(b), each of the Servicer and the Special Servicer may assign its duties and obligations under this Agreement under certain limited circumstances as described herein.

Section 6.5       Access to Loan Information. The Servicer and the Special Servicer shall afford the Depositor, upon reasonable notice, during normal business hours access to all non-confidential, non-proprietary records, including those in electronic form, documentation, records or any other information regarding the Mortgage Loan that are in its possession or control hereunder and access to its officers responsible therefor. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer or the Special Servicer and is not obligated to supervise the performance of the Servicer and the Special Servicer under this Agreement or otherwise.

Section 6.6       Indemnification by the Servicer, the Special Servicer and the Depositor. (a)  Each of the Servicer, the Special Servicer and the Depositor, severally and not jointly, shall indemnify and hold harmless the Trust from and against any claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments and other costs and expenses incurred by the Trust that arise out of or are based upon (i) a breach of any material representation or warranty by the Servicer, the Special Servicer or the Depositor, as applicable, or any breach by the Servicer, the Special Servicer or the Depositor, as the case may be, of its obligations to the Trust or the Certificateholders under this Agreement (other than delays or failures in performance resulting from acts beyond its control, including but not limited to acts of God, strikes, lockouts, riots and acts of war) or (ii) negligence, bad faith, fraud or willful misconduct on the part of the Servicer, the Special Servicer or the Depositor, as the case may be, in the performance of such obligations or its negligent disregard of its obligations and duties under this Agreement.

For so long as Wells Fargo Bank, National Association is serving as Servicer hereunder, any knowledge by the Servicer in one capacity hereunder will not be deemed to impute knowledge unto the Servicer in any of its other capacities hereunder, other than where the role is performed by the same group or division within Wells Fargo Bank, National Association or otherwise share the same Servicing Officers, and any knowledge by an affiliate of Wells Fargo Bank, National Association shall not be imputed to Wells Fargo Bank, National Association in any of its respective capacities hereunder and vice versa.

(b)           Each of the Servicer, the Special Servicer and the Depositor, severally and not jointly, shall indemnify and hold harmless the Certificate Administrator (in each of its capacities hereunder), the Trustee, the Companion Loan Holders, and their respective Affiliates, directors, officers, employees and agents (each, for purposes of this Section 6.6(b) only, an

“Indemnified Party”) from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement that arise out of or are based upon the Servicer’s, the Special Servicer’s or the Depositor’s, as the case may be, willful misconduct, bad faith, fraud or negligence in the performance of its obligations and duties hereunder or by reason of negligent disregard of its obligations and duties hereunder.

ARTICLE VII

SERVICER TERMINATION EVENTS; TERMINATION OF SPECIAL SERVICER WITHOUT CAUSE

Section 7.1       Servicer Termination Events; Special Servicer Termination Events. (a)  ”Servicer Termination Event,” or “Special Servicer Termination Event” wherever used herein with respect to the Servicer or the Special Servicer, as the case may be, means any one of the following events whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)            any failure by the Servicer or the Special Servicer, as applicable, to remit any payment required to be made or remitted by it (other than Advances described under clause (ii) below) when required to be remitted under the terms of this Agreement by 11:00 a.m., New York time, on the first Business Day following the date on which such remittance was required to be made;

(ii)           any failure of the Servicer to (a) make any Monthly Payment Advance or Administrative Advance required to be made pursuant to this Agreement on or prior to the applicable Remittance Date which is not cured by 11:00 a.m., New York time, on the related Distribution Date or (b) make any Property Protection Advance required to be made pursuant to this Agreement when the same is due and such failure continues unremedied for ten (10) Business Days (or such shorter period (not less than one (1) Business Day) as would prevent a lapse in insurance or a delinquent payment of real estate taxes or leasehold rents) following the date on which the Servicer receives notice thereof or should have had notice thereof if it had been acting in accordance with Accepted Servicing Practices;

(iii)          any failure by the Servicer or the Special Servicer, as applicable, to observe or perform in any material respect any other of its covenants or agreements or the material breach of its representations or warranties under this Agreement, which failure shall continue unremedied for a period of thirty (30) days after the date on which written notice of such failure shall have been given to the Servicer or the Special Servicer, as applicable, by any other party hereto or to the Servicer or the Special Servicer, as applicable, and the Trustee by the holders of Sequential Pay Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Sequential Pay Certificates or, in the case of the Special Servicer, with respect to any Companion Loan if affected by such breach, by the related Companion Loan Holder; provided, however, that, with respect to any such failure that is not curable within such thirty (30)-day period, the

Servicer or the Special Servicer, as applicable, will have an additional cure period of thirty (30) days to effect such cure so long as the Servicer or the Special Servicer, as applicable, has commenced to cure such failure within the initial thirty (30)-day period and has provided the Trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to diligently pursue, such cure;

(iv)          a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or the Special Servicer, as applicable, and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; provided, however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such sixty (60)-day period, the Servicer or the Special Servicer, as appropriate, will have an additional period of thirty (30) days to effect such discharge, dismissal or stay so long as it has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial sixty (60)-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

(v)           the Servicer or the Special Servicer, as applicable, shall consent to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Servicer or the Special Servicer or of or relating to all or substantially all of its property;

(vi)          the Servicer or the Special Servicer, as applicable, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(vii)         either (a) the Servicer or the Special Servicer, as the case may be, has failed to maintain a ranking by Morningstar equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable, and such ranking is not reinstated within sixty (60) days of such event (if the Servicer or Special Servicer has or had a Morningstar ranking on or after the Closing Date) or (b) if the Servicer or Special Servicer, as the case may be, has not been ranked by Morningstar on or after the Closing Date, Morningstar has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or (ii) within the prior twelve (12) months, placed one or more Classes of Certificates on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), has publicly cited servicing concerns with the Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar within sixty (60) days of such event);

(viii)      the Servicer or the Special Servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within sixty (60) days;

(ix)        a Companion Loan Rating Agency has (a) qualified, downgraded or withdrawn its rating or ratings of one or more classes of Companion Loan Securities, or (b) placed one or more classes of Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (a) or (b), citing servicing concerns with the Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Companion Loan Rating Agency within sixty (60) days of such event); and

(x)         so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Servicer or Special Servicer, as applicable, or any primary servicer, Sub-Servicer or Servicing Function Participant (such entity, the “Sub-Servicing Entity”) retained by the Servicer or Special Servicer, shall fail to deliver the items required to be delivered by this Agreement to enable such Other Securitization Trust to comply with its reporting obligations under the Exchange Act within the time set forth for such delivery in Article 12, including applicable grace periods, comply with Article 12 (any Sub-Servicing Entity that defaults in accordance with this Section 7.1(a)(x) shall be terminated at the direction of the Depositor).

(b)         Upon the occurrence of any Servicer Termination Event or Special Servicer Termination Event, (A) upon knowledge by a Responsible Officer of the Trustee, the Trustee shall promptly notify the Certificate Administrator of such Servicer Termination Event or Special Servicer Termination Event, and (B) upon receipt of such notice referred to in clause (A) above or upon the knowledge of a Responsible Officer of the Certificate Administrator, the Certificate Administrator shall (i) post a notice of such Servicer Termination Event or Special Servicer Termination Event on the Certificate Administrator’s Website pursuant to Section 8.14(b), (ii) promptly provide such notice to the 17g-5 Information Provider who shall post written notice thereof to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b) and (iii) provide notice to the Certificateholders by mail, to the addresses set forth on the Certificate Register, and to the Companion Loan Holders of such Servicer Termination Event or Special Servicer Termination Event, unless it shall have been cured or waived. For avoidance of doubt, (i) the occurrence of a Servicer Termination Event with respect to the Servicer shall not cause there to have occurred a Special Servicer Termination Event with respect to the Special Servicer unless the relevant event also constitutes a Special Servicer Termination Event and (ii) the occurrence of a Special Servicer Termination Event with respect to the Special Servicer shall not cause there to have occurred a Servicer Termination Event with respect to the Servicer unless the relevant event also constitutes a Servicer Termination Event.

(c)         If a Servicer Termination Event or Special Servicer Termination Event shall occur then, and in each and every such case, so long as such Servicer Termination Event or Special Servicer Termination Event shall not have been remedied, either (i) the Trustee may, or (ii) upon the written direction of Holders of Certificates having at least 25% of the Voting Rights

(taking into account the application of the Trust Appraisal Reduction Amount to notionally reduce the Certificate Balances of the Certificates) of the Certificates, the Trustee shall, terminate all of the rights and obligations of the Servicer or the Special Servicer, as applicable, under this Agreement, other than rights and obligations accrued prior to such termination (including the right to receive all amounts accrued and owing to the Servicer or the Special Servicer under this Agreement with respect to periods prior to the date of such termination and the right to indemnification under this Agreement), and in and to the Mortgage Loan and the proceeds thereof by notice in writing to the Servicer or the Special Servicer, as applicable; provided that, notwithstanding anything to the contrary, if a Servicer Termination Event or Special Servicer Termination Event, as applicable, under clauses (i), (ii), (iii), (ix) and/or (x) of Section 7.1(a) only has an adverse effect on any Companion Loan, the related Companion Loan Holder or a rating on any Companion Loan Securities, but has no adverse effect on the Trust Loan, the Certificateholders or a rating on any of the Certificates, then (1) the Servicer or the Special Servicer, as applicable, shall not be terminated by the Trustee pursuant to clause (i) above of this sentence or upon the written direction of the Holders of Certificates pursuant to clause (ii) above of this sentence, and (2)(A) with respect to a Special Servicer Termination Event, the holder of any Companion Loan will be able to require termination of the Special Servicer (subject to the right of the Controlling Class Representative to appoint a successor Special Servicer so long as no Control Termination Event is continuing) to the extent provided under the Co-Lender Agreement and (B) with respect to a Servicer Termination Event, if the Servicer is not otherwise terminated, then the Servicer may not be terminated by or at the direction of the holder of any Companion Loan, but upon the written direction of the holder of such Companion Loan, the Servicer shall be required to appoint a sub-servicer that will be responsible for servicing the Mortgage Loan. Upon any termination of the Servicer or the Special Servicer, as applicable, and appointment of a successor to the Servicer or the Special Servicer, as applicable, the Trustee shall promptly notify the Certificate Administrator of such termination or appointment, and the Certificate Administrator shall, as soon as possible, post such written notice thereof on the Certificate Administrator’s Website and provide the same to the 17g-5 Information Provider who shall post written notice thereof to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b), and thereafter, give written notice of such termination to the Depositor, the Companion Loan Holders and the Certificateholders. Notwithstanding anything herein to the contrary, the Depositor shall have the right, but not the obligation, to notify the Trustee of any Servicer Termination Event or Special Servicer Termination Event of which the Depositor becomes aware. During any Subordinate Control Period, the Controlling Class Representative shall have the right to select the successor Special Servicer following any Special Servicer Termination Event.

(d)         During any Subordinate Control Period, the Controlling Class Representative shall have the right to direct the Trustee to terminate the Special Servicer (subject to such terminated Special Servicer’s rights to indemnification, payment of outstanding fees, and other rights set forth in this Agreement which survive termination), upon at least three Business Days’ prior notice, with or without cause, and the Controlling Class Representative shall have the right to, and shall, appoint a successor Special Servicer in accordance with this Agreement and the Co-Lender Agreement who shall execute and deliver to the other parties hereto an agreement, in form and substance reasonably satisfactory to the Trustee, whereby the successor Special Servicer agrees to assume and perform punctually the duties of the Special Servicer specified in this Agreement; provided that the Controlling Class Representative shall have obtained a Rating Agency Confirmation from each Rating Agency as to the proposed successor Special Servicer prior to the termination of the existing Special Servicer and delivered it to the Trustee. The Special Servicer shall not be terminated pursuant to this paragraph until a successor Special Servicer shall have been appointed in accordance with this Agreement and the Co-Lender Agreement. The Controlling Class Representative shall pay any costs and expenses incurred by the Trust and the Trustee in connection with the removal and appointment of a Special Servicer pursuant to this paragraph (unless such removal is based on any of the events or circumstances set forth in Section 7.1(a)). Notwithstanding anything to the contrary in this Agreement, no successor Special Servicer appointed by the Controlling Class Representative pursuant to Section 6.4, Section 7.1(c) or this Section 7.1(d) or otherwise pursuant to this Agreement shall be required to meet any net worth requirements. During any Subordinate Consultation Period and any Subordinate Consultation Termination Period, upon (i) the written direction of holders of Sequential Pay Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Trust Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of the Sequential Pay Certificates requesting a vote to replace the Special Servicer with a new special servicer meeting any requirements in the Co-Lender Agreement designated in such written direction, (ii) payment by such holders to the Trustee and the Certificate Administrator of the reasonable fees and expenses to be incurred by the Trustee and the Certificate Administrator, respectively, in connection with administering such vote, and (iii) delivery by such holders to the Trustee and the Certificate Administrator of Rating Agency Confirmation with respect to the appointment of such new special servicer (which Rating Agency Confirmation shall be obtained at the expense of such holders), the Certificate Administrator shall promptly post written notice of the same to the Certificate Administrator’s Website pursuant to Section 8.14(b), provide written notice to all Certificateholders of such request by mail, and shall conduct the solicitation of votes of all Certificates in such regard. Upon the written direction of holders of Sequential Pay Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of any Trust Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates, the Trustee shall terminate all of the rights and obligations of the Special Servicer under this Agreement, other than rights and obligations accrued prior to such termination (including the right to receive all amounts accrued and owing to the Special Servicer under this Agreement with respect to periods prior to the date of such termination and the right to indemnification under this Agreement), and appoint the successor Special Servicer designated by such Certificateholders; provided that if such written direction is not provided within 180 days of the Certificate Administrator’s posting of the notice of request for a vote to terminate and replace the Special Servicer, then such written direction shall have no force and effect. The Certificate Administrator shall include on each Distribution Date Statement a statement that each Certificateholder may access such notices on the Certificate Administrator’s Website and that each Certificateholder may register to receive e-mail notifications when such notices are posted thereon.

(e)         In the event that the Servicer or the Special Servicer is terminated pursuant to this Section 7.1, the Trustee (the “Terminating Party”) shall, by notice in writing to the Servicer or the Special Servicer, as the case may be (the “Terminated Party”) (with a copy to the Borrower), terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loan and the proceeds thereof, other than any rights the Terminated Party may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement with respect to periods prior to the date of such termination and the right to the benefits of Section 6.3 notwithstanding any such termination). On or after the receipt by the Terminated Party of such written notice, subject to the foregoing, all of its authority and power under this Agreement, whether with respect to the Certificates (except that the Terminated Party shall retain its rights as a Certificateholder in the event and to the extent that it is a Certificateholder) or the Trust Loan or otherwise, shall pass to and be vested in the Terminating Party pursuant to and under this Section (absent the appointment of a successor, and such successor’s assumption of obligations hereunder, including, without limitation, by the Controlling Class Representative during any Subordinate Control Period) and, without limitation, the Terminating Party is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Terminated Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Trust Loan and related documents, or otherwise. The Servicer and the Special Servicer, as applicable, each agrees that, in the event it is terminated pursuant to this Section 7.1, or resigns under Section 6.4(b), to promptly (and in any event no later than ten (10) Business Days subsequent to such notice) provide, at its own expense, the Terminating Party (which term shall include for the purposes of the remainder of this Section 7.1(e), the Trustee (or a successor Servicer or Special Servicer) in connection with a resignation of the Servicer or the Special Servicer under Section 6.4(b)) with all documents and records requested by the Terminating Party to enable the Terminating Party to assume its functions hereunder, and to cooperate with the Terminating Party and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Servicer or Special Servicer, as applicable, or the Terminating Party, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Terminated Party (which term shall include, for the purposes of the remainder of this Section 7.1(e), the resigning party in connection with a resignation of the Servicer or the Special Servicer under Section 6.4(b)) to the Collection Account, any REO Account or shall thereafter be received with respect to the Mortgage Loan, and shall promptly provide the Terminating Party or such successor Servicer or Special Servicer, as applicable (which may include the Trustee), as applicable, all documents and records reasonably requested by it, such documents and records to be provided in such form as the Terminating Party or such successor Servicer or the Special Servicer, as applicable, shall reasonably request (including electronic form), to enable it to assume the function of the Servicer or the Special Servicer, as applicable, hereunder. All reasonable costs and expenses of the Terminating Party or the successor Servicer or Special Servicer, as applicable, incurred in connection with transferring the Loan File to the Terminating Party or to the successor Servicer or Special Servicer, as applicable, and amending this Agreement to reflect such succession pursuant to this Section 7.1 shall be paid by the Terminated Party upon presentation of reasonable documentation of such costs and expenses. If the Terminated Party has not reimbursed the Terminating Party or such successor Servicer or Special Servicer, as applicable, for such expenses within ninety (90) days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust pursuant to Section 3.4(c); provided that the Terminated Party shall not thereby be relieved of its liability for such expenses. Notwithstanding the foregoing, in the event that the Special Servicer is terminated without cause pursuant to

Section 7.1(d), all costs and expenses incurred or payable by the terminated Special Servicer under this Section 7.1 shall be paid by the Holders requesting such termination. Notwithstanding anything herein to the contrary, the Depositor shall have the right, but not the obligation, to notify the Trustee and the Certificate Administrator of any Servicer Termination Event or Special Servicer Termination Event of which the Depositor becomes aware. In no event shall the Trustee or the Certificate Administrator be deemed to have knowledge of or be aware of any Servicer Termination Event or Special Servicer Termination Event until a Responsible Officer of the Trustee or the Certificate Administrator, as the case may be, has received written notice thereof or has actual knowledge thereof.

Section 7.2     Trustee to Act; Appointment of Successor.     (a) On and after the time the Servicer or the Special Servicer, as the case may be, receives a notice of termination pursuant to Section 7.1, or resigns pursuant to Section 6.4(b), the Terminating Party (which term shall include, for the purposes of the remainder of this Section 7.2, the Trustee (or a successor Servicer or Special Servicer including a successor appointed under Section 6.4(a)) in connection with a resignation of the Servicer or the Special Servicer under Section 6.4(b)) shall, unless prohibited by law, be the successor to the Terminated Party (which term shall include, for the purposes of the remainder of this Section 7.2, the resigning party in connection with a resignation of the Servicer of the Special Servicer under Section 6.4(b)) in all respects under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Terminated Party by the terms and provisions hereof; provided, however, that (i) neither the Trustee nor the Terminating Party (or any successor Servicer or Special Servicer, as the case may be) shall have responsibilities, duties, liabilities or obligations with respect to any act or omission of the Terminated Party and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the Terminated Party’s failure to provide, or delay in providing, records, tapes, disks, information or monies or failure to cooperate as required by this Agreement shall not be considered a default by the Terminating Party or such successor hereunder. The Trustee, as successor Servicer, and any other successor Servicer or Special Servicer, as the case may be, shall be indemnified to the full extent provided to the Servicer or Special Servicer, as applicable, under this Agreement. The appointment of a successor Servicer or Special Servicer, as the case may be, shall not affect any liability of the Terminated Party that may have arisen prior to its termination as such. The Terminating Party shall not be liable for any of the representations and warranties of the Terminated Party herein or in any related document or agreement, for any acts or omissions of the Terminated Party or for any losses incurred in respect of any Permitted Investment by the Terminated Party nor shall the Terminating Party or any successor Servicer or Special Servicer be required to purchase the Mortgage Loan hereunder. None of the Trustee, the Terminating Party, the successor Servicer or the Special Servicer shall have any responsibility nor shall any of them be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the Trustee, the Terminating Party, successor Servicer or successor Special Servicer acting in accordance with information prepared or supplied by any other Person or the failure of any such Person to prepare or provide such information. None of the Trustee, the Terminating Party, the successor Servicer or the successor Special Servicer shall have any responsibility, shall be in default or shall incur any liability (i) for any failure to act by any third party, including the predecessor Servicer, the predecessor Special Servicer, the current Servicer or Special Servicer (if the successor is not succeeding to such capacities), the Depositor or the Trustee or for any inaccuracy or omission in a notice or communication received by the successor from any third party or (ii) which is due to or results from the invalidity, unenforceability of the Mortgage Loan, Loan Agreement or any other agreement under applicable law; provided that nothing herein shall in any way diminish the duty of the Terminated Party to perform its obligations under Section 7.1(e). As compensation therefor, the Terminating Party as successor Servicer or Special Servicer, as the case may be, shall be entitled to all compensation with respect to the Mortgage Loan to which the Terminated Party would have been entitled that accrues after the date of the Terminating Party’s succession to which the Terminated Party would have been entitled if it had continued to act hereunder and, in the case of a successor Special Servicer, the Special Servicing Fee. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or if the Holders of Certificates having greater than 25% of the aggregate Voting Rights (taking into account the application of the Trust Appraisal Reduction Amount to notionally reduce the Certificate Balances of the Certificates) of all then outstanding Certificates so request in writing to the Trustee, or the Trustee is not approved by the Rating Agencies as a Servicer or Special Servicer, as the case may be, as evidenced by a Rating Agency Confirmation or if a Rating Agency Confirmation is not obtained, promptly appoint, or petition a court of competent jurisdiction to appoint, any established loan servicing institution reasonably satisfactory to the Trustee the appointment for which a Rating Agency Confirmation is obtained, as the successor to the Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or the Special Servicer, as applicable, hereunder. No appointment of a successor to a Terminated Party hereunder shall be effective until the assumption by such successor of all the Terminated Party’s responsibilities, duties and liabilities hereunder. Pending appointment of a successor to a Terminated Party hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in the applicable capacity as herein above provided. Any appointment or succession by the Trustee to the rights and obligations of the Special Servicer hereunder shall be subject to the Controlling Class Representative’s right to replace the Special Servicer during any Subordinate Control Period. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loan as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Terminated Party hereunder, except that if no successor to the Terminated Party can be obtained to perform the obligations of such Terminated Party hereunder, additional amounts shall be paid to such successor and such amounts in excess of that permitted the Terminated Party shall be paid pursuant to Section 3.4(c). The Depositor, the Trustee, the Certificate Administrator, the Servicer (as applicable), the Special Servicer (as applicable) and such successor shall take such action, consistent with this Agreement and the Co-Lender Agreement, as shall be necessary to effectuate any such succession.

(b)         Notwithstanding Section 7.1(b) of this Agreement, if a Servicer receives a notice of termination solely due to a Servicer Termination Event or Special Servicer Termination Event, as applicable, under Section 7.1(a)(vii) or Section 7.1(a)(viii), and the terminated Servicer provides the Trustee with the appropriate “request for proposal” materials within five (5) Business Days after such termination, then such Servicer shall continue to serve as Servicer, if requested to do so by the Trustee, and the Trustee shall promptly thereafter (using such “request for proposal” materials provided by the terminated Servicer) solicit good faith bids for the rights to master service the Mortgage Loan from at least three (3) Persons qualified to act as successor servicer hereunder in accordance with Section 6.2 and Section 7.2 for which the Trustee has received Rating Agency Confirmation (any such Person so qualified, a “Qualified Bidder”) or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided, however, that (i) at the Trustee’s request, the terminated Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and (ii) the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the Mortgage Loan under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Servicer with respect to the Mortgage Loan, and to agree to be bound by the terms hereof, within forty-five (45) days after the receipt by the terminated Servicer of a notice of termination. The Trustee shall solicit bids (i) on the basis of such successor servicer entering into a sub-servicing agreement with the terminated Servicer to service the Mortgage Loan at a sub-servicing fee rate per annum equal to the Retained Fee Rate (each, a “Servicing-Retained Bid”) and (ii) on the basis of having no obligation to enter into a sub-servicing agreement with the terminated Servicer (each, a “Servicing-Released Bid”). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the “Successful Bidder”) to act as successor servicer hereunder. The Successful Bidder shall enter into this Agreement as successor servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a sub-servicing agreement with the terminated Servicer as contemplated above), no later than forty-five (45) days after the termination of the terminated Servicer. Upon the assignment and acceptance of the servicing rights hereunder to and by the Successful Bidder, and upon the payment of the proceeds by the successful bidder to the Certificate Administrator, the Certificate Administrator shall remit or cause to be remitted to the terminated Servicer the amount of such cash bid received from the Successful Bidder (net of “out of pocket” expenses incurred in connection with obtaining such bid and transferring servicing).

(c)         In order to induce a party other than itself or one of its Affiliates to submit a Servicing-Retained Bid, the Trustee may reduce the Retained Fee Rate to the extent reasonably necessary to appoint a successor other than itself or an Affiliate.

Section 7.3     Notification to Certificateholders, the Depositor and the Rating Agencies.

(a)         Upon any termination of the Servicer or the Special Servicer, as the case may be, pursuant to Section 7.1 or appointment of a successor to the Servicer or the Special Servicer, as the case may be, the Certificate Administrator shall, as soon as practicable, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, the Companion Loan Holders, the Depositor and the Rating Agencies.

(b)         Within thirty days after the occurrence of any Servicer Termination Event or Special Servicer Termination Event of which a Responsible Officer of the Certificate Administrator has actual knowledge, the Certificate Administrator shall transmit by mail to all Holders of Certificates and to the Depositor and to the 17g-5 Information Provider (who shall post such notice on the 17g-5 Information Provider Website) (in electronic form reasonably acceptable to the 17g-5 Information Provider) notice of such Servicer Termination Event or

Special Servicer Termination Event, as the case may be, unless the Certificate Administrator shall have received notice that such Servicer Termination Event or Special Servicer Termination Event shall have been cured or waived.

Section 7.4     Other Remedies of Trustee.     During the continuance of any Servicer Termination Event or Special Servicer Termination Event, as the case may be, or so long as such Servicer Termination Event or Special Servicer Termination Event shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.1, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders and the Companion Loan Holders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the Trustee shall be entitled to be reimbursed therefor pursuant to Section 3.4(c) from the Collection Account. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Termination Event or Special Servicer Termination Event.

Section 7.5     Waiver of Past Servicer Termination Events and Special Servicer Termination Events.     The Holders of Certificates evidencing not less than 66 2/3% of the aggregate Voting Rights of all then outstanding Certificates may, on behalf of all Certificateholders and upon adequate indemnification of the Trustee by the requesting Holders of Certificates, waive any default by the Servicer or the Special Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits (including Monthly Payment Advances) to or payments from the Collection Account, the Distribution Account or any REO Account or in remitting payments as received, in each case in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and the related Servicer Termination Event or Special Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right related thereto.

Section 7.6     Trustee as Maker of Advances.     In the event that the Servicer fails to fulfill its obligations hereunder to make any Advances, the Trustee shall, subject to the provisions of Section 3.23 of this Agreement, perform such obligations (a) within five (5) Business Days (or such shorter period (but not less than one (1) Business Day) as may be required, if applicable, to avoid any lapse in insurance coverage required under the Loan Documents or this Agreement with respect to the Property or to avoid any foreclosure or similar action with respect to the Property by reason of failure to pay real estate taxes, assessments, leasehold rents or governmental charges) of a Responsible Officer of the Trustee obtaining knowledge of such failure by the Servicer or the Special Servicer with respect to any Advances (other than any Monthly Payment Advances) and (b) by 12:00 p.m. New York time on the related Distribution Date with respect to Monthly Payment Advances. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Servicer’s rights with respect to Advances hereunder, including, without limitation, the rights of reimbursement and interest on each Advance at the Advance Rate, and rights to determine that a proposed Advance is a Nonrecoverable Advance (without regard to any impairment of any such rights of reimbursement caused by such Servicer’s default in its obligations hereunder and further subject to the Trustee’s standard of good faith judgment); provided, however, that if Advances made by the Trustee and the Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee (in that order) until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Servicer, for such Advances and interest accrued thereon. The Trustee shall be entitled to conclusively rely on any notice given by the Servicer and/or the Special Servicer, as applicable, with respect to a Nonrecoverable Advance hereunder. The Trustee shall notify the master servicer and trustee with respect to each Other Securitization Trust of the amount of any Monthly Payment Advance made by it pursuant to this Section 7.6 within two (2) Business Days of making such advance.

ARTICLE VIII

THE TRUSTEE AND THE CERTIFICATE ADMINISTRATOR

Section 8.1     Duties of the Trustee and the Certificate Administrator.    (a) The Trustee, prior to the occurrence of a Servicer Termination Event or Special Servicer Termination Event, as the case may be, and after the curing or waiver of any Servicer Termination Event or Special Servicer Termination Event that may have occurred, undertakes with respect to the Trust Fund to perform such duties and only such duties as are specifically set forth in this Agreement. Neither the Servicer nor the Special Servicer shall be obligated to monitor or supervise the performance by the Trustee or the Certificate Administrator of its duties hereunder. In case a Servicer Termination Event or Special Servicer Termination Event has occurred (which has not been cured or waived), the Trustee, subject to the provisions of Sections 7.2 and 7.3, shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent institution would exercise or use under the circumstances in the conduct of such institution’s own affairs. Any permissive right of the Trustee set forth in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than the negligence, bad faith, fraud or willful misconduct on the part of the Trustee in the exercise of such right. The Certificate Administrator undertakes to perform at all times such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Certificate Administrator shall be construed as a duty and the Certificate Administrator shall not be answerable for other than the negligence, bad faith, fraud or willful misconduct on the part of the Certificate Administrator in the exercise of such right. The Trustee (or the Servicer or the Special Servicer on its behalf) shall have the power to exercise all the rights of a holder of the Mortgage Loan on behalf of the Certificateholders and the Companion Loan Holders (or, if any Companion Loan Holder is an Other Securitization Trust, the related Other Depositor and any other party to any Other Pooling and Servicing Agreement) subject to the terms of the Loan Documents and the Co-Lender Agreement; provided, however, that the lender’s obligations under the Loan Documents shall be exercised by the Servicer or the Special Servicer, as the case may be, pursuant to this Agreement.

(b)         Subject to Sections 8.2(a) and 8.3, each of the Trustee and the Certificate Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Certificate Administrator that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine, or cause to be examined, such instruments to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein. If any such instrument is found on its face not to conform to the requirements of this Agreement in a material manner, the Trustee or the Certificate Administrator, as applicable, may take such action as it deems appropriate to have the instrument corrected. Neither the Trustee nor the Certificate Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer, or the Special Servicer and accepted by it in good faith, pursuant to this Agreement.

(c)         Subject to Section 8.3, no provision of this Agreement shall be construed to relieve the Trustee or the Certificate Administrator, as applicable, from liability for its own negligent action, its own negligent failure to act, its failure to perform its obligations in compliance with this Agreement, its own willful misconduct or bad faith; provided, however, that:

(i)          no implied covenants or obligations shall be read into this Agreement against the Trustee or the Certificate Administrator, as applicable, and the Trustee or the Certificate Administrator, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to it (including those provided pursuant to Section 11.1) and conforming to the requirements of this Agreement which it reasonably believes in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii)         neither the Trustee nor the Certificate Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, unless it shall be proved that the Trustee or the Certificate Administrator or such Responsible Officer was negligent in ascertaining the pertinent facts;

(iii)        the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or at the direction of Holders of Certificates evidencing, in the aggregate, not less than 25% of the Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Agreement;

(iv)        neither the Trustee nor the Certificate Administrator shall be charged with knowledge of any failure by the Servicer or the Special Servicer to comply with any of their respective obligations referred to in Section 7.1 or any other act or circumstance upon the occurrence of which the Trustee or the Certificate Administrator, as applicable, may be required to take action unless a Responsible Officer of the Trustee or the Certificate Administrator, as applicable obtains actual knowledge of such failure, act or circumstance or the Trustee or the Certificate Administrator, as applicable, receives written notice of such failure from the Servicer, the Special Servicer, the Depositor, the Borrower or Holders of the Certificates evidencing, in the aggregate, not less than 25% of the Voting Rights of the Certificates;

(v)         subject to the other provisions of this Agreement and without limiting the generality of Sections 8.1 and 8.2, except as otherwise expressly provided herein, neither the Trustee (except in the capacity as a successor Servicer or successor Special Servicer) nor the Certificate Administrator shall have any duty (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing thereof, (B) to see to any insurance, and (C) to confirm or verify the contents of any reports or certificates of the Servicer or the Special Servicer delivered to it pursuant to this Agreement reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(vi)        for all purposes under this Agreement, neither the Trustee nor the Certificate Administrator shall be required to take any action with respect to, or be deemed to have notice or knowledge of any Mortgage Loan Event of Default, Servicer Termination Event, Special Servicer Termination Event or any act, failure or breach or of any Person upon the occurrence of which the Trustee or the Certificate Administrator may be required to act unless a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, has actual knowledge thereof or shall have received written notice thereof. In the absence of receipt of such notice and such actual knowledge otherwise obtained, the Trustee or the Certificate Administrator, as applicable may conclusively assume that there is no Mortgage Loan Event of Default, Servicer Termination Event or Special Servicer Termination Event.

(d)         None of the provisions contained in this Agreement shall in any event require the Trustee or the Certificate Administrator to (i) expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder if there are reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, or (ii) perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or the Special Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer or the Special Servicer in accordance with the terms of this Agreement. The Authenticating Agent and the Certificate Registrar shall each have all of the rights, protections and indemnities provided to the Certificate Administrator hereunder.

Section 8.2     Certain Matters Affecting the Trustee and the Certificate Administrator.     (a) Except as otherwise provided in Section 8.1:

(i)          each of the Trustee and the Certificate Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, auditor’s certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)         each of the Trustee and the Certificate Administrator may consult with any nationally recognized counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

(iii)        neither the Trustee nor the Certificate Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Certificate Administrator, as applicable, security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities, including reasonable legal fees, which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of a Servicer Termination Event or Special Servicer Termination Event, as the case may be (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv)        neither the Trustee nor the Certificate Administrator shall be liable for any action reasonably taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)         prior to the occurrence of a Servicer Termination Event or Special Servicer Termination Event hereunder and after the curing or waiver of such Servicer Termination Event or Special Servicer Termination Event that may have occurred, neither the Trustee nor the Certificate Administrator shall be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein (except as specifically required by this Agreement) or to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing, in the aggregate, not less than 25% of the Voting Rights of the outstanding Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Certificate Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Certificate Administrator, as applicable, not reasonably assured to the Trustee or the Certificate Administrator, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Certificate Administrator, as applicable, may require indemnity satisfactory to it against such costs, expenses or liabilities as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Trust pursuant to Section 3.4(c) in the event that such investigation relates to a Servicer Termination Event or Special Servicer Termination Event, if such an event shall have occurred and is continuing, and otherwise by the Certificateholders requesting the investigation;

(vi)       each of the Trustee and the Certificate Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys selected by it with due care; provided that each of the Trustee and the Certificate Administrator shall remain obligated and liable for the performance of its obligations and duties hereunder without diminution of such obligation or liability by virtue of its use of agents or attorneys, and to the same extent and under the same terms and conditions as if it alone were performing such duties as required hereby;

(vii)      none of the Certificate Administrator, the Trustee, the Servicer or the Special Servicer shall be liable for the performance by any other such party hereto, or for the failure of any other such party hereto to perform, its obligations and duties hereunder unless the Certificate Administrator, the Trustee, the Servicer or the Special Servicer, as applicable, is also acting in that other capacity;

(viii)     neither the Trustee nor the Certificate Administrator shall be required to post any kind of bond or surety in connection with the execution and performance of its duties hereunder, and in no event shall the Trustee or the Certificate Administrator, as applicable, be liable for punitive, special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Certificate Administrator, as applicable, has been advised of the likelihood of such loss or damage;

(ix)        in no event shall the Trustee or the Certificate Administrator be liable for any failure or delay in the performance of its obligations hereunder due to force majeure or acts of God; provided that such failure or delay is not also a result of its own negligence, bad faith or willful misconduct; and

(x)         nothing herein shall require the Trustee or the Certificate Administrator to act in any manner that is contrary to applicable law.

Except as otherwise expressly set forth in this Agreement, Wells Fargo Bank, National Association acting in any particular capacity hereunder will not be deemed to be imputed with knowledge of (a) Wells Fargo Bank, National Association, acting in a capacity that is unrelated to the transactions contemplated by this Agreement, or (b) Wells Fargo Bank, National Association, acting in any other capacity hereunder, except, in the case of either clause (a) or clause (b), where some or all of the obligations performed in such capacities are performed by one or more employees within the same group or division of Wells Fargo Bank, National Association, or where the groups or divisions responsible for performing the obligations in such capacities have one or more of the same Responsible Officers, provided however, knowledge of employees performing special servicing functions shall not be imputed to employees performing master servicing functions and knowledge of employees performing master servicing functions shall not be imputed to employees performing special servicing functions.

(b)         Following the Closing Date, neither the Trustee nor the Certificate Administrator shall accept any contribution of assets to the Trust Fund not specifically contemplated by this Agreement.

(c)         All rights or actions under this Agreement or under any of the Certificates, enforceable by the Trustee may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

(d)         In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA Patriot Act of the United States (“Applicable Law”), the Trustee and the Certificate Administrator are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee or the Certificate Administrator. Accordingly, each of the parties agrees to provide to the Trustee or the Certificate Administrator, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and the Certificate Administrator to comply with Applicable Law.

Section 8.3     Neither the Trustee nor the Certificate Administrator is Liable for Certificates or the Mortgage Loan.     The recitals contained herein and in the Certificates (other than the signature and authentication of the Certificate Administrator on the Certificates) shall not be taken as the statements of the Trustee or the Certificate Administrator, and the Trustee and the Certificate Administrator assume no responsibility for their correctness. The Trustee and the Certificate Administrator make no representations as to the validity or sufficiency of this Agreement, the Certificates, the Trust Loan, the Companion Loans or the Mortgage Loan, or related documents except as expressly set forth herein. Neither the Trustee nor the Certificate Administrator shall be liable for any action or failure of any action by the Depositor, the Servicer or the Special Servicer hereunder. Neither the Trustee nor the Certificate Administrator shall be liable for any action or failure to take any action by the Trust Loan Seller under the Trust Loan Purchase Agreement, including, without limitation, in connection with any failure of the Trust Loan Seller to properly prepare each of the documents and/or instruments referred to in clauses (C), (D) and (J) of the definition of Loan File, and the Trustee shall not be required to take any action in connection with such action or failure of the Trust Loan Seller (except to the extent otherwise expressly required pursuant to this Agreement). Neither the Trustee nor the Certificate Administrator shall at any time have any responsibility or liability for or with respect to the legality, ownership, title, validity or enforceability of the Mortgage or Collateral Security Documents or the Mortgage Loan, or the perfection, sufficiency and priority of the Mortgage or Collateral Security Documents or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation, the existence, condition and ownership of the Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of the Trust Loan to the Trust; the performance or enforcement of the Trust Loan (other than with respect to the Servicer or the Special Servicer, if the Trustee shall assume the duties of the Servicer and/or the Special

Servicer, respectively, pursuant to Section 7.2 and then only to the extent of the obligations of the Servicer or the Special Servicer, as applicable, hereunder); the compliance by the Depositor, the Borrower, the Servicer and the Special Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation made under this Agreement or in any related document prior to the Trustee’s or the Certificate Administrator’s, as applicable, receipt of notice or other discovery of any noncompliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or the Special Servicer or any loss resulting therefrom (other than investments made with the Trustee or the Certificate Administrator in its commercial capacity); the failure of the Servicer, the Special Servicer or any Sub-Servicer to act or perform any duties required of it hereunder; or any action by the Trustee or the Certificate Administrator taken at the direction of the Servicer or the Special Servicer in accordance with this Agreement (other than, with respect to the Trustee, if the Trustee shall assume the duties of the Servicer or the Special Servicer, respectively); provided, however, that the foregoing shall not relieve the Trustee or the Certificate Administrator, as applicable, of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the Trustee’s or the Certificate Administrator’s, as applicable, negligent action, negligent failure to act, bad faith or willful misconduct (or such other standard of care as may be provided herein with respect to any particular matter), and except as provided in Section 8.12 or Section 12.4 of this Agreement (solely with respect to the Trust), no recourse shall be had for any claim based on any provisions of this Agreement, the Certificates, the Mortgage, the Property, the Collateral Security Documents or the Trust Loan or assignment thereof against the Trustee or the Certificate Administrator, as applicable, in its individual capacity, the Trustee or the Certificate Administrator, as applicable, shall not have any personal obligation, liability or duty whatsoever to any Certificateholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust Fund or any indemnitor who shall furnish indemnity as provided in this Agreement. Neither the Trustee nor the Certificate Administrator shall have any responsibility for filing any financing or continuation statements in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement (unless in the case of the Trustee, the Trustee shall have become the successor Servicer or Special Servicer). Neither the Trustee nor the Certificate Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates or for the use or application of any funds paid to the Servicer or the Special Servicer, as applicable, in respect of the Mortgage Loan deposited into or withdrawn from the Collection Account or any account maintained by or on behalf of the Servicer (except to the extent that the Collection Account, the Distribution Account or such other account is held by the Trustee or the Certificate Administrator, as applicable in its commercial capacity), or for investment of such amounts (other than investments made with the Trustee or the Certificate Administrator, as applicable in its commercial capacity).

Neither the Trustee nor the Certificate Administrator, by reason of the action or inaction of a Responsible Officer or Officers of the Trustee or the Certificate Administrator, as applicable, nor any of their respective directors, officers, employees, affiliates or agents shall have any liability to the Trust, the Certificateholders or the Companion Loan Holders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for actions taken or not taken at the direction of the Certificateholders in accordance with this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Trustee, the Certificate Administrator or any such Person against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence of the Trustee, the Certificate Administrator or any such Person or for any liability to the Trust pursuant to and in accordance with the express provisions of Section 8.12 or Section 12.4 of this Agreement. The Trustee, the Certificate Administrator and any of their respective directors, officers, employees, affiliates, agents or Controlling Persons shall be indemnified pursuant to Section 3.4(c) out of amounts on deposit in the Collection Account, and held harmless against any loss, liability, claim, demand or expense incurred in connection with any legal action or other claims, costs, expenses, losses, penalties, fines, foreclosures, judgments or liabilities incurred in connection with or related to this Agreement, the Mortgage Loan, the Property or the Certificates; provided, however, that this provision shall not protect the Trustee, the Certificate Administrator or any such Person against, and shall not entitle the Trustee, the Certificate Administrator or any such Person, to indemnification for, any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence of the Trustee, the Certificate Administrator or any such Person as determined by a court of competent jurisdiction. The indemnification provided hereunder shall survive the resignation or removal of the Trustee or the Certificate Administrator, as applicable, and the termination of this Agreement. Anything herein to the contrary notwithstanding, the Trustee shall be responsible for its acts or failure to act as Servicer and/or Special Servicer only during the time the Trustee is serving as such pursuant and subject to the terms of this Agreement.

Section 8.4     Trustee and Certificate Administrator May Own Certificates.     Each of the Trustee and the Certificate Administrator in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights, powers, and privileges as it would have if it were not the Trustee or the Certificate Administrator.

Section 8.5     Trustee’s Fees and Expenses.     (a) As compensation for the performance of its duties hereunder, the Trustee shall be paid its portion of the Trustee/Certificate Administrator Fee payable pursuant to Section 3.4(c). As compensation for the performance of its duties hereunder, the Certificate Administrator shall be paid its portion of the Trustee/Certificate Administrator Fee, which shall cover recurring and otherwise reasonably anticipated expenses of the Certificate Administrator. The Certificate Administrator shall pay the Trustee the Trustee’s portion of the Trustee/Certificate Administrator Fee. The Trustee/Certificate Administrator Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee’s and the Certificate Administrator’s sole form of compensation for all services rendered by each of them in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee or the Certificate Administrator, as applicable, hereunder. No Trustee/Certificate Administrator Fee shall be payable with respect to the Companion Loans. Each of the Trustee and the Certificate Administrator shall be entitled to be reimbursed from the Trust for all reasonable expenses and disbursements incurred or made by the Trustee or the Certificate Administrator, as applicable, in connection with the performance of its duties and exercise of its rights under this Agreement (including the fees and expenses of its counsel and of all Persons not regularly in its employ), provided such cost would qualify as an “unanticipated expense incurred by the REMIC” within the meaning of the REMIC Provisions, except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith or from its indemnification obligations under Sections 8.12 and/or 11.4 of this Agreement or which is expressly the responsibility of a Certificateholder or Certificateholders hereunder, all of which reimbursements to be paid from amounts on deposit in the Collection Account pursuant to Section 3.4(c); provided, however, that the neither the Trustee nor the Certificate Administrator shall refuse to perform any of its obligations hereunder solely as a result of the failure to be paid any fees and expenses (a) so long as payment of such fees and expenses are reasonably assured to it or (b) to the extent that the Trustee’s or the Certificate Administrator’s, as applicable, obligations hereunder is expressly contingent upon the receipt of an indemnity from the Certificateholders, that it has received such indemnity. Each of the Trustee and the Certificate Administrator shall provide the Servicer with an invoice, on or prior to each Loan Payment Date, setting forth the actual expenses incurred in connection with the performance of its duties hereunder for which it seeks payment or reimbursement. Notwithstanding any other provision of this Agreement, neither the Trustee nor the Certificate Administrator shall be entitled to reimbursement from the Trust for an expense incurred under this Agreement in connection with the performance of its ordinary and regularly recurring duties hereunder unless such reimbursement is expressly provided for herein or otherwise permitted hereunder.

(b)         Each of the Trustee and the Certificate Administrator (in each of the Certificate Administrator’s capacities as Certificate Administrator, Custodian, 17g-5 Information Provider and Certificate Registrar under this Agreement), severally and not jointly, shall indemnify and hold harmless the Depositor, the Certificate Administrator in each of its capacities under this Agreement (with respect to the Trustee), the Trustee (with respect to the Certificate Administrator in each of its capacities under this Agreement), the Servicer and the Special Servicer and their respective Affiliates, directors, officers, employees and agents (each, for purposes of this Section 8.5(b) only, an “Indemnified Party”), from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement that arise out of or are based upon the Trustee’s or the Certificate Administrator’s, as the case may be, willful misconduct, bad faith, fraud or negligence in the performance of its obligations and duties hereunder or by reason of negligent disregard of its obligations and duties hereunder.

Section 8.6     Eligibility Requirements for the Trustee; Errors and Omissions Insurance.     (a) Each of the Trustee and the Certificate Administrator hereunder shall at all times be a corporation, association or trust company organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, which has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority, and the Trustee shall not be an Affiliate of the Servicer or the Special Servicer (except during any period when the Trustee has assumed the duties of the Servicer and/or the Special Servicer pursuant to Section 7.2). Further, the Trustee and Certificate Administrator are each required to maintain a rating on its unsecured long term debt of at least “A-” by S&P (or such other rating with respect to which both Rating Agencies have provided a Rating Agency Confirmation). If a corporation, association or trust company publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event that the place of business from which the Trustee or the

Certificate Administrator, as applicable, administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust, the Trustee or the Certificate Administrator, as applicable, shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.7, (ii) pay such tax from its own funds and continue as Trustee or Certificate Administrator, as applicable, or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax. In case at any time the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or Certificate Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.7.

(b)         Each of the Trustee and the Certificate Administrator shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Agreement, a blanket fidelity bond and an errors and omissions insurance policy covering the Trustee’s or the Certificate Administrator’s, as applicable, directors, officers and employees acting on behalf of the Trustee or the Certificate Administrator, as applicable, in connection with its activities under this Agreement; provided that if the unsecured long-term debt of the Trustee or the Certificate Administrator, as applicable, is not rated at least “A-” by S&P, the claims paying ability of the insurer under such applicable error and omissions insurance policy must be rated at least “A-” by S&P. Such insurance policy shall protect the Trustee or the Certificate Administrator, as applicable, against losses, forgery, theft, embezzlement, fraud, errors and omissions of such covered persons. The amount of coverage shall be at least equal to the coverage that is required by applicable governmental authorities having regulatory power over the Trustee or the Certificate Administrator, as applicable. In the event that any such bond or policy ceases to be in effect, the Trustee or the Certificate Administrator, as the case may be, shall obtain a comparable replacement bond or policy. In lieu of the foregoing, the Trustee and the Certificate Administrator shall be entitled to self-insure with respect to such risks so long as (a) it (or its immediate or remote parent) is rated at least “A-” by S&P (or, if not rated by S&P, an equivalent rating by another NRSRO or rated no lower than “A-:VIII” by A.M. Best Company, Inc.) or (b) each Rating Agency has confirmed as evidenced by the receipt of a Rating Agency Confirmation.

Section 8.7     Resignation and Removal of the Trustee or the Certificate Administrator.     (a) Either the Trustee or the Certificate Administrator may at any time resign and be discharged from the trusts hereby created by (i) giving written notice of resignation to the Depositor, the Borrower, the Initial Purchaser, the Servicer, the Special Servicer, the Trustee (if the resigning party is the Certificate Administrator), the Certificate Administrator (if the resigning party is the Trustee), the Certificate Registrar (if other than the Trustee or the Certificate Administrator, as the case may be), the Companion Loan Holders and the 17g-5 Information Provider (who shall post such notice on the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)) and, by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register, not less than, sixty (60) days before the date specified in such notice when, subject to Section 8.8, such resignation is to take effect and (ii) acceptance by a successor Trustee or Certificate Administrator, as applicable, appointed by the Depositor in accordance with Section 8.8 meeting the qualifications set forth in Section 8.6. The Certificate Administrator shall post the written notice of resignation of the Trustee or the Certificate Administrator, as the case may be, on the Certificate Administrator’s Website pursuant to Section 8.14(b). Upon such notice of resignation, the Depositor shall (x) within thirty (30) days of such resignation promptly appoint a successor Trustee or Certificate Administrator, as applicable, and (y) obtain Rating Agency Confirmation which written confirmation shall be delivered to the resigning Trustee or Certificate Administrator, as applicable, and the successor Trustee or Certificate Administrator, as applicable. If no successor Trustee or Certificate Administrator, as applicable, shall have been so appointed and shall have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor Trustee or Certificate Administrator, as applicable, and such petition, as well as the costs of assigning the Mortgage Loan by reason of a change in Trustee, will be an expense of the Trust.

(b)     If at any time any of the following occur: (x) either the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of Section 8.6 and shall fail to resign after written request for the Trustee’s or Certificate Administrator’s resignation by the Depositor, the Servicer or the Special Servicer, as applicable; (y) the Trustee or the Certificate Administrator shall materially default in the performance of its obligations under this Agreement; or (z) if at any time the Trustee or the Certificate Administrator shall become incapable of action, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or Certificate Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or Certificate Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation then, in any such case, (1) the Depositor may remove the Trustee or Certificate Administrator, as applicable, and appoint a successor Trustee or Certificate Administrator, as applicable, by written instrument, in duplicate, executed by an authorized officer of the Depositor, one copy of which instrument shall be delivered to the Trustee or Certificate Administrator, as applicable, so removed and one copy to the successor Trustee or Certificate Administrator, as applicable, or (2) any Certificateholder who has been a bona fide Certificateholder for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee or Certificate Administrator, as applicable, and the appointment of a successor Trustee or Certificate Administrator, as applicable. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee or Certificate Administrator, as applicable, which removal and appointment shall become effective upon acceptance of appointment by the successor Trustee or Certificate Administrator, as applicable, as provided in Section 8.8. The successor Trustee or Certificate Administrator, as applicable, so appointed by such court shall immediately and without further act be superseded by any successor Trustee or Certificate Administrator, as applicable, appointed by the Certificateholders as provided below within one (1) year from the date of appointment by such court. Holders of Certificates evidencing, in the aggregate, not less than a majority of the Voting Rights of the outstanding Certificates, may at any time remove the Trustee or the Certificate Administrator and appoint a successor Trustee or Certificate Administrator, as applicable, by written instrument or instruments, in triplicate, signed by such Holders or their attorney-in-fact duly authorized, one complete set of which instrument or instruments shall be delivered, not less than thirty (30) days prior to the effective date of such removal, to the Depositor (with a copy to the Servicer, the Special Servicer and the Borrower), one complete set to the Trustee or Certificate Administrator, as applicable, so removed and one complete set to the successor(s) so appointed. Notice of any removal of the Trustee or Certificate Administrator, as applicable, and acceptance of appointment by the successor Trustee or Certificate Administrator, as applicable, shall be given to the Borrower, the Companion Loan Holders, the Rating Agencies (through the successor 17g-5 Information Provider’s website, as applicable) and the Initial Purchaser by the successor Trustee or Certificate Administrator, as applicable. Except in the case where the Trustee or the Certificate Administrator resigns or is removed pursuant to clauses (x), (y) or (z) of this paragraph, no removal of the Trustee or the Certificate Administrator shall be effective until all reasonable fees, costs, expenses and Advances (including interest thereon) have been paid to the Trustee or the Certificate Administrator, as applicable, in full.

Any resignation or removal of the Trustee or the Certificate Administrator shall not become effective until acceptance of the appointment by the successor Trustee or the Certificate Administrator, as applicable, as provided in Section 8.8.

Section 8.8     Successor Trustee or Certificate Administrator.     Any successor Trustee or Certificate Administrator appointed as provided in Section 8.7 shall execute, acknowledge and deliver to the Depositor, the Servicer, the Special Servicer and to its predecessor trustee or certificate administrator, as applicable, an instrument (i) accepting such appointment hereunder and (ii) making the representations and warranties of the Trustee or the Certificate Administrator, as applicable, as provided in Section 2.3 and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor Trustee or Certificate Administrator, as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or certificate administrator, as applicable, herein. The predecessor Trustee shall deliver or cause to be delivered to the successor Trustee the Loan File and related documents and statements held by it hereunder, and the Depositor, the Servicer, the Special Servicer and the predecessor trustee or certificate administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Certificate Administrator, as applicable, all such rights, powers, duties and obligations.

No successor Trustee or Certificate Administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee or Certificate Administrator, as applicable, shall be eligible under the provisions of Section 8.6 and its appointment shall not result in the qualification, downgrading, or withdrawal of the current rating of any Class of the Certificates (prior to the resignation or termination of the Trustee or Certificate Administrator, as applicable).

Upon acceptance of appointment by a successor Trustee or Certificate Administrator as provided in this Section, the successor Trustee or Certificate Administrator, as applicable, shall mail notice of the succession of such trustee or certificate administrator, as applicable, hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register, the Companion Loan Holders, the Depositor, the Borrower, the Initial Purchaser and the Rating Agencies (through the successor 17g-5 Information Provider’s website, as applicable).

Section 8.9     Merger or Consolidation of the Trustee or the Certificate Administrator.     Any Person into which the Trustee or the Certificate Administrator may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee or the Certificate Administrator, as applicable, shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee or the Certificate Administrator, as applicable, shall be the successor of the Trustee or the Certificate Administrator, as applicable, and shall be deemed to have assumed all of the liabilities and obligations of the Trustee or the Certificate Administrator, as applicable, hereunder, provided that (i) such Person shall be eligible under the provisions of Section 8.6, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding and (ii) Rating Agency Confirmation shall have been delivered to such Person.

Section 8.10   Appointment of Co-Trustee or Separate Trustee.     (a) At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Property may at the time be located or in which any action of the Trustee may be required to be performed or taken, the Trustee, the Depositor or the Holders of Certificates evidencing, in the aggregate, a majority of the Voting Rights of the outstanding Certificates, by an instrument in writing signed by it or them, may appoint one or more individuals or corporations to act as separate trustee or separate trustees or co-trustees, acting jointly with the Trustee, of all or any part of the Property, to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee acting jointly with the Trustee to act. The fees and expenses of any separate trustee or co-trustee shall be paid by the Trust Fund pursuant to Section 3.4(c).

(b)         The Trustee shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any such separate trustee or separate trustees or co-trustee for the purpose of more fully conferring such title, rights or duties to such separate trustee or separate trustees or co-trustee, it, he, she or they shall be vested with such title to the Property or any part thereof, and with such rights, powers, duties and obligations as shall be specified in the instrument of appointment, and such rights, powers, duties and obligations shall be conferred or imposed upon and exercised or performed by the Trustee, or the Trustee and such separate trustee or separate trustees or co-trustees jointly with the Trustee subject to all the terms of this Agreement, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed shall be exercised and performed by such separate trustee or separate trustees or co-trustee, as the case may be. Any separate trustee or separate trustees or co-trustee may, at any time by an instrument in writing, constitute the Trustee, its attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its, her or his name. In the event that any such separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, the title to the Property and all assets, property, rights, powers, duties and obligations of such separate trustee or co-trustee shall, so far as permitted by law, vest in and be exercised by the Trustee, without the appointment of a successor to such separate trustee or co-trustee unless and until a successor is appointed.

(c)         All provisions of this Agreement which are for the benefit of the Trustee or the Certificate Administrator shall extend to and apply to each separate trustee or co-trustee appointed pursuant to the foregoing provisions of this Section 8.10 and to the (i) Trustee, in each capacity that it may assume hereunder, or (ii) the Certificate Administrator, as applicable, in each capacity that it may assume hereunder, including, without limitation, its capacity as Custodian,

Certificate Registrar, Certificate Administrator, Authenticating Agent, Paying Agent and 17g-5 Information Provider, as applicable.

(d)         Every co-trustee and separate trustee hereunder shall, to the extent permitted by law, be appointed and act and the Trustee shall act, subject to the following provisions and conditions: (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody, investment and payment of monies shall be exercised solely by the Trustee; (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed and exercised or performed by the Trustee and such co-trustee or trustees and separate trustee or trustees jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or trustees; (iii) no power hereby given to, or exercisable by, any such co-trustee or separate trustee shall be exercised hereunder by such co-trustee or separate trustees except jointly with, or with the consent of, the Trustee; and (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustees hereunder.

If, at any time, the Trustee shall deem it no longer necessary or prudent in order to conform to any such law, the Trustee shall execute and deliver all instruments and agreements necessary or proper to remove any co-trustee or separate trustee. Notwithstanding the foregoing, the appointment of a co-trustee or separate trustee by the Trustee shall not relieve the Trustee of its obligations, duties, or responsibilities in any way or to any degree.

(e)         Any request, approval or consent in writing by the Trustee to any co-trustee or separate trustee shall be sufficient warrant to such co-trustee or separate trustee, as the case may be, to take such action as may be so required, approved or consented to.

(f)          Notwithstanding any other provision of this Section 8.10, the powers of any co-trustee or separate trustee shall not exceed those of the Trustee hereunder, and such co-trustee or separate trustee must meet the eligibility requirements set forth in Section 8.6.

Section 8.11   Appointment of Authenticating Agent.     (a) The Certificate Administrator may appoint an agent or agents which shall be authorized to act on behalf of the Certificate Administrator to authenticate Certificates (each such agent, an “Authenticating Agent”), and Certificates so authenticated shall be entitled to the benefits of this Agreement and shall be valid and obligatory for all purposes as if authenticated by the Certificate Administrator hereunder. Wherever a reference is made in this Agreement to the authentication and delivery of Certificates by the Certificate Administrator or the Certificate Administrator’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Certificate Administrator by an Authenticating Agent and a certificate of authentication executed on behalf of the Certificate Administrator by an Authenticating Agent. Each Authenticating Agent shall, at all times, be a corporation or association organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such law to act as Authenticating Agent, having a combined capital and surplus of not less than $15,000,000, authorized under such laws to do trust business and subject to supervision or examination by federal or state authorities. If such Authenticating

Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If, at any time, an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section. The initial Authenticating Agent shall be the Certificate Administrator.

(b)         Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Certificate Administrator or the Authenticating Agent.

(c)          An Authenticating Agent may resign at any time by giving at least thirty (30) days’ advance written notice thereof to the Certificate Administrator, the Servicer or the Special Servicer, as applicable, and the Depositor. The Certificate Administrator may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent, the Servicer or the Special Servicer, as applicable, and the Depositor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Certificate Administrator may appoint a successor Authenticating Agent and shall mail written notice of such appointment by first class mail, postage prepaid to all Certificateholders as their names and addresses appear in the Certificate Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section. The Certificate Administrator shall at all times perform the duties of Authenticating Agent whenever no other Person is acting as Authenticating Agent hereunder.

Section 8.12   Indemnification by Trustee and Certificate Administrator.     Each of the Trustee and the Certificate Administrator, severally but not jointly, shall indemnify and hold harmless the Trust from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by the Trust that arise out of or are based upon (i) a breach of any material representation or warranty by the Trustee or the Certificate Administrator, as applicable, or (ii) arising out of its negligence, bad faith, fraud or willful misconduct on the part of the Trustee or the Certificate Administrator, as the case may be, in the performance of its obligations and duties or its negligent disregard of its obligations and duties under this Agreement.

The 17g-5 Information Provider shall indemnify and hold harmless the Depositor from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by the Depositor or its Affiliates that arise out of or are based upon (i) a breach by the 17g-5 Information Provider of its obligations under this Agreement or (ii) negligence, bad faith or willful misconduct on the part of the 17g-5 Information Provider in the performance of such obligations or its negligent disregard of its obligations and duties under this Agreement.

For so long as Wells Fargo Bank, National Association is serving as Certificate Administrator hereunder, any knowledge by the Certificate Administrator in one capacity hereunder will not be deemed to impute knowledge unto the Certificate Administrator in any of its other capacities hereunder, other than where the role is performed by the same group or division within Wells Fargo Bank, National Association or otherwise share the same Responsible Officers, and any knowledge by an affiliate of Wells Fargo Bank, National Association shall not be imputed to Wells Fargo Bank, National Association in any of its respective capacities hereunder and vice versa.

Section 8.13   Certificate Administrator and Servicer Not Responsible for Inconsistent Payment Information.     In connection with any Distribution Date and a voluntary prepayment or the payment at maturity by the Borrower of the Mortgage Loan or any portion thereof, the Certificate Administrator shall report the amount of such prepayment or payment to the Depository based on information received from the Servicer or the Special Servicer in reliance on notices received from the Borrower. In the event of any inconsistencies in payments or prepayments made by the Borrower with the previously delivered notices by such Borrower, all costs and expenses incurred as a result of a failure by the Borrower to make any such payments or prepayment, shall be paid by the Borrower in accordance with the Loan Agreement provided that the amount of payment reported to the Depository by the Certificate Administrator was consistent with the information received from the Servicer or the Special Servicer. If the Borrower fails to do so, such costs and expenses shall be reimbursed to the Certificate Administrator and to the Servicer or the Special Servicer, as applicable, by the Trust pursuant to Section 3.4(c) from funds on deposit in the Collection Account. Neither the Certificate Administrator, the Servicer nor the Special Servicer shall be liable for any inability or delay of the Depository to make a distribution as a result of such inconsistencies. Notwithstanding the foregoing, the Certificate Administrator shall notify the Depository on the Remittance Date or as soon as reasonably possible of any such inconsistencies.

Section 8.14   Access to Certain Information.     (a) The Certificate Administrator (or, in the case of clause (i) below, the Custodian) shall afford to any Privileged Person (other than the Rating Agencies and other than any Privileged Person who provides the Certificate Administrator with an Investor Certification in the form of Exhibit J-2 hereto) and to the Office of Thrift Supervision, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to originals or copies of any documentation regarding the Trust Loan or the other assets of the Trust Fund that are in its possession or within its control including, without limitation:

(i)          the Loan File, including any and all modifications, waivers and amendments to the terms of the Mortgage Loan entered into or consented to by the Servicer or the Special Servicer and delivered to the Custodian;

(ii)          the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for the Property;

(iii)         the summary of any Final Asset Status Report delivered to the Certificate Administrator; and

(iv)        all notices and reports delivered to the Certificate Administrator with respect to the Property as to which environmental testing revealed any failure of the Property to comply with any applicable law, including any environmental law, or which revealed an environmental condition present at the Property requiring further investigation, testing, monitoring, containment, clean up, or remediation.

Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Certificate Administrator.

The Certificate Administrator will provide copies of the items described in this Section 8.14(a) above upon reasonable written request of the Certificateholders. The Certificate Administrator may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting Person, in a form reasonably acceptable to the Certificate Administrator, to the effect that the Person making the request is a Certificateholder, a Beneficial Owner or prospective purchaser of Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential.

(b)          The Certificate Administrator shall make available to Privileged Persons (which for this purpose, excludes (other than with respect to Distribution Date Statements only) a Privileged Person who provides the Certificate Administrator with an Investor Certification in the form of Exhibit J-2 hereto), via the Certificate Administrator’s Website, the following items (to the extent such items were prepared by or delivered to the Certificate Administrator in electronic format to 17g5informationprovider@wellsfargo.com):

(i)           The following “deal documents”:

(A)          the Offering Circular and any other disclosure document relating to the Certificates, in the form most recently provided to the Certificate Administrator by the Depositor or by any Person designated by the Depositor; and

(B)          this Agreement, each sub-servicing agreement delivered to the Certificate Administrator since the Closing Date (if any), the Trust Loan Purchase Agreement and any amendments and exhibits hereto or thereto;

(ii)           The following “periodic reports”:

(A)         all Distribution Date Statements prepared by the Certificate Administrator pursuant to Section 4.4(a); and

(B)          all CREFC® Reports prepared by, or delivered to, the Certificate Administrator pursuant to Section 3.18(a);

(iii)         The following “additional documents”:

(A)         summaries of any Final Asset Status Reports delivered to the Certificate Administrator pursuant to Section 3.10;

(B)          all inspection reports delivered to the Certificate Administrator pursuant to Section 3.22;

(C)          all Appraisals delivered to the Certificate Administrator pursuant to Section 3.7(a); and

(D)          operating statements and rent rolls;

(iv)         The following “special notices”:

(A)         any notice of final payment on the Certificates delivered to the Certificate Administrator pursuant to Section 4.1(d);

(B)          any notice of a Servicer Termination Event or Special Servicer Termination Event delivered to the Certificate Administrator pursuant to Section 7.1(b);

(C)          any notice of resignation of the Trustee or the Certificate Administrator and any notice of the acceptance of appointment by the successor Trustee or Certificate Administrator pursuant to Section 8.7;

(D)          any and all Officer’s Certificates and other evidence delivered to or by the Certificate Administrator to support its or the Servicer’s, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance, pursuant to Section 3.23(f);

(E)          any Special Notice delivered to the Certificate Administrator pursuant to Section 5.6;

(F)          any annual statements as to compliance and related Officer’s Certificates delivered under Sections 13.7 and 13.8;

(G)          any annual independent public accountants’ servicing reports delivered pursuant to Section 13.9;

(H)          any notice of termination of the Servicer or the Special Servicer delivered to the Certificate Administrator pursuant to Section 7.1(c);

(I)           any request by the Certificateholders representing at least 25% of the Voting Rights to terminate the Special Servicer pursuant to Section 7.1(d); and

(J)           identification of the commencement of a Subordinate Consultation Period or a Subordinate Consultation Termination Period, and of the termination of a Subordinate Control Period or Subordinate Consultation Period;

(v)          the “Investor Q&A Forum” pursuant to Section 4.5(a);

(vi)         solely to Certificateholders and Beneficial Owners of Certificates, the “Investor Registry” pursuant to Section 4.5(b); and

The foregoing information shall be made available by the Certificate Administrator on the Certificate Administrator’s Website promptly following receipt. The Certificate Administrator shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be. In the event that any such information is delivered or posted in error, the Certificate Administrator may remove it from the Certificate Administrator’s Website. The Certificate Administrator has not obtained and shall not be deemed to have obtained actual knowledge of any information posted to the Certificate Administrator’s Website to the extent such information was not produced by the Certificate Administrator. In connection with providing access to the Certificate Administrator’s Website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator shall not be liable for the dissemination of information in accordance with the terms of this Agreement, makes no representations or warranties as to the accuracy or completeness of such information being made available, and assumes no responsibility for such information. Assistance in using the Certificate Administrator’s Website may be obtained by calling (866) 846-4526. The Certificate Administrator shall provide a mechanism to notify each Person that has signed-up for access to the Certificate Administrator’s Website in respect of the transaction governed by this Agreement each time an additional document is posted to the Certificate Administrator’s Website. For purposes of obtaining access to information in the possession of the Certificate Administrator and/or receiving any information or report from the Certificate Administrator’s Website (including accessing the Investor Q&A Forum), other than Distribution Date Statements only, the Borrower Related Parties and the Manager, or any of their respective agents or Affiliates (as evidenced by its submission of an Investor Certification in the form of Exhibit J-2 hereto) shall be deemed to not be a “Privileged Person” as defined herein.

The Certificate Administrator and the 17g-5 Information Provider shall make available solely to NRSROs (including the Rating Agencies) the following items to the extent such items are delivered to it via email at 17g5informationprovider@wellsfargo.com, specifically with a subject reference of “BAMLL Commercial Mortgage Securities Trust 2016-ISQR” and an identification of the type of information being provided in the body of the email, or via any alternate email address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider if or as may be necessary or beneficial:

(i)           any Asset Status Report delivered by the Special Servicer under Section 3.10(i);

(ii)          notice of final payments on the Certificates

(iii)         any environmental reports delivered by the Special Servicer under Section 3.12(d);

(iv)         any Appraisals delivered to the 17g-5 Information Provider pursuant to Section 3.7(a);

(v)          any annual statements as to compliance and related Officer’s Certificates delivered under Sections 13.7 and 13.8;

(vi)         any annual independent public accountants’ servicing reports delivered pursuant to Section 13.9;

(vii)        any requests for Rating Agency Confirmation that are delivered to the 17g-5 Information Provider pursuant to Section 3.27(a);

(viii)       any notice to the Rating Agencies relating to the Servicer’s, Special Servicer’s or Trustee’s determination to take action without receiving Rating Agency Confirmation as set forth in Section 3.27(a);

(ix)         any information requested by the Depositor or the Rating Agencies pursuant to Section 3.21(b) (it being understood the 17g-5 Information Provider shall not disclose on the 17g-5 Information Provider’s Website which Rating Agency requested such information as provided in Section 3.21(b));

(x)          any notice of resignation of the Trustee or the Certificate Administrator and any notice of the acceptance of appointment by the successor Trustee or Certificate Administrator pursuant to Section 8.7;

(xi)         any and all Officer’s Certificates and other evidence delivered to the Certificate Administrator or by or to the Trustee to support its or the Servicer’s, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance, pursuant to Section 3.23(f);

(xii)        any notice of a Servicer Termination Event or Special Servicer Termination Event delivered to the Certificate Administrator pursuant to Section 7.1(b);

(xiii)       any summary of oral communications with the Rating Agencies that are delivered to the 17g-5 Information Provider pursuant to Section 8.14(c); provided that the summary of such oral communications shall not attribute which Rating Agency the communication was with;

(xiv)       any information authorized by the Depositor to be made available pursuant to Section 4.4(b);

(xv)         this Agreement, each sub-servicing agreement delivered to the Certificate Administrator since the Closing Date (if any), the Trust Loan Purchase Agreement and any amendments and exhibits hereto or thereto;

(xvi)        any notice of termination of the Servicer or the Special Servicer delivered to the Certificate Administrator pursuant to Section 7.1(c); and

(xvii)       to the extent requested by a Rating Agency, all inspection reports delivered to the 17g-5 Information Provider pursuant to Section 3.22.

The foregoing information shall be made available by the 17g-5 Information Provider on the 17g-5 Information Provider’s Website. Information will be posted on the same Business Day of receipt provided that such information is received by 2:00 p.m. (Eastern Time) or, if received after 2:00 p.m., on the next Business Day by 12:00 p.m. (Eastern Time). The 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction governed by this Agreement, or otherwise is or is not anything other than what it purports to be or whether such information (other than (solely with respect to the 17g-5 Information Provider’s obligation to post such information) the information set forth in clauses (i) through (xviii) above) is required to be posted on the 17g-5 Information Provider’s Website pursuant to this Agreement or Exchange Act Rule 17g-5. In the event that any information is delivered or posted in error, the 17g-5 Information Provider may remove it from the 17g-5 Information Provider’s Website. Neither the Trustee nor the Certificate Administrator will obtain and neither shall be deemed to have obtained actual knowledge of any information posted on the 17g-5 Information Provider’s Website solely by virtue of posting by the 17g-5 Information Provider on such website to the extent that such information was not produced by the Trustee or the Certificate Administrator, as applicable. Access will be provided by the 17g-5 Information Provider to the Rating Agencies, and to the NRSROs, upon receipt of an NRSRO Certification in the form of Exhibit L hereto (which certification may be submitted electronically via the 17g-5 Information Provider’s Website) on the same Business Day as the request if such NRSRO Certification is submitted by 2:00 p.m. (Eastern Time), and if such NRSRO Certification is submitted on or after 2:00 p.m. (Eastern Time), on the following Business Day. Questions regarding delivery of information to the 17g-5 Information Provider may be directed to (866) 846-4526.

Upon the request of the Depositor or the Rating Agencies or if otherwise required under this Agreement, the 17g-5 Information Provider shall post to the 17g-5 Information Provider’s Website any additional information requested by the Depositor or the Rating Agencies or otherwise required under this Agreement to the extent such information is delivered to the 17g-5 Information Provider electronically in accordance with this Section 8.14. In no event shall any party to this Agreement disclose on the 17g-5 Information Provider’s Website which Rating Agency requested such additional information. The Servicer or the Special Servicer, as applicable, may, but shall not be obligated to, provide information to the 17g-5 Information Provider that is neither specifically required hereunder, nor required by any Rating Agency, and the 17g-5 Information Provider shall post such information pursuant to the terms hereof.

The 17g-5 Information Provider shall notify (i) any party that delivers information to the 17g-5 Information Provider under this Agreement that such information was received and (ii) any party that delivers information to the 17g-5 Information Provider under this Agreement and each Person that has signed up for access to the 17g-5 Information Provider’s Website in respect of the transaction governed by this Agreement each time an additional document is posted to the 17g-5 Information Provider’s Website and such notice shall specifically identify such document. The 17g-5 Information Provider shall send such notice to such Persons to the email address that has been provided by and is used by such Person for the purpose of accessing the 17g-5 Information Provider’s Website, including a general email address if such general email address has been provided to the 17g-5 Information Provider in connection with a completed NRSRO Certification.

Upon delivery by the Depositor to the 17g-5 Information Provider of information designated by the Depositor as pre-closing information from the Depositor’s 17g-5 Website (the “Pre-close Information”), the 17g-5 Information Provider shall make such information available only to the Depositor and to NRSROs via the 17g-5 Information Provider’s Website pursuant to this Section 3.13(c). Such information shall be provided to the 17g-5 Information Provider via electronic media and delivered to the 17g-5 Information Provider as mutually agreed. The Depositor shall not be entitled to direct the 17g-5 Information Provider to provide access to the Pre-close Information or any other information on the 17g-5 Information Provider’s Website to any designee or third party.

If any of the parties to this Agreement receives a Form ABS Due Diligence-15E from any party in connection with any third-party due diligence services such party may have provided with respect to the Mortgage Loan (a “Due Diligence Service Provider”), such receiving party shall promptly forward such Form ABS Due Diligence-15E to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website. The 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website any Form ABS Due Diligence-15E it receives directly from a Due Diligence Service Provider or from another party to this Agreement, promptly upon receipt thereof.

In connection with providing access to the Certificate Administrator’s Website or the 17g-5 Information Provider’s Website, the Certificate Administrator and the 17g-5 Information Provider, as applicable, may require registration and the acceptance of a disclaimer. The Certificate Administrator and the 17g-5 Information Provider shall not be liable for the dissemination of information in accordance with the terms of this Agreement, make no representations or warranties as to the accuracy or completeness of such information being made available, and assume no responsibility for any such information for which it is not the original source. The 17g-5 Information Provider shall not be liable for failing to make any information available to any NRSROs unless the same was delivered to it at its email address set forth above, with the proper subject heading. Assistance in using the Certificate Administrator’s Website or the 17g-5 Information Provider’s Website can be obtained by calling (866) 846-4526.

(c)           Each of the Servicer and the Special Servicer may, in accordance with such reasonable rules and procedures as it may adopt, (and, as to the Certificate Administrator and the Trustee, shall) also make available through its website or otherwise, all information as necessary to enable the Certificate Administrator to comply with Section 8.14(b) and any additional information relating to the Mortgage Loan, the Property or the Borrower, for review by the Certificate Administrator, the Trustee, the Companion Loan Holders, any other Persons who deliver an Investor Certification in the form of Exhibit J-1 in accordance with this Section 8.14(c), and the Rating Agencies (only to the extent such additional information is simultaneously delivered to the 17g-5 Information Provider in accordance with the provisions of Section 8.14(b), who shall post such additional information on the 17g-5 Information Provider’s Website in accordance with the provisions of Section 8.14(b)) (collectively, the “Disclosure Parties”) in each case except to the extent doing so is prohibited by applicable law or by the Mortgage Loan. The Servicer or the Special Servicer as the case may be, shall be entitled to (i) indicate the source of such information and affix thereto any disclaimer it deems appropriate in its discretion and/or (ii) require that the recipient of such information (A) except for the Trustee and the Certificate Administrator, enter into an Investor Certification or other confidentiality agreement acceptable to the Servicer or the Special Servicer, as the case may be, and (B) acknowledge that the Servicer or the Special Servicer may contemporaneously provide such information to any other Disclosure Party. In addition, to the extent access to such information is provided via the Servicer’s or the Special Servicer’s website, the Servicer and the Special Servicer may require registration and the acceptance of a reasonable and customary disclaimer and/or an additional or alternative agreement as to the confidential nature of such information. In connection with providing access to or copies of the items described in Section 8.14(b) to Certificateholders, the Servicer or the Special Servicer, as applicable, shall require: (a) in the case of a Certificateholder or a licensed or registered investment advisor acting on behalf of such Certificateholder, an Investor Certification in the form of Exhibit J-1 executed by the requesting Person indicating that such Person is a Holder of Certificates and will keep such information confidential (except that such Certificateholder may provide such information to its auditors, legal counsel and regulators and to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential)); and (b) in the case of a prospective purchaser of Certificates or interests therein, an Investor Certification in the form of Exhibit J-1 indicating that such Person is a prospective purchaser of a Certificate or an interest therein and is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. In the case of a licensed or registered investment advisor acting on behalf of a current or prospective Certificateholder, the Investor Certification shall be executed and delivered by both the investment advisor and such current or prospective Certificateholder.

Neither the Servicer nor the Special Servicer, shall be liable for the dissemination of information in accordance with this Agreement. Neither the Servicer nor the Special Servicer shall be responsible or have any liability for the completeness or accuracy of the information delivered, produced or otherwise made available pursuant to this Section 8.14(c) unless such information was produced by the Servicer or the Special Servicer, as applicable.

In connection with the delivery by the Servicer or the Special Servicer, as applicable, to the 17g-5 Information Provider of any information, report, notice or document for posting to the 17g-5 Information Provider’s Website, the 17g-5 Information Provider shall notify the Servicer or the Special Servicer, as applicable, of when such information, report, notice or other document has been posted to the 17g-5 Information Provider’s Website. The Servicer or the Special Servicer, as applicable, may, but is not obligated to, send such information, report, notice or other document to the applicable Rating Agency or Rating Agencies following the earlier of (i) receipt of notification from the 17g-5 Information Provider that such information, report, notice or other document has been posted to the 17g-5 Information Provider’s Website and (ii) after 12:00 p.m. on the first (1st) Business Day following the date it has provided such information, report, notice or other document to the 17g-5 Information Provider.

(d)          The Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall be permitted to orally communicate with the Rating Agencies provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and electronically provides the 17g-5 Information Provider with such summary in accordance with the procedures set forth in Section 8.14(b) on the same day such communication takes place; provided that the summary of such oral communications shall not be attributed to the Rating Agency the communication was with. The 17g-5 Information Provider shall post such summary on the 17g-5 Information Provider’s website in accordance with the procedures set forth in Section 8.14(b).

(e)           None of the foregoing restrictions in this Section 8.14 or otherwise in this Agreement shall prohibit or restrict oral or written communications, or providing information, between the Servicer or the Special Servicer, on the one hand, and any Rating Agency or NRSRO, on the other hand, with regard to (i) such Rating Agency’s or NRSRO’s review of the ratings it assigns to the Servicer or the Special Servicer, as applicable, (ii) such Rating Agency’s or NRSRO’s approval of the Servicer or the Special Servicer, as applicable, as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s or NRSRO’s evaluation of the Servicer’s or the Special Servicer’s, as applicable, servicing operations in general; provided, that the Servicer or the Special Servicer, as applicable, shall not provide any information relating to the Certificates or the Trust Loan to any Rating Agency or NRSRO in connection with such review and evaluation by such Rating Agency or NRSRO unless (x) the Borrower, Property and other specific deal identifiers are redacted; (y) such information has already been provided to the 17g-5 Information Provider pursuant to the terms hereof; or (z) the Rating Agency confirms that it does not intend to use such information in undertaking credit rating surveillance with respect to any Class of Certificates; provided, however, that the Rating Agencies may use information delivered under this clause (z) for any purpose to the extent it is publicly available (unless the availability results from a breach of this Agreement) or comprised of information collected by the applicable Rating Agency from the 17g-5 Information Provider’s Website (or another 17g-5 Information Provider’s website that they have access to) other than pursuant to this Section 8.14(e).

(f)            Based on information in its possession, upon written request, the Certificate Administrator shall provide written notice to the Servicer and the Special Servicer regarding (i) the commencement of a Subordinate Consultation Period or a Subordinate Consultation Termination Period and (ii) the end of any Subordinate Control Period or Subordinate Consultation Period. Any party hereto may at any time request from the Certificate Administrator written confirmation of whether there existed a Subordinate Consultation Period or a Subordinate Consultation Termination Period during the preceding calendar year and the Certificate Administrator shall deliver such confirmation to such party within ten (10) days of such request.

Section 8.15     Appointment of Custodian. The Certificate Administrator may, at its own expense, appoint one or more Custodians to hold all or a portion of the Loan File on behalf of the Trustee, by entering into a Custodial Agreement (in the event the Certificate Administrator is not the Custodian) that is consistent in all material respects with this Agreement. The Certificate Administrator agrees to comply with the terms of the Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, shall have a long-term debt rating of at least “BBB” by S&P and shall be qualified to do business in the jurisdiction in which it hold the Loan File. Any compensation paid to the Custodian shall be an unreimbursable expense of the Certificate Administrator. The Certificate Administrator shall serve as the initial Custodian and shall be deemed appointed as Custodian at all times that no other party is so appointed in accordance with this Section 8.15. The Custodian, if the Custodian is not the Certificate Administrator, shall maintain a fidelity bond in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Certificate Administrator named as loss payee. The Custodian shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Custodian. In addition, the Custodian shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Certificate Administrator named as loss payee. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 8.15 shall be issued by an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction and whose claims paying ability is rated at least “A” by S&P or by any other insurer with respect to which the Rating Agencies have provided to the Certificate Administrator a Rating Agency Confirmation. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Certificate Administrator hereunder in connection with the retention of Loan File directly by the Certificate Administrator. The appointment of a Custodian shall not relieve the Certificate Administrator from any of its obligations hereunder, and the Certificate Administrator shall remain responsible for all acts and omissions of the Custodian.

ARTICLE IX

CERTAIN MATTERS RELATING TO THE CONTROLLING CLASS REPRESENTATIVE

Section 9.1     Selection and Removal of the Controlling Class Representative.

(a)           The Majority Controlling Class Certificateholders may elect the Controlling Class Representative.

(b)           The Controlling Class Representative shall be the representative of the Controlling Class selected by the Majority Controlling Class Certificateholders, as determined by the Certificate Registrar from time to time; provided that (i) absent such selection, or (ii) until a Controlling Class Representative is so selected, or (iii) upon receipt by the Servicer, the Special

Servicer, the Trustee and the Certificate Administrator of notice from the Majority Controlling Class Certificateholders that a Controlling Class Representative is no longer so designated, the Holder or Beneficial Owner of Controlling Class Certificates which owns, and is identified (with contact information) to the Servicer, the Special Servicer, the Trustee and the Certificate Administrator as owning, the largest aggregate Certificate Balance of Certificates of the Controlling Class shall be the Controlling Class Representative. Each Holder of the Certificates of the Controlling Class shall be entitled to vote in each election of the Controlling Class Representative. Notwithstanding anything to the contrary herein, the Controlling Class Representative cannot be any Borrower Related Party, the Manager or any of their respective agents, servicers or affiliates. Notwithstanding anything to the contrary herein, each of the Trustee and the Certificate Administrator may conclusively rely on any Investor Certification provided to it in connection with the foregoing and may require that Investor Certifications are resubmitted from time to time in accordance with its policies and procedures.

(c)           The initial Controlling Class Representative is BlackRock Financial Management, Inc. The Majority Controlling Class Certificateholders shall give written notice to the Servicer, the Special Servicer, the Trustee and the Certificate Administrator of the appointment of any subsequent Controlling Class Representative (in order to receive notices hereunder).

(d)           The Controlling Class Representative may be removed at any time by the written vote of the Majority Controlling Class Certificateholders, and a copy of the results of such vote shall be delivered to the Certificate Administrator and the Trustee.

(e)           Each Holder of a Controlling Class Certificate is hereby deemed to have agreed by virtue of its purchase of a Certificate to provide its name and address to the Certificate Administrator and the Trustee and to notify the Certificate Administrator and the Trustee of the transfer of any Certificate of the Controlling Class, the selection of a Controlling Class Representative or the resignation or removal thereof. Any Certificateholder or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Certificate to notify the Certificate Administrator when such Certificateholder or its designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Administrator shall notify the Special Servicer and the Servicer of the identity of the Controlling Class Representative and any resignation or removal thereof. In addition, upon the request of the Servicer or the Special Servicer, as applicable, the Certificate Administrator shall provide the name of the then-current Controlling Class and a list of the Certificateholders of the Controlling Class to such requesting party.

(f)            Once a Controlling Class Representative has been selected, each of the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and each other Certificateholder (or Beneficial Owner, if applicable) shall be entitled to rely on such selection unless the Majority Controlling Class Certificateholders shall have notified each other party to this Agreement and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative.

(g)          Until it receives notice to the contrary, each party to this Agreement shall be entitled to rely on the most recent notification with respect to the identity of the Certificateholders of the Controlling Class and the Controlling Class Representative.

(h)          The Controlling Class Representative shall be responsible for its own expenses.

(i)            Notwithstanding any other provision to this Agreement, in the event that no Controlling Class Representative has been appointed or identified to the Servicer or the Special Servicer, as applicable, and the Servicer or the Special Servicer, as applicable, has attempted to obtain such information from the Certificate Administrator and no such entity has been identified to the Servicer or the Special Servicer, as applicable, then the Servicer or the Special Servicer, as applicable, shall have no duty to consult with, provide notice to, or seek the approval or consent of, any such Controlling Class Representative until such time as a Controlling Class Representative meeting the definition thereof is so appointed or identified. Upon request, the Certificate Administrator shall provide such information as is then in its possession to identify the Controlling Class Representative to the Servicer and the Special Servicer.

Section 9.2     Limitation on Liability of Controlling Class Representative; Acknowledgements of the Certificateholders. The Controlling Class Representative shall have no liability to the Trust or Certificateholders for having acted in accordance with or as permitted by this Agreement.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Controlling Class Representative and/or any Holder of a Controlling Class Certificate may each have relationships and interests that conflict with those of Holders of one or more other Classes of Certificates including owning Companion Loan Securities; (ii) the Controlling Class Representative and/or any Controlling Class Certificateholder may act solely in the interests of the Holders of the Controlling Class; (iii) the Controlling Class Representative and the Holders of the Controlling Class do not have any duties to the Trust or to the Holders of any Class of Certificates; (iv) the Controlling Class Representative and/or any Holder of the Controlling Class may take actions that favor interests of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; (v) neither the Controlling Class Representative nor the Holders of the Controlling Class shall have any liability whatsoever to the Trust, the other parties to this Agreement, the Certificateholders or any other Person (including any party to the Loan Documents) for having acted in accordance with or as permitted under the terms of this Agreement; and (vi) the Holders of the Certificates may not take any action whatsoever against the Controlling Class Representative or any Holder the Controlling Class or any of the respective affiliates, directors, officers, shareholders, members, partners, agents or principals thereof as a result of the Controlling Class Representative or the Holders the Controlling Class having acted in accordance with the terms of and as permitted under this Agreement.

Section 9.3     Consent to Various Actions; Rights and Powers of the Controlling Class Representative.

(a)           Notwithstanding anything herein to the contrary, except as set forth in, and in any event subject to, Section 3.24, the last paragraph of Section 3.10(h), Section 9.3(b) and the last two paragraphs of this Section 9.3(a), (i) the Servicer shall not be permitted to take any of the actions constituting a Major Decision unless it has obtained the consent of the Special Servicer (which consent shall be deemed given if the Special Servicer does not object within fifteen (15) Business Days (or, in the case of a determination of an Acceptable Insurance Default, ninety (90) days), of the Servicer’s written analysis and recommendation together with any information in the possession of the Servicer that is reasonably required to make a decision regarding the subject action), and (ii) during any Subordinate Control Period, the Special Servicer shall not be permitted to consent to the Servicer’s taking any of the actions constituting a Major Decision, nor shall the Special Servicer itself be permitted to take any of the actions constituting a Major Decision, as to which the Controlling Class Representative has objected in writing within ten (10) Business Days (or, in the case of a determination of an Acceptable Insurance Default, thirty (30) days) after receipt of the written recommendation and analysis from the Special Servicer, together with any information in the possession of the Special Servicer that is reasonably necessary to make a decision regarding the subject action (provided that if such written objection has not been received by the Special Servicer within such ten (10) Business Day period (or, in the case of a determination of an Acceptable Insurance Default, thirty (30) day period) after receipt of such information, then the Controlling Class Representative shall be deemed to have approved such action); provided, that if the Special Servicer or Servicer (if the Servicer is otherwise authorized by this Agreement to take such action), as applicable, determines that immediate action, with respect to a Major Decision, or any other matter requiring consent of the Controlling Class Representative during any Subordinate Control Period, is necessary to protect the interests of the Certificateholders, the Special Servicer or Servicer, as applicable, may take any such action without waiting for such response so long as the Servicer or the Special Servicer, as applicable, has made a reasonable effort to contact the Controlling Class Representative to inform it of such need; provided, further, that the Special Servicer is not required to obtain the consent of the Controlling Class Representative for any of the foregoing actions during any Subordinate Consultation Period or any Subordinate Consultation Termination Period; provided, further, that the Special Servicer shall be required to consult with the Controlling Class Representative, solely on a non-binding basis (and to consider alternative actions recommended by such party) during any Subordinate Consultation Period, with respect to any of the Major Decisions and any other matter as to which consent of the Controlling Class Representative would have been required during any Subordinate Control Period (provided that any such consultation is not binding on the Special Servicer); provided, further, that the Controlling Class Representative will not have any rights under clause (ix) of the definition of “Major Decision” with respect to any amendment, waiver, consent or modification of a Ground Lease that is proposed by the ground lessor or any ground lessee, in the event the Controlling Class Representative or an affiliate thereof is a holder of all of or a controlling interest in the mortgage loan secured by the fee interest in the Property, or the holder of the fee interest in the Property; and provided, further, that if the Special Servicer or the Servicer (in the event the Servicer is otherwise authorized under the this Agreement to take such action), as applicable, determines that immediate action, with respect to a Major Decision or any other matter requiring consent of the Controlling Class Representative, is necessary to protect the interests of the Certificateholders, the Special Servicer or Servicer, as applicable, may take any such action without waiting for such response so long as the Servicer or the Special Servicer, as the case may be, has made a reasonable effort to contact the Controlling Class Representative to inform it of such need.

During a Subordinate Control Period or a Subordinate Consultation Period, the Servicer or the Special Servicer, as applicable, shall provide notice to the Controlling Class Representative of any material notice that the Servicer or the Special Servicer, as the case may be, has received under or related to any management agreement, subordination, non-disturbance and attornment agreement, recognition agreement or similar agreement and the Servicer or the Special Servicer, as applicable, shall consult with the Controlling Class Representative with respect to the contents of such notices.

During a Subordinate Control Period or a Subordinate Consultation Period, the Servicer or the Special Servicer, as applicable, shall provide notice to the Controlling Class Representative of any proposed sale of the Property (or any portion thereof) by the Borrower, and shall provide the Controlling Class Representative upon request copies of any offering documentation related thereto received pursuant to the Loan Documents.

In addition, during any Subordinate Control Period, subject to Section 9.3(b) and the immediately following paragraph, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Mortgage Loan as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein; provided, the Controlling Class Representative will not have any right to direct the Special Servicer with respect to any action with respect to the Ground Lease, in the event the Controlling Class Representative or an affiliate thereof is a holder of all of or a controlling interest in the mortgage loan secured by the fee interest in the Property, or the holder of the fee interest in the Property. Notwithstanding anything herein to the contrary, no such direction, and no direction or objection by the Controlling Class Representative contemplated by any provision of this Agreement, may require or cause the Servicer or the Special Servicer to violate any provision of the Loan Documents, applicable law or this Agreement, including without limitation the Special Servicer’s obligation to act in accordance with the Accepted Servicing Practices, or expose any Certificateholder, the Trust, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator or their affiliates, officers, directors or agent to any claim, suit or liability, result in the imposition of a tax upon the Trust or materially expand the scope of the Servicer’s or the Special Servicer’s responsibilities hereunder. Further notwithstanding anything herein to the contrary, neither the Servicer nor the Special Servicer shall take or refrain from taking any action pursuant to instructions or objections from the Controlling Class Representative that would cause it to violate applicable law, cause it to violate Accepted Servicing Practices, require or cause it to violate provisions of this Agreement, require or cause it to violate the terms of the Loan Documents, result in the imposition of federal income tax on the Trust (other than “net income from foreclosure property” as defined in the REMIC provisions), or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the Code. Furthermore, in addition to the Controlling Class Representative’s rights of consent and consultation (as applicable) as set forth in this Section 9.3(a) above, it is understood and agreed that to the extent any other provision of this Agreement requires the provision of notice to, the obtaining of consent of, and/or consultation with, the Controlling Class Representative, or otherwise provides for any right of the Controlling Class Representative thereunder, then none of the Trustee, the Certificate Administrator, the Servicer

or the Special Servicer shall be entitled to take any action (or omit to take any action) in contravention of the applicable rights of the Controlling Class Representative contained in such provision provided however, if the Controlling Class Representative has not objected to any request for consent within ten (10) Business Days, such consent will be deemed given; provided further, that this sentence is not intended to in any way (i) expand the rights of the Controlling Class Representative, (ii) limit the application of the immediately preceding two sentences, (iii) remove any limitations on the exercise of such rights set forth in the immediately preceding two sentences or elsewhere herein, or (iv) require the Trustee, the Certificate Administrator, the Servicer and/or the Special Servicer to send a notice to, obtain the consent of, or consult with a new Controlling Class Representative whose name and contact information have not yet been provided to the Trustee, the Certificate Administrator, the Servicer and/or the Special Servicer; and provided, further, that if such other provisions are in any way subject to this Section 9.3, then the exercise of such rights shall be subject to Section 9.3(b) and the immediately following paragraph.

If the Special Servicer or Servicer, as applicable, determines that a refusal to consent by the Controlling Class Representative or any direction or advice from the Controlling Class Representative would otherwise cause the Special Servicer or Servicer, as applicable, to violate the terms of the Loan Documents, the Co-Lender Agreement, applicable law, provisions of the Code (resulting in the imposition of federal income tax on the Trust, causing either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC) or this Agreement, including without limitation, the Accepted Servicing Practices, the Special Servicer or Servicer, as applicable, shall disregard such refusal to consent, direction or advice and notify the Controlling Class Representative, the Trustee, the Certificate Administrator and the 17g-5 Information Provider of its determination, including a reasonably detailed explanation of the basis therefor. The taking of, or refraining from taking, any action by the Servicer or the Special Servicer in accordance with the direction of or approval of the Controlling Class Representative that does not violate any provisions of the Loan Documents, the Co-Lender Agreement, any applicable law, provisions of the Code (resulting in the imposition of federal income tax on the Trust, or causing either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC) or the Accepted Servicing Practices or any other provisions of this Agreement or any applicable intercreditor agreement shall not result in any liability on the part of the Servicer or the Special Servicer.

(b)          During any Subordinate Consultation Termination Period, the Controlling Class Representative shall have no consent or consultation rights under this Agreement and shall have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative; provided, that the Controlling Class Representative (if and to the extent that it is a Certificateholder) shall maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under this Agreement.

Section 9.4     Controlling Class Representative Contact with Servicer and Special Servicer. Upon reasonable request, each of the Servicer and the Special Servicer shall, without charge, make a Servicing Officer available to answer questions from the Controlling Class Representative (during any Subordinate Control Period and any Subordinate Consultation Period) regarding the performance and servicing of the Mortgage Loan (or, in the case of the

Special Servicer, the Special Servicer’s operational activities on a platform level basis related to the servicing of the Mortgage Loan after a Special Servicing Loan Event and the servicing of any REO Property) for which the Servicer or the Special Servicer, as the case may be, is responsible.

Notwithstanding any provision of this Agreement to the contrary, the failure of the Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by it pursuant to this Agreement shall not constitute a breach of this Agreement if the Servicer or the Special Servicer, as applicable, determines, in its reasonable and good faith judgment and consistent with the Accepted Servicing Practices, that such disclosure would constitute a waiver of the attorney-client privilege on behalf of the Trust or the Trust Fund or otherwise materially harm the Trust or the Trust Fund.

ARTICLE X

TERMINATION

Section 10.1     Termination. (a)  The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee created hereby (other than (i) the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date, (ii) any tax reporting obligations of the Certificate Administrator (iii) the indemnification rights and obligations of the parties hereto and (iv) to make certain payments to the Companion Loan Holders) shall terminate upon the last action required to be taken under this Agreement on the final Distribution Date pursuant to this Article X following the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, the sale of the Trust Loan pursuant to this Agreement), or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan; provided, however, that in no event shall the Trust continue beyond the expiration of twenty one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

(b)           On the final Distribution Date, all amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, shall be applied generally as described in Section 4.1.

(c)           Notice of any termination, specifying the final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders of any Class may surrender their Certificates to the Certificate Administrator for payment of the final distribution and cancellation, shall be given promptly by the Certificate Administrator by letter to Certificateholders mailed as soon as practicable specifying (A) the final Distribution Date upon which final payment of the Certificates shall be made upon presentation and surrender of Certificates at the office or agency of the Certificate Administrator therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Administrator therein specified.

Section 10.2     Additional Termination Requirements. In connection with any termination pursuant to Section 10.1 other than final payment on the Trust Loan, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee and the Certificate Administrator have received at the expense of the Trust Fund, an Opinion of Counsel that any other manner of terminating either the Lower-Tier REMIC or the Upper-Tier REMIC will not subject the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC to federal income tax:

(i)            Within eighty nine (89) days prior to the final Distribution Date, the Certificate Administrator shall designate the first day of the ninety (90)-day liquidation period of the Lower-Tier REMIC and the Upper-Tier REMIC which shall be specified in a notice from the Certificate Administrator to the Certificateholders as soon as practicable prior to such final Distribution Date, and shall specify such date in the final tax return of each such REMIC;

(ii)           At or after the time of adoption of such plan of complete liquidation and at or prior to the final scheduled Distribution Date, the Servicer shall sell any remaining assets (other than cash) of the Trust Fund and credit the proceeds thereof to the Trust Fund; and

(iii)          At or after such time as the proceeds from the disposition of the remaining assets of the Trust Fund shall have been credited to the Trust Fund, the Certificate Administrator shall cause all remaining amounts held (A) as part of the Lower-Tier REMIC to be distributed to the Trustee as holder of the Uncertificated Lower-Tier Interests and to the Holders of the Class R Certificates (in respect of the Class LT-R Interest) in accordance with Section 4.1(b) and (B) as part of the Upper-Tier REMIC to be distributed to the Holders of the Regular Certificates and the Class R Certificates (in respect of the Class UT-R Interest) in accordance with Section 4.1(a), Section 4.1(b) and Section 4.1(g).

Section 10.3     Trusts Irrevocable. Except as expressly provided herein, all trusts created hereby are irrevocable.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.1     Amendment. (a)  This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders or the Companion Loan Holders:

(i)            to correct any inconsistency, defect or ambiguity in this Agreement or to correct any manifest error in any provision of this Agreement;

(ii)           to cause the provisions in this Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the Trust or this Agreement or to correct or supplement any of its provisions that may be inconsistent with any other provisions therein or correct any error (including, but not limited to, the amount and priority of distributions to the Certificateholders);

(iii)          to change the timing and/or nature of deposits in the Collection Account, the Distribution Account or the REO Account, provided that (a) the Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Loan Holder not consenting thereto, as evidenced by (1) an Opinion of Counsel, or (2) if the related Class of Certificates or any Companion Loan Securities are rated by a Rating Agency, a Rating Agency Confirmation (at the expense of the party requesting the amendment or at the expense of the Trust Fund from amounts on deposit in the Collection Account and/or the Distribution Account if the requesting party is the Trustee or the Certificate Administrator);

(iv)          to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Lower-Tier REMIC or the Upper-Tier REMIC that would be a claim against the Lower-Tier REMIC or the Upper-Tier REMIC; provided that the Trustee, the Certificate Administrator and the Depositor have received an Opinion of Counsel (at the expense of the party requesting the amendment or at the expense of the Trust Fund from amounts on deposit in the Collection Account and/or the Distribution Account if the Trustee or the Certificate Administrator is the requesting party) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax for the Trust Fund and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or any Companion Loan Holder or (b) to the extent necessary for the Trust or any Other Securitization Trust to comply with the Investment Company Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations;

(v)           to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee; provided, further, that the Depositor may conclusively rely upon an Opinion of Counsel (a copy of which shall be delivered to the Trustee and the Certificate Administrator) to such effect;

(vi)          to make any other provisions with respect to matters or questions arising under this Agreement or any other change, provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Loan Holder not consenting thereto, as evidenced (1) an Opinion of Counsel or (2) a Rating Agency Confirmation with respect to such change (at the expense of the party requesting the amendment or at the expense of the Trust Fund from amounts on deposit in the Collection Account and/or the Distribution Account if the requesting party is the Trustee or the Certificate Administrator); provided, that any amendment pursuant to this clause (vi) that would adversely affect the rights of the Controlling Class or the Controlling Class Representative shall be subject to the consent of the Holders of the Controlling Class or the Controlling Class Representative, as applicable;

(vii)         to amend or supplement any provision hereof to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation (at the expense of the party requesting the amendment or at the expense of the Trust Fund from amounts on deposit in the Collection Account and/or the Distribution Account if the requesting party is the Trustee or the Certificate Administrator); provided, that any amendment pursuant to this clause (vii) that would adversely affect the rights of the Controlling Class, the Controlling Class Representative or any Companion Loan Holder will be subject to the consent of the Holders of the Controlling Class, the Controlling Class Representative or any Companion Loan Holder, as applicable;

(viii)        to modify the provisions hereof with respect to reimbursement of Nonrecoverable Advances if (a) the Depositor, the Servicer, and, to the extent that the Trustee has the obligation to make Advances, the Trustee, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment or at the expense of the Trust Fund if the Trustee or the Certificate Administrator is the requesting party), (c) the Trustee receives a Rating Agency Confirmation (at the expense of the party requesting the amendment or at the expense of the Trust Fund from amounts on deposit in the Collection Account and/or the Distribution Account if the requesting party is the Trustee or the Certificate Administrator) and (d) during any Subordinate Control Period and any Subordinate Consultation Period, the Controlling Class Representative consents to such modification; and

(ix)          to modify the procedures herein relating to Exchange Act Rule 17g-5 or Rule 15Ga-1; provided that such modification does not materially increase the obligations of the Trustee, the Certificate Administrator, the 17g-5 Information Provider, the Servicer or the Special Servicer without the consent of such party; provided, further that such amendment shall not adversely affect in any material respects the interests of any Certificateholders or any Companion Loan Holder, as evidenced by (a) an Opinion of Counsel or (b) if any Certificate or securities backed by a Companion Loan is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and;

(x)           to modify, eliminate or add to any of the provisions of this Agreement to such extent as will be necessary for any Other Securitization Trust to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

No other amendment to the Trust and Servicing Agreement may be made without the consent of the Companion Loan Holders if such amendment impairs the rights of any Companion Loan Holder under this Agreement.

(b)          This Agreement may also be amended by the parties to this Agreement with the consent of the holders of Certificates of each Class adversely affected by such amendment evidencing, in each case, not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not directly (i) reduce in any manner the amount of, or delay the timing of, payments received on the Trust Loan which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment, without the consent of the holders of all Certificates of that Class then outstanding, (iii) adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (iv) change in any manner the obligations of the Trust Loan Seller under the Trust Loan Purchase Agreement without the consent of the Trust Loan Seller, or (v) amend Accepted Servicing Practices without, in each case, the consent of 100% of the holders of Certificates adversely affected by such amendment, and Rating Agency Confirmation with respect to such amendment.

(c)           Notwithstanding any contrary provision contained in this Agreement, no amendment to this Agreement may be made that impairs the rights and/or increases the obligations of the Trust Loan Seller under this Agreement or under the Trust Loan Purchase Agreement without the consent of the Trust Loan Seller, or impairs the rights of the Initial Purchaser hereunder without the written consent of the Initial Purchaser, and each of the Trustee and the Certificate Administrator may, but will not be obligated to, enter into any amendment to this Agreement that it determines affects its rights, duties or immunities or creates any additional liability for the Trustee or the Certificate Administrator, as applicable, under this Agreement.

(d)           It shall not be necessary for the consent of Certificateholders under this Section 11.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Certificate Administrator or the Trustee may prescribe.

(e)           Notwithstanding the foregoing, no amendment may be made to this Agreement unless the Trustee, the Certificate Administrator, the Servicer and the Special Servicer have first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that the amendment is authorized or permitted under this Agreement and all conditions precedent have been met and that the amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of federal income tax on any portion of the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the Code.

(f)           Promptly after the execution of any amendment to this Agreement, the Certificate Administrator shall post a copy of the same to the Certificate Administrator’s Website, deliver a copy of the same to the 17g-5 Information Provider who shall post a copy of the same on the 17g-5 Information Provider’s Website pursuant to Section 8.14(b), and thereafter, the Certificate Administrator shall furnish a copy of such amendment to each Certificateholder, the Depositor, the Trustee, the Servicer, the Special Servicer, the Borrower, the Initial Purchaser and the Rating Agencies.

(g)          In the event that neither the Depositor nor any successor thereto is in existence, any amendment under this Section 11.1 shall be effected with the consent of the Trustee, the Certificate Administrator, and the Servicer or the Special Servicer, as applicable, and, to the extent required by this Section 11.1, the required Certificateholders, the Companion Loan Holders, Trust Loan Seller and/or Initial Purchaser, as applicable.

(h)          Unless otherwise specified in Section 11.1(a), the costs and expenses associated with any such amendment, including without limitation, Opinions of Counsel and Rating Agency Confirmations, shall be borne by the party requesting such amendment (or, if such amendment is required by either of the Rating Agencies to maintain the rating issued by it or requested by the Trustee for any purpose described in Section 11.1(a) (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee), then at the expense of the Depositor and, if neither the Depositor nor any successor thereto is in existence, the Trust Fund).

Section 11.2     Recordation of Agreement; Counterparts. (a)  This Agreement or an abstract hereof, if acceptable by the applicable recording office, is subject to recordation in all appropriate public offices for real property records in the county in which the Property subject to the Mortgage is situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Certificate Administrator at the expense of the Trust upon its receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders of the Trust.

(b)          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

Section 11.3     Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE

PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.4     Notices. All demands, notices and communications hereunder shall be in writing, shall be deemed to have been given upon receipt (except that notices to Holders of any Class of Certificates held in registered, definitive form shall be deemed to have been given upon being sent by first class mail, postage prepaid) as follows:

If to the Trustee, to:

Wilmington Trust, National Association
1100 North Market Street
Wilmington, Delaware 19890
Attention: CMBS Trustee BAMLL 2016-ISQR

with a copy to:

Email: cmbstrustee@wilmingtontrust.com

If to the Depositor, to:

Banc of America Merrill Lynch Large Loan, Inc.
One Bryant Park
New York, New York 10036
Attention: Leland Bunch
Facsimile: (646) 855-5044
Email: leland.f.bunch@baml.com

with a copy to:

W. Todd Stillerman, Esq.
Assistant General Counsel & Director
Bank of America Merrill Lynch Legal Department
214 North Tryon Street, 18th Floor
NC1-027-20-05
Charlotte, North Carolina 28255
Facsimile: (404) 736-2127
Email: william.stillerman@bankofamerica.com

with a copy to:

Dechert LLP
Bank of America Corporate Center
100 North Tryon Street
Suite 4000
Charlotte, North Carolina
Attention: Stewart McQueen
Facsimile: (704) 339-3176
Email: stewart.mcqueen@dechert.com

If to the Servicer, to:

Wells Fargo Bank, National Association
Commercial Mortgage Servicing, MAC D1086
550 South Tryon Street, 14th Floor
Charlotte, North Carolina 28202
Attention: BAMLL 2016-ISQR Asset Manager
Fax number: (704) 715-0036

Email: commercial.servicing@wellsfargo.com

with copies to:

Wells Fargo Bank, National Association
Legal Department
301 South College Street, TW-30, D1053-300
Charlotte, North Carolina 28202-6000
Attention: Commercial Mortgage Servicing Legal Support
Fax number: (704) 383-0353

with copies to:

K&L Gates LLP
Hearst Tower
214 North Tryon Street
Charlotte, North Carolina 28202
Attention: Stacy G. Ackermann
Fax number: (704) 353-3190

And for any items regarding the Rating Agency Q&A Forum, to: RAInvRequest@wellsfargo.com;

And for any items regarding the Investor Q&A Forum, to : REAM_InvestorRelations@wellsfargo.com

If to the Special Servicer, to:

AEGON USA Realty Advisors, LLC
4333 Edgewood Road NE
Cedar Rapids, Iowa 52499
Attention: Greg Dryden, SVP – Capital Markets Special Servicing
Facsimile: (319) 355-8030
Email: gdryden@aegonusa.com

If to the Certificate Administrator, to:

Wells Fargo Bank, National Association
Corporate Trust Services
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services — BAMLL 2016-ISQR

with a copy to:

E-mail: cts.cmbs.bond.admin@wellsfargo.com and trustadministrationgroup@wellsfargo.com

If to the Custodian:

Wells Fargo Bank, National Association
1055 10th Avenue SE

Minneapolis, Minnesota, 55414
Attention: Document Custody Group

If to the Initial Purchaser, to:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
Attention: Director of CMBS Securitization
Facsimile: (646) 855 5044
Email: leland.f.bunch@baml.com

with a copy to:

W. Todd Stillerman, Esq.
Assistant General Counsel & Director
Bank of America Merrill Lynch Legal Department
214 North Tryon Street, 18th Floor
NC1 027-20-05
Charlotte, North Carolina 28255
Facsimile: (404) 736 2127
Email: william.stillerman@bankofamerica.com

If to the initial Controlling Class Representative, to:

BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attention: Michelle Galvez

Email: Legaltransactions@blackrock.com

If to any Certificateholder, to:

the address set forth in the Certificate Register,

If to the Borrower:

at the address therefor set forth in the Loan Agreement

or, in the case of the parties to this Agreement, to such other address as such party shall specify by written notice to the other parties hereto.

Section 11.5     Notices to the Rating Agencies. Any notices or documents required to be delivered to the Rating Agencies under this Agreement and any other information regarding the Trust Fund as may be reasonably requested by the Rating Agencies from any party hereto to the extent such party has or can obtain such information without unreasonable effort or expense shall be delivered to the Rating Agencies at the addresses set forth below; provided, however, that such other information is first provided to the 17g-5 Information Provider in accordance with the procedures set forth in Section 8.14(b). The 17g-5 Information Provider shall not disclose which Rating Agency has requested such information. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute a Servicer Termination Event or Special Servicer Termination Event, as the case may be, under this Agreement. Any confirmation of the rating by the Rating Agencies required hereunder shall be in writing.

Any notices to the Rating Agencies shall be sent to the following addresses:

Standard & Poor’s Ratings Services
55 Water Street, 40th Floor
New York, New York 10041
Attention: CMBS Surveillance Group
E mail: cmbs_info_17g5@standardandpoors.com

and

Morningstar Credit Ratings, LLC
220 Gibraltar Road, Suite 300
Horsham, Pennsylvania 19044
Attention: CMBS Surveillance
E-mail: cmbsratings@morningstar.com.

Section 11.6     Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.7     Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or to commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third party by reason of any action by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of a Servicer Termination Event or Special Servicer Termination Event, as the case may be, and of the continuance thereof, as herein before provided, and unless the Holders of Certificates aggregating not less than 25% of the Voting Rights of the Certificates shall also have made written request upon the Trustee (with a copy to the Certificate Administrator) to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the

Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder except as provided herein with respect to entitlement to payments or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.8     Certificates Nonassessable and Fully Paid. The Certificateholders shall not be personally liable for obligations of the Trust Fund, the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 11.9     Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 11.10    No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

Section 11.11   Actions of Certificateholders. (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Certificate Administrator and, where required, to the Depositor, the Servicer or the Special Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Certificate Administrator, the Depositor, the Servicer and the Special Servicer if made in the manner provided in this Section.

(b)           The fact and date of the execution of any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Certificate Administrator deems sufficient.

(c)           Any request, demand, authorization, direction, notice, consent, waiver, or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Certificate Administrator, the Depositor, the Servicer or the Special Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

(d)           The Certificate Administrator may require additional proof of any matter referred to in this Section as it shall deem reasonably necessary.

Section 11.12    Successors and Assigns. The rights and obligations of any party hereto shall not be assigned (except pursuant to Section 6.2, 6.4, 8.7 or 8.9 hereof) by such party without the prior written consent of the other parties hereto. This Agreement shall inure to the benefit of and be binding upon the Depositor, the Servicer, the Special Servicer, the Certificate Administrator and the Trustee and their respective permitted successors and assigns. No Person other than a party to this Agreement, a designated third-party beneficiary and any Certificateholder shall have any rights with respect to the enforcement of any of the rights or obligations hereunder. Without limiting the foregoing, the parties to this Agreement specifically agree that (i) the Trust Loan Seller shall be a third-party beneficiary of this Agreement with respect to its rights under Sections 2.1(b), 2.2(c), 2.2(d), 2.6(b), 3.21, 4.4(a), 4.4(b), 4.5(a), 8.14, 10.1(b) and 10.1(c) hereof, (ii) the Initial Purchaser shall be a third-party beneficiary of this Agreement with respect to its rights under Sections 3.21, 4.4(a), 4.4(b), 4.5(a), 5.3(n), 8.7, 8.8, 8.14, 10.1(c), 10.1(f), and 10.4 of this Agreement, (iii) unless it is the Borrower or an Affiliate thereof, each Companion Loan Holder shall be a third-party beneficiary of this Agreement with respect to its respective rights under this Agreement, (iv) each Other Depositor and Other Exchange Act Reporting Party shall be a third-party beneficiary of this Agreement with respect to its rights under Article 13 and (v) none of the Borrower, Sponsor, Manager or other party to the Mortgage Loan is an intended third-party beneficiary of this Agreement (provided that the Borrower shall be entitled to notices to the extent expressly provided herein).

Section 11.13    Acceptance by Authenticating Agent, Certificate Registrar. The Certificate Administrator hereby accepts its appointment as Authenticating Agent and Certificate Registrar and agrees to perform the obligations required to be performed by it in each such capacity pursuant to the terms of this Agreement.

Section 11.14    Streit Act. Any provisions required to be contained in this Agreement by Section 126 and/or Section 130-k or Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 and/or 130-k shall not have any effect, and if said Section 126 and/or Section 130-k should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 and/or Section 130-k shall cease to have any further effect upon the provisions of this Agreement. In a case of a conflict between the provisions of this

Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

Section 11.15    Assumption by Trust of Duties and Obligations of the Lender Under the Loan Documents. The Trustee on behalf of the Trust as assignee of the Trust Loan and the Servicer and the Special Servicer hereby acknowledge that the Trust assumes all of the rights and obligations of the Lender as lender under the Loan Documents and agrees to be bound thereby, and in accordance with the terms thereof. Such acknowledgement on behalf of the Trust is made by the Trustee in the exercise of the powers and authority conferred and vested in it and is intended for the purpose of binding only the Trust. Nothing contained in this Section shall be construed as creating any liability on the part of the Trustee, individually or personally, it being agreed that all liabilities and obligations being acknowledged as assumed are solely those of the Trust, and under no circumstances shall the Trustee be liable personally for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement, any Loan Document or any related document.

Section 11.16    Treatment as a Security Agreement. The Depositor, concurrently with the execution and delivery hereof, has conveyed to the Trust, all of its right, title and interest in and to the Trust Loan. The parties intend that such conveyance of the Depositor’s right, title and interest in and to the Trust Loan pursuant to this Agreement shall constitute a purchase and sale and not a loan. If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Depositor shall be deemed to have granted, and in such event does hereby grant, to the Trustee, in trust for the registered holders of Holders of BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR, a first priority security interest in all of its right, title and interest, whether now owned or existing or hereafter acquired or arising, in, to and under the Trust Loan, all payments of principal or interest with respect to the Trust Loan on or after the Closing Date and all proceeds thereof that may come due with respect to the Trust Loan and that this Agreement shall constitute a security agreement under applicable law.

ARTICLE XII

REMIC ADMINISTRATION

Section 12.1    REMIC Administration. (a)  The parties intend that each of the Lower-Tier REMIC and the Upper-Tier REMIC shall constitute, and that the affairs of each of the Lower-Tier REMIC and the Upper-Tier REMIC shall be conducted so as to qualify it as, a REMIC, and the provisions hereof shall be interpreted consistently with this intention.

(b)           The Certificate Administrator shall make or cause to be made an election on behalf of each of the Lower-Tier REMIC and the Upper-Tier REMIC to treat the segregated pool of assets constituting each such REMIC as a REMIC under the Code. Each such election shall be made on IRS Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

(c)           The Closing Date is hereby designated as the “Startup Day” of each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of Section 860G(a)(9) of the Code. The “latest possible maturity date” of the Certificates and the Uncertificated Lower-Tier Interests for the purposes of Section 860G(a)(1) of the Code is the Rated Final Distribution Date.

(d)           The Certificate Administrator shall prepare or cause to be prepared, and file or cause to be filed with the IRS, on behalf of each of the Lower-Tier REMIC and the Upper-Tier REMIC, an application for a taxpayer identification number for such REMIC on IRS Form SS-4 or obtain such number by other permissible means. Within thirty (30) days of the Closing Date, the Certificate Administrator shall furnish or cause to be furnished to the Internal Revenue Service, on IRS Form 8811 or as otherwise may be required by the Code, the name, title and address of the Persons that Holders of the Certificates may contact for tax information relating thereto (and the Certificate Administrator shall act as the representative of each of the Lower-Tier REMIC and the Upper-Tier REMIC for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within ten (10) Business Days of the Closing Date to provide any information reasonably requested by the Servicer or the Certificate Administrator and necessary to make such filing).

(e)           The Certificate Administrator shall pay without any right of reimbursement the ordinary and usual expenses in connection with the preparation, filing and mailing of tax information reports and returns that are incurred by it in the ordinary course of its business, but extraordinary or unusual expenses, costs or liabilities incurred in connection with its tax-related duties under this Agreement, including without limitation any expenses, costs or liabilities associated with audits or any administrative or judicial proceedings with respect to the Lower-Tier REMIC or the Upper-Tier REMIC that involve the IRS or state tax authorities, shall be reimbursable from the Trust Fund.

(f)            The Certificate Administrator shall prepare, timely deliver to the Trustee for execution (and the Trustee shall timely execute) and file, or cause to be prepared and filed all federal, state and local income or franchise or other tax and information returns for each of the Lower-Tier REMIC and the Upper-Tier REMIC as the direct representative for such REMIC. Except as provided in Section 12.1(e), the expenses of preparing and filing such returns shall be borne by the Certificate Administrator. The Depositor shall provide on a timely basis to the Certificate Administrator or its designee such information with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC as is in its possession, and is reasonably requested by the Certificate Administrator to enable it to perform its obligations under this subsection (f), and the Certificate Administrator shall be entitled to rely on such information in the performance of its obligations hereunder.

(g)           The Certificate Administrator shall perform on behalf of each of the Lower-Tier REMIC and the Upper-Tier REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the IRS or any state or local taxing authority. Among its other duties, the Certificate Administrator shall provide (i) to the IRS or other Persons (including, but not limited to, the transferor of a Class R Certificate to a Disqualified Organization or to an agent that has acquired a Class R Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Depositor shall provide on a timely basis (and in no event later than thirty (30) days after the Trustee’s request) to the Certificate Administrator or its designee such information with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC as is in its possession and is reasonably requested in writing by the Certificate Administrator to enable it to perform its obligations under this subsection (g).

(h)          The Holder of the Class R Certificates holding the largest Percentage Interest therein shall be the Tax Matters Person of the Upper-Tier REMIC and the Lower-Tier REMIC, pursuant to Treasury Regulations Section 1.860F-4(d). The duties of the Tax Matters Persons for the Upper-Tier REMIC and the Lower-Tier REMIC are hereby delegated to the Certificate Administrator as agent for the related Tax Matters Person, and the Class R Certificateholders, by acceptance of the Class R Certificates, agree, on behalf of themselves and all successor holders of such Class R Certificates, to such delegation to the Certificate Administrator as its agent and attorney in fact.

(i)            The Trustee, the Certificate Administrator, the Holders of the Class R Certificates, the Servicer and the Special Servicer shall perform their obligations under this Agreement and the REMIC Provisions in a manner consistent with the status of each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC.

(j)            The Trustee, the Certificate Administrator, any Holder of the Class R Certificates, the Servicer and the Special Servicer shall not take any action or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to take any action, within their respective control and the scope of their specific respective duties under this Agreement that, under the REMIC Provisions, could reasonably be expected to (i) endanger the status of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (ii) unless permitted under Section 12.2(a), result in the imposition of a tax upon either the Lower-Tier REMIC or the Upper-Tier REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on prohibited contributions as defined in Section 860G(d) of the Code) (any such result in clause (i) or (ii), an “Adverse REMIC Event”) unless (A) the Certificate Administrator and the Servicer have received a Nondisqualification Opinion (at the expense of the party seeking to take such action or of the Trust Fund if taken for the benefit of the Certificateholders) with respect to such action or (B) the Certificate Administrator and the Servicer have received an opinion (at the expense of the party seeking to take such action or of the Trust Fund if taken for the benefit of the Certificateholders) to the effect that such action will not cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC and that no tax will actually be imposed.

(k)           Any and all federal, state and local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC or its assets or transactions, including, without limitation, “prohibited transaction” taxes as defined in Section 860F of the Code, and any tax on contributions imposed by Section 860G(d) of the Code, shall be paid from the Collection Account; provided that the Servicer, upon two (2) days prior written notice, shall remit from the Collection Account to the Certificate Administrator the amount of any such tax that the Certificate Administrator notifies the Servicer is due; provided, further, that if such taxes shall have been imposed on account of the willful misconduct, bad faith or negligence of any party hereto, or in connection with the breach of any representation or warranty made by any party hereto in this Agreement, then such taxes shall be paid by such party.

(l)            The Certificate Administrator shall, for federal income tax purposes, maintain books and records with respect to the Lower-Tier REMIC and the Upper-Tier REMIC on a calendar year and on an accrual basis. Notwithstanding anything to the contrary contained herein or in the Loan Documents (but subject to Section 1.3), all amounts collected on the Trust Loan shall, for federal income tax purposes, be allocated first to interest due and payable on the Trust Loan (including interest on overdue interest) other than Default Interest. The books and records must be sufficient concerning the nature and amount of the investments of the Lower-Tier REMIC and the Upper-Tier REMIC to show that such REMIC has complied with the REMIC Provisions.

(m)          None of the Trustee, the Certificate Administrator, the Servicer or the Special Servicer shall enter into any arrangement by which either the Lower-Tier REMIC or the Upper-Tier REMIC will receive a fee or other compensation for services.

(n)          In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Certificate Administrator within ten (10) days after the Closing Date, all information or data that the Certificate Administrator reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, issue prices, pricing prepayment assumption and projected cash flows of the Certificates and the Class R Certificates, as applicable, and the projected cash flows on the Trust Loan. Thereafter, the Depositor, the Trustee, the Servicer and the Special Servicer shall provide to the Certificate Administrator, promptly upon request therefor, any such additional information or data that the Certificate Administrator may, from time to time, reasonably request in order to enable the Certificate Administrator to perform its duties as set forth herein. The Certificate Administrator is hereby directed to use any and all such information or data provided by the Depositor, the Servicer and the Special Servicer in the preparation of all federal, state or local income, franchise or other tax and information returns and reports for each of the Lower-Tier REMIC and the Upper-Tier REMIC to Certificateholders as required herein. The Depositor hereby indemnifies the Certificate Administrator for any losses, liabilities, damages, claims or expenses of the Certificate Administrator arising from any errors or miscalculations of the Certificate Administrator pursuant to this Section 12.1 that result from any failure of the Depositor to provide or to cause to be provided, accurate information or data to the Certificate Administrator (but not resulting from the methodology employed by the Certificate Administrator) on a timely basis and such indemnifications shall survive the termination of this Agreement and the termination of the Certificate Administrator.

The Certificate Administrator agrees that all such information or data so obtained by it shall be regarded as confidential information and agrees that it shall use its best reasonable efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor, unless such information is generally available to the public (other than as a result of a breach of this Section 12.1) or is required by law or applicable regulations to be disclosed.

Section 12.2     REO Property. (a)  The parties hereto acknowledge and understand that if the Trust Fund were to acquire the Property as REO Property and were to own and operate the Property in a manner consistent with the manner in which the Property is currently owned and operated by the Borrower, through a Successor Manager, some portion or all of the income derived in the Lower-Tier REMIC from such REO Property may be considered “net income from foreclosure property” for purposes of Section 860G(c) of the Code and subject to tax at normal corporate income tax rates.

In determining whether to acquire and hold any REO Property, the Special Servicer, acting on behalf of the Trustee hereunder, shall take these circumstances into account and shall only acquire any such REO Property if it determines, in its reasonable judgment (after, consultation with counsel, at the expense of the Trust Fund), that either (i) there is a commercially feasible alternative method of administering such REO Property that would not result in such tax, e.g., a net lease that results in Rents from Real Property or (ii) the likely recovery with respect to operating the REO Property on behalf of the Trust Fund, after taking into account any such taxes that might be imposed on either the Lower-Tier REMIC or the Upper-Tier REMIC, will exceed the likely recovery to the Trust Fund if the Trust Fund were to net lease the REO Property or were not to acquire and hold the REO Property. If the Trust Fund acquires any REO Property, the Special Servicer, acting on behalf of the Trustee, if the Manager would not be considered an Independent Contractor, shall either renegotiate the Management Agreement or replace the Manager with a Successor Manager (as appropriate and to the extent permitted under such Management Agreement) so that the REO Property would be considered to be operated by an Independent Contractor. If, after making the foregoing reasonable efforts, the Special Servicer determines that it is in the best interests of Certificateholders on a net after-tax basis to operate the REO Property in a manner such that the Lower-Tier REMIC or Upper-Tier REMIC shall receive, based upon an Opinion of Counsel, “net income from foreclosure property” under the REMIC Provisions, the Special Servicer shall maintain or cause to be maintained such records of income and expense as to enable such amounts to be computed accurately, and shall pay or retain or cause to be paid or retained from Foreclosure Proceeds such amounts as are necessary to pay such tax or, to the extent such amounts are insufficient, from the Collection Account pursuant to Section 3.4(c).

Without limiting the generality of the foregoing, the Special Servicer shall not, to the extent within its power:

(i)            permit the Trust Fund to enter into, renew or extend any new lease with respect to the REO Property, if the new lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii)           permit any amount to be received or accrued under any new lease other than amounts that will constitute Rents from Real Property;

(iii)          authorize or permit any construction on the REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvements was completed before default on the Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv)         Directly Operate, other than through an Independent Contractor, or allow any other Person to Directly Operate, other than through the Manager or an Independent Contractor, the REO Property on any date more than ninety (90) days after its acquisition date.

(b)          The Special Servicer, acting on behalf of the Trustee hereunder, shall make reasonable efforts to sell the REO Property for its fair market value in accordance with Section 3.16. In any event, however, the Special Servicer, acting on behalf of the Trustee hereunder, shall dispose of any REO Property as soon as is practicable but in no event later than the close of the third calendar year following the year in which the Acquisition Date occurs unless the Special Servicer, on behalf of the Trustee, has received (or has not been denied) an extension of time (an “Extension”) by the Internal Revenue Service to sell such REO Property or an opinion of counsel (at the cost of the Trust Fund) to the effect that the holding by the Trust Fund of the REO Property for an additional specified period will neither result in the imposition of taxes on “prohibited transactions” of the Trust Fund as defined in Section 860F of the Code, nor cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, in which event such period shall be extended by such additional specified period, with the expenses of obtaining any such extension of time being an expense of the Trust Fund. If the Special Servicer, on behalf of the Trustee, has received (or has not been denied) such Extension, then the Special Servicer, acting on behalf of the Trustee hereunder, shall continue to attempt to sell the REO Property for its fair market value for such longer period as such Extension permits (the “Extended Period”). If the Special Servicer, acting on behalf of the Trustee, has not received such an Extension and the Special Servicer, acting on behalf of the Trustee hereunder, is unable to sell the REO Property, within the foregoing period or if the Special Servicer, acting on behalf of the Trustee hereunder, has received such an Extension, and the Special Servicer, acting on behalf of the Trustee hereunder, is unable to sell the REO Property within the Extended Period, the Special Servicer shall, before the end of the above-referenced period or the Extended Period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with Accepted Servicing Practices.

(c)           Within thirty (30) days of the sale of a REO Property, the Special Servicer shall provide to the Trustee a statement of accounting for the REO Property, including, without limitation, (i) the date the Property was acquired in foreclosure or by deed in lieu of foreclosure, (ii) the date of disposition of such REO Property, (iii) the gross sale price and related selling and other expenses, (iv) accrued interest calculated from the date of acquisition to the disposition date, and (v) such other information as the Trustee may reasonably request.

Section 12.3     Prohibited Transactions and Activities. The Special Servicer, on behalf of the Trust Fund, shall not permit the sale or disposition of the Trust Loan at a time when the Trust Loan is not the subject of a Material Breach or a Material Document Defect or is not in default or default with respect thereto is not reasonably foreseeable (except in a disposition pursuant to (i) the bankruptcy or insolvency of the Lower-Tier REMIC or (ii) the termination of the Lower-Tier REMIC in a “qualified liquidation” as defined in Section 860F(a)(4) of the Code), nor acquire any assets for either the Lower-Tier REMIC or the Upper-Tier REMIC (other than REO Property), nor sell or dispose of any investments in the Collection Account or Distribution Account for gain, nor receive any amount representing a fee or other compensation for services, nor accept any contributions to either the Lower-Tier REMIC or the Upper-Tier REMIC (other than a cash contribution during the three-month period beginning on the Startup Day), unless it has received an Opinion of Counsel (at the expense of the Person requesting it to take such action) to the effect that such disposition, acquisition, substitution or acceptance will not (a) affect adversely the status of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, or of the Certificates as representing regular interests therein, (b) affect the distribution of interest or principal on the Regular Certificates, (c) result in the encumbrance of the assets transferred or assigned to either the Lower-Tier REMIC or the Upper-Tier REMIC (except pursuant to the provisions of this Agreement), or (d) cause either the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to a tax on “prohibited transactions” or “prohibited contributions” pursuant to the REMIC Provisions.

Section 12.4     Indemnification with Respect to Certain Taxes and Loss of REMIC Status. (a)  If either the Lower-Tier REMIC or the Upper-Tier REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or a tax as a result of a prohibited transaction or contribution subject to taxation under the REMIC Provisions due to the willful misconduct, bad faith or negligent performance by the Certificate Administrator of its duties and obligations specifically set forth herein, or by reason of the Certificate Administrator’s negligent disregard of its obligations and duties thereunder, the Certificate Administrator shall indemnify the Trust against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting therefrom; provided, however, that the Certificate Administrator shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Servicer, the Special Servicer, the Depositor, or the Holders of the Class R Certificates nor for any such Losses resulting from misinformation provided by the Holders of the Class R Certificates, the Trustee, the Servicer, the Special Servicer, or the Depositor, on which the Certificate Administrator has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of successor Holders of the Class R Certificates at law or in equity.

(b)           If either the Lower-Tier REMIC or the Upper-Tier REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or a tax as a result of a prohibited transaction or contribution subject to taxation under the REMIC Provisions due to the willful misconduct, bad faith or negligent performance of the Servicer or the Special Servicer in the performance of its duties and obligations set forth herein, or by reason of the Servicer’s or the Special Servicer’s negligent disregard of its obligations and duties thereunder, the Servicer or the Special Servicer, as the case may be, shall indemnify the Trust against any and all losses resulting therefrom; provided, however, that the Servicer or the Special Servicer, as the case may be, shall not be liable for any such losses attributable to the action or inaction of the Certificate Administrator, the Depositor, the Holders of the Class R Certificates nor for any such losses resulting from misinformation provided by the Certificate Administrator, the Depositor or the Holders of the Class R Certificates on which the Servicer or the Special Servicer, as the case may be, has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of any successor Holders of the Class R Certificates at law or in equity.

ARTICLE XIII

EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 13.1     Intent of the Parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of Article 13 of this Agreement is, among other things, to facilitate compliance by any Other Depositor with the provisions of Regulation AB and the related rules and regulations of the Commission. Except as expressly required by Sections 13.7, 13.8 and 13.9, the Depositor shall not, and no Other Depositor may, exercise its rights to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Act, the Exchange Act and the Sarbanes-Oxley Act. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time due to interpretive guidance provided by the Commission or its staff, and agree to comply with reasonable requests made by the Depositor, any Other Depositor, or other Exchange Act Reporting Party, in good faith for delivery of information under these provisions on the basis of such evolving interpretations of Regulation AB. In connection with the BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR, and any Companion Loan Securities, each of the parties to this Agreement shall cooperate fully with the Depositor, the Certificate Administrator, any Other Depositor and any Other Exchange Act Reporting Party, as applicable, to deliver to the Depositor or Other Depositor, as applicable (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information in its possession or reasonably available to it and necessary in the reasonable good faith determination of the Depositor, the Certificate Administrator, any Other Depositor or any Other Exchange Act Reporting Party, as applicable, to permit any Other Depositor or other Exchange Act Reporting Party to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, the Special Servicer, the Certificate Administrator and the Trustee, as applicable, and any Sub-Servicer, or the servicing of the Mortgage Loan, reasonably believed by the Depositor or any Other Depositor, as applicable, in good faith to be necessary in order to effect such compliance.

Section 13.2     Succession; Sub-Servicers; Subcontractors. (a)  For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act (in addition to any requirements contained in Section 13.7 of this Agreement), in connection with the succession to the Servicer and Special Servicer or any Sub-Servicer as servicer or sub-servicer (to the extent such Sub-Servicer is a “servicer” meeting the criteria contemplated by Item 1108(a)(2) of Regulation AB) under this Agreement by any Person (i) into which the Servicer and Special Servicer or such Sub-Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer and Special Servicer or any such Sub-Servicer, the Servicer or Special Servicer, as applicable (depending on whether such succession involves it or one of its Sub-Servicers), shall provide (other than in the case of a succession pursuant to an appointment under Section 7.1 or 7.2, in which case the successor servicer or successor special servicer, as applicable, shall provide) to any Other Depositor as to which the applicable Companion Loan is affected, at least five (5) Business Days prior to the effective date of such succession or appointment as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement (and as long as such notice is not given by a successor servicer or successor special servicer appointed under Section 7.1 or 7.2), and otherwise no later than one (1) Business Day after such effective date of succession, (x) written notice to the Depositor and each such Other Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to each such Other Depositor, all information relating to such successor servicer reasonably requested by any such Other Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

(b)          For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, each of the Servicer, the Special Servicer, any Sub-Servicer and the Certificate Administrator (each of the Servicer, the Special Servicer and the Certificate Administrator and each Sub-Servicer, for purposes of this Section 13.2(b) and Section 13.2(c), a “Servicing Party”) is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. Such Servicing Party shall promptly upon request provide to any Other Depositor as to which a Companion Loan is affected, a written description (in form and substance satisfactory to each such Other Depositor) of the role and function of each Subcontractor that is a Servicing Function Participant utilized by such Servicing Party during the preceding calendar year, specifying (i) the identity of such Subcontractor, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each such Subcontractor. Each Servicing Party shall cause any Subcontractor utilized by such Servicing Party that is determined to be a Servicing Function Participant to comply with the provisions of Section 13.7, Section 13.8 and Section 13.9 of this Agreement to the same extent as if such Subcontractor were such Servicing Party. Such Servicing Party shall obtain from each such Subcontractor (or, in the case of each Sub-Servicer set forth on Exhibit S, shall use commercially reasonable efforts to obtain from such Sub-Servicer) and deliver to the applicable Persons any assessment of compliance report and related accountant’s attestation required to be delivered by such Subcontractor under Section 13.7, Section 13.8 and Section 13.9 of this Agreement, in each case, as and when required to be delivered.

(c)           For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, notwithstanding the foregoing, if a Servicing Party engages a Subcontractor in connection with the performance of any of its duties under this Agreement, such Servicing Party shall be responsible for determining whether such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and whether such Subcontractor meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB. If a Servicing Party determines, pursuant to the preceding sentence, that such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, then such Subcontractor shall be deemed to be a Sub-Servicer for purposes of this Agreement, and the engagement of such Sub-Servicer shall not be effective unless and until notice is given to the Depositor and the Certificate Administrator, as well as any Other Depositor as to which a Companion Loan is affected, of any such Sub-Servicer and Subservicing Agreement. No Subservicing Agreement (other than such agreements set forth on Exhibit S hereto) shall be effective until five (5) Business Days after such written notice is received by the Depositor, the Certificate Administrator and each such Other Depositor. Such notice shall contain all information reasonably necessary, and in such form as may be necessary, to enable each Other Exchange Act Reporting Party as to which the applicable Companion Loan is affected, to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the related Other Pooling and Servicing Agreement or otherwise (if such reports under the Exchange Act are required to be filed under the Exchange Act).

(d)          For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, in connection with the succession to the Trustee or Certificate Administrator under this Agreement by any Person (i) into which the Trustee or Certificate Administrator may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee or Certificate Administrator, the Trustee or Certificate Administrator, as applicable, shall notify the Depositor and each Other Depositor, at least ten (10) Business Days prior to the effective date of such succession or appointment (or if such prior notice would be violative of applicable law or any applicable confidentiality agreement, no later than the time required under Section 13.6 of this Agreement) and shall furnish pursuant to Section 13.6 of this Agreement to each Other Depositor in writing and in form and substance reasonably satisfactory to the Depositor and each Other Depositor, all information reasonably necessary for each Other Exchange Act Reporting Party to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the related Other Pooling and Servicing Agreement or otherwise (if such reports under the Exchange Act are required to be filed under the Exchange Act).

Section 13.3     Other Securitization Trust’s Filing Obligations. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall (and shall cause (or, in the case of each Sub-Servicer set forth on Exhibit S, shall use commercially reasonable efforts to cause) each Additional Servicer and Servicing Function Participant utilized thereby to) reasonably cooperate with each Other Depositor in connection with the satisfaction of each Other Securitization Trust’s reporting requirements under the Exchange Act.

Section 13.4     Form 10-D Disclosure. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, within one Business Day after the related Distribution Date (using commercially reasonable efforts), but in no event later than noon (New York City time) on the third Business Day after the related Distribution Date, (i) the parties as set forth on Exhibit O to this Agreement, shall be required to provide to each Other Exchange Act Reporting Party and each Other Depositor to which the particular Additional Form 10-D Disclosure is relevant for Exchange Act reporting purposes, to the extent a Servicing Officer or Responsible Officer thereof has knowledge thereof (other than information required by Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in-house legal department of such party), in EDGAR-compatible format (to the extent available to such party in such format), or in such other format as otherwise agreed upon by each such Other Exchange Act Reporting Party, each such Other Depositor and such parties, the form and substance of the Additional Form 10-D Disclosure, if applicable, and (ii) the parties listed on Exhibit O to this Agreement shall include with such Additional Form 10-D Disclosure application to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit S, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached as Exhibit R to this Agreement. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit O to this Agreement of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information.

Section 13.5     Form 10-K Disclosure. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, no later than March 1, commencing in March 2017, (i) the parties listed on Exhibit P to this Agreement shall be required to provide (and with respect to any Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to provide) to each Other Exchange Act Reporting Party and each Other Depositor to which the particular Additional Form 10-K Disclosure is relevant for Exchange Act Reporting purposes, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge (other than information required by Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in house legal department of such party), in EDGAR compatible format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by each such Other Exchange Act Reporting Party, each such Other Depositor and such providing parties, the form and substance of any Additional Form 10-K Disclosure described on Exhibit P to this Agreement applicable to such party, and (ii) the parties listed on Exhibit P to this Agreement shall include with such Additional Form 10-K Disclosure applicable to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit S, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached as Exhibit R to this Agreement. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit P to this Agreement of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information.

Section 13.6     Form 8-K Disclosure. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, to the extent a Servicing Officer or Responsible Officer thereof has actual knowledge of such event (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in-house legal department of such party), within one Business Day after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”) (using commercially reasonable efforts), but in no event later than the close of business (New York City time) on the second Business Day after the occurrence of a Reportable Event, (i) the parties set forth on Exhibit Q to this Agreement shall be required to provide (and (i) with respect to any Servicing Function Participant of such party that is a Sub-Servicer set forth on Exhibit S, shall use commercially reasonable efforts to cause such Servicing Function Participant to provide, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to provide) to each Other Depositor and each Other Exchange Act Reporting Party to which the particular Form 8-K Disclosure Information is relevant for Exchange Act reporting purposes, in EDGAR-compatible format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by each such Other Depositor, each such Other Exchange Act Reporting Party and such providing parties, any Form 8-K Disclosure Information described on Exhibit Q to this

Agreement as applicable to such party, if applicable, and (ii) the parties listed on Exhibit Q to this Agreement shall include with such Form 8-K Disclosure Information applicable to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit S, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached hereto as Exhibit R. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Q of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information.

Section 13.7     Annual Compliance Statements. On or before March 1 of each year, commencing in 2017, each of the Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of the Mortgage Loan) and, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator and the Trustee (provided, however, that the Trustee shall not be required to deliver an assessment of compliance with respect to any period during which there was no Applicable Servicing Criteria applicable to it), at its own expense, shall furnish (and each such party, (i) with respect to each Servicing Function Participant that is a Sub-Servicer set forth on Exhibit S with which it has entered into a servicing relationship with respect to the Mortgage Loan, shall use commercially reasonable efforts to cause such Servicing Function Participant to furnish, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to furnish) (each such Servicing Function Participant and each of the Servicer, Special Servicer and the Certificate Administrator, a “Certifying Servicer”) to the Certificate Administrator and the 17g-5 Information Provider (who shall post it to the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website, as applicable, pursuant to Section 8.14(b)), the Trustee, the Depositor and the Companion Loan Holders (or, if a Companion Loan is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party), an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such Person’s activities during the preceding calendar year or portion thereof and of such Person’s performance under this Agreement or the applicable Sub-Servicing Agreement, as applicable, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such Person has fulfilled all its obligations under this Agreement or the applicable Sub-Servicing Agreement, as applicable, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, promptly after receipt of each such Officer’s Certificate, the Depositor (and, if a Companion Loan is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party) may review each such Officer’s Certificate and, if applicable, consult with the Certifying Servicer, as applicable, as to the nature of any failures by such Certifying Servicer, respectively, or any related Servicing Function Participant with which the Servicer or the Special Servicer, as applicable, has entered into a servicing relationship with respect to the Trust Loan or the Companion Loans in the fulfillment of any Certifying Servicer’s obligations hereunder or under the applicable sub-servicing or primary servicing agreement. The obligations of each Certifying Servicer under this Section apply to each such Certifying Servicer that serviced the Trust Loan or the Companion Loans during the applicable period, whether or not the Certifying

Servicer is acting in such capacity at the time such Officer’s Certificate is required to be delivered. Copies of all Officer’s Certificates delivered pursuant to this Section 13.7 shall be made available to any Privileged Person by the Certificate Administrator by posting such Compliance Report to the Certificate Administrator’s Website pursuant to Section 8.14(b).

Section 13.8     Annual Reports on Assessment of Compliance with Servicing Criteria. (a) On or before March 1 of each year, commencing in 2017, the Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of the Mortgage Loan) and, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator and the Trustee (provided, however, that the Trustee shall not be required to deliver an assessment of compliance with respect to any period during which there was no Applicable Servicing Criteria applicable to it), each at its own expense, shall furnish (and each such party, (i) with respect to each Servicing Function Participant that is a Sub-Servicer set forth on Exhibit S with which it has entered into a servicing relationship with respect to the Mortgage Loan, shall use commercially reasonable efforts to cause such Servicing Function Participant to furnish, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to furnish) (each Servicer, the Special Servicer, the Certificate Administrator, the Trustee and any Servicing Function Participant, as the case may be, a “Reporting Servicer”) to the Certificate Administrator and the 17g-5 Information Provider (who shall post it to the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website, as applicable, pursuant to Section 8.14(b)), the Trustee, the Depositor and the Companion Loan Holders (or, if a Companion Loan is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party), a report on an assessment of compliance with the Applicable Servicing Criteria that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Applicable Servicing Criteria, (B) a statement that, to the best of such Reporting Servicer’s knowledge, such Reporting Servicer used the Servicing Criteria to assess compliance with the Applicable Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Applicable Servicing Criteria as of the end of and for the preceding calendar year, including, if there has been any material instance of noncompliance with the Applicable Servicing Criteria, a discussion of each such failure and the nature and status thereof and (D) a statement that a registered public accounting firm that is a member of the American Institute of Certified Public Accountants has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Applicable Servicing Criteria as of and for such period. Copies of all compliance reports delivered pursuant to this Section 13.8 shall be provided to any Certificateholder, upon the written request therefor and submission of an Investor Certification in the form of Exhibit J-1, by the Certificate Administrator.

Each such report shall be addressed to the Depositor and each Other Depositor (if addressed) and signed by an authorized officer of the applicable company, and shall address each of the Applicable Servicing Criteria. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, promptly after receipt of each such report, the Depositor and each Other Depositor may review each such report and, if applicable, consult with the each Reporting Servicer as to the nature of any material instance of noncompliance with the Applicable Servicing Criteria.

(b)          On the Closing Date, the Servicer, the Special Servicer and the Certificate Administrator each acknowledge and agree that Exhibit K to this Agreement sets forth the Applicable Servicing Criteria for such party.

(c)           No later than 30 days after the end of each fiscal year for the Trust, the Servicer, the Special Servicer and, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator shall notify the Certificate Administrator, the Depositor, each Other Exchange Act Reporting Party and each Other Depositor as to the name of each Servicing Function Participant utilized by it, in each case, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Servicer, the Special Servicer and, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator submit their assessments pursuant to Section 13.8(a) of this Agreement, such parties, as applicable, will also at such time include the assessment (and related attestation pursuant to Section 13.9) of each Servicing Function Participant engaged by it. The fiscal year for the Trust shall be January 1 through and including December 31 of each calendar year.

(d)          In the event the Servicer, the Special Servicer or, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall cause (or, if the Servicing Function Participant is a Sub-Servicer set forth on Exhibit S, shall use commercially reasonable efforts to cause) any Servicing Function Participant engaged by it to provide (and the Servicer, the Special Servicer and the Certificate Administrator shall, with respect to any Servicing Function Participant that resigns or is terminated under any applicable servicing agreement, cause such Servicing Function Participant to provide) an annual assessment of compliance pursuant to this Section 13.8, coupled with an attestation as required in Section 13.9 in respect of the period of time that the Servicer, the Special Servicer or, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator was subject to this Agreement or the period of time that the Servicing Function Participant was subject to such other servicing agreement.

Section 13.9     Annual Independent Public Accountants’ Servicing Report. On or before March 1 of each year, commencing in 2017, the Servicer, the Special Servicer and, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator and the Trustee (provided, however, that the Trustee shall not be required to deliver an assessment of compliance with respect to any period during which there was no Applicable Servicing Criteria applicable to it), each at its own expense, shall cause (and each such party, (i) with respect to each Servicing Function Participant that is a Sub-Servicer set forth on Exhibit S with which it has entered into a servicing relationship with respect to the Mortgage Loan, shall use commercially reasonable efforts to cause such Servicing Function Participant to furnish, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to furnish) a registered public accounting firm (which may also render other services to the Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the applicable Servicing Function Participant, as the case may be) and that is a member of the American

Institute of Certified Public Accountants to furnish a report to the Certificate Administrator (who shall post it to the Certificate Administrator’s Website pursuant to Section 8.14(b)), the Depositor, the Companion Loan Holders (or, in the case of a Companion Loan if part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party) and the 17g-5 Information Provider (who shall post it to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)), to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Applicable Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such Reporting Servicer’s assessment of compliance with the Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Applicable Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each accountant’s attestation report required hereunder shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Act and the Exchange Act. Such report must be available for general use and not contain restricted use language. Copies of all statements delivered pursuant to this Section 13.9 shall be made available to any Privileged Person by the Certificate Administrator posting such statement on the Certificate Administrator’s Website pursuant to Section 8.14(b).

For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, promptly after receipt of such report from the Servicer, the Special Servicer, the Certificate Administrator, the Trustee or any Servicing Function Participant, the Depositor and each Other Depositor may review the report and, if applicable, consult with the Servicer, the Special Servicer or, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator or the Trustee as to the nature of any defaults by the Servicer, the Special Servicer, the Certificate Administrator, the Trustee or any Servicing Function Participant with which it has entered into a servicing relationship with respect to the Trust Loan or the Companion Loans, as the case may be, in the fulfillment of any of the Servicer’s, the Special Servicer’s, the Certificate Administrator’s, the Trustee’s or the applicable Servicing Function Participants’ obligations hereunder or under the applicable Sub-Servicing Agreement.

Section 13.10     Significant Obligor. With respect to any Property that secures the Companion Loans that the applicable Other Depositor has notified the Servicer and Special Servicer in writing is a “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) (together with notification of the Relevant Distribution Date) with respect to an Other Securitization that includes a Companion Loan, to the extent that the Servicer is in receipt of the updated financial statements of such “significant obligor” for any calendar quarter (other than the fourth calendar quarter of any calendar year) from the Borrower or Special Servicer, beginning with the first calendar quarter following receipt of such notice from the Other Depositor, or the updated financial statements of such “significant obligor” for any calendar year, beginning for the calendar year following such notice from the Other Depositor, as applicable, the Servicer shall deliver to the Other Depositor, on or prior to the day that occurs two (2) Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or seven (7) Business

Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, (i) if such financial statement receipt occurs twelve (12) or more Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or seventeen (17) or more Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, such financial statements of the “significant obligor”, together with the net operating income of such “significant obligor” for the applicable period as calculated by the Servicer in accordance with CREFC® guidelines and (ii) if such financial statement receipt occurs less than twelve (12) Business Day prior to the related Significant Obligor NOI Quarterly Filing Deadline or less than seventeen (17) Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, such financial statements of the “significant obligor”, together with the net operating income of such “significant obligor” for the applicable period as reported by the related Mortgagor in such financial statements.

If the Servicer does not receive financial information satisfactory to comply with Item 6 of Form 10-D or Item 1112(b)(1) of Form 10-K, as the case may be, of such “significant obligor” within ten (10) Business Days after the date such financial information is required to be delivered under the Mortgage Loan Documents, the Servicer shall notify the Other Depositor with respect to such Other Securitization Trust that includes a Companion Loan (and shall cause each applicable Sub-Servicing Agreement to require any related Sub-Servicer to notify such Other Depositor) that it has not received such financial information. The Servicer shall use efforts consistent with Accepted Servicing Practices (taking into account, in addition, the ongoing reporting obligations of such Other Depositor under the Exchange Act) to obtain the periodic financial statements of the Borrower under the Loan Documents.

The Servicer shall (and shall cause each applicable Sub-Servicing Agreement entered into after receipt of written notice from the Other Depositor that a Companion Loan is a significant obligor to require any related Sub-Servicer to) retain written evidence of each instance in which it (or a Sub-Servicer) attempts to contact the Borrower related to any such “significant obligor” (identified to it as such by the Other Depositor in accordance with the second preceding paragraph) to obtain the required financial information and is unsuccessful and, within five (5) Business Days prior to the date in which a Form 10-D or Form 10-K, as applicable, is required to be filed by the Other Securitization Trust, shall forward an Officer’s Certificate evidencing its attempts to obtain this information to the Other Exchange Act Reporting Party and Other Depositor related to such Other Securitization Trust. This Officer’s Certificate should be addressed to the certificate administrator at its corporate trust office, as specified in the related Other Pooling and Servicing Agreement.

Section 13.11    Sarbanes-Oxley Backup Certification. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator, the Servicer, the Special Servicer and the Trustee shall provide (and with respect to any other Servicing Function Participant of such party, shall cause such Servicing Function Participant to provide) to the Person who signs the Sarbanes-Oxley Certification with respect to such Other Securitization Trust (the “Certifying Person”) no later than March 1 of the year following the year to which the Form 10-K of such Other Securitization Trust relates or, if March 1 is not a Business Day, on the immediately following Business Day, a certification in the form attached to this Agreement as Exhibit T-1, Exhibit T-2, Exhibit T-3 and Exhibit T-4, as applicable, on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. In the event any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a certification to the Certifying Person pursuant to this Section 13.11 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be.

Section 13.12    Indemnification. For so long as the Other Trust is subject to the reporting requirements of the Exchange Act, each of the Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall indemnify and hold harmless the Depositor, each Other Depositor and any employee, director or officer of the Depositor or any Other Depositor from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such indemnified party arising out of (i) an actual breach by the Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as the case may be, of its obligations under this Article 13, (ii) negligence, bad faith or willful misconduct on the part of the Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, in the performance of such obligations or (iii) delivery of any Deficient Exchange Act Deliverable regarding such party and delivered by or on behalf of such party.

The Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall cause each Servicing Function Participant of such party that is not a Sub-Servicer set forth on Exhibit S (and with respect to any Servicing Function Participant of such party that is a Sub-Servicer set forth on Exhibit S, shall use commercially reasonable efforts to cause such Servicing Function Participant) to indemnify and hold harmless the Depositor, each Other Depositor and any employee, director or officer of the Depositor or any Other Depositor from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such indemnified party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports pursuant to the applicable Sub-Servicing Agreement, (ii) negligence, bad faith or willful misconduct its part in the performance of such obligations, (iii) any failure by a Servicing Party (as defined in Section 13.2(b)) to identify a Servicing Function Participant pursuant to Section 13.2(c) or (iv) delivery of any Deficient Exchange Act Deliverable regarding such party and delivered by or on behalf of such party.

If the indemnification provided for in, or contemplated by, either of the prior two paragraphs is unavailable or insufficient to hold harmless the Depositor, any Other Depositor or any employee, director or officer of the Depositor or any Other Depositor, then the Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Additional Servicer or other Servicing Function Participant (the “Performing Party”) shall contribute to the amount paid or payable to the indemnified party as a result of the losses, claims, damages or liabilities of the indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party’s obligations pursuant to this Article 13 (or breach of its obligations under the applicable Sub-Servicing Agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports) or the Performing party’s negligence, bad faith or willful misconduct in connection therewith.

The Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall cause each Servicing Function Participant of such party that is not a Sub-Servicer set forth on Exhibit S (and with respect to any Servicing Function Participant of such party that is a Sub-Servicer set forth on Exhibit S, shall use commercially reasonable efforts to cause such Servicing Function Participant) to agree to the foregoing indemnification and contribution obligations. This Section 13.11 shall survive the termination of this Agreement or the earlier resignation or removal of the Servicer, the Special Servicer or the Certificate Administrator.

Section 13.13    Amendments. This Article 13 may be amended by the parties hereto pursuant to Section 11.1 of this Agreement for purposes of complying with Regulation AB, the Act or the Exchange Act and/or to conform to standards developed within the commercial mortgage-backed securities market and the Sarbanes-Oxley Act without any Opinions of Counsel, Officer’s Certificates, Rating Agency Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement.

Section 13.14    Termination of the Certificate Administrator. Notwithstanding anything to the contrary contained in this Agreement, the Depositor or any Other Depositor may terminate the Certificate Administrator upon five (5) Business Days’ notice if the Certificate Administrator fails to comply with any of its obligations under this Article 13; provided that such termination shall not be effective until a successor Certificate Administrator shall have accepted the appointment.

Section 13.15    Termination of Sub-Servicing Agreements. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, each of the Servicer, the Certificate Administrator and the Trustee, as applicable, shall (i) cause each Sub-Servicing Agreement to which it is a party to entitle the Depositor or any Other Depositor to terminate such agreement (without compensation, termination fee or the consent of any other Person) at any time following any failure of the applicable Sub-Servicer to any deliver any Exchange Act reporting items that such Sub-Servicer is required to deliver under Regulation AB or as otherwise contemplated by this Article 13 and (ii) promptly notify the Depositor and any Other Depositor following any failure of the applicable Sub-Servicer to deliver any Exchange Act reporting items that such Sub-Servicer is required to deliver under Regulation AB or as otherwise contemplated by this Article 13. The Depositor and any Other Depositor is hereby authorized to exercise the rights described in clause (i) of the preceding sentence in its sole discretion. The rights of the Depositor and any Other Depositor to terminate a Sub-Servicing Agreement as aforesaid shall not limit any right the Servicer, the Certificate Administrator or the Trustee, as applicable, may have to terminate such Sub-Servicing Agreement.

Section 13.16    Notification Requirements and Deliveries in Connection with Securitization of the Companion Loans. (a)  Any other provision of this Article 13 to the contrary notwithstanding, including, without limitation, any deadlines for delivery set forth in this Article 13, in connection with the requirements contained in this Article 13 that provide for the delivery of information and other items to, and the cooperation with, the Other Depositor and Other Exchange Act Reporting Party of any Other Securitization Trust that includes a

Companion Loan, no party hereunder shall be obligated to provide any such items to or cooperate with such Other Depositor or Other Exchange Act Reporting Party (i) until the Other Depositor or Other Exchange Act Reporting Party of such Other Securitization Trust has provided each party hereto with not less than thirty (30) days written notice (which shall only be required to be delivered once and each party shall be entitled to rely on such notice), setting forth the contact information for such Person(s) and, except as regards the deliveries and cooperation contemplated by Section 13.7, Section 13.8 and Section 13.9 of this Agreement, stating that such Other Securitization Trust is subject to the reporting requirements of the Exchange Act, and (ii) specifying in reasonable detail the information and other items not otherwise specified in this Agreement that are requested to be delivered; provided that if Exchange Act reporting is being requested, such Other Depositor or Other Exchange Act Reporting Party is only required to provide a single written notice to such effect. Any reasonable cost and expense of the Servicer, Special Servicer, Trustee and Certificate Administrator in cooperating with such Other Depositor or Other Exchange Act Reporting Party of such Other Securitization Trust (above and beyond their expressed duties hereunder) shall be the responsibility of such Other Depositor or Other Securitization Trust. The parties hereto shall have the right to confirm in good faith with the Other Depositor of such Other Securitization Trust as to whether applicable law requires the delivery of the items identified in this Article 13 to such Other Depositor and Other Exchange Act Reporting Party of such Other Securitization Trust prior to providing any of the reports or other information required to be delivered under this Article 13 in connection therewith and (i) upon such confirmation, the parties shall comply with the deadlines for delivery set forth in this Article 13 with respect to such Other Securitization Trust or (ii) in the absence of such confirmation, the parties shall not be required to deliver such items; provided that no such confirmation will be required in connection with any delivery of the items contemplated by Section 13.7, Section 13.8 and Section 13.9 of this Agreement. Such confirmation shall be deemed given if the Other Depositor or Other Exchange Act Reporting Party for the Other Securitization Trust provides a written statement to the effect that the Other Securitization Trust is subject to the reporting requirements of the Exchange Act and the appropriate party hereto receives such written statement. The parties hereunder shall also have the right to require that such Other Depositor provide them with the contact details of such Other Depositor, Other Exchange Act Reporting Party and any other parties to the Other Pooling and Servicing Agreement relating to such Other Securitization Trust.

(b)          Each of the Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall, upon reasonable prior written request given in accordance with the terms of Section 13.16(a) above, and subject to a right of the Servicer, Special Servicer, the Certificate Administrator or Trustee, as the case may be, to review and approve such disclosure materials, permit the Companion Loan Holders to use such party’s description contained in the Offering Circular (updated as appropriate by the Servicer, the Special Servicer, Certificate Administrator or Trustee, as applicable, at the reasonable cost of the Other Depositor) for inclusion in the disclosure materials relating to any securitization of a Companion Loan.

(c)           The Servicer, the Special Servicer, the Certificate Administrator and the Trustee, upon reasonable prior written request given in accordance with the terms of Section 13.16(a) above, shall each timely provide (to the extent the reasonable cost thereof is paid or caused to be paid by the requesting party) to the Other Depositor and any underwriters with respect to any securitization transaction that includes a Companion Loan such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to the updated description referred in Section 13.16(b) with respect to such party, substantially identical to those, if any, delivered by the Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as the case may be, or their respective counsel, in connection with the information concerning such party in the Offering Circular and/or any other disclosure materials relating to this Trust (updated as deemed appropriate by the Servicer, the Special Servicer, the Trustee or the Certificate Administrator, or their respective legal counsel, as the case may be, and sufficient to comply with Regulation AB). None of the Servicer, the Special Servicer, the Trustee or the Certificate Administrator shall be obligated to deliver any such item with respect to the securitization of any Companion Loan if it did not deliver a corresponding item with respect to this Trust.

[REMAINDER OF THE PAGE LEFT BLANK; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANC OF AMERICA MERRILL LYNCH LARGE LOAN, INC., as Depositor

By:	/s/ Theresa E. Dooley-Bollmann
Name: Theresa E. Dooley-Bollmann
Title: Vice President

BAMLL 2016-ISQR— Trust and Servicing Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Servicer

By:	/s/ Joseph Newell III
Name: Joseph Newell III
Title: Director

BAMLL 2016-ISQR – Trust and Servicing Agreement

AEGON USA REALTY ADVISORS, LLC, as Special Servicer

By:	/s/ David C. Feltman
Name: David C. Feltman
Title: Executive Vice President

BAMLL 2016-ISQR – Trust and Servicing Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Dorri Costello
Name: Dorri Costello
Title: Vice President

BAMLL 2016-ISQR – Trust and Servicing Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Certificate Administrator and Custodian

By:	/s/ Stacey Gross
Name: Stacey Gross
Title: Vice President

BAMLL 2016-ISQR – Trust and Servicing Agreement

STATE OF NY	)
	)	ss:
COUNTY OF NY	)

On the 10 day of August 2016, before me, a notary public in and for said State, personally appeared Theresa E. Dooley-Bollmann, known to me to be a VICE PRESIDENT of Banc of America Merrill Lynch Large Loan, Inc., which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Nicholas Palma
NOTARY PUBLIC in and for the State of NY

[SEAL]

My Commission expires:

NICHOLAS PALMA
Notary Public - State of New York
No. 01PA6188841
Qualified in Nassau County
My Commission Expires June 16, 2020

BAMLL 2016-ISQR — Trust and Servicing Agreement

STATE OF NORTH CAROLINA	)
	):	ss,
COUNTY OF MECKLENBURG	)

On this 10 day of August, 2016, personally appeared before me Joseph Newel1 III, to me known (or proved to me on the basis of satisfactory evidence) to be a Director of Wells Fargo Bank, National Association, a national banking association, that executed the within and foregoing instrument, and acknowledged that said instrument to be the free and voluntary act and deed of said entity, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument, and that by his signature on the instrument the entity upon behalf of which he acted, executed the instrurnent

/s/ Erica L. Smith
Notary
Name:

My commission expires:	ERICA L. SMITH
NOTARY PUBLIC
Gaston County
North Carolina
My Commission Expires 7/15/2017

BAMLL 2016-ISQR – Trust and Servicing Agreement

STATE OF FLORIDA	)
) ss:
COUNTY OF PINELLAS	)

On the 10th day of August 2016, before me, a notary public in and for said State, personally appeared David C. Feltman, known to me to be a Executive Vice President of AEGON USA Realty Advisors, LLC, which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Dyana Watkins
NOTARY PUBLIC in and for the State of FLORIDA

[SEAL]

My Commission expires:

April 5, 2019

Dyana Watkins Notary Public State of Florida No. FF 216971 My Comm. Exp. Apr 5, 2019

BAMLL 2016-ISQR – Trust and Servicing Agreement

STATE OF DELAWARE	)
) ss:
COUNTY OF NEW CASTLE	)

On the 10th day of August 2016, before me, a notary public in and for said State, personally appeared Dorri Costello, known to me to be a Vice President of Wilmington Trust, National Association, which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Christina Bader
NOTARY PUBLIC in and for the State of Delaware

[SEAL]

My Commission expires:

03-22-2020

Christina Bader Notary Public State of Delaware My Commission Expires March 22, 2020

BAMLL 2016-ISQR – Trust and Servicing Agreement

STATE OF MARYLAND	)
) ss:
COUNTY OF HOWARD	)

On the 12th day of August 2016, before me, a notary public in and for said State, personally appeared Stacey Gross, known to me to be a VP of Wells Fargo Bank, National Association, which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Amy Martin
NOTARY PUBLIC in and for the State of Maryland

[SEAL]

My Commission expires:

2 / 22 / 2017

AMY MARTIN NOTARY PUBLIC ANNE ARUNDEL COUNTY MARYLAND My Commission Expires 2-22-2017

BAMLL 2016-ISQR – Trust and Servicing Agreement

EXHIBIT A-1

FORM OF CLASS A CERTIFICATES

BAMLL COMMERCIAL MORTGAGE SECURITIES TRUST 2016-ISQR,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2016-ISQR, CLASS A

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE BORROWER, THE SPONSOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE INITIAL PURCHASER, THE TRUST LOAN SELLER, ANY COMPANION LOAN HOLDER OR ANY OF THEIR RESPECTIVE AFFILIATES (OTHER THAN THE BORROWER AS SET FORTH IN THE OFFERING CIRCULAR). NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN (WHICH INCLUDES THE

[1]	Temporary Regulation S Global Certificate legend.

[2]	Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.
[3]	Global Certificate legend.

 Exhibit A-1-1

TRUST LOAN) ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS SUCH TERMS ARE DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT, AND IN ACCORDANCE WITH, RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL INVESTOR THAT IS, OR IN WHICH EACH OF THE EQUITY OWNERS IS, AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT BUT NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), CHURCH PLAN, NON-U.S. OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A) SUCH PERSON IS AN INSTITUTIONAL “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1) OF REGULATION D OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE BY SUCH PERSON DO NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE (OR A NON-EXEMPT VIOLATION OF SIMILAR LAW).

TRANSFERS OF THIS CERTIFICATE OR ANY INTEREST HEREIN ARE SUBJECT TO SUCH RESTRICTIONS, AND TO THE DELIVERY BY THE TRANSFEROR AND/OR THE TRANSFEREE OF SUCH OPINIONS, CERTIFICATIONS AND/OR OTHER EVIDENCE OF

 Exhibit A-1-2

COMPLIANCE WITH APPLICABLE LAW, AS ARE SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

 Exhibit A-1-3

BAMLL COMMERCIAL MORTGAGE SECURITIES TRUST 2016-ISQR,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2016-ISQR, CLASS A

Pass-Through Rate: 2.8480% per annum

First Distribution Date: September 16, 2016

Aggregate Initial Certificate Balance of the Class A Certificates: $166,700,000	Rated Final Distribution Date: August 2034

[CUSIP: U0603BAA1 ISIN: USU0603BAA18][4] [CUSIP: 05523GAA9 ISIN: US05523GAA94][5] [CUSIP: 05523GAB7 ISIN: US05523GAB77][6]	Initial Certificate Balance of this Certificate: $[______]

No.: A-[1]

This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from a Trust Fund with respect to the Class A Certificates. The Trust Fund consists primarily of two promissory notes secured by certain Collateral held in trust by the Trustee issued by one special purpose entity evidencing a fixed rate loan (the “Trust Loan”). The Trust Loan is part of a split loan structure consisting of the Trust Loan and two additional fixed rate loans (the“Companion Loans” and together with the Trust Loan, the “Mortgage Loan”). The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class X-A, Class X-B, Class B, Class C, Class D, Class E and Class R Certificates (collectively with the Class A Certificates, the “Certificates”; the Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of August 17, 2016 (the “Trust and Servicing Agreement”), by and among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Trust and Servicing Agreement.

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the 4th Business Day after each Determination Date, commencing in September 2016

[4]	For Regulation S Global Certificate only.

[5]	For Certificate sold in reliance on Rule 144A only.

[6]	For IAI Certificate only.

 Exhibit A-1-4

(each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date (which will be the close of business on the last day of the calendar month preceding the month in which the applicable Distribution Date occurs, or, if such last day is not a Business Day, the Business Day preceding such last day) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement.

All distributions will be made to the Persons entitled thereto by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor provided that the Certificate Administrator has received appropriate wire transfer instructions therefrom, or by check by first class mail to the address set forth therefor in the Certificate Register if wiring instructions have not been received at least five (5) Business Days prior to the applicable Distribution Date. Notwithstanding the foregoing, the final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Note, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Certificate Administrator.

In the event of a conflict or inconsistency between the terms of this Certificate and the Trust and Servicing Agreement, the terms and conditions of the Trust and Servicing Agreement shall govern.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, or any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar shall be affected by any notice to the contrary.

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders, in certain circumstances specified in the Trust and Servicing Agreement. The Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Certificate Administrator and the Trustee with the written consent of

 Exhibit A-1-5

the holders of Certificates of each Class adversely affected by such amendment evidencing, in each case, not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates; provided, however, that certain specified amendments require the consent of the holders of all Certificates representing all of the Percentage Interests of the Class or Classes adversely affected thereby in addition to Rating Agency Confirmation with respect to such amendment. Notwithstanding the foregoing, no amendment to the Trust and Servicing Agreement may be made that impairs the rights and/or increases the obligations of the Trust Loan Seller under the Trust and Servicing Agreement or under the Loan Purchase Agreement without the consent of the Trust Loan Seller, or impairs the rights of the Initial Purchaser under the Trust and Servicing Agreement without the written consent of the Initial Purchaser, and each of the Trustee and the Certificate Administrator may, but will not be obligated to, enter into any amendment to the Trust and Servicing Agreement that it determines affects its rights, duties or immunities or creates any additional liability for the Trustee or the Certificate Administrator, as applicable, under the Trust and Servicing Agreement. In addition, no amendment may be made to the Trust and Servicing Agreement unless the Trustee, the Certificate Administrator, the Servicer and the Special Servicer have first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that the amendment is authorized or permitted under the Trust and Servicing Agreement and all conditions precedent have been met and that the amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of federal income tax on any portion of the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the Code.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee created thereby with respect to the Certificates (other than the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date, other than any tax reporting obligations of the Certificate Administrator and other than the indemnification rights and obligations of the parties thereto) shall terminate upon the last action required to be taken under the Trust and Servicing Agreement on the final Distribution Date pursuant to Article X of the Trust and Servicing Agreement following the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii)  the liquidation of the Trust Loan (including, without limitation, the sale of the Trust Loan pursuant to the Trust and Servicing Agreement) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan; provided, however, that in no event shall the Trust continue beyond the expiration of twenty one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Trust Loan, the Companion Loans or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

 Exhibit A-1-6

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: August 17, 2016

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class A Certificates referred to in the Trust and Servicing Agreement.

Dated: August 17, 2016

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

 Exhibit A-1-7

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange or Payment of Principal	Certificate Balance Prior to Exchange or Payment	Certificate Balance Exchanged or Principal Payment Made	Type of Certificate Exchanged for	Remaining Certificate Balance Following Such Exchange or Payment	Notation Made by
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________

 Exhibit A-1-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ______ ____________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date: __________________

Signature by or on behalf of Assignor(s):

Taxpayer Identification Number: _________

 Exhibit A-1-9

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: ____________________________ _______________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of ____ ______________________ account number ____________________.

This information is provided by _______________________________________ the Assignee(s) named above, or ____________ ______________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

 Exhibit A-1-10

EXHIBIT A-2

FORM OF CLASS B CERTIFICATES

BAMLL COMMERCIAL MORTGAGE SECURITIES TRUST 2016-ISQR,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2016-ISQR, CLASS B

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE BORROWER, THE SPONSOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE INITIAL PURCHASER, THE TRUST LOAN SELLER, ANY COMPANION LOAN HOLDER OR ANY OF THEIR RESPECTIVE AFFILIATES (OTHER THAN THE BORROWER AS SET FORTH IN THE OFFERING CIRCULAR). NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN (WHICH INCLUDES THE

[1]	Temporary Regulation S Global Certificate legend.
[2]	Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.

[3]	Global Certificate legend.

 Exhibit A-2-1

TRUST LOAN) ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS SUCH TERMS ARE DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT, AND IN ACCORDANCE WITH, RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL INVESTOR THAT IS, OR IN WHICH EACH OF THE EQUITY OWNERS IS, AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT BUT NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), CHURCH PLAN, NON-U.S. OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A) SUCH PERSON IS AN INSTITUTIONAL “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1) OF REGULATION D OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE BY SUCH PERSON DO NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE (OR A NON-EXEMPT VIOLATION OF SIMILAR LAW).

TRANSFERS OF THIS CERTIFICATE OR ANY INTEREST HEREIN ARE SUBJECT TO SUCH RESTRICTIONS, AND TO THE DELIVERY BY THE TRANSFEROR AND/OR THE TRANSFEREE OF SUCH OPINIONS, CERTIFICATIONS AND/OR OTHER EVIDENCE OF

 Exhibit A-2-2

COMPLIANCE WITH APPLICABLE LAW, AS ARE SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THIS CERTIFICATE ARE SUBORDINATED TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

 Exhibit A-2-3

BAMLL COMMERCIAL MORTGAGE SECURITIES TRUST 2016-ISQR,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2016-ISQR, CLASS B

Pass-Through Rate: 3.1820% per annum

First Distribution Date: September 16, 2016

Aggregate Initial Certificate Balance of the Class B Certificates: $50,800,000	Rated Final Distribution Date: August 2034

[CUSIP: U0603BAD5 ISIN: USU0603BAD56][4] [CUSIP: 05523GAG6 ISIN: US05523GAG64][5] [CUSIP: 05523GAH4 ISIN: US05523GAH48][6]	Initial Certificate Balance of this Certificate: $[______]

No.: B-[1]

This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from a Trust Fund with respect to the Class B Certificates. The Trust Fund consists primarily of two promissory notes secured by certain Collateral held in trust by the Trustee issued by one special purpose entity evidencing a fixed rate loan (the “Trust Loan”). The Trust Loan is part of a split loan structure consisting of the Trust Loan and two additional fixed rate loans (the“Companion Loans” and together with the Trust Loan, the “Mortgage Loan”). The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class X-A, Class X-B, Class C, Class D, Class E and Class R Certificates (collectively with the Class B Certificates, the “Certificates”; the Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of August 17, 2016 (the “Trust and Servicing Agreement”), by and among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Trust and Servicing Agreement.

[4]	For Regulation S Global Certificate only.

[5]	For Certificate sold in reliance on Rule 144A only.
[6]	For IAI Certificates only.

 Exhibit A-2-4

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the 4th Business Day after each Determination Date, commencing in September 2016 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date (which will be the close of business on the last day of the calendar month preceding the month in which the applicable Distribution Date occurs, or, if such last day is not a Business Day, the Business Day preceding such last day) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class B Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement.

All distributions will be made to the Persons entitled thereto by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor provided that the Certificate Administrator has received appropriate wire transfer instructions therefrom, or by check by first class mail to the address set forth therefor in the Certificate Register if wiring instructions have not been received at least five (5) Business Days prior to the applicable Distribution Date. Notwithstanding the foregoing, the final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Note, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Certificate Administrator.

In the event of a conflict or inconsistency between the terms of this Certificate and the Trust and Servicing Agreement, the terms and conditions of the Trust and Servicing Agreement shall govern.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, or any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar shall be affected by any notice to the contrary.

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders, in certain circumstances specified in the Trust and Servicing Agreement.

 Exhibit A-2-5

The Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Certificate Administrator and the Trustee with the written consent of the holders of Certificates of each Class adversely affected by such amendment evidencing, in each case, not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates; provided, however, that certain specified amendments require the consent of the holders of all Certificates representing all of the Percentage Interests of the Class or Classes adversely affected thereby in addition to Rating Agency Confirmation with respect to such amendment. Notwithstanding the foregoing, no amendment to the Trust and Servicing Agreement may be made that impairs the rights and/or increases the obligations of the Trust Loan Seller under the Trust and Servicing Agreement or under the Loan Purchase Agreement without the consent of the Trust Loan Seller, or impairs the rights of the Initial Purchaser under the Trust and Servicing Agreement without the written consent of the Initial Purchaser, and each of the Trustee and the Certificate Administrator may, but will not be obligated to, enter into any amendment to the Trust and Servicing Agreement that it determines affects its rights, duties or immunities or creates any additional liability for the Trustee or the Certificate Administrator, as applicable, under the Trust and Servicing Agreement. In addition, no amendment may be made to the Trust and Servicing Agreement unless the Trustee, the Certificate Administrator, the Servicer and the Special Servicer have first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that the amendment is authorized or permitted under the Trust and Servicing Agreement and all conditions precedent have been met and that the amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of federal income tax on any portion of the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the Code.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee created thereby with respect to the Certificates (other than the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date, other than any tax reporting obligations of the Certificate Administrator and other than the indemnification rights and obligations of the parties thereto) shall terminate upon the last action required to be taken under the Trust and Servicing Agreement on the final Distribution Date pursuant to Article X of the Trust and Servicing Agreement following the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii)  the liquidation of the Trust Loan (including, without limitation, the sale of the Trust Loan pursuant to the Trust and Servicing Agreement) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan; provided, however, that in no event shall the Trust continue beyond the expiration of twenty one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Trust Loan, the Companion Loans or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

 Exhibit A-2-6

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: August 17, 2016

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class B Certificates referred to in the Trust and Servicing Agreement.

Dated: August 17, 2016

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

 Exhibit A-2-7

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange or Payment of Principal	Certificate Balance Prior to Exchange or Payment	Certificate Balance Exchanged or Principal Payment Made	Type of Certificate Exchanged for	Remaining Certificate Balance Following Such Exchange or Payment	Notation Made by
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________

 Exhibit A-2-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ______ ____________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date: __________________

Signature by or on behalf of Assignor(s):

Taxpayer Identification Number: _________

 Exhibit A-2-9

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: ____________________________ _______________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of ____ ______________________ account number ____________________.

This information is provided by _______________________________________ the Assignee(s) named above, or ____________ ______________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

 Exhibit A-2-10

EXHIBIT A-3

FORM OF CLASS C CERTIFICATES

BAMLL COMMERCIAL MORTGAGE SECURITIES TRUST 2016-ISQR,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2016-ISQR, CLASS C

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE BORROWER, THE SPONSOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE INITIAL PURCHASER, THE TRUST LOAN SELLER, ANY COMPANION LOAN HOLDER OR ANY OF THEIR RESPECTIVE AFFILIATES (OTHER THAN THE BORROWER AS SET FORTH IN THE OFFERING CIRCULAR). NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN (WHICH INCLUDES THE

[1]	Temporary Regulation S Global Certificate legend.

[2]	Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.

[3]	Global Certificate legend.

 Exhibit A-3-1

TRUST LOAN) ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS SUCH TERMS ARE DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT, AND IN ACCORDANCE WITH, RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL INVESTOR THAT IS, OR IN WHICH EACH OF THE EQUITY OWNERS IS, AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT BUT NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), CHURCH PLAN, NON-U.S. OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A) SUCH PERSON IS AN INSTITUTIONAL “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1) OF REGULATION D OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE BY SUCH PERSON DO NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE (OR A NON-EXEMPT VIOLATION OF SIMILAR LAW).

TRANSFERS OF THIS CERTIFICATE OR ANY INTEREST HEREIN ARE SUBJECT TO SUCH RESTRICTIONS, AND TO THE DELIVERY BY THE TRANSFEROR AND/OR THE TRANSFEREE OF SUCH OPINIONS, CERTIFICATIONS AND/OR OTHER EVIDENCE OF

 Exhibit A-3-2

COMPLIANCE WITH APPLICABLE LAW, AS ARE SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THIS CERTIFICATE ARE SUBORDINATED TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

 Exhibit A-3-3

BAMLL COMMERCIAL MORTGAGE SECURITIES TRUST 2016-ISQR,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2016-ISQR, CLASS C

Pass-Through Rate: The Adjusted Net Trust Note Rate[4]

First Distribution Date: September 16, 2016

Aggregate Initial Certificate Balance of the Class C Certificates: $33,900,000	Rated Final Distribution Date: August 2034

[CUSIP: U0603BAE3 ISIN: USU0603BAE30][5] [CUSIP: 05523GAJ0 ISIN: US05523GAJ04][6] [CUSIP: 05523GAK7 ISIN: US05523GAK76][7]	Initial Certificate Balance of this Certificate: $[______]

No.: C-[1]

This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from a Trust Fund with respect to the Class C Certificates. The Trust Fund consists primarily of two promissory notes secured by certain Collateral held in trust by the Trustee issued by one special purpose entity evidencing a fixed rate loan (the “Trust Loan”). The Trust Loan is part of a split loan structure consisting of the Trust Loan and two additional fixed rate loans (the“Companion Loans” and together with the Trust Loan, the “Mortgage Loan”). The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class X-A, Class X-B, Class B, Class D, Class E and Class R Certificates (collectively with the Class C Certificates, the “Certificates”; the Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of August 17, 2016 (the “Trust and Servicing Agreement”), by and among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Trust and Servicing Agreement.

[4]	The approximate initial Pass-Through Rate as of the first Distribution Date is 3.7265% per annum.

[5]	For Regulation S Global Certificate only.

[6]	For Certificate sold in reliance on Rule 144A only.

[7]	For IAI Certificate only.

 Exhibit A-3-4

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the 4th Business Day after each Determination Date, commencing in September 2016 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date (which will be the close of business on the last day of the calendar month preceding the month in which the applicable Distribution Date occurs, or, if such last day is not a Business Day, the Business Day preceding such last day) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class C Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement.

All distributions will be made to the Persons entitled thereto by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor provided that the Certificate Administrator has received appropriate wire transfer instructions therefrom, or by check by first class mail to the address set forth therefor in the Certificate Register if wiring instructions have not been received at least five (5) Business Days prior to the applicable Distribution Date. Notwithstanding the foregoing, the final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Note, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Certificate Administrator.

In the event of a conflict or inconsistency between the terms of this Certificate and the Trust and Servicing Agreement, the terms and conditions of the Trust and Servicing Agreement shall govern.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, or any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar shall be affected by any notice to the contrary.

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders, in certain circumstances specified in the Trust and Servicing Agreement.

 Exhibit A-3-5

The Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Certificate Administrator and the Trustee with the written consent of the holders of Certificates of each Class adversely affected by such amendment evidencing, in each case, not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates; provided, however, that certain specified amendments require the consent of the holders of all Certificates representing all of the Percentage Interests of the Class or Classes adversely affected thereby in addition to Rating Agency Confirmation with respect to such amendment. Notwithstanding the foregoing, no amendment to the Trust and Servicing Agreement may be made that impairs the rights and/or increases the obligations of the Trust Loan Seller under the Trust and Servicing Agreement or under the Loan Purchase Agreement without the consent of the Trust Loan Seller, or impairs the rights of the Initial Purchaser under the Trust and Servicing Agreement without the written consent of the Initial Purchaser, and each of the Trustee and the Certificate Administrator may, but will not be obligated to, enter into any amendment to the Trust and Servicing Agreement that it determines affects its rights, duties or immunities or creates any additional liability for the Trustee or the Certificate Administrator, as applicable, under the Trust and Servicing Agreement. In addition, no amendment may be made to the Trust and Servicing Agreement unless the Trustee, the Certificate Administrator, the Servicer and the Special Servicer have first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that the amendment is authorized or permitted under the Trust and Servicing Agreement and all conditions precedent have been met and that the amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of federal income tax on any portion of the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the Code.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee created thereby with respect to the Certificates (other than the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date, other than any tax reporting obligations of the Certificate Administrator and other than the indemnification rights and obligations of the parties thereto) shall terminate upon the last action required to be taken under the Trust and Servicing Agreement on the final Distribution Date pursuant to Article X of the Trust and Servicing Agreement following the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii)  the liquidation of the Trust Loan (including, without limitation, the sale of the Trust Loan pursuant to the Trust and Servicing Agreement) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan; provided, however, that in no event shall the Trust continue beyond the expiration of twenty one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Trust Loan, the Companion Loans or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

 Exhibit A-3-6

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: August 17, 2016

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class C Certificates referred to in the Trust and Servicing Agreement.

Dated: August 17, 2016

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

 Exhibit A-3-7

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange or Payment of Principal	Certificate Balance Prior to Exchange or Payment	Certificate Balance Exchanged or Principal Payment Made	Type of Certificate Exchanged for	Remaining Certificate Balance Following Such Exchange or Payment	Notation Made by
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________

 Exhibit A-3-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ______ ____________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date: __________________

Signature by or on behalf of Assignor(s):

Taxpayer Identification Number: _________

 Exhibit A-3-9

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: ____________________________ _______________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of ____ ______________________ account number ____________________.

This information is provided by _______________________________________ the Assignee(s) named above, or ____________ ______________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

 Exhibit A-3-10

EXHIBIT A-4

FORM OF CLASS D CERTIFICATES

BAMLL COMMERCIAL MORTGAGE SECURITIES TRUST 2016-ISQR,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2016-ISQR, CLASS D

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE BORROWER, THE SPONSOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE INITIAL PURCHASER, THE TRUST LOAN SELLER, ANY COMPANION LOAN HOLDER OR ANY OF THEIR RESPECTIVE AFFILIATES (OTHER THAN THE BORROWER AS SET FORTH IN THE OFFERING CIRCULAR). NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN (WHICH INCLUDES THE

[1]	Temporary Regulation S Global Certificate legend.

[2]	Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.

[3]	Global Certificate legend.

 Exhibit A-4-1

TRUST LOAN) ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS SUCH TERMS ARE DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT, AND IN ACCORDANCE WITH, RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL INVESTOR THAT IS, OR IN WHICH EACH OF THE EQUITY OWNERS IS, AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT BUT NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), CHURCH PLAN, NON-U.S. OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A) SUCH PERSON IS AN INSTITUTIONAL “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1) OF REGULATION D OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE BY SUCH PERSON DO NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE (OR A NON-EXEMPT VIOLATION OF SIMILAR LAW).

TRANSFERS OF THIS CERTIFICATE OR ANY INTEREST HEREIN ARE SUBJECT TO SUCH RESTRICTIONS, AND TO THE DELIVERY BY THE TRANSFEROR AND/OR THE TRANSFEREE OF SUCH OPINIONS, CERTIFICATIONS AND/OR OTHER EVIDENCE OF

 Exhibit A-4-2

COMPLIANCE WITH APPLICABLE LAW, AS ARE SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THIS CERTIFICATE ARE SUBORDINATED TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

 Exhibit A-4-3

BAMLL Commercial Mortgage Securities Trust 2016-ISQR,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2016-ISQR, CLASS D

Pass-Through Rate: The Adjusted Net Trust Note Rate[4]

First Distribution Date: September 16, 2016

Aggregate Initial Certificate Balance of the Class D Certificates: $53,600,000	Rated Final Distribution Date: August 2034

[CUSIP: U0603BAF0 ISIN: USU0603BAF05][5] [CUSIP: 05523GAL5 ISIN: US05523GAL59][6] [CUSIP: 05523GAM3 ISIN: US05523GAM33][7]	Initial Certificate Balance of this Certificate: $[______]

No.: D-[1]

This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from a Trust Fund with respect to the Class D Certificates. The Trust Fund consists primarily of two promissory notes secured by certain Collateral held in trust by the Trustee issued by one special purpose entity evidencing a fixed rate loan (the “Trust Loan”). The Trust Loan is part of a split loan structure consisting of the Trust Loan and two additional fixed rate loans (the“Companion Loans” and together with the Trust Loan, the “Mortgage Loan”). The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class X-A, Class X-B, Class B, Class C, Class E and Class R Certificates (collectively with the Class D Certificates, the “Certificates”; the Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of August 17, 2016 (the “Trust and Servicing Agreement”), by and among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Trust and Servicing Agreement.

[4]	The approximate initial Pass-Through Rate as of the first Distribution Date is 3.7265% per annum.
[5]	For Regulation S Global Certificate only.

[6]	For Certificate sold in reliance on Rule 144A only.

[7]	For IAI Certificate only.

 Exhibit A-4-4

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the 4th Business Day after each Determination Date, commencing in September 2016 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date (which will be the close of business on the last day of the calendar month preceding the month in which the applicable Distribution Date occurs, or, if such last day is not a Business Day, the Business Day preceding such last day) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class D Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement.

All distributions will be made to the Persons entitled thereto by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor provided that the Certificate Administrator has received appropriate wire transfer instructions therefrom, or by check by first class mail to the address set forth therefor in the Certificate Register if wiring instructions have not been received at least five (5) Business Days prior to the applicable Distribution Date. Notwithstanding the foregoing, the final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Note, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Certificate Administrator.

In the event of a conflict or inconsistency between the terms of this Certificate and the Trust and Servicing Agreement, the terms and conditions of the Trust and Servicing Agreement shall govern.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, or any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar shall be affected by any notice to the contrary.

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders, in certain circumstances specified in the Trust and Servicing Agreement.

 Exhibit A-4-5

The Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Certificate Administrator and the Trustee with the written consent of the holders of Certificates of each Class adversely affected by such amendment evidencing, in each case, not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates; provided, however, that certain specified amendments require the consent of the holders of all Certificates representing all of the Percentage Interests of the Class or Classes adversely affected thereby in addition to Rating Agency Confirmation with respect to such amendment. Notwithstanding the foregoing, no amendment to the Trust and Servicing Agreement may be made that impairs the rights and/or increases the obligations of the Trust Loan Seller under the Trust and Servicing Agreement or under the Loan Purchase Agreement without the consent of the Trust Loan Seller, or impairs the rights of the Initial Purchaser under the Trust and Servicing Agreement without the written consent of the Initial Purchaser, and each of the Trustee and the Certificate Administrator may, but will not be obligated to, enter into any amendment to the Trust and Servicing Agreement that it determines affects its rights, duties or immunities or creates any additional liability for the Trustee or the Certificate Administrator, as applicable, under the Trust and Servicing Agreement. In addition, no amendment may be made to the Trust and Servicing Agreement unless the Trustee, the Certificate Administrator, the Servicer and the Special Servicer have first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that the amendment is authorized or permitted under the Trust and Servicing Agreement and all conditions precedent have been met and that the amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of federal income tax on any portion of the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the Code.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee created thereby with respect to the Certificates (other than the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date, other than any tax reporting obligations of the Certificate Administrator and other than the indemnification rights and obligations of the parties thereto) shall terminate upon the last action required to be taken under the Trust and Servicing Agreement on the final Distribution Date pursuant to Article X of the Trust and Servicing Agreement following the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii)  the liquidation of the Trust Loan (including, without limitation, the sale of the Trust Loan pursuant to the Trust and Servicing Agreement) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan; provided, however, that in no event shall the Trust continue beyond the expiration of twenty one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Trust Loan, the Companion Loans or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

 Exhibit A-4-6

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: August 17, 2016

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class D Certificates referred to in the Trust and Servicing Agreement.

Dated: August 17, 2016

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

 Exhibit A-4-7

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange or Payment of Principal	Certificate Balance Prior to Exchange or Payment	Certificate Balance Exchanged or Principal Payment Made	Type of Certificate Exchanged for	Remaining Certificate Balance Following Such Exchange or Payment	Notation Made by
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________

 Exhibit A-4-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ______ ____________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date: __________________

Signature by or on behalf of Assignor(s):

Taxpayer Identification Number: _________

 Exhibit A-4-9

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: ____________________________ _______________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of ____ ______________________ account number ____________________.

This information is provided by _______________________________________ the Assignee(s) named above, or ____________ ______________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

 Exhibit A-4-10

EXHIBIT A-5

FORM OF CLASS E CERTIFICATES

BAMLL COMMERCIAL MORTGAGE SECURITIES TRUST 2016-ISQR,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2016-ISQR, CLASS E

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE BORROWER, THE SPONSOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE INITIAL PURCHASER, THE TRUST LOAN SELLER, ANY COMPANION LOAN HOLDER OR ANY OF THEIR RESPECTIVE AFFILIATES (OTHER THAN THE BORROWER AS SET FORTH IN THE OFFERING CIRCULAR). NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN (WHICH INCLUDES THE

[1]	Temporary Regulation S Global Certificate legend.
[2]	Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.
[3]	Global Certificate legend.

Exhibit A-5-1

TRUST LOAN) ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS SUCH TERMS ARE DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT, AND IN ACCORDANCE WITH, RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL INVESTOR THAT IS, OR IN WHICH EACH OF THE EQUITY OWNERS IS, AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT BUT NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), CHURCH PLAN, NON-U.S. OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS THE PURCHASER IS EITHER AN INSURANCE COMPANY GENERAL ACCOUNT ACQUIRING THIS CERTIFICATE UNDER CIRCUMSTANCES THAT MEET ALL OF THE REQUIREMENTS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR A PLAN SUBJECT TO SIMILAR LAW IF ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE DO NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

TRANSFERS OF THIS CERTIFICATE OR ANY INTEREST HEREIN ARE SUBJECT TO SUCH RESTRICTIONS, AND TO THE DELIVERY BY THE TRANSFEROR AND/OR THE TRANSFEREE OF SUCH OPINIONS, CERTIFICATIONS AND/OR OTHER EVIDENCE OF COMPLIANCE WITH APPLICABLE LAW, AS ARE SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

Exhibit A-5-2

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THIS CERTIFICATE ARE SUBORDINATED TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

Exhibit A-5-3

BAMLL COMMERCIAL MORTGAGE SECURITIES TRUST 2016-ISQR,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2016-ISQR, CLASS E

Pass-Through Rate: The Adjusted Net Trust Note Rate[4]

First Distribution Date: September 16, 2016

Aggregate Initial Certificate Balance of the Class E Certificates: $65,000,000	Rated Final Distribution Date: August 2034

[CUSIP: U0603BAG8 ISIN: USU0603BAG87][5] [CUSIP: 05523GAN1 ISIN: US05523GAN16][6] [CUSIP: 05523GAP6 ISIN: US05523GAP63][7]	Initial Certificate Balance of this Certificate: $[______]
No.: E-[1]

This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from a Trust Fund with respect to the Class E Certificates. The Trust Fund consists primarily of two promissory notes secured by certain Collateral held in trust by the Trustee issued by one special purpose entity evidencing a fixed rate loan (the “Trust Loan”). The Trust Loan is part of a split loan structure consisting of the Trust Loan and two additional fixed rate loans (the”Companion Loans” and together with the Trust Loan, the “Mortgage Loan”). The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class X-A, Class X-B, Class B, Class C, Class D and Class R Certificates (collectively with the Class E Certificates, the “Certificates”; the Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of August 17, 2016 (the “Trust and Servicing Agreement”), by and among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Trust and Servicing Agreement.

[4]	The approximate initial Pass-Through Rate as of the first Distribution Date is 3.7265% per annum.
[5]	For Regulation S Global Certificate only.
[6]	For Certificate sold in reliance on Rule 144A only.
[7]	For IAI Certificate only.

Exhibit A-5-4

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the 4th Business Day after each Determination Date, commencing in September 2016 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date (which will be the close of business on the last day of the calendar month preceding the month in which the applicable Distribution Date occurs, or, if such last day is not a Business Day, the Business Day preceding such last day) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest, if any, allocable to the Class E Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement.

All distributions will be made to the Persons entitled thereto by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor provided that the Certificate Administrator has received appropriate wire transfer instructions therefrom, or by check by first class mail to the address set forth therefor in the Certificate Register if wiring instructions have not been received at least five (5) Business Days prior to the applicable Distribution Date. Notwithstanding the foregoing, the final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Note, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Certificate Administrator.

In the event of a conflict or inconsistency between the terms of this Certificate and the Trust and Servicing Agreement, the terms and conditions of the Trust and Servicing Agreement shall govern.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, or any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar shall be affected by any notice to the contrary.

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders, in certain circumstances specified in the Trust and Servicing Agreement.

Exhibit A-5-5

The Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Certificate Administrator and the Trustee with the written consent of the holders of Certificates of each Class adversely affected by such amendment evidencing, in each case, not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates; provided, however, that certain specified amendments require the consent of the holders of all Certificates representing all of the Percentage Interests of the Class or Classes adversely affected thereby in addition to Rating Agency Confirmation with respect to such amendment. Notwithstanding the foregoing, no amendment to the Trust and Servicing Agreement may be made that impairs the rights and/or increases the obligations of the Trust Loan Seller under the Trust and Servicing Agreement or under the Loan Purchase Agreement without the consent of the Trust Loan Seller, or impairs the rights of the Initial Purchaser under the Trust and Servicing Agreement without the written consent of the Initial Purchaser, and each of the Trustee and the Certificate Administrator may, but will not be obligated to, enter into any amendment to the Trust and Servicing Agreement that it determines affects its rights, duties or immunities or creates any additional liability for the Trustee or the Certificate Administrator, as applicable, under the Trust and Servicing Agreement. In addition, no amendment may be made to the Trust and Servicing Agreement unless the Trustee, the Certificate Administrator, the Servicer and the Special Servicer have first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that the amendment is authorized or permitted under the Trust and Servicing Agreement and all conditions precedent have been met and that the amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of federal income tax on any portion of the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the Code.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee created thereby with respect to the Certificates (other than the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date, other than any tax reporting obligations of the Certificate Administrator and other than the indemnification rights and obligations of the parties thereto) shall terminate upon the last action required to be taken under the Trust and Servicing Agreement on the final Distribution Date pursuant to Article X of the Trust and Servicing Agreement following the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, the sale of the Trust Loan pursuant to the Trust and Servicing Agreement) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan; provided, however, that in no event shall the Trust continue beyond the expiration of twenty one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Trust Loan, the Companion Loans or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-5-6

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: August 17, 2016

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class E Certificates referred to in the Trust and Servicing Agreement.

Dated: August 17, 2016

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

Exhibit A-5-7

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange or Payment of Principal	Certificate Balance Prior to Exchange or Payment	Certificate Balance Exchanged or Principal Payment Made	Type of Certificate Exchanged for	Remaining Certificate Balance Following Such Exchange or Payment	Notation Made by

__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________

Exhibit A-5-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date: __________________

Signature by or on behalf of Assignor(s):

Taxpayer Identification Number: _________

Exhibit A-5-9

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: ____________________________ _______________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of ____ ______________________ account number ____________________.

This information is provided by _______________________________________ the Assignee(s) named above, or ____________ ______________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

Exhibit A-5-10

EXHIBIT A-6

[RESERVED]

Exhibit A-6-1

Exhibit A-7

FORM OF CLASS X-A CERTIFICATES

BAMLL COMMERCIAL MORTGAGE SECURITIES TRUST 2016-ISQR,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2016-ISQR, CLASS X-A

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE BORROWER, THE SPONSOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE INITIAL PURCHASER, THE TRUST LOAN SELLER, ANY COMPANION LOAN HOLDER OR ANY OF THEIR RESPECTIVE AFFILIATES (OTHER THAN THE BORROWER AS SET FORTH IN THE OFFERING CIRCULAR). NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN (WHICH INCLUDES THE

1  Temporary Regulation S Global Certificate legend.

2  Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.

3  Global Certificate legend.

Exhibit A-7-1

TRUST LOAN) ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE HOLDERS OF THIS CLASS X-A CERTIFICATE WILL BE ENTITLED ONLY TO DISTRIBUTIONS OF INTEREST ON THE NOTIONAL AMOUNT OF THE CLASS X-A CERTIFICATE AND WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE NOTIONAL AMOUNT OF THE CLASS X-A CERTIFICATES IS EQUAL TO AN AMOUNT AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS SUCH TERMS ARE DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT, AND IN ACCORDANCE WITH, RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL INVESTOR THAT IS, OR IN WHICH EACH OF THE EQUITY OWNERS IS, AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT BUT NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), CHURCH PLAN, NON-U.S. OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A) SUCH PERSON IS AN INSTITUTIONAL “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1) OF REGULATION D OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE BY SUCH PERSON DO NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE (OR A NON-EXEMPT VIOLATION OF SIMILAR LAW).

Exhibit A-7-2

TRANSFERS OF THIS CERTIFICATE OR ANY INTEREST HEREIN ARE SUBJECT TO SUCH RESTRICTIONS, AND TO THE DELIVERY BY THE TRANSFEROR AND/OR THE TRANSFEREE OF SUCH OPINIONS, CERTIFICATIONS AND/OR OTHER EVIDENCE OF COMPLIANCE WITH APPLICABLE LAW, AS ARE SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

Exhibit A-7-3

BAMLL COMMERCIAL MORTGAGE SECURITIES TRUST 2016-ISQR
COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES,
SERIES 2016-ISQR, CLASS X-A

Pass-Through Rate: Variable IO4

First Distribution Date: September 16, 2016

Aggregate Initial Notional Amount of the Class X-A Certificates: $166,700,000	Rated Final Distribution Date: August 2034

[CUSIP: U0603BAB9 ISIN: USU0603BAB90][5] [CUSIP: 05523GAC5 ISIN: US05523GAC50][6] [CUSIP: 05523GAD3 ISIN: US05523GAD34][7]	Initial Notional Amount of this Certificate: $[______]
No.: X-A-[1]

This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from a Trust Fund with respect to the Class X-A Certificates. The Trust Fund consists primarily of two promissory notes secured by certain Collateral held in trust by the Trustee issued by one special purpose entity evidencing a fixed rate loan (the “Trust Loan”). The Trust Loan is part of a split loan structure consisting of the Trust Loan and two additional fixed rate loans (the”Companion Loans” and together with the Trust Loan, the “Mortgage Loan”). The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class X-B, Class B, Class C, Class D, Class E and Class R Certificates (collectively with the Class X-A Certificates, the “Certificates”; the Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of August 17, 2016 (the “Trust and Servicing Agreement”), by and among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Trust and Servicing Agreement.

[4]	The approximate initial Pass-Through Rate as of the first Distribution Date is 0.8785% per annum.

[5]	For Regulation S Global Certificate only.

[6]	For Certificate sold in reliance on Rule 144A only.

[7]	For IAI Certificate only.

Exhibit A-7-4

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the 4th Business Day after each Determination Date, commencing in September 2016 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date (which will be the close of business on the last day of the calendar month preceding the month in which the applicable Distribution Date occurs, or, if such last day is not a Business Day, the Business Day preceding such last day) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class X-A Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement.

All distributions will be made to the Persons entitled thereto by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor provided that the Certificate Administrator has received appropriate wire transfer instructions therefrom, or by check by first class mail to the address set forth therefor in the Certificate Register if wiring instructions have not been received at least five (5) Business Days prior to the applicable Distribution Date. Notwithstanding the foregoing, the final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Note, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Certificate Administrator.

In the event of a conflict or inconsistency between the terms of this Certificate and the Trust and Servicing Agreement, the terms and conditions of the Trust and Servicing Agreement shall govern.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, or any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar shall be affected by any notice to the contrary.

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders, in certain circumstances specified in the Trust and Servicing Agreement.

Exhibit A-7-5

The Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Certificate Administrator and the Trustee with the written consent of the holders of Certificates of each Class adversely affected by such amendment evidencing, in each case, not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates; provided, however, that certain specified amendments require the consent of the holders of all Certificates representing all of the Percentage Interests of the Class or Classes adversely affected thereby in addition to Rating Agency Confirmation with respect to such amendment. Notwithstanding the foregoing, no amendment to the Trust and Servicing Agreement may be made that impairs the rights and/or increases the obligations of the Trust Loan Seller under the Trust and Servicing Agreement or under the Loan Purchase Agreement without the consent of the Trust Loan Seller, or impairs the rights of the Initial Purchaser under the Trust and Servicing Agreement without the written consent of the Initial Purchaser, and each of the Trustee and the Certificate Administrator may, but will not be obligated to, enter into any amendment to the Trust and Servicing Agreement that it determines affects its rights, duties or immunities or creates any additional liability for the Trustee or the Certificate Administrator, as applicable, under the Trust and Servicing Agreement. In addition, no amendment may be made to the Trust and Servicing Agreement unless the Trustee, the Certificate Administrator, the Servicer and the Special Servicer have first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that the amendment is authorized or permitted under the Trust and Servicing Agreement and all conditions precedent have been met and that the amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of federal income tax on any portion of the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the Code.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee created thereby with respect to the Certificates (other than the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date, other than any tax reporting obligations of the Certificate Administrator and other than the indemnification rights and obligations of the parties thereto) shall terminate upon the last action required to be taken under the Trust and Servicing Agreement on the final Distribution Date pursuant to Article X of the Trust and Servicing Agreement following the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, the sale of the Trust Loan pursuant to the Trust and Servicing Agreement) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan; provided, however, that in no event shall the Trust continue beyond the expiration of twenty one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Trust Loan, the Companion Loans or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-7-6

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: August 17, 2016

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class X-A Certificates referred to in the Trust and Servicing Agreement.

Dated: August 17, 2016

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

Exhibit A-7-7

SCHEDULE A

SCHEDULE OF EXCHANGES

The following exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange	Notional Amount Prior to Exchange	Notional Amount Exchanged	Type of Certificate Exchanged for	Remaining Notional Amount Following Such Exchange	Notation Made by

__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________

Exhibit A-7-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date: __________________

Signature by or on behalf of Assignor(s):

Taxpayer Identification Number: _________

Exhibit A-7-9

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: ____________________________ _______________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of ____ ______________________ account number ____________________.

This information is provided by _______________________________________ the Assignee(s) named above, or ____________ ______________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

Exhibit A-7-10

Exhibit A-8

FORM OF CLASS X-B CERTIFICATES

BAMLL COMMERCIAL MORTGAGE SECURITIES TRUST 2016-ISQR,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2016-ISQR, CLASS X-B

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE BORROWER, THE SPONSOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE INITIAL PURCHASER, THE TRUST LOAN SELLER, ANY COMPANION LOAN HOLDER OR ANY OF THEIR RESPECTIVE AFFILIATES (OTHER THAN THE BORROWER AS SET FORTH IN THE OFFERING CIRCULAR). NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN (WHICH INCLUDES THE

1     Temporary Regulation S Global Certificate legend.

2     Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.

3     Global Certificate legend.

Exhibit A-8-1

TRUST LOAN) ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE HOLDERS OF THIS CLASS X-B CERTIFICATE WILL BE ENTITLED ONLY TO DISTRIBUTIONS OF INTEREST ON THE NOTIONAL AMOUNT OF THE CLASS X-B CERTIFICATE AND WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE NOTIONAL AMOUNT OF THE CLASS X-B CERTIFICATES IS EQUAL TO AN AMOUNT AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS SUCH TERMS ARE DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT, AND IN ACCORDANCE WITH, RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL INVESTOR THAT IS, OR IN WHICH EACH OF THE EQUITY OWNERS IS, AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT BUT NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), CHURCH PLAN, NON-U.S. OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A) SUCH PERSON IS AN INSTITUTIONAL “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1) OF REGULATION D OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE BY SUCH PERSON DO NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE (OR A NON-EXEMPT VIOLATION OF SIMILAR LAW).

Exhibit A-8-2

TRANSFERS OF THIS CERTIFICATE OR ANY INTEREST HEREIN ARE SUBJECT TO SUCH RESTRICTIONS, AND TO THE DELIVERY BY THE TRANSFEROR AND/OR THE TRANSFEREE OF SUCH OPINIONS, CERTIFICATIONS AND/OR OTHER EVIDENCE OF COMPLIANCE WITH APPLICABLE LAW, AS ARE SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

Exhibit A-8-3

BAMLL COMMERCIAL MORTGAGE SECURITIES TRUST 2016-ISQR
COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES,
SERIES 2016-ISQR, CLASS X-B

Pass-Through Rate: Variable IO4

First Distribution Date: September 16, 2016

Aggregate Initial Notional Amount of the Class X-B Certificates: $84,700,000	Rated Final Distribution Date: August 2034

[CUSIP: U0603BAC7 ISIN: USU0603BAC73][5] [CUSIP: 05523GAE1 ISIN: US05523GAE17][6] [CUSIP: 05523GAF8 ISIN: US05523GAF81][7]	Initial Notional Amount of this Certificate: $[______]
No.: X-B-[1]

This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from a Trust Fund with respect to the Class X-B Certificates. The Trust Fund consists primarily of two promissory notes secured by certain Collateral held in trust by the Trustee issued by one special purpose entity evidencing a fixed rate loan (the “Trust Loan”). The Trust Loan is part of a split loan structure consisting of the Trust Loan and two additional fixed rate loans (the”Companion Loans” and together with the Trust Loan, the “Mortgage Loan”). The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class X-A, Class B, Class C, Class D, Class E and Class R Certificates (collectively with the Class X-B Certificates, the “Certificates”; the Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of August 17, 2016 (the “Trust and Servicing Agreement”), by and among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Trust and Servicing Agreement.

[4]	The approximate initial Pass-Through Rate as of the first Distribution Date is 0.3265% per annum.
[5]	For Regulation S Global Certificate only.
[6]	For Certificate sold in reliance on Rule 144A only.
[7]	For IAI Certificate only.

Exhibit A-8-4

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the 4th Business Day after each Determination Date, commencing in September 2016 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date (which will be the close of business on the last day of the calendar month preceding the month in which the applicable Distribution Date occurs, or, if such last day is not a Business Day, the Business Day preceding such last day) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class X-B Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement.

All distributions will be made to the Persons entitled thereto by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor provided that the Certificate Administrator has received appropriate wire transfer instructions therefrom, or by check by first class mail to the address set forth therefor in the Certificate Register if wiring instructions have not been received at least five (5) Business Days prior to the applicable Distribution Date. Notwithstanding the foregoing, the final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Note, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Certificate Administrator.

In the event of a conflict or inconsistency between the terms of this Certificate and the Trust and Servicing Agreement, the terms and conditions of the Trust and Servicing Agreement shall govern.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, or any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar shall be affected by any notice to the contrary.

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders, in certain circumstances specified in the Trust and Servicing Agreement.

Exhibit A-8-5

The Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Certificate Administrator and the Trustee with the written consent of the holders of Certificates of each Class adversely affected by such amendment evidencing, in each case, not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates; provided, however, that certain specified amendments require the consent of the holders of all Certificates representing all of the Percentage Interests of the Class or Classes adversely affected thereby in addition to Rating Agency Confirmation with respect to such amendment. Notwithstanding the foregoing, no amendment to the Trust and Servicing Agreement may be made that impairs the rights and/or increases the obligations of the Trust Loan Seller under the Trust and Servicing Agreement or under the Loan Purchase Agreement without the consent of the Trust Loan Seller, or impairs the rights of the Initial Purchaser under the Trust and Servicing Agreement without the written consent of the Initial Purchaser, and each of the Trustee and the Certificate Administrator may, but will not be obligated to, enter into any amendment to the Trust and Servicing Agreement that it determines affects its rights, duties or immunities or creates any additional liability for the Trustee or the Certificate Administrator, as applicable, under the Trust and Servicing Agreement. In addition, no amendment may be made to the Trust and Servicing Agreement unless the Trustee, the Certificate Administrator, the Servicer and the Special Servicer have first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that the amendment is authorized or permitted under the Trust and Servicing Agreement and all conditions precedent have been met and that the amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of federal income tax on any portion of the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the Code.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee created thereby with respect to the Certificates (other than the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date, other than any tax reporting obligations of the Certificate Administrator and other than the indemnification rights and obligations of the parties thereto) shall terminate upon the last action required to be taken under the Trust and Servicing Agreement on the final Distribution Date pursuant to Article X of the Trust and Servicing Agreement following the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, the sale of the Trust Loan pursuant to the Trust and Servicing Agreement) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan; provided, however, that in no event shall the Trust continue beyond the expiration of twenty one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Trust Loan, the Companion Loans or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-8-6

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: August 17, 2016

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class X-B Certificates referred to in the Trust and Servicing Agreement.

Dated: August 17, 2016

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

Exhibit A-8-7

SCHEDULE A

SCHEDULE OF EXCHANGES

The following exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange	Notional Amount Prior to Exchange	Notional Amount Exchanged	Type of Certificate Exchanged for	Remaining Notional Amount Following Such Exchange	Notation Made by

__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________

Exhibit A-8-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date: __________________

Signature by or on behalf of Assignor(s):

Taxpayer Identification Number: _________

Exhibit A-8-9

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: ____________________________ _______________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of ____ ______________________ account number ____________________.

This information is provided by _______________________________________ the Assignee(s) named above, or ____________ ______________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

Exhibit A-8-10

Exhibit A-9

FORM OF CLASS R CERTIFICATE

BAMLL COMMERCIAL MORTGAGE SECURITIES TRUST 2016-ISQR,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2016-ISQR, CLASS R

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE BORROWER, THE SPONSOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE INITIAL PURCHASER, THE TRUST LOAN SELLER, ANY COMPANION LOAN HOLDER OR ANY OF THEIR RESPECTIVE AFFILIATES (OTHER THAN THE BORROWER AS SET FORTH IN THE OFFERING CIRCULAR). NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN (WHICH INCLUDES THE TRUST LOAN) ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN TWO “REAL ESTATE MORTGAGE INVESTMENT CONDUITS” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. TAX PERSONS OR AGENTS OF EITHER, AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT IN THE FORM ATTACHED AS AN EXHIBIT TO THE TRUST AND SERVICING AGREEMENT TO THE TRANSFEROR AND THE CERTIFICATE ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER U.S. TAX PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS ONE OR MORE “NON-ECONOMIC RESIDUAL INTERESTS”, AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO

Exhibit A-9-1

SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.

THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO CONSENT TO ACT AS “TAX MATTERS PERSON” OF THE UPPER-TIER REMIC AND THE LOWER-TIER REMIC AND TO THE APPOINTMENT OF THE CERTIFICATE ADMINISTRATOR AS ATTORNEY-IN-FACT AND AGENT FOR THE TAX MATTERS PERSON OR AS OTHERWISE PROVIDED IN THE TRUST AND SERVICING AGREEMENT TO PERFORM THE FUNCTIONS OF A “TAX MATTERS PARTNER” FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY ONLY BE TRANSFERRED TO AND OWNED BY A QIB.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), CHURCH PLAN, NON-U.S. OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

Exhibit A-9-2

BAMLL COMMERCIAL MORTGAGE SECURITIES TRUST 2016-ISQR
COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES,
SERIES 2016-ISQR, CLASS R

Pass-Through Rate: N/A

First Distribution Date: September 16, 2016

Percentage Interest of the Class R Certificates: [__]%	Rated Final Distribution Date: N/A

CUSIP: 05523GAQ4 ISIN: US05523GAQ47 No.: R-[1]

This certifies that [____________________] is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from a Trust Fund with respect to the Class R Certificates. The Trust Fund consists primarily of two promissory notes secured by certain Collateral held in trust by the Trustee issued by one special purpose entity evidencing a fixed rate loan (the “Trust Loan”). The Trust Loan is part of a split loan structure consisting of the Trust Loan and two additional fixed rate loans (the”Companion Loans” and together with the Trust Loan, the “Mortgage Loan”). The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below).The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class X-A, Class X-B, Class B, Class C, Class D and Class E Certificates (collectively with the Class R Certificates, the “Certificates”; the Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of August 17, 2016 (the “Trust and Servicing Agreement”), by and among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Trust and Servicing Agreement.

This Class R Certificate represents the sole “residual interest” in two “real estate mortgage investment conduits”, as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class R Certificates shall be the “tax matters person” for the Upper-Tier REMIC and the Lower-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Certificate Administrator is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the “tax matters person”.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the Persons in whose names the Certificates are registered at the close of

Exhibit A-9-3

business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which the applicable Distribution Date occurs, or, if such last day is not a Business Day, the Business Day preceding such last day. Such distributions shall be made on each Distribution Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor provided that the Certificate Administrator has received appropriate wire transfer instructions therefrom, or by check by first class mail to the address set forth therefor in the Certificate Register if wiring instructions have not been received at least five (5) Business Days prior to the applicable Distribution Date. Notwithstanding the foregoing, the final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Note, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Certificate Administrator.

In the event of a conflict or inconsistency between the terms of this Certificate and the Trust and Servicing Agreement, the terms and conditions of the Trust and Servicing Agreement shall govern.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, or any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar shall be affected by any notice to the contrary.

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders, in certain circumstances specified in the Trust and Servicing Agreement. The Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Certificate Administrator and the Trustee with the written consent of the holders of Certificates of each Class adversely affected by such amendment evidencing, in each case, not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates; provided, however, that certain specified amendments require the consent of the holders of all Certificates

Exhibit A-9-4

representing all of the Percentage Interests of the Class or Classes adversely affected thereby in addition to Rating Agency Confirmation with respect to such amendment. Notwithstanding the foregoing, no amendment to the Trust and Servicing Agreement may be made that impairs the rights and/or increases the obligations of the Trust Loan Seller under the Trust and Servicing Agreement or under the Loan Purchase Agreement without the consent of the Trust Loan Seller, or impairs the rights of the Initial Purchaser under the Trust and Servicing Agreement without the written consent of the Initial Purchaser, and each of the Trustee and the Certificate Administrator may, but will not be obligated to, enter into any amendment to the Trust and Servicing Agreement that it determines affects its rights, duties or immunities or creates any additional liability for the Trustee or the Certificate Administrator, as applicable, under the Trust and Servicing Agreement. In addition, no amendment may be made to the Trust and Servicing Agreement unless the Trustee, the Certificate Administrator, the Servicer and the Special Servicer have first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that the amendment is authorized or permitted under the Trust and Servicing Agreement and all conditions precedent have been met and that the amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of federal income tax on any portion of the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the Code.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee created thereby with respect to the Certificates (other than the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date, other than any tax reporting obligations of the Certificate Administrator and other than the indemnification rights and obligations of the parties thereto) shall terminate upon the last action required to be taken under the Trust and Servicing Agreement on the final Distribution Date pursuant to Article X of the Trust and Servicing Agreement following the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, the sale of the Trust Loan pursuant to the Trust and Servicing Agreement) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan; provided, however, that in no event shall the Trust continue beyond the expiration of twenty one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Trust Loan, the Companion Loans or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-9-5

IN WITNESS WHEREOF, the Certificate Administrator has caused this Class R Certificate to be duly executed.

Dated: August 17, 2016

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class R Certificates referred to in the Trust and Servicing Agreement.

Dated: August 17, 2016

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

Exhibit A-9-6

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date: __________________

Signature by or on behalf of Assignor(s):

Taxpayer Identification Number: _________

Exhibit A-9-7

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: ____________________________ _______________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of ____ ______________________ account number ____________________.

This information is provided by _______________________________________ the Assignee(s) named above, or ____________ ______________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

Exhibit A-9-8

EXHIBIT B

FORM OF REQUEST FOR RELEASE
(for Certificate Administrator)

Loan Information

Name of Mortgagor:

[Servicer] [Special Servicer] Loan No.:

Certificate Administrator

Name:	Wells Fargo Bank, National Association

Address:	Corporate Trust Services 9062 Old Annapolis Road Columbia, Maryland 21045 Attention: Corporate Trust Services - BAMLL 2016-ISQR

Custodian/Trustee Mortgage File No.:

Depositor

Name:	Banc of America Merrill Lynch Large Loan, Inc.
One Bryant Park
Address:

New York, New York 10036
Attention: Leland Bunch

with a copy to:

W. Todd Stillerman, Esq.
Assistant General Counsel & Director
Bank of America Merrill Lynch Legal Department
214 North Tryon Street, 18th Floor
NC1-027-20-05
Charlotte, North Carolina 28255

with a copy to:

Dechert LLP
Bank of America Corporate Center
100 North Tryon Street
Suite 4000
Charlotte, North Carolina
Attention: Stewart McQueen, Esq.

Exhibit B-1

Certificates:	BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR

The undersigned [Servicer] [Special Servicer] hereby requests delivery from Wells Fargo Bank, National Association, as Certificate Administrator and Custodian (the “Certificate Administrator”), for the Holders of BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR, the documents referred to below (the “Documents”). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Trust and Servicing Agreement, dated as of August 17, 2016, by and among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, the Certificate Administrator and Wilmington Trust, National Association, as Trustee (the “Trust and Servicing Agreement”).

( )	Note dated [____] [__], 2016, in the original principal sum of $________, made by _______, payable to, or endorsed to the order of, the Trustee.

( )	Mortgage(s) recorded on ____________ as instrument no. ________ in the County Recorder’s Office of the County of _________, State of ___________ in book/reel/docket ___________ of official records at page/image ________.

( )	Deed of Trust(s) recorded on __________ as instrument no. ________ in the County Recorder’s Office of the County of ___________, State of _______ in book/reel/docket ____________ of official records at page/image.

( )	Deed to Secure Debt recorded on __________ as instrument no. ________ in the County Recorder’s Office of the County of ___________, State of _______ in book/reel/docket ____________ of official records at page/image.

( )	Other documents, including any amendments, assignments or other assumptions of the Note or Deed of Trust.

( )

( )

( )

( )

The undersigned [Servicer] [Special Servicer] hereby acknowledges and agrees as follows:

(1)          The [Servicer] [Special Servicer] shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Trust and Servicing Agreement.

(2)          The [Servicer] [Special Servicer] shall not cause or permit the Documents to become subject to, or encumbered by, any claims, liens, security interests, charges, writs of attachment or other impositions nor shall the [Servicer] [Special Servicer] assert or seek to assert any claims or rights of

Exhibit B-2

set-off to or against the Documents or any proceeds thereof except as otherwise provided in the Trust and Servicing Agreement.

(3)          The [Servicer] [Special Servicer] shall return the Documents to the Custodian when the need therefor no longer exists, unless the Mortgage Loan has been liquidated or the Mortgage Loan has been paid in full and the proceeds thereof have been remitted to the Collection Account except as expressly provided in the Trust and Servicing Agreement.

(4)          The Documents, coming into the possession or control of the [Servicer] [Special Servicer] shall at all times be earmarked for the account of the Trustee, and the [Servicer] [Special Servicer] shall keep the Documents separate and distinct from all other property in the [Servicer’s] [Special Servicer’s] possession, custody or control.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Date: _________

Exhibit B-3

EXHIBIT C

FORM OF TRANSFER CERTIFICATE
FOR RULE 144A GLOBAL CERTIFICATE
TO TEMPORARY REGULATION S GLOBAL CERTIFICATE

(Exchanges or transfers pursuant to Section 5.3(c) of the Trust and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Administrator

Corporate Trust Services

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services - BAMLL 2016-ISQR

Re:	BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR, Class [__]

Reference is hereby made to the Trust and Servicing Agreement, dated as of August 17, 2016 (the “Trust and Servicing Agreement”), by and among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]) with the Depository in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Temporary Regulation S Global Certificate of such Class (CINS No. [______] and ISIN No. [______]) to be held with the Depository in the name of [Euroclear] [Clearstream]*.

In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Trust and Servicing Agreement and pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1)          the offer of the Certificates was not made to a person in the “United States” (as defined in Regulation S);

*	Select appropriate depository.

[(2)          at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States;]**

[(2)          the transaction was executed in, on or through the facilities of a “designated offshore securities market” (as defined in Regulation S) and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;]**

(3)          no “directed selling efforts” (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)          the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Administrator and the Initial Purchaser.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______

cc: Banc of America Merrill Lynch Large Loan, Inc.

**	Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

Exhibit C-2

EXHIBIT D

FORM OF TRANSFER CERTIFICATE
FOR RULE 144A GLOBAL CERTIFICATE
TO REGULATION S GLOBAL CERTIFICATE

(Exchange or transfers pursuant to
Section 5.3(d) of the Trust and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Administrator

Corporate Trust Services

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services - BAMLL 2016-ISQR

Re:	BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR, Class [__]

Reference is hereby made to the Trust and Servicing Agreement, dated as of August 17, 2016 (the “Trust and Servicing Agreement”), by and among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]) with the Depository in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Regulation S Global Certificate of such Class (CINS No. [______] and ISIN No. [______].

In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Trust and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:

(1)          the offer of the Certificates was not made to a person in the “United States” (as defined in Regulation S),

[(2)          at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States,]*

*     Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

[(2)          the transaction was executed in, on or through the facilities of a “designated offshore securities market” (as defined in Regulation S) and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,] *

(3)          no “directed selling efforts” (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4)          the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates are being transferred in a transaction permitted by Rule 144 under the Securities Act.**

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Administrator and the Initial Purchaser.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ________

cc: Banc of America Merrill Lynch Large Loan, Inc.

**     Select (i) or (ii), as applicable.

Exhibit D-2

EXHIBIT E

FORM OF TRANSFER CERTIFICATE
FOR TEMPORARY REGULATION S GLOBAL CERTIFICATE
TO RULE 144A GLOBAL CERTIFICATE DURING RESTRICTED PERIOD

(Exchange or transfers pursuant to
Section 5.3(e) of the Trust and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Administrator

Corporate Trust Services

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services - BAMLL 2016-ISQR

Re:	BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR, Class [__]

Reference is hereby made to the Trust and Servicing Agreement, dated as of August 17, 2016 (the “Trust and Servicing Agreement”), by and among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Temporary Regulation S Global Certificate of such Class (CINS No. [______] and ISIN No. [______]) with [Euroclear] [Clearstream]* through the Depository in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being exchanged or transferred in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account, or for one or more accounts with respect to which the transferee exercises sole investment discretion, and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements

*     Select appropriate depository.

contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Administrator and the Initial Purchaser.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______

cc: Banc of America Merrill Lynch Large Loan, Inc.

Exhibit E-2

EXHIBIT F

FORM OF CERTIFICATION TO BE GIVEN BY
BENEFICIAL OWNER OF TEMPORARY
REGULATION S GLOBAL CERTIFICATE

(Exchanges pursuant to
Section 5.3(f) of the Trust and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Administrator

Corporate Trust Services

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services - BAMLL 2016-ISQR

Re:	BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR, Class [__]

Reference is hereby made to the Trust and Servicing Agreement, dated as of August 17, 2016 (the “Trust and Servicing Agreement”), by and among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

[For purposes of acquiring a beneficial interest in a Regulation S Global Certificate of the Class specified above after the expiration of the Restricted Period,] [For purposes of receiving payments under a Temporary Regulation S Global Certificate of the Class specified above,]* the undersigned holder of a beneficial interest in a Temporary Regulation S Global Certificate of the Class specified above issued under the Trust and Servicing Agreement certifies that it is not a “U.S. Person” as defined by Regulation S under the Securities Act of 1933, as amended.

We undertake to advise you promptly by facsimile on or prior to the date on which you intend to submit your corresponding certification relating to the Certificates of the Class specified above held by you for our account if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Initial Purchaser.

*     Select, as applicable.

Dated:

By:
as, or as agent for, the holder of a beneficial interest in the Certificates to which this certificate relates.

Exhibit F-2

EXHIBIT G

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO TEMPORARY REGULATION S GLOBAL CERTIFICATE

(Exchanges or transfers pursuant to
Section 5.3(g) of the Trust and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Administrator

Corporate Trust Services

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services - BAMLL 2016-ISQR

Re:	BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR, Class [__]

Reference is hereby made to the Trust and Servicing Agreement, dated as of August 17, 2016 (the “Trust and Servicing Agreement”), by and among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such Non-Book Entry Certificates for a beneficial interest in the Temporary Regulation S Global Certificate of such Class (CINS No. [______] and ISIN No. [______]) to be held with [Euroclear] [Clearstream]* through the Depository.

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Trust and Servicing Agreement and pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1)          the offer of the Certificates was not made to a person in the “United States” (as defined in Regulation S);

*     Select appropriate depository.

Exhibit G-1

[(2)        at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States;]**

[(2)        the transaction was executed in, on or through the facilities of a “designated offshore securities market” (as defined in Regulation S) and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;] **

(3)         no “directed selling efforts” (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)         the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Initial Purchaser.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc: Banc of America Merrill Lynch Large Loan, Inc.

**     Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

Exhibit G-2

EXHIBIT H

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO REGULATION S GLOBAL CERTIFICATE

(Exchange or transfers pursuant to
Section 5.3(g) of the Trust and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Administrator

Corporate Trust Services

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services - BAMLL 2016-ISQR

Re:	BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR, Class [__]

Reference is hereby made to the Trust and Servicing Agreement, dated as of August 17, 2016 (the “Trust and Servicing Agreement”), by and among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Balance] of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such Non-Book Entry Certificates for a beneficial interest in the Regulation S Global Certificate (CINS No. [______] and ISIN No. [______].

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Trust and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:

(1)          the offer of the Certificates was not made to a person in the “United States” (as defined in Regulation S),

[(2)        at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States,]*

*     Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

Exhibit H-1

[(2)        the transaction was executed in, on or through the facilities of a “designated offshore securities market” (as defined in Regulation S) and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,] *

(3)          no “directed selling efforts” (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4)          the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates are being transferred in a transaction permitted by Rule 144 under the Securities Act.**

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Initial Purchaser.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc: Banc of America Merrill Lynch Large Loan, Inc.

**     Select (i) or (ii), as applicable.

Exhibit H-2

EXHIBIT I

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO RULE 144A GLOBAL CERTIFICATE

(Exchange or transfers pursuant to
Section 5.3(g) of the Trust and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Administrator

Corporate Trust Services

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services - BAMLL 2016-ISQR

Re:	BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR, Class [__]

Reference is hereby made to the Trust and Servicing Agreement dated as of August 17, 2016 (the “Trust and Servicing Agreement”), by and among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being exchanged or transferred in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account, or for one or more accounts with respect to which the transferee exercises sole investment discretion, and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Initial Purchaser.

Exhibit I-1

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc: Banc of America Merrill Lynch Large Loan, Inc.

Exhibit I-2

EXHIBIT J-1

FORM OF INVESTOR CERTIFICATION – ACCESS TO INFORMATION

[Date]

Wells Fargo Bank, National Association,
as Certificate Administrator

Corporate Trust Services

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services - BAMLL 2016-ISQR

Re:	BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR

In accordance with the Trust and Servicing Agreement, dated as of August 17, 2016 (the “Agreement”), by and among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee, with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.           The undersigned is [a [Certificateholder][Beneficial Owner][prospective purchaser] of the Class ___ Certificates] [the Controlling Class Representative][Companion Loan Holder][holder of a Repurchased Trust Note].

2.           The undersigned is not a Borrower Related Party, a Manager, an Affiliate of a Borrower Related Party or a Manager, or an agent of any of the foregoing.

3.           The undersigned is requesting access pursuant to the Agreement to certain information (the “Information”) on the Certificate Administrator’s website and/or is requesting the information identified on the schedule attached hereto (also, the “Information”) pursuant to the provisions of the Agreement. In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Certificate Administrator, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

4.           The undersigned shall be fully liable for any breach of this certificate by itself or any of its Representatives and shall indemnify the Depositor, the Certificate Administrator, the Trustee, the Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

Exhibit J-1-1

5.           The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

6.           The email address to be used for communications with the undersigned is [__________].

7.           Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[CERTIFICATEHOLDER] [BENEFICIAL OWNER] [PROSPECTIVE PURCHASER] [CONTROLLING CLASS REPRESENTATIVE][Companion Loan Holder][holder of a Repurchased Trust Note]

By:
Name:
Title:

Exhibit J-1-2

EXHIBIT J-2

FORM OF INVESTOR CERTIFICATION – ACCESS SOLELY TO DISTRIBUTION DATE STATEMENTS

[Date]

Wells Fargo Bank, National Association,
as Certificate Administrator

Corporate Trust Services

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services - BAMLL 2016-ISQR

Re:	BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR

In accordance with the Trust and Servicing Agreement, dated as of August 17, 2016 (the “Agreement”), by and among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee, with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.           The undersigned is [a [Certificateholder][Beneficial Owner][prospective purchaser] of the Class ___ Certificates][the Controlling Class Representative][Companion Loan Holder][holder of a Repurchased Trust Note].

2.           The undersigned is a Borrower Related Party, a Manager, an Affiliate of a Borrower Related Party or a Manager, or an agent of one or more of the foregoing.

3.           The undersigned is requesting access solely to the Distribution Date Statement (the “Information”) and agrees to keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Certificate Administrator, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

4.           The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Certificate Administrator, the Trustee, the Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

5.           Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

Exhibit J-2-1

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[CERTIFICATEHOLDER] [BENEFICIAL OWNER] [PROSPECTIVE PURCHASER] [CONTROLLING CLASS REPRESENTATIVE][Companion Loan Holder][holder of a Repurchased Trust Note]

By:
Name:
Title:

Exhibit J-2-2

EXHIBIT J-3

FORM OF INVESTOR CERTIFICATION – VOTING RIGHTS

[Date]

Wells Fargo Bank, National Association,
as Certificate Administrator

Corporate Trust Services

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services - BAMLL 2016-ISQR

Re:	BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR

In accordance with the Trust and Servicing Agreement, dated as of August 17, 2016 (the “Agreement”), by and among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee, with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.           The undersigned is [a [Certificateholder][Beneficial Owner] of the Class ___ Certificates].

2.           The undersigned [intends to exercise] [is prohibited from exercising] Voting Rights under the Agreement [or, if the undersigned is not a U.S. Person, the undersigned has irrevocably appointed [______], a U.S. Person, to vote on its behalf, and to have full discretion as to such vote,] and the undersigned (please check one of the following):

___	is not the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any Borrower Related Party, a Manager, or any of their sub-servicers (engaged with respect to the Trust), or any Affiliate or agent of the foregoing individuals or entities.

___	is the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, a Borrower Related Party, the Manager or any of their respective agents or sub-servicers (engaged with respect to the Trust) or respective Affiliates, or any Affiliate or agent of the foregoing individuals or entities (which the undersigned is prohibited from exercising Voting Rights other than as expressly authorized in the definition of “Certificateholder”).

___	is an Affiliate of the Trustee, the Certificate Administrator, the Servicer or the Special Servicer and hereby certifies either:

___	(i) to the existence of an Affiliate Ethical Wall between it and the Trustee, the Certificate Administrator, the Servicer or the Special Servicer; or

___	(ii) that it is a Holder or Beneficial Owner of Controlling Class Certificates that is solely an affiliate of the Special Servicer (and is not, and is not an affiliate of, the Servicer, the

Exhibit J-3-1

Trustee, the Certificate Administrator, any Borrower Related Party or a Manager, or any of their sub-servicers (engaged with respect to the Trust) or respective Affiliates) (in which case, it is entitled to exercise its Voting Rights with respect to its Controlling Class Certificates pursuant to the last sentence of the definition of “Certificateholder”).

Note: Any Holder or Beneficial Owner of Controlling Class Certificates that is solely an affiliate of the Special Servicer (and is not, and is not an affiliate of, the Servicer, the Trustee, the Certificate Administrator, any Borrower Related Party or a Manager, or any of their sub-servicers (engaged with respect to the Trust) or respective Affiliates) shall not be required to provide, with respect to its Controlling Class Certificates, an Investor Certification certifying as to the existence of an Affiliate Ethical Wall solely based on such affiliation, in order to exercise its Voting Rights with respect to its Controlling Class Certificates.

3.           The undersigned shall be fully liable for any breach of this certificate by itself or any of its Representatives and shall indemnify the Depositor, the Certificate Administrator, the Trustee, the Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

4.           The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

6.           Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[CERTIFICATEHOLDER] [BENEFICIAL OWNER]

By:
Name:
Title:

Exhibit J-3-2

EXHIBIT J-4

ONLINE MARKET DATA PROVIDER CERTIFICATION

Wells Fargo Bank, National Association,

Corporate Trust Services

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services - BAMLL 2016-ISQR

Re:	BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR

In connection with the Trust and Servicing Agreement, dated as of August 17, 2016 (the “Agreement”), by and among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee, with respect to the certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.	The undersigned is an employee or agent of Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, BlackRock Financial Management, Inc., or any other market data provider that has been given access to the Distribution Date Statements, CREFC® Reports and supplemental notices on the Certificate Administrator’s Website by request of the Depositor.

2.	The undersigned agrees that each time it accesses Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representation above remains true and correct.

3.	The undersigned acknowledges and agrees that the provision to it of information and/or reports on Certificate Administrator’s Website is for its own use only, and agrees that it will not disseminate or otherwise make such information available to any other person without the written consent of the Depositor.

4.	The undersigned shall be fully liable for any breach of this agreement by itself or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) and shall indemnify the Depositor, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

5.	Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

Exhibit J-4-1

[_______________________]

By:
Name:
Title:

Exhibit J-4-2

EXHIBIT K

APPLICABLE SERVICING CRITERIA

The assessment of compliance to be delivered by the referenced party shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria” applicable to such party, as such criteria may be updated or limited by the Commission or its staff (including, without limitation, not requiring the delivery of certain of the items set forth on this Exhibit based on interpretive guidance provided by the Commission or its staff relating to Item 1122 of Regulation AB). For the avoidance of doubt, for purposes of this Exhibit K, other than with respect to Item 1122(d)(2)(iii), references to Servicer below shall include any Sub-Servicer engaged by a Servicer or Special Servicer. At all times that the Servicer and the Special Servicer are the same entity, the Servicer and the Special Servicer may provide a combined assessment of compliance in respect of their combined responsibilities under Item 1122 of Regulation AB.

Servicing Criteria		applicable PARTY
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Servicer Special Servicer
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Servicer Special Servicer
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	N/A
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Servicer Special Servicer
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	Servicer Special Servicer
Cash Collection and Administration
1122(d)(2)(i)	Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	Servicer Special Servicer
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	N/A
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Servicer
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Servicer Special Servicer
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Exchange Act.	Servicer Special Servicer

Exhibit K-1

Servicing Criteria		applicable PARTY
Reference	Criteria
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Servicer Special Servicer
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	Servicer Special Servicer
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Reporting Servicer.	N/A
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	N/A
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	N/A
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	N/A
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	Servicer Special Servicer
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	N/A
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Servicer Special Servicer
1122(d)(4)(iv)	Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.	Servicer
1122(d)(4)(v)	The Reporting Servicer’s records regarding the mortgage loans agree with the Reporting Servicer’s records with respect to an obligor’s unpaid principal balance.	Servicer
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	Servicer Special Servicer
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Special Servicer

Exhibit K-2

Servicing Criteria		applicable PARTY
Reference	Criteria
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Servicer Special Servicer
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	Servicer
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.	Servicer
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Servicer
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	Servicer
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	Servicer
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Servicer
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

Exhibit K-3

EXHIBIT L

FORM OF CERTIFICATION FOR NRSROS

[Date]

Wells Fargo Bank, National Association

Corporate Trust Services

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services - BAMLL 2016-ISQR

Attention:	BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR

In accordance with the requirements of the Trust and Servicing Agreement, dated as of August 17, 2016 (the “Agreement”), by and among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian and Wilmington Trust, National Association, as Trustee, with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.	The undersigned, a nationally recognized statistical rating organization, is [a Rating Agency][has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e)].

2.	The undersigned has access to the Depositor’s 17g-5 website relating to the Certificates.

3.            The undersigned is requesting access pursuant to the Agreement to certain information (the “Information”) on the 17g-5 Information Provider’s Website pursuant to the provisions of the Agreement. The undersigned agrees that either (x) any confidentiality agreement applicable to the undersigned with respect to information obtained from the Depositor’s 17g-5 website shall also be applicable to information obtained from the 17g-5 Information Provider’s website or (y) if the undersigned did not access the Depositor’s 17g-5 website prior to the Closing Date, it hereby agrees that it shall be bound by the provisions of a confidentiality agreement reasonably acceptable to the 17g-5 Information Provider, which shall be applicable to it with respect to any information obtained from the 17g-5 Information Provider’s website, including any information that is obtained from the section of the 17g-5 Information Provider’s website that hosts the Depositor’s 17g-5 website after the Closing Date.

In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential, and such Information will not, without prior written consent of the Certificate Administrator, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents, or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part.

4.	The undersigned agrees that each time it accesses the 17g-5 Information Provider’s Website, it is deemed to have recertified that the representations herein contained remain true and correct.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

Exhibit L-1

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

Nationally Recognized Statistical Rating Organization

Name:

Title:

Company:

Phone:

Email:

Exhibit L-2

EXHIBIT M-1

FORM OF TRANSFEREE AFFIDAVIT

AFFIDAVIT PURSUANT TO
SECTION 860E(e)(4) OF THE
INTERNAL REVENUE CODE OF
1986, AS AMENDED

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

                                     , being first duly sworn, deposes and says:

1.           That he/she is a                                       of                                       (the “Purchaser”), a                                       duly organized and existing under the laws of the State of                                       on behalf of which he/she makes this affidavit.

2.           That the Purchaser’s Taxpayer Identification Number is                             .

3.           That the Purchaser is acquiring a BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificate, Series 2016-ISQR, Class R (the “Residual Certificate”) and, further, that the Purchaser is a Permitted Transferee (as defined in Article I of the Trust and Servicing Agreement, dated as of August 17, 2016 (the “Trust and Servicing Agreement”), entered into by Banc of America Merrill Lynch Large Loan, Inc., as depositor, Wells Fargo Bank, National Association, as servicer, AEGON USA Realty Advisors, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator and custodian, and Wilmington Trust, National Association, as trustee, or is acquiring the Residual Certificate for the account of, or as agent (including as a broker, nominee, or other middleman) for, a Permitted Transferee and has received from such person or entity an affidavit substantially in the form of this affidavit.

4.           That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Residual Certificate as they become due.

5.           That the Purchaser understands that it may incur tax liabilities with respect to the Residual Certificate in excess of any cash flow generated by the Residual Certificate.

6.           That the Purchaser will not transfer the Residual Certificate to any Person from which the Purchaser has not received an affidavit substantially in the form of this affidavit or as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 4 or paragraph 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

7.           That the Purchaser is not a Disqualified Non-U.S. Tax Person and is not purchasing the Residual Certificate for the account of, or as an agent (including as a broker, nominee or other middleman) for, a Person that is not a Permitted Transferee and is otherwise a Permitted Transferee.

8.           That the Purchaser agrees to such amendments of the Trust and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Residual Certificate

Exhibit M-1-1

to a “disqualified organization,” an agent thereof, or a person that does not satisfy the requirements of paragraph 4, paragraph 7 and paragraph 11 hereof.

9.            That, if a “tax matters person” is required to be designated with respect to the Upper-Tier REMIC and the Lower-Tier REMIC, the Purchaser agrees to act as “tax matters person” and to perform the functions of “tax matters partner” of the Upper-Tier REMIC and the Lower-Tier REMIC pursuant to Section 12.1 of the Trust and Servicing Agreement, and agrees to the irrevocable designation of the Certificate Administrator as the Purchaser’s agent in performing the function of “tax matters person” and “tax matters partner.”

10.          The Purchaser agrees to be bound by and to abide by the provisions of Section 5.3 of the Trust and Servicing Agreement concerning registration of the transfer and exchange of the Residual Certificate.

11.          The Purchaser will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Purchaser or any other U.S. Person.

12.          Check the applicable paragraph:

☐           The present value of the anticipated tax liabilities associated with holding the Residual Certificate, as applicable, does not exceed the sum of:

(i)         the present value of any consideration given to the Purchaser to acquire such Residual Certificate;

(ii)        the present value of the expected future distributions on such Residual Certificate; and

(iii)       the present value of the anticipated tax savings associated with holding such Residual Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Purchaser is assumed to pay tax at the highest rate currently specified in Code Section 11(b) (but the tax rate in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code Section 11(b) if the Purchaser has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short term Federal rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the Purchaser.

☐           The transfer of the Residual Certificate complies with U.S. Treasury Regulations Section 1.860E-1(c)(5) and (6) and, accordingly,

(i)        the Purchaser is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Residual Certificate will only be taxed in the United States;

(ii)       at the time of the transfer, and at the close of the Purchaser’s two fiscal years preceding the year of the transfer, the Purchaser had gross assets for financial reporting purposes (excluding any obligation of a person related to the Purchaser within

Exhibit M-1-2

the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)       the Purchaser will transfer the Residual Certificate only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Section 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

(iv)      the Purchaser determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith.

☐           None of the above.

Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Trust and Servicing Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf by its                                       this      day of               , 20    .

[The Purchaser]

By:
Name:
Title:

Exhibit M-1-3

Personally appeared before me the above named                     , known or proved to me to be the same person who executed the foregoing instrument and to be the of the Purchaser, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this      day of               , 20    .

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the      day of               , 20    .

Exhibit M-1-4

EXHIBIT M-2

FORM OF TRANSFEROR LETTER

[Date]

Wells Fargo Bank, National Association,
as Certificate Registrar

Corporate Trust Services

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services - BAMLL 2016-ISQR

Re:	BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR, Class R

Ladies and Gentlemen:

[Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true or that [Transferee] is not a Permitted Transferee (as defined in the Trust and Servicing Agreement defined in the attached affidavit) and has no actual knowledge or reason to know that the information contained in paragraphs 4 and 11 thereof is not true. No purpose of [Transferor] relating to the transfer of the Class R Certificate by [Transferor] to [Transferee] is or will be to impede the assessment of any tax.

Very truly yours,

[Transferor]

By:
Name:
Title:

Exhibit M-2-1

EXHIBIT M-3

FORM OF CERTIFICATION (RELATING TO SECURITIES LAW AND ERISA MATTERS) FOR TRANSFERS OF CLASS R CERTIFICATES

[Date]

Wells Fargo Bank, National Association,

as Certificate Administrator

Corporate Trust Services

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services - BAMLL 2016-ISQR

Wells Fargo Bank, National Association,

as Certificate Registrar

Corporate Trust Services

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services - BAMLL 2016-ISQR

Banc of America Merrill Lynch Large Loan, Inc.

One Bryant Park

New York, New York 10036

Attention: Leland Bunch

[Transferor]

[________]

[________]

Attention: [_______]

Attention:	BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR

The undersigned (the “Purchaser”) proposes to purchase _____% Percentage Interest of BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR, Class R, CUSIP No. [______], in certificated fully registered form (such registered interest, the “Certificate”), issued pursuant to that certain Trust and Servicing Agreement, dated as of August 17, 2016 (the “Agreement”), by and among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Agreement.

In connection with such transfer, the Purchaser hereby represents and warrants to you that:

1.           The Purchaser is not a Plan or a person acting on behalf of or using the assets of a Plan to purchase the Certificates. For the purpose hereof, a “Plan” means an employee benefit plan or other plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security

Exhibit M-3-1

Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a governmental plan (as defined in Section 3(32) of ERISA), church plan, Non-U.S. or other plan that is subject to any federal, state, local, Non-U.S. or other law that is, to a material extent, similar to Section 406 of ERISA or Section 4975 of the Code.

2.           The Purchaser is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

Exhibit M-3-2

Very truly yours,

[The Purchaser]

By:
Name:
Title:

Exhibit M-3-3

EXHIBIT M-4

FORM OF INVESTMENT REPRESENTATION LETTER

[Date]

Wells Fargo Bank, National Association,

as Certificate Registrar

Corporate Trust Services

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services - BAMLL 2016-ISQR

Re:	BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR, Class [__] Certificates

This letter is delivered pursuant to Section 5.03 of the Trust and Servicing Agreement, dated as of August 17, 2016 (the “Trust and Servicing Agreement”), by and among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee, on behalf of the holders of Commercial Mortgage Pass Through Certificates, Series 2016-ISQR (the “Certificates”), in connection with the transfer by [______] (the “Seller”) to the undersigned (the “Purchaser”) of $[______] aggregate [Certificate Balance] [Notional Amount] of Class [__] Certificates [representing a ___% Percentage Interest in the related Class], in certificated fully registered form (such registered interest, the “Transferred Certificate”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Trust and Servicing Agreement.

In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

1.           The Purchaser is an “institutional accredited investor” (an “Institutional Accredited Investor”), (i.e. an entity meeting, or in which all of the equity owners meet, the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Transferred Certificate, and the Purchaser and any accounts for which the Purchaser is acting are each able to bear the economic risk of our or its investment. The Purchaser is acquiring the Transferred Certificate for its own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which the Purchaser exercises sole investment discretion. [FOR TRANSFERS OF CLASS R CERTIFICATES: Furthermore, the Purchaser and any such account are each a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act).] The Purchaser hereby undertakes to reimburse the Trust for any costs incurred by it in connection with this transfer.

2.           The Purchaser’s intention is to acquire the Transferred Certificate (a) for investment for the Purchaser’s own account or (b) for resale to (i) “qualified institutional buyers” in transactions complying with Rule 144A, or (ii) Institutional Accredited Investors under the Securities Act, pursuant to any other exemption from the registration requirements of the Securities Act, subject in the case of this clause (ii) to (a) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (b) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act, (c) the

Exhibit M-4-1

receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act and other applicable laws (including applicable state and foreign securities laws), and (d) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. It understands that the Transferred Certificate (and any subsequent Non-Book Entry Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

3.            The Purchaser acknowledges that the Transferred Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Transferred Certificate cannot be reoffered, resold, pledged or otherwise transferred unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

4.            The Purchaser has reviewed the applicable Offering Circular dated January 28, 2016, relating to the Certificates (the “Offering Circular”) and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Offering Circular.

5.            The Purchaser hereby undertakes to be bound by the terms and conditions of the Trust and Servicing Agreement in its capacity as an owner of a Non-Book Entry Certificate or Certificates, as the case may be (each, a “Certificateholder”), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

6.            The Purchaser will not sell or otherwise transfer any portion of the Transferred Certificate, except in compliance with Section 5.03 of the Trust and Servicing Agreement.

7.            Check one of the following:

___	The Purchaser is a “U.S. Person” and it has attached hereto an Internal Revenue Service (“IRS”) Form W-9 (or successor form).

___	The Purchaser is not a “U.S. Person” and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Administrator (or its agent) with respect to distributions to be made on the Transferred Certificate(s). The Purchaser has attached hereto (i) a duly executed IRS Form W-8BEN or W-8 BEN-E, as applicable (or successor form), which identifies such Purchaser as the beneficial owner of the Transferred Certificate(s) and states that such Purchaser is not a U.S. Person, (ii) two duly executed copies of IRS Form W-8IMY (and all appropriate attachment) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Transferred Certificate(s) and state that interest and original issue discount on the Transferred Certificate(s) is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Administrator an updated IRS Form W-8BEN, IRS Form W-8 BEN-E, IRS Form W-8IMY or IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Administrator may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the

Exhibit M-4-2

occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Administrator.

For purposes of this paragraph 7, “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).

Please make all payments due on the Transferred Certificates either:

(a)          by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

Account number: ______________

Institution: ____________; or

(b)         by mailing a check or draft to the following address:

______________________

______________________

______________________

Very truly yours,

[The Purchaser]

By:
Name:
Title:

Exhibit M-4-3

EXHIBIT N

FORM OF DISTRIBUTION DATE STATEMENT

Exhibit N-1

EXHIBIT O

ADDITIONAL FORM 10-D DISCLOSURE

For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the parties identified in the “Party Responsible” column are obligated pursuant to Section 13.4 of the Trust and Servicing Agreement to disclose to each Other Exchange Act Reporting Party and each Other Depositor to which the particular Additional Form 10-D Disclosure is relevant for Exchange Act reporting purposes, any information described in the corresponding Form 10-D Item described in the “Item on Form 10-D” column to the extent such party has knowledge (and in the case of net operating income information, financial statements, annual operating statements, budgets and/or rent rolls required to be provided in connection with Item 6 below, possession) of such information (other than information as to itself). Each of the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, each Other Exchange Act Reporting Party and the Other Depositor (in its capacity as such) shall be entitled to rely on the accuracy of the Offering Circular and the offering materials with respect to any related Other Securitization Trust (other than information with respect to itself that is set forth in or omitted from such offering materials or the Offering Circular), in the absence of specific notice to the contrary from the Depositor, Other Depositor or a Trust Loan Seller. Each of the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, each Other Exchange Act Reporting Party and the Other Depositor (in its capacity as such) shall be entitled to assume that there is no “significant obligor” other than a party or property identified as such in the prospectus relating to the Other Securitization and to assume that no other party or property will constitute a “significant obligor” after the Cut-off Date. In no event shall the Servicer or the Special Servicer be required to provide any information for inclusion in a Form 10-D that relates to any Mortgage Loan for which the Servicer or the Special Servicer is not the Servicer or the Special Servicer, as the case may be. For this Agreement and any Other Securitization Trust, each of the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, each Other Exchange Act Reporting Party and the Other Depositor (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Offering Circular and the offering materials with respect to any related Other Securitization Trust.

Item on Form 10-D	Party Responsible
Item 1A: Distribution and Pool Performance Information: • Item 1121(a)(13) of Regulation AB	• Certificate Administrator
Item 1B: Distribution and Pool Performance Information: • Item 1121(a)(14) of Regulation AB	• Certificate Administrator • Depositor

Exhibit O-1

Item on Form 10-D	Party Responsible
Item 2: Legal Proceedings: • Item 1117 of Regulation AB (it being acknowledged that such Item 1117 requires disclosure only of proceedings described therein that are material to security holders)

•     Servicer (as to itself)

•     Special Servicer (as to itself)

•     Certificate Administrator (as to itself)

•     Trustee (as to itself)

•     Depositor (as to itself)

•     Any other Reporting Servicer (as to itself)

•     Trustee/Certificate Administrator/ Servicer/Depositor/Special Servicer as to the Trust (whichever of them is in principal control of the proceedings)

•     Each Trust Loan Seller as sponsor (as defined in Regulation AB)

•     Originators under Item 1110 of Regulation AB

•     Party under Item 1100(d)(1) of Regulation AB

Item 3: Sale of Securities and Use of Proceeds	• Depositor
Item 4: Defaults Upon Senior Securities	• Certificate Administrator
Item 5: Submission of Matters to a Vote of Security Holders	• Certificate Administrator

Item 6: Significant Obligors of Pool Assets:

•     Item 1112(b) of Regulation AB provided, however, that all of the following conditions shall apply:

(a) information shall be required to be reported only with respect to a party or property (if any) identified as a “significant obligor” in the prospectus relating to the Companion Loan Securities;

(b) the information to be reported shall consist of such quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property or REO Property (as applicable), and quarterly and annual financial statements of the related Borrower (except in the case of an REO Property), received or prepared by the “Party Responsible” pursuant to its obligations under Section 3.18 of the Trust and Servicing Agreement; provided, however, that for a significant obligor under item 1101(k)(2) of

• Servicer (excluding information for which the Special Servicer is the “Party Responsible”) • Special Servicer (as to REO Properties)

Exhibit O-2

Item on Form 10-D	Party Responsible

Regulation AB, only net operating income for the most recent fiscal year and interim period is required and, if such information for a prior period was required but not previously reported, such information for such prior period; and

(c) the information shall be reportable in the Form 10-D that relates to the Distribution Date that immediately follows the Collection Period in which the information was received or prepared by the “Party Responsible” as described in clause (b) above.

Item 7: Significant Enhancement Provider Information: • Item 1114(b)(2) and Item 1115(b) of Regulation AB	• Depositor
Item 8: Other Information, but only to the extent of any information that meets all the following conditions: (a) such information constitutes “Additional Form 8-K Disclosure” pursuant to Exhibit Q, (b) such information is required to be reported as “Additional Form 8-K Disclosure” during the period to which the Form 10-D relates, and (c) such information was not previously reported as “Additional Form 8-K Disclosure”.

•     Certificate Administrator, Trustee, Servicer and/or Special Servicer, in each case to the extent that such party is the “Party Responsible” with respect to such information pursuant to Exhibit Q.

•     Certificate Administrator (including the balances of the Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account as of the related Distribution Date and the preceding Distribution Date)

•     Servicer (with respect to the balances of each REO Account (to the extent the related information has been received from the Special Servicer within the time period specified in Section 13.4 of the Trust and Servicing Agreement) and the Collection Account as of the related Distribution Date and the preceding Distribution Date)

•     Special Servicer (with respect to the balance of each REO Account as of the related Distribution Date and the preceding Distribution Date)

•     Any other party responsible for disclosure items on Form 8-K (including each applicable Seller with respect to Item 1100(e) of Regulation AB to the extent material to Certificateholders)

Exhibit O-3

Item on Form 10-D	Party Responsible
Item 9: Exhibits (no. 3): Articles of incorporation and by-laws (Exhibit No. 3(i) and 3(ii) of Item 601 of Regulation S-K)	• Depositor
Item 9: Exhibits (no. 4): With respect to instruments defining the rights of security holders (Exhibit No. 4 of Item 601 of Regulation S-K)

•     Certificate Administrator

•     Depositor

provided, in each case, that this shall in no event be construed to make such party responsible for the initial filing of this Trust and Servicing Agreement provided further, in each case, that in the event any reportable agreement is executed by the Depositor and the Trustee or Certificate Administrator, then the Depositor shall be the responsible party.

Item 9: Exhibits (no. 10): Material contracts (Exhibit No. 10 of Item 601 of Regulation S-K)

•     Certificate Administrator, Trustee, Servicer and/or Special Servicer, in each case to the extent of any contract that satisfies all the following conditions:  (a) such contract relates to the Trust or one or more Mortgage Loans or REO Mortgage Loans, and (b) such contract is a contract to which such party (or a subcontractor or vendor engaged by such party) is a party or that such party (or a subcontractor or vendor engaged by such party) has caused to have been executed on behalf of the Trust.

Item 9: Exhibits (no. 22):

Published Report Regarding Matters Submitted to a Vote of Security Holders (Exhibit No. 22 of Item 601 of Regulation S-K), but only if the party that is the “Party Responsible” with respect to Item 5 above elects to publish a report containing the information required by such Item 5 above and also elects to report the information on Form 10-D by means of filing the published report and answering Item 5 by referencing the published report.

• The applicable party that is the “Party Responsible” with respect to Item 5 as set forth above.

Item 9: Exhibits (no. 23):

Consents of Experts and Counsel (Exhibit No. 23(ii) of Item 601 of Regulation S-K), where the filing of a written consent is required with respect to material (in the Form 10-D) that is incorporated by reference in the Depositor’s registration statement.

• Depositor

Exhibit O-4

Item on Form 10-D	Party Responsible

Item 9: Exhibits (no. 24)

Power of Attorney (Exhibit No. 24 of Item 601 of Regulation S-K), but only if the name of any party signing the Form 10-D, or the name of any officer signing the Form 10-D on behalf of a party, is signed pursuant to a power of attorney.

• Certificate Administrator
Item 9: Exhibits (no. 99) Additional exhibits (Exhibit No. 99 of Item 601 of Regulation S-K)	• Not Applicable.
Item 9: Exhibits (no. 100) BRL-Related Documents (Exhibit No. 100 of Item 601 of Regulation S-K).	• Not Applicable.
Item 9: Exhibits (By Operation of Item 8 Above), but only to the extent of any document that meets all the following conditions: (a) such document constitutes “Additional Form 8-K Disclosure” pursuant to Item 9.01(d) of Exhibit Q, (b) such document is required to be reported as “Additional Form 8-K Disclosure” during the period to which the Form 10-D relates, and (c) such document was not previously reported as “Additional Form 8-K Disclosure”.

•     Certificate Administrator, Depositor and Trustee, in each case only to the extent that such party is the “Party Responsible” for the exhibit pursuant to Item 9(d) of Exhibit Q (it being acknowledged that none of the Servicer or the Special Servicer constitutes a “Party Responsible” under Exhibit Q with respect to any exhibits to a Form 10-K); provided, in each case, that in the event any reportable agreement is executed by the Depositor and the Trustee or Certificate Administrator, then the Depositor shall be the responsible party for this Item 9.

Exhibit O-5

EXHIBIT P

ADDITIONAL FORM 10-K DISCLOSURE

For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the parties identified in the “Party Responsible” column are obligated pursuant to Section 13.5 of the Trust and Servicing Agreement to disclose to each Other Exchange Act Reporting Party and each Other Depositor to which the particular Additional Form 10-K Disclosure is relevant for Exchange Act reporting purposes, any information described in the corresponding Form 10-K Item described in the “Item on Form 10-K” column to the extent such party has knowledge (and in the case of net operating income information, financial statements, annual operating statements, budgets and/or rent rolls required to be provided in connection with 1112(b) below, possession) of such information (other than information as to itself). Each of the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, each Other Exchange Act Reporting Party and the Other Depositor (in its capacity as such) shall be entitled to rely on the accuracy of the Offering Circular and the offering materials with respect to any related Other Securitization Trust (other than information with respect to itself that is set forth in or omitted from such offering materials or the Offering Circular), in the absence of specific notice to the contrary from the Depositor, Other Depositor or a Trust Loan Seller. Each of the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, each Other Exchange Act Reporting Party and the Other Depositor (in its capacity as such) shall be entitled to assume that there is no “significant obligor” other than a party or property identified as such in the prospectus relating to the Other Securitization and to assume that no other party or property will constitute a “significant obligor” after the Cut-off Date. In no event shall the Servicer or the Special Servicer be required to provide any information for inclusion in a Form 10-K that relates to any Mortgage Loan for which the Servicer or the Special Servicer is not the applicable Servicer or Special Servicer, as the case may be. For this Agreement and any Other Securitization Trust, each of the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, each Other Exchange Act Reporting Party and the Other Depositor (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Offering Circular and the offering materials with respect to any related Other Securitization Trust.

Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	• Depositor

Item 9B: Other Information, but only to the extent of any information that meets all the following conditions:

(a) such information constitutes “Additional Form 8-K Disclosure” pursuant to Exhibit Q,

(b) such information is required to be reported as “Additional Form 8-K Disclosure” during the period to which the Form 10-K relates, and

(c) such information was not previously reported as “Additional Form 8-K Disclosure” or as “Additional Form 10-D Disclosure”

• Certificate Administrator, Trustee, Servicer and/or Special Servicer, in each case to the extent that such party is the “Party Responsible” with respect to such information pursuant to Exhibit Q.

Exhibit P-1

Item on Form 10-K	Party Responsible
Item 15: Exhibits, Financial Statement Schedules (SEE BELOW)	SEE BELOW

Instruction J(2)(b) (Significant Obligors of Pool Assets) – Part 1 of 3 Parts:

•     Item 1112(b) of Regulation AB, but only to the extent that (i) such information was required to have been set forth in the prospectus relating to the Companion Loan Securities, (ii) such information was not so set forth and (iii) the applicable Servicer has not previously reported such information as “Additional Form 10-D Information”.

• The applicable Trust Loan Seller.

Instruction J(2)(b) (Significant Obligors of Pool Assets) – Part 2 of 3 Parts:

•     Item 1112(b) of Regulation AB, but only to the extent that (i) such information was set forth in the prospectus relating to the Companion Loan Securities and (ii) the applicable Servicer has not previously reported such information or updated versions thereof as “Additional Form 10-D Information”.

• The Depositor

Instruction J(2)(b) (Significant Obligors of Pool Assets) – Part 3 of 3 Parts:

•     Item 1112(b) of Regulation AB; provided, however, that all of the following conditions shall apply:

(a) information shall be required to be reported only with respect to a party or property (if any) identified as a “significant obligor” in the prospectus relating to the Companion Loan Securities;

(b) the information to be reported shall consist of such quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property or REO Property (as applicable), and quarterly and annual financial statements of the related Borrower (except in the case of an REO Property), received or prepared by the “Party Responsible” pursuant to its obligations under Section 3.18 of the Trust and Servicing Agreement; provided, however, that for a significant obligor described under item

• Servicer (excluding information for which the Special Servicer is the “Party Responsible”) • Special Servicer (as to REO Properties)

Exhibit P-2

Item on Form 10-K	Party Responsible

1101(k)(2) of Regulation AB, only net operating income for the most recent fiscal year and interim period is required and, if such information for a prior period was required but not previously reported, such information for such prior period; and

(c) the information shall be reportable only to the extent that is has not previously been reported as “Additional Form 10-D Information”.

Instruction J(2)(c) (Significant Enhancement Provider Information): • Items 1114(b)(2) and 1115(b) of Regulation AB	• Depositor

Instruction J(2)(d) (Legal Proceedings):

•     Item 1117 of Regulation AB (it being acknowledged that such Item 1117 requires disclosure only of proceedings described therein that are material to security holders)

•     Servicer (as to itself)

•     Special Servicer (as to itself)

•     Certificate Administrator (as to itself)

•     Trustee (as to itself)

•     Depositor (as to itself)

•     Trustee/Certificate Administrator / Servicer/Depositor/Special Servicer as to the Trust (whichever of them is in principal control of the proceedings)

•     Each Trust Loan Seller as sponsor (as defined in Regulation AB)

•     Originators under Item 1110 of Regulation AB

•     Party under Item 1100(d)(1) of Regulation AB

Instruction J(2)(e) (Affiliations and Certain Relationships and Related Transactions) – Part 1 of 2 Parts:

1119(a) of Regulation AB,

but only the existence and (if existent) how there is (that is, the nature of) any affiliation between itself (that is, the particular “Party Responsible”), on the one hand, and any one or more of the following, on the other: (1) the Depositor, (2) any Trust Loan Seller, (3) the Trust and (4) any other party listed under this item as a “Party Responsible”; provided, however, that an affiliation need not be disclosed for purposes of

•     Servicer (as to itself) (only as to affiliations under Item 1119(a) with the Trustee, Certificate Administrator, each Special Servicer or a sub-servicer retained by it meeting any of the descriptions in Item 1108(a)(3)).

•     Special Servicer

•     Certificate Administrator

•     Trustee

•     Each party (other than a Trust Loan Seller), if any, that is identified in the prospectus relating to the Companion Loan Securities as an “originator” of one or more Mortgage Loans, if the prospectus relating

Exhibit P-3

Item on Form 10-K	Party Responsible

the applicable Form 10-K if it was disclosed in the prospectus relating to the Companion Loan Securities or if it was previously reported as “Additional Form 10-K Disclosure”.

and

•     1119(b) of Regulation AB,

but only the existence and (if existent) the general character of any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party (apart from the Series 201[_]-[_] transaction) between itself (that is, the particular “Party Responsible”) or any of its affiliates, on the one hand, and any one or more of the following, on the other: (1) the Depositor, (2) any Trust Loan Seller, and (3) the Trust; provided, however, that a relationship, agreement, arrangement, transaction or understanding (A) must be reported only if it then exists or existed within the two prior years, (B) need not be reported if it is not material to an investor’s understanding of the Certificates and (C) need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the prospectus relating to the Companion Loan Securities or if it was previously reported as “Additional Form 10-K Disclosure”.

and

•     1119(c) of Regulation AB, but only the existence and (if existent) a description (including the terms and approximate dollar amount) of any specific relationship involving or related to the Series 201[_]-[_] transaction or the Mortgage Loans between itself (that is, the particular “Party Responsible”) or any of its affiliates, on the one hand, and any one or more of the following, on the other: (1) the Depositor, (2) any Trust Loan Seller, and (3) the Trust; provided, however, that a relationship (A) must be reported only if it then exists or existed within the two prior years, (B) need not be reported if it is not material to an investor’s understanding of the Certificates and (C) need not be disclosed for purposes of the applicable Form”.

to the Companion Loan Securities specifically states that the applicable Mortgage Loans were 10% or more of the assets of the Trust at the date of the prospectus relating to the Companion Loan Securities (provided that such a party shall no longer constitute a “Party Responsible” under this item from and after the date (if any) when the Depositor notifies the parties to this Agreement to the effect that such party no longer constitutes an originator of 10% or more of the assets of the Trust).

•     Each party (other than a Trust Loan Seller), if any, that is specifically identified as an “originator of 10% or more of the assets of the Trust for purposes of Regulation AB and the upcoming Form 10-K” in a written notice delivered to the parties to this Trust and Servicing Agreement, which notice is delivered not later than February 15 of the year in which the Form 10-K is due.

•     Each party (if any) that is identified in the prospectus relating to the Companion Loan Securities as an “other material party to the securities or transaction” (or substantially similar phrasing); provided, however, that such a party shall no longer constitute a “Party Responsible” under this item from and after the date (if any) when the Depositor notifies the parties to this Agreement to the effect that such party no longer constitutes a material party for purposes of Regulation AB.

•     Each party (if any) that that is specifically identified as an “other material party to the securities or transaction for purposes of Regulation AB and the upcoming Form 10-K” (or substantially similar phrasing) in a written notice delivered by the Depositor to the parties to this Trust and Servicing Agreement, which notice is delivered not later than February 15 of the year in which the Form 10-K is due.

Exhibit P-4

Item on Form 10-K	Party Responsible
10-K if it was disclosed in the prospectus relating to the Companion Loan Securities or if it was previously reported as “Additional Form 10-K Disclosure”.

Instruction J(2)(e) (Affiliations and Certain Relationships and Related Transactions) – Part 2 of 2 Parts:

1119(a) of Regulation AB,

But only the existence and (if existent) how there is any affiliation between itself (that is, the particular “Party Responsible”), on the one hand, and any one or more of the parties listed under the preceding item as a “Party Responsible”, on the other; provided, however, that an affiliation need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the prospectus relating to the Companion Loan Securities or if it was previously reported as “Additional Form 10-K Disclosure”.

and

•     1119(b) of Regulation AB,

but only the existence and (if existent) the general character of any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party (apart from the Series 201[_]-[_] transaction) between itself (that is, the particular “Party Responsible”), on the one hand, and any one or more of the parties listed under the preceding item as a “Party Responsible”, on the other; provided, however, that a relationship, agreement, arrangement, transaction or understanding (A) must be reported only if it then exists or existed within the two prior years, (B) need not be reported if it is not material to an investor’s understanding of the Certificates and (C) need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the prospectus relating to the Companion Loan Securities or if it was previously reported as “Additional Form 10-K Disclosure”.

and

• The Depositor • Each Trust Loan Seller

Exhibit P-5

Item on Form 10-K	Party Responsible

•     1119(c) of Reguation AB,

but only the existence and (if existent) a description (including the terms and approximate dollar amount) of any specific relationship involving or related to the Series 201[_]-[_] transaction or the Mortgage Loans between itself (that is, the particular “Party Responsible”) or any of its affiliates, on the one hand, and any one or more of the parties listed under the preceding item as a “Party Responsible”, on the other; provided, however, that a relationship (A) must be reported only if it then exists or existed within the two prior years, (B) need not be reported if it is not material to an investor’s understanding of the Certificates and (C) need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the prospectus relating to the Companion Loan Securities or if it was previously reported as “Additional Form 10-K Disclosure”.

Item 15: Exhibits (no. 2): Plan of acquisition, reorganization, arrangement, liquidation or succession (Exhibit No. 2 of Item 601 of Regulation S-K)	• Depositor
Item 15: Exhibits (no. 3): Articles of incorporation and by-laws (Exhibit No. 3(i) and 3(ii) of Item 601 of Regulation S-K)	• Depositor
Item 15: Exhibits (no. 4): With respect to instruments defining the rights of security holders (Exhibit No. 4 of Item 601 of Regulation S-K)

•     Trustee

•     Certificate Administrator

•     Depositor

provided, in each case, that this shall in no event be construed to make such party responsible for the initial filing of this Trust and Servicing Agreement provided, further, in each case, that in the event any reportable agreement is executed by the Depositor and the Trustee or Certificate Administrator, then the Depositor shall be the responsible party.

Item 15: Exhibits (no. 10): Material contracts (Exhibit No. 10 of Item 601 of Regulation S-K)	• Certificate Administrator, Trustee, Servicer and/or Special Servicer, in each case to the extent of any contract that satisfies all the following conditions: (a) such contract relates to the Trust or one or more Mortgage Loans or REO Mortgage Loans, and (b) such contract is a contract to which such party (or a

Exhibit P-6

Item on Form 10-K	Party Responsible
subcontractor or vendor engaged by such party) is a party or that such party (or a subcontractor or vendor engaged by such party) has caused to have been executed on behalf of the Trust.
Item 15: Exhibits (no. 11): Statement regarding computation of per share earnings (Exhibit No. 11 of Item 601 of Regulation S-K)	• Not Applicable
Item 15: Exhibits (no. 12): Statement regarding computation of ratios (Exhibit No. 12 of Item 601 of Regulation S-K)	• Not Applicable.
Item 15: Exhibits (no. 13): Annual report to security holders, Form 10-Q and Form 10-QSB, or quarterly report to security holders (Exhibit No. 13 of Item 601 of Regulation S-K)	• Not Applicable
Item 15: Exhibits (no. 14): Code of Ethics (Exhibit No. 14 of Item 601 of Regulation S-K)	• Not Applicable.
Item 15: Exhibits (no. 16): Letter re change in certifying accountant (Exhibit No. 16 of Item 601 of Regulation S-K)	• Not Applicable
Item 15: Exhibits (no. 18): Letter re change in accounting principles (Exhibit No. 18 of Item 601 of Regulation S-K)	• Not Applicable.
Item 15: Exhibits (no. 21): Subsidiaries of registrant (Exhibit No. 18 of Item 601 of Regulation S-K)	• Depositor.
Item 15: Exhibits (no. 22): Published Report Regarding Matters Submitted to a Vote of Security Holders (Exhibit No. 22 of Item 601 of Regulation S-K).	• Not applicable.

Item 15: Exhibits (no. 23) – Part 1 of 2 Parts:

Consents of Experts and Counsel (Exhibit No. 23(ii) of Item 601 of Regulation S-K), where (a) the filing of a written consent is required with respect to material (in the Form 10-D) that is incorporated by reference in the Depositor’s registration statement and (b) the consent is not the consent of a registered public accounting firm

• Depositor

Exhibit P-7

Item on Form 10-K	Party Responsible
in connection with an attestation delivered pursuant to Section 13.9 of the Trust and Servicing Agreement.

Item 15: Exhibits (no. 23) – Part 2 of 2 Parts:

Consents of Experts and Counsel (Exhibit No. 23(ii) of Item 601 of Regulation S-K), but the required shall consist of a consent of the registered public accounting firm for purposes of any attestation report rendered with respect to the particular “Party Responsible” pursuant to Section 13.9 of the Trust and Servicing Agreement.

•     Servicer

•     Special Servicer

•     Depositor

•     Any other Servicing Function Participant

provided, however, in each case, that such party shall have the duty to report or deliver, or cause the reporting or delivery, of such consent only to the extent that such party is required to deliver or cause the delivery of the related attestation report.

Item 15: Exhibits (no. 24)

Power of Attorney (Exhibit No. 24 of Item 601 of Regulation S-K), but only if the name of any party signing the Form 10-D, or the name of any officer signing the Form 10-D on behalf of a party, is signed pursuant to a power of attorney.

• Certificate Administrator
Item 15: Exhibits (no. 31(i)) Rule 13a-14(a)/15d-14(a) Certifications (Exhibit No. 31(i) of Item 601 of Regulation S-K).	• Not Applicable
Item 15: Exhibits (no. 31(ii)) Rule 13a-14(d)/15d-14(d) Certifications (Exhibit No. 31(ii) of Item 601 of Regulation S-K).	• Delivery of this exhibit (Sarbanes-Oxley certification and backup certifications) is governed by Section 13.11) of the Trust and Servicing Agreement.
Item 15: Exhibits (no. 32) Section 1350 Certifications (Exhibit No. 32 of Item 601 of Regulation S-K).	• Not Applicable.
Item 15: Exhibits (no. 33) Report on assessment of compliance with servicing criteria for asset-backed securities (Exhibit No. 33 of Item 601 of Regulation S-K).	• Delivery of this exhibit (annual compliance assessment) is governed by Section 13.8 of the Trust and Servicing Agreement.
Item 15: Exhibits (no. 34) Attestation report on assessment of compliance with servicing criteria for asset-backed securities (Exhibit No. 34 of Item 601 of Regulation S-K).	• Delivery of this exhibit (annual accountants’ attestation report) is governed by Section 13.9 of the Trust and Servicing Agreement.
Item 15: Exhibits (no. 35) Servicer compliance statement (Exhibit No. 35 of	• Delivery of this exhibit (annual servicer compliance statements) is governed by Section 13.7 (and Section

Exhibit P-8

Item on Form 10-K	Party Responsible
Item 601 of Regulation S-K).	13.8) of the Trust and Servicing Agreement.
Item 15: Exhibits (no. 99) Additional exhibits (Exhibit No. 99 of Item 601 of Regulation S-K)	• Not Applicable.
Item 15: Exhibits (no. 100)x BRL-Related Documents (Exhibit No. 100 of Item 601 of Regulation S-K).	• Not Applicable.
Item 15: Exhibits (By Operation of Item 9B Above), but only to the extent of any document that meets all the following conditions: (a) such document constitutes “Additional Form 8-K Disclosure” pursuant to Item 9.01(d) of Exhibit Q, (b) such document is required to be reported as “Additional Form 8-K Disclosure” during the period to which the Form 10-K relates, and (c) such document was not previously reported as “Additional Form 8-K Disclosure”.	• Certificate Administrator, Depositor and Trustee, in each case only to the extent that such party is the “Party Responsible” for the exhibit pursuant to Item 9(d) of Exhibit Q (it being acknowledged that none of the Servicer or the Special Servicer constitutes a “Party Responsible” under Exhibit Q with respect to any exhibits to a Form 10-K).

Exhibit P-9

EXHIBIT Q

FORM 8-K DISCLOSURE INFORMATION

For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the parties identified in the “Party Responsible” column are obligated pursuant to Section 13.6 of the Trust and Servicing Agreement to report to each Other Exchange Act Reporting Party and each Other Depositor to which the particular Form 8-K Disclosure Information is relevant for Exchange Act reporting purposes, the occurrence of any event described in the corresponding Form 8-K Item described in the “Item on Form 8-K” column to the extent such party has knowledge of such information (other than information as to itself). Each of the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, each Other Exchange Act Reporting Party and the Other Depositor (in its capacity as such) shall be entitled to rely on the accuracy of the Offering Circular and the offering materials with respect to any related Other Securitization Trust (other than information with respect to itself that is set forth in or omitted from such offering materials or the Offering Circular), in the absence of specific notice to the contrary from the Depositor, Other Depositor or a Trust Loan Seller. Each of the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, each Other Exchange Act Reporting Party and the Other Depositor (in its capacity as such) shall be entitled to assume that there is no “significant obligor” other than a party or property identified as such in the prospectus relating to the Other Securitization and to assume that no other party or property will constitute a “significant obligor” after the Cut-off Date. In no event shall the Servicer or the Special Servicer be required to provide any information for inclusion in a Form 8-K that relates to any Mortgage Loan for which the Servicer or the Special Servicer is not the applicable Servicer or Special Servicer, as the case may be. For this Agreement and any Other Securitization Trust, each of the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, each Other Exchange Act Reporting Party and the Other Depositor (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Offering Circular and the offering materials with respect to any related Other Securitization Trust.

 Exhibit Q-1

Item on Form 8-K	Party Responsible
Item 1.01: Entry into a Material Definitive Agreement

•     Depositor, except as described in the next bullet (it being acknowledged that Item 601 of Regulation S-K requires filing of material contracts to which the registrant or a subsidiary thereof is a party).

•     Certificate Administrator, Trustee, Servicer and/or Special Servicer (it being acknowledged that Instruction 3 to Item 1.01 of Form 8-K requires disclosure regarding the entry into or an amendment of a definitive agreement that is material to the asset-backed securities transaction, even if the registrant is not a party to such agreement), in each case to the extent of any amendment or definitive agreement that satisfies all the following conditions: (a) such amendment or definitive agreement relates to the Trust or one or more Mortgage Loans or REO Mortgage Loans, and (b) such amendment or definitive agreement is an amendment or definitive agreement to which such party (or a subcontractor or vendor engaged by such party) is a party or that such party (or a subcontractor or vendor engaged by such party) has caused to have been executed on behalf of the Trust; provided, however, that the Certificate Administrator shall be the “Party Responsible” in connection with any amendment to this Trust and Servicing Agreement.

Item 1.02: Termination of a Material Definitive Agreement– Part 1 of 2 Parts

•     Certificate Administrator, Trustee, Servicer and/or Special Servicer, in each case to the extent of any contract that satisfies all the following conditions:  (a) such contract relates to the Trust or one or more Mortgage Loans or REO Mortgage Loans, and (b) such contract is a contract to which such party (or a subcontractor or vendor engaged by such party) is a party or that such party (or a subcontractor or vendor engaged by such party) has caused to have been executed on behalf of the Trust; provided, however, that the Certificate Administrator shall be the “Party Responsible” in connection with any amendment to this Trust and Servicing Agreement.

Item 1.02: Termination of a Material Definitive Agreement– Part 2 of 2 Parts	• Depositor, to the extent of any material agreement not covered in the prior item
Item 1.03: Bankruptcy or Receivership	• Depositor
Item 2.04: Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement	• Depositor • Certificate Administrator

 Exhibit Q-2

Item on Form 8-K	Party Responsible
Item 3.03: Material Modification to Rights of Security Holders	• Certificate Administrator
Item 5.03: Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year	• Depositor
Item 6.01: ABS Informational and Computational Material	• Depositor
Item 6.02 (Part 1 of 3 Parts): Change of Servicer or Trustee, but only to the extent related to a change in trustee	• Trustee • Depositor
Item 6.02 (Part 2 of 3 Parts): Change of Servicer or Trustee, but only to the extent related to a change in Servicer or Special Servicer	• Certificate Administrator • Servicer or Special Servicer, as the case may be (in each case, as to itself)
Item 6.02 (Part 3 of 3 Parts): Change of Servicer or Trustee, but only to the extent related to a servicer (other than a party to the Trust and Servicing Agreement) appointed by the particular “Party Responsible”.	• Servicer • Special Servicer • Certificate Administrator • Depositor
Item 6.03: Change in Credit Enhancement or External Support	• Depositor • Certificate Administrator
Item 6.04: Failure to Make a Required Distribution	• Certificate Administrator
Item 6.05: Securities Act Updating Disclosure	• Depositor
Item 7.01: Regulation FD Disclosure	• Depositor
Item 8.01: Other Events	• Depositor
Item 9.01(d): Exhibits (no. 1): Underwriting agreement (Exhibit No. 1 of Item 601 of Regulation S-K)	• Not applicable
Item 9.01(d): Exhibits (no. 2): Plan of acquisition, reorganization, arrangement, liquidation or succession (Exhibit No. 2 of Item 601 of Regulation S-K)	• Depositor

 Exhibit Q-3

Item on Form 8-K	Party Responsible
Item 9.01(d): Exhibits (no. 3): Articles of incorporation and by-laws (Exhibit No. 3(i) and 3(ii) of Item 601 of Regulation S-K)	• Depositor
Item 9.01(d): Exhibits (no. 4): With respect to instruments defining the rights of security holders (Exhibit No. 4 of Item 601 of Regulation S-K)	• Certificate Administrator provided, in each case, that this shall in no event be construed to make such party responsible for the initial filing of this Trust and Servicing Agreement

Item 9.01(d): Exhibits (no. 7):

Correspondence from an independent accountant regarding non-reliance on a previously issued audit report or completed interim review. (Exhibit No. 7 of Item 601 of Regulation S-K)

• Not Applicable
Item 9.01(d): Exhibits (no. 14): Code of Ethics (Exhibit No. 14 of Item 601 of Regulation S-K)	• Not Applicable
Item 9.01(d): Exhibits (no. 16): Letter re change in certifying accountant (Exhibit No. 16 of Item 601 of Regulation S-K)	• Not Applicable
Item 9.01(d): Exhibits (no. 17): Correspondence on departure of director (Exhibit No. 17 of Item 601 of Regulation S-K)	• Not Applicable
Item 9.01(d): Exhibits (no. 20): Other documents or statements to security holders (Exhibit No. 20 of Item 601 of Regulation S-K)	• Not Applicable

Item 9.01(d): Exhibits (no. 23):

Consents of Experts and Counsel (Exhibit No. 23(ii) of Item 601 of Regulation S-K), where the filing of a written consent is required with respect to material (in the Form 10-D) that is incorporated by reference in the Depositor’s registration statement.

• Depositor

 Exhibit Q-4

Item on Form 8-K	Party Responsible

Item 9.01(d): Exhibits (no. 24)

Power of Attorney (Exhibit No. 24 of Item 601 of Regulation S-K), but only if the name of any party signing the Form 10-D, or the name of any officer signing the Form 10-D on behalf of a party, is signed pursuant to a power of attorney.

• Certificate Administrator
Item 15: Exhibits (no. 99) Additional exhibits (Exhibit No. 99 of Item 601 of Regulation S-K)	• Not Applicable.
Item 15: Exhibits (no. 100) BRL-Related Documents (Exhibit No. 100 of Item 601 of Regulation S-K).	• Not Applicable.

 Exhibit Q-5

EXHIBIT R

ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA FAX TO 410-715-2380 AND VIA EMAIL TO cts.sec.notifications@wellsfargo.com AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

Wells Fargo Bank, National Association, as Certificate Administrator

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attn: Corporate Trust Services (CMBS) BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR —SEC REPORT PROCESSING

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section [13.4] [13.5] [13.6] of the Trust and Servicing Agreement, dated as of August 17, 2016 (the “Trust and Servicing Agreement”), by and among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee, the undersigned, as [               ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                       ], phone number: [                       ]; email address: [                       ].

[NAME OF PARTY],
as [role]

By:
Name:
Title:

cc: Depositor

 Exhibit R-1

EXHIBIT S

INITIAL SUB-SERVICERS

None

 Exhibit S-1

EXHIBIT T-1

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR BY SERVICER

Banc of America Merrill Lynch Large Loan, Inc.

One Bryant Park
New York, New York 10036
Attention: Leland Bunch

Re:	BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR, issued pursuant to the Trust and Servicing Agreement dated as of August 17, 2016 (the “Trust and Servicing Agreement”), among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee.

I, [identity of certifying individual], hereby certify with the knowledge and intent that this Certification will be relied upon by the applicable Certification Parties (as defined in the Trust and Servicing Agreement) (i) in connection with the certification concerning the Trust, as applicable, to be signed by an officer of the Depositor and/or (ii) in connection with the certification concerning the trust related to an Other Securitization, to be signed by an officer of the Other Depositor, as applicable, and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.    I (or Servicing Officers under my supervision) have reviewed the servicing and other information required to be provided by the Servicer in accordance with the Trust and Servicing Agreement for inclusion in the annual report on Form 10-K for the period ended December 31, 20[__] (“Form 10-K”) and all information required to be provided by the Servicer in accordance with the Trust and Servicing Agreement for inclusion in all reports on Form 10-D and Form 8-K required to be filed in respect of the period covered by the Form 10-K (collectively, with the Form 10-K, the “Reports”) (such information provided by the Servicer, collectively, the “Servicer Periodic Information”);

2.    Based on my knowledge, and assuming the accuracy of the statements required to be made by the Special Servicer in the special servicer backup certificate delivered by the Special Servicer relating to the relevant period, the Servicer Periodic Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

3.    Based on my knowledge, and assuming the accuracy of the statements required to be made by the Special Servicer in the special servicer backup certificate delivered by the Special Servicer relating to the relevant period, all of servicing and other information required to be provided by the Servicer under the Trust and Servicing Agreement for inclusion in the Reports for the period covered by the Form 10-K is included in the Servicer Periodic Information;

4.    I (or Servicing Officers under my supervision) am responsible for reviewing the activities performed by the Servicer under the Trust and Servicing Agreement and based on my knowledge and the compliance review conducted in preparing the Servicer compliance statement required to be delivered under Article 13 of the Trust and Servicing Agreement for inclusion in the Form 10-K under Item 1123 of

 Exhibit T-1-1

Regulation AB, and except as disclosed in the Servicer Periodic Information, the Servicer has fulfilled its obligations under the Trust and Servicing Agreement in all material respects;

5.    The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Servicer with respect to the Trust’s fiscal year _____ have been provided all information relating to the Servicer’s assessment of compliance with the Relevant Servicing Criteria in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

6.    All of the reports on assessment of compliance with servicing criteria for asset-backed securities applicable to the Servicer or any Servicing Function Participant retained by the Servicer (the “Relevant Servicing Criteria”) and their related attestation reports on assessment of compliance with the Relevant Servicing Criteria required under the Trust and Servicing Agreement to be delivered for inclusion in the Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18, have been delivered in accordance with the Trust and Servicing Agreement. All material instances of noncompliance with the Relevant Servicing Criteria have been disclosed in such reports and such assessment of compliance is fairly stated in all material respects.

This Certification is being signed by me as an officer of the Servicer responsible for reviewing the activities performed by the Servicer under the Trust and Servicing Agreement.

Dated: ____________________________

Name:
Title:

 Exhibit T-1-2

EXHIBIT T-2

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR BY SPECIAL SERVICER

Banc of America Merrill Lynch Large Loan, Inc.

One Bryant Park
New York, New York 10036
Attention: Leland Bunch

Re:	BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR, issued pursuant to the Trust and Servicing Agreement dated as of August 17, 2016 (the “Trust and Servicing Agreement”), among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee.

I, [identity of certifying individual], hereby certify to the Depositor and each Other Depositor and their respective officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Trust or trust related to an Other Securitization, as applicable, to be signed by an officer of the Depositor or Other Depositor, as applicable, and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.      I (or Servicing Officers under my supervision) have reviewed the servicing and other information required to be provided by the Special Servicer in accordance with the Trust and Servicing Agreement for inclusion in the annual report on Form 10-K for the period ended December 31, 20[__] (“Form 10-K”) and all information required to be provided by the Special Servicer in accordance with the Trust and Servicing Agreement for inclusion in all reports on Form 10-D and Form 8-K required to be filed in respect of the period covered by the Form 10-K (collectively with the Form 10-K, the “Reports”) (such information provided by the Special Servicer, collectively, the “Special Servicer Periodic Information”);

2.      Based on my knowledge, the Special Servicer Periodic Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

3.      Based on my knowledge, all servicing and other information required to be provided by the Special Servicer under the Trust and Servicing Agreement for inclusion in the Reports for the period covered by the Form 10-K is included in the Special Servicer Periodic Information;

4.      I (or Servicing Officers under my supervision) am responsible for reviewing the activities performed by the Special Servicer under the Trust and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the Special Servicer’s compliance statement required to be delivered under Article 13 of the Trust and Servicing Agreement for inclusion in the Form 10-K under Item 1123 of Regulation AB, and except as disclosed in the Special Servicer Periodic Information, the Special Servicer has fulfilled its obligations under the Trust and Servicing Agreement in all material respects;

 Exhibit T-2-1

5.      The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Special Servicer with respect to the Trust’s fiscal year _____ have been provided all information relating to the Special Servicer’s assessment of compliance with the Relevant Servicing Criteria in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

6.      All of the reports on assessment of compliance with servicing criteria for asset-backed securities applicable to the Special Servicer or any Servicing Function Participant retained by the Special Servicer (the “Relevant Servicing Criteria”) and their related attestation reports on assessment of compliance with the Relevant Servicing Criteria required under the Trust and Servicing Agreement to be delivered for inclusion in the Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18, have been delivered in accordance with the Trust and Servicing Agreement. All material instances of noncompliance with the Relevant Servicing Criteria have been disclosed in such reports and such assessment of compliance with servicing criteria is fairly stated in all material respects.

This Certification is being signed by me as an officer of the Special Servicer responsible for reviewing the activities performed by the Special Servicer under the Trust and Servicing Agreement.

Dated: ____________________________

Name:
Title:

 Exhibit T-2-2

EXHIBIT T-3

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR BY CERTIFICATE ADMINISTRATOR

Banc of America Merrill Lynch Large Loan, Inc.

One Bryant Park
New York, New York 10036
Attention: Leland Bunch

Re:	BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR, issued pursuant to the Trust and Servicing Agreement dated as of August 17, 2016 (the “Trust and Servicing Agreement”), among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee.

I, [identity of certifying individual], hereby certify to the Depositor and each Other Depositor and their respective officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Trust or trust related to an Other Securitization, as applicable, to be signed by an officer of the Depositor or Other Depositor, as applicable, and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.    I (or an officer under my supervision) have reviewed the annual report on Form 10-K for the period ended December 31, 20[__] (the “Form 10-K”) and all reports on Form 10-D and Form 8-K filed in respect of the period covered by the Form 10-K (collectively, with the Form 10-K, the “Reports”);

2.    Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

3.    Based on my knowledge, all of the distribution and other information required to be provided by the Certificate Administrator under the Trust and Servicing Agreement for inclusion in the Reports for the period covered by the Form 10-K is included in the Reports and all of the distribution, servicing and other information provided to the Certificate Administrator by the trustee, the servicer and the special servicer under the Trust and Servicing Agreement for inclusion in the Reports for the period covered by the Form 10-K is included in the Reports;

4.    I (or an officer under my supervision) am responsible for reviewing the activities performed by the Certificate Administrator under the Trust and Servicing Agreement and based on my knowledge and the compliance review conducted in preparing the Certificate Administrator compliance statement required to be delivered under Article 13 of the Trust and Servicing Agreement for inclusion in the Form 10-K under Item 1123 of Regulation AB, and except as disclosed in the Reports, the Certificate Administrator has fulfilled its obligations under the Trust and Servicing Agreement in all material respects; and

 Exhibit T-3-1

5.    All of the reports on assessment of compliance with servicing criteria for asset-backed securities applicable to the Certificate Administrator or any Servicing Function Participant retained by the Certificate Administrator (the “Relevant Servicing Criteria”) and their related attestation reports on assessment of compliance with the Relevant Servicing Criteria required to be included in the Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to the Form 10-K. Any material instances of noncompliance described in such reports have been disclosed in the Form 10-K and such assessment of compliance is fairly stated in all material respects.

This Certification is being signed by me as an officer of the Certificate Administrator responsible for reviewing the activities performed by the Certificate Administrator under the Trust and Servicing Agreement.

Dated: ____________________________

Name:
Title:

 Exhibit T-3-2

EXHIBIT T-4

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR BY TRUSTEE

Banc of America Merrill Lynch Large Loan, Inc.

One Bryant Park
New York, New York 10036
Attention: Leland Bunch

Re:	BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR, issued pursuant to the Trust and Servicing Agreement dated as of August 17, 2016 (the “Trust and Servicing Agreement”), among Banc of America Merrill Lynch Large Loan, Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee.

I, [identity of certifying individual], hereby certify to the Depositor and each Other Depositor and their respective officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Trust or trust related to an Other Securitization, as applicable, to be signed by an officer of the Depositor or Other Depositor, as applicable, and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.   I (or officers under my supervision) have reviewed the information required to be provided by the Trustee in accordance with the Trust and Servicing Agreement for inclusion in the annual report on Form 10-K for the period ended December 31, 20[__] (“Form 10-K”) and all information required to be provided by the Trustee in accordance with the Trust and Servicing Agreement for inclusion in the reports on Form 10-D and Form 8-K required to be filed in respect of the period covered by the Form 10-K of the Trust (collectively with the Form 10-K, the “Reports”) (such information provided by the Trustee, collectively, the “Trustee Periodic Information”);

2.   Based on my knowledge, the Trustee Periodic Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

3.   Based on my knowledge, all information required to be provided by the Trustee under the Trust and Servicing Agreement for inclusion in the Reports for the period covered by the Form 10-K is included in the Trustee Periodic Information;

4.   I (or officers under my supervision) am responsible for reviewing the activities performed by the Trustee under the Trust and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the Trustee’s compliance statement to be delivered under Article 13 of the Trust and Servicing Agreement required for inclusion in the Form 10-K under Item 1123 of Regulation AB, and except as disclosed in the Trustee Periodic Information, the Trustee has fulfilled its obligations under the Trust and Servicing Agreement in all material respects; and

5.   All of the reports on assessment of compliance with servicing criteria for asset-backed securities applicable to the Trustee or any Servicing Function Participant retained by the Trustee (the “Relevant Servicing Criteria”) and their related attestation reports on assessment of compliance with the Relevant

 Exhibit T-4-1

Servicing Criteria required under the Trust and Servicing Agreement to be delivered for inclusion in the Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18, have been delivered in accordance with the Trust and Servicing Agreement. All material instances of noncompliance with the Relevant Servicing Criteria have been disclosed in such reports and such assessment of compliance with servicing criteria is fairly stated in all material respects.

This Certification is being signed by me as an officer of the Trustee responsible for reviewing the activities performed by the Trustee under the Trust and Servicing Agreement.

Dated: ____________________________

Name:
Title:

 Exhibit T-4-2